The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 17, 2005
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 17, 2005)

                         $2,303,554,000 (APPROXIMATE)

[J.P. MORGAN CHASE LOGO]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP1

                           JPMORGAN CHASE BANK, N.A.
                         NOMURA CREDIT & CAPITAL, INC.
                          EUROHYPO AG, NEW YORK BRANCH
                       LASALLE BANK NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                             Mortgage Loan Sellers

                                --------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP1 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 234 fixed rate mortgage loans secured by first liens on 258 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-LDP1 certificates. The Series 2005-LDP1 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP1 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                --------------

                     INITIAL CLASS
                      CERTIFICATE           INITIAL                           ASSUMED            EXPECTED           RATED
                       BALANCE OR           APPROX.      PASS-THROUGH          FINAL              RATINGS           FINAL
                        NOTIONAL         PASS-THROUGH        RATE           DISTRIBUTION       (MOODY'S/S&P/     DISTRIBUTION
                       AMOUNT(1)             RATE         DESCRIPTION         DATE(2)            FITCH)(3)         DATE(2)
                ----------------------- -------------- ---------------- ------------------- ------------------ ---------------

Class A-1 .....    $     86,367,000                %        Fixed          May 15, 2009         Aaa/AAA/AAA    March 15, 2046
Class A-2 .....    $    913,485,000                %        Fixed       February 15, 2010       Aaa/AAA/AAA    March 15, 2046
Class A-3 .....    $    236,632,000                %        Fixed       February 15, 2013       Aaa/AAA/AAA    March 15, 2046
Class A-SB.....    $    101,747,000%         (4)        December 15, 2013       Aaa/AAA/AAA    March 15, 2046
Class A-4 .....    $    623,234,000%         (4)         January 15, 2015       Aaa/AAA/AAA    March 15, 2046
Class A-J .....    $    144,451,000%         (4)        February 15, 2015       Aaa/AAA/AAA    March 15, 2046
Class A-JFL....    $     50,000,000(5)   LIBOR +   %      Floating(6)   February 15, 2005      Aaa/AAA/AAA(7)  March 15, 2046
Class X-2 .....    $  2,812,108,000(8)             %      Variable(9)     March 15, 2012        Aaa/AAA/AAA    March 15, 2046
Class B .......    $     68,417,000%         (4)        February 15, 2015        Aa2/AA/AA     March 15, 2046
Class C .......    $     25,207,000%         (4)        February 15, 2015       Aa3/AA-/AA-    March 15, 2046
Class D .......    $     54,014,000%         (4)        February 15, 2015         A2/A/A       March 15, 2046

---------
(Footnotes to table on page S-8)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-36 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

--------------------------------------------------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR
DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY
OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE
SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES
EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED,
NOMURA SECURITIES INTERNATIONAL, INC., DEUTSCHE BANK SECURITIES INC. AND PNC
CAPITAL MARKETS, INC. WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN
CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT
NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE
TIME OF SALE. J.P. MORGAN SECURITIES INC., NOMURA SECURITIES INTERNATIONAL, INC.
AND ABN AMRO INCORPORATED ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING.
DEUTSCHE BANK SECURITIES INC. AND PNC CAPITAL MARKETS, INC. ARE ACTING AS
CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE
BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT MARCH 11, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY   % OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-JFL
CERTIFICATES) ACCRUED INTEREST FROM MARCH 1, 2005, BEFORE DEDUCTING EXPENSES
PAYABLE BY US.

JPMORGAN                     ABN AMRO INCORPORATED          [NOMURA LOGO]
DEUTSCHE BANK SECURITIES                              PNC CAPITAL MARKETS, INC.

FEBRUARY   , 2005

[J.P. MORGAN CHASE LOGO]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP1

[MAP OF THE UNITED STATES OMITTED]

WASHINGTON
2 properties
$18,589,908
0.6% of total

OREGON
1 property
$9,300,000
0.3% of total

CALIFORNIA
26 properties
$431,430,165
15.0% of total

NEVADA
5 properties
$139,396,385
4.8% of total

ARIZONA
13 properties
$134,389,806
4.7% of total

COLORADO
5 properties
$29,036,218
1.0% of total

NEW MEXICO
2 properties
$8,724,522
0.3% of total

HAWAII
1 property
$27,500,000
1.0% of total

KANSAS
2 properties
$12,920,467
0.4% of total

TEXAS
35 properties
$280,758,248
9.7% of total

OKLAHOMA
2 properties
$8,742,550
0.3% of total

LOUISIANA
2 properties
$23,191,003
0.8% of total

ALABAMA
4 properties
$20,659,489
0.7% of total

KENTUCKY
7 properties
$40,281,913
1.4% of total

MISSISSIPPI
2 properties
$4,501,788
0.2% of total

TENNESSEE
1 property
$2,396,489
0.1% of total

SOUTH DAKOTA
1 property
$2,000,000
0.1% of total

MISSOURI
4 properties
$22,053,599
0.8% of total

IOWA
2 properties
$12,016,867
0.4% of total

MINNESOTA
2 properties
$5,872,878
0.2% of total

ILLINOIS
7 properties
$68,588,268
2.4% of total

WISCONSIN
5 properties
$42,808,249
1.5% of total

INDIANA
4 properties
$21,896,221
0.8% of total

MICHIGAN
6 properties
$28,346,585
1.0% of total

NEW YORK
16 properties
$524,152,382
18.2% of total

PENNSYLVANIA
8 properties
$23,018,219
0.8% of total

OHIO
9 properties
$65,891,726
2.3% of total

MASSACHUSETTS
2 properties
$44,867,883
1.6% of total

CONNECTICUT
2 properties
$75,213,168
2.6% of total

RHODE ISLAND
1 property
$28,300,000
1.0% of total

NEW JERSEY
3 properties
$248,887,160
8.6% of total

DELAWARE
1 property
$3,184,714
0.1% of total

DISTRICT OF COLUMBIA
2 properties
$57,000,000
2.0% of total

MARYLAND
7 properties
$88,668,458
3.1% of total

VIRGINIA
4 properties
$26,018,436
0.9% of total

WEST VIRGINIA
7 properties
$4,115,693
0.1% of total

NORTH CAROLINA
17 properties
$90,234,365
3.1% of total

GEORGIA
12 properties
$56,617,729
2.0% of total

SOUTH CAROLINA
7 properties
$26,078,397
0.9% of total

FLORIDA
19 properties
$123,098,216
4.3% of total

[ ] (less than) 1.0% Cut-off Date Balance

[ ] 1.0% - 9.99% Cut-off Date Balance

[ ] (greater than or equal to 10.0% Cut-off Date Balance

                                (photo omitted)

Woodbridge Center                                                Woodbridge, NJ

                                (photo omitted)

Waters Edge                                                      Playa Vista, CA

                                                      (photo omitted)

                                      Southlake Town Square One    Southlake, TX

          (photo omitted)                             (photo omitted)

One River Place Apartments     New York, NY    Showcase Mall       Las Vegas, NV

          (photo omitted)                             (photo omitted)

Preston Center Pavilion & Square  Dallas, TX   55 Railroad Avenue  Greenwich, CT

                                (photo omitted)

Pier 39                                                        San Francisco, CA

          (photo omitted)

                                                      (photo omitted)

         (photo omitted)

Westbury Plaza                   Westbury, NY   777 Sixth Avenue    New York, NY

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-LDP1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-LDP1 certificates;

     Summary of Terms, commencing on page S-10 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-LDP1 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-36 of this prospectus supplement, which describe risks that apply to the Series 2005-LDP1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-190 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                PAGE
                                                -----

   Geographic Concentration Entails
      Risks .................................   S-36
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts .....................   S-36
   Risks Relating to Mortgage Loan
      Concentrations ........................   S-37
   Risks Relating to Enforceability of
      Cross-Collateralization ...............   S-38
   The Borrower's Form of Entity May
      Cause Special Risks ...................   S-38
   Ability to Incur Other Borrowings
      Entails Risk ..........................   S-40
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ........................   S-42
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ................................   S-43
   Tenant Concentration Entails Risk ........   S-45
   Certain Additional Risks Relating to
      Tenants ...............................   S-46
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ......   S-47
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ..............   S-47
   Tenant Bankruptcy Entails Risks ..........   S-48
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed .........   S-48
   Retail Properties Have Special Risks .....   S-48
   Specialty Retail Properties Have Special
      Risks .................................   S-50
   Multifamily Properties Have Special
      Risks .................................   S-50
   Office Properties Have Special Risks .....   S-52
   Industrial Properties Have Special
      Risks .................................   S-52
   Hotel Properties Have Special Risks ......   S-53
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ...............................   S-54
   Self Storage Properties Have Special
      Risks .................................   S-55

                                                PAGE
                                                -----

   Lack of Skillful Property Management
      Entails Risks .........................   S-55
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ......................   S-55
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ...............   S-56
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors To
      Greater Risks of Default and Loss .....   S-56
   Limitations of Appraisals ................   S-57
   Your Lack of Control Over the Trust
      Fund Can Create Risks .................   S-57
   Potential Conflicts of Interest ..........   S-58
   Special Servicer May Be Directed to
      Take Actions ..........................   S-59
   Bankruptcy Proceedings Entail Certain
      Risks .................................   S-59
   Risks Relating to Prepayments and
      Repurchases ...........................   S-61
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss .............................   S-63
   Sensitivity to LIBOR and Yield
      Considerations ........................   S-63
   The Swap Contract ........................   S-64
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ...............   S-65
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions .................   S-65
   Risks Relating to Borrower Default .......   S-66
   Risks Relating to Interest on Advances
      and Special Servicing Compensation.....   S-66
   Risks of Limited Liquidity and Market
      Value .................................   S-66
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ......   S-67
   Subordination of Subordinate Offered
      Certificates ..........................   S-67
   Limited Information Causes
      Uncertainty ...........................   S-67

                                      S-4

                                               PAGE
                                               ------

   Environmental Risks Relating to the
      Mortgaged Properties .................    S-67
   Tax Considerations Relating to
      Foreclosure ..........................    S-69
   Risks Associated with One Action
      Rules ................................    S-69
   Risks Relating to Enforceability ........    S-69
   Potential Absence of Attornment
      Provisions Entails Risks .............    S-70
   Property Insurance May Not Be
      Sufficient ...........................    S-70
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .......................    S-73
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..........................    S-73
   No Reunderwriting of the Mortgage
      Loans ................................    S-73
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................    S-74
   Risks Relating to Book-Entry
      Registration .........................    S-74
   Risks Relating to Inspections of

      The CVS-Clemmons AB Mortgage
         Loan ..............................    S-82
   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ................................    S-84
   ARD Loans ...............................    S-85
   Certain Terms and Conditions of the
      Mortgage Loans .......................    S-85
   Additional Mortgage Loan

                                               PAGE
                                               ------

   PNC Bank, National Association ..........    S-96
   Underwriting Guidelines and
      Processes ............................    S-96
   Representations and Warranties;
      Repurchases and Substitutions ........    S-98
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Paying Agent, Certificate Registrar and
      Authenticating Agent .................   S-108
   Book-Entry Registration and Definitive
      Certificates .........................   S-109
   Distributions ...........................   S-111
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums.......   S-128
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-129
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information ................   S-137
   Voting Rights ...........................   S-141
   Termination; Retirement of

   Distributions from the Floating Rate

   Limitation on Liability of Directing
      Certificateholder ....................   S-151
   The Master Servicer and the Special
      Servicer .............................   S-151
   Replacement of the Special Servicer .....   S-152
   Servicing and Other Compensation
      and Payment of Expenses ..............   S-152
   Maintenance of Insurance ................   S-155

                                      S-5

                                               PAGE
                                               ------

   Modifications, Waiver and
      Amendments ...........................   S-157
   Realization Upon Defaulted Mortgage
      Loans ................................   S-159
   Inspections; Collection of Operating
      Information ..........................   S-161
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

                                                PAGE
                                               ------

   Weighted Average Life ...................   S-172
   Yield Sensitivity of the Class X-2
      Certificates .........................   S-179
CERTAIN FEDERAL INCOME TAX

                                      S-6

SCHEDULE I      CLASS X REFERENCE RATES

SCHEDULE II     CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                PROPERTIES

ANNEX A-2       CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND
                MORTGAGED PROPERTIES

ANNEX A-3       DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
                CROSS-COLLATERALIZED MORTGAGE LOANS

ANNEX B         CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
                HOUSING LOANS

ANNEX C         STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D         FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-7

                            SUMMARY OF CERTIFICATES

               INITIAL CLASS                                                      INITIAL                 EXPECTED
                CERTIFICATE                      PASS-           ASSUMED          APPROX.     WEIGHTED     RATINGS
                 BALANCE OR      APPROXIMATE    THROUGH           FINAL            PASS-       AVERAGE    (MOODY'S/
                  NOTIONAL          CREDIT       RATE          DISTRIBUTION       THROUGH       LIFE        S&P/       PRINCIPAL
     CLASS       AMOUNT(1)       SUPPORT(10)  DESCRIPTION        DATE(2)            RATE     (YRS.)(11)   FITCH)(3)    WINDOW(11)
------------ ------------------ ------------- ------------- ------------------ ------------- ---------- -------------- -----------

Offered
Certificates
A-1          $   86,367,000       20.000%       Fixed          May 15, 2009%     2.38     Aaa/AAA/AAA   4/05 - 5/09
A-2          $  913,485,000       20.000%       Fixed        February 15, 2010%     4.69     Aaa/AAA/AAA   6/09 - 2/10
A-3          $  236,632,000       20.000%       Fixed        February 15, 2013%     6.28     Aaa/AAA/AAA   3/10 - 2/13
A-SB         $  101,747,000       20.000%        (4)         December 15, 2013%     6.51     Aaa/AAA/AAA   5/09 - 12/13
A-4          $  623,234,000       20.000%        (4)          January 15, 2015%     9.75     Aaa/AAA/AAA  12/13 - 1/15
A-J          $  144,451,000       13.250%        (4)         February 15, 2015%     9.90     Aaa/AAA/AAA   1/15 - 2/15
A-JFL        $   50,000,000(5)    13.250%      Floating(6)   February 15, 2015   LIBOR +   %     9.90    Aaa/AAA/AAA(7) 1/15 - 2/15
X-2          $2,812,108,000(8)      N/A        Variable(9)   March 15, 2012                %      N/A   Aaa/AAA/AAA         N/A
B            $   68,417,000       10.875%        (4)         February 15, 2015%     9.93       Aa2/AA/AA   2/15 - 2/15
C            $   25,207,000       10.000%        (4)         February 15, 2015%     9.93      Aa3/AA-/AA-  2/15 - 2/15
D            $   54,014,000        8.125%        (4)         February 15, 2015%     9.93        A2/A/A     2/15 - 2/15
Non-Offered
Certificates
X-1          $2,880,748,164(12)     N/A        Variable(13)         N/A                    %      N/A     Aaa/AAA/AAA       N/A
A-1A         $  343,133,000       20.000%        (4)                N/A                    %      N/A     Aaa/AAA/AAA       N/A
E            $   28,807,000        7.125%        (4)                N/A                    %      N/A       A3/A-/A-        N/A
F            $   46,813,000        5.500%        (4)                N/A                    %      N/A    Baa1/BBB+/BBB+     N/A
G            $   28,807,000        4.500%        (4)                N/A                    %      N/A     Baa2/BBB/BBB      N/A
H            $   32,408,000        3.375%        (4)                N/A                    %      N/A    Baa3/BBB-/BBB-     N/A
J            $   10,803,000        3.000%        (4)                N/A                    %      N/A      Ba1/BB+/BB+      N/A
K            $   14,404,000        2.500%        (4)                N/A                    %      N/A       Ba2/BB/BB       N/A
L            $   10,803,000        2.125%        (4)                N/A                    %      N/A      Ba3/BB-/BB-      N/A
M            $    7,202,000        1.875%        (4)                N/A                    %      N/A       B1/B+/B+        N/A
N            $    7,202,000        1.625%        (4)                N/A                    %      N/A        B2/B/B         N/A
P            $   10,802,000        1.250%        (4)                N/A                    %      N/A       NR/B-/B-        N/A
NR           $   36,010,164          N/A         (4)                N/A                    %      N/A       NR/NR/NR        N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is March 15, 2046.
      See "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement.

(3)   Ratings shown are those of Moody's Investors Service, Inc., Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
      and Fitch, Inc.

(4)   The pass-through rates applicable to the Class A-SB, Class A-4, Class
      A-J, Class B, Class C, Class D, Class A-1A, Class E, Class F, Class G,
      Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class
      NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(5)   The certificate balance of the Class A-JFL certificates will be equal to the certificate balance of the Class A-JFL regular interest. See
      "Description of the Swap Contract" in this prospectus supplement.

(6)   The pass-through rate applicable to the Class A-JFL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus   %,
      provided that interest payments on the Class A-JFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal balance of the Class A-JFL Certificates at  % per annum over interest payments calculated at a per annum rate

                                      S-8

      equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-JFL certificates may convert to a fixed rate equal to % per annum, subject to a maximum pass through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on
      March 9, 2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period.
      See "Description of the Swap Contract--The Swap Contract" and
      "Description of the Certificates-- Distributions" in this prospectus supplement.

(7)   The ratings assigned to the Class A-JFL certificates only reflect the
      receipt of a fixed rate of interest at a rate equal to   % per annum,
      subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months). See "Ratings" in this prospectus supplement.

(8)   The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(9)   The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(10)  The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-SB, Class A-4 and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-J and Class A-JFL certificates are represented in the aggregate.

(11)  The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in
      this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(12)  The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(13)  The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in
      this prospectus supplement.

   The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                      S-9

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, Nomura Credit & Capital, Inc., a
                                 Delaware corporation, Eurohypo AG, New York
                                 Branch, the New York branch of a German banking
                                 corporation, LaSalle Bank National Association,
                                 a national banking association, and PNC Bank,
                                 National Association, a national banking
                                 association. JPMorgan Chase Bank, N.A. is the
                                 swap counterparty and an affiliate of the
                                 depositor and J.P. Morgan Securities Inc., one
                                 of the underwriters. Nomura Credit & Capital,
                                 Inc. is an affiliate of Nomura Securities
                                 International, Inc., one of the underwriters.
                                 LaSalle Bank National Association is also
                                 acting as the paying agent, the certificate
                                 registrar and the authenticating agent and is
                                 an affiliate of ABN AMRO Incorporated, one of
                                 the underwriters. PNC Bank, National
                                 Association is an affiliate of Midland Loan
                                 Services, Inc., the master servicer and the
                                 special servicer, and of PNC Capital Markets,
                                 Inc., one of the underwriters. See "Description
                                 of the Mortgage Pool--The Mortgage Loan
                                 Sellers" in this prospectus supplement.

                                      S-10

                         SELLERS OF THE MORTGAGE LOANS

                                      AGGREGATE                    % OF      % OF
                       NUMBER         PRINCIPAL          % OF    INITIAL    INITIAL
                         OF           BALANCE OF       INITIAL     LOAN      LOAN
                      MORTGAGE         MORTGAGE          POOL    GROUP 1    GROUP 2
       SELLER         LOANS(2)          LOANS          BALANCE   BALANCE    BALANCE
-------------------- ---------- --------------------- --------- --------- ----------

  JPMCB(1) .........      74       $  864,617,813(3)     30.0%     30.3%      27.7%
  NCCI .............      55          807,174,588        28.0      28.9       21.7
  EHY ..............      27          637,658,615(4)     22.1      25.1        0.0
  LaSalle ..........      52          318,493,632        11.1       9.6       21.9
  PNC ..............      26          252,803,517         8.8       6.1       28.6
                          --       ----------------     -----     -----      -----
  Total: ...........     234       $2,880,748,164       100.0%    100.0%     100.0%
                         ===       ================     =====     =====      =====

                         ----------
                         (1)   Includes 20 mortgage loans with an aggregate
                               principal balance of $99,069,076 originated by
                               LaSalle and purchased in December 2004 by JPMCB.

                         (2)   The Showcase Mall mortgage loan, which was
                               jointly originated by JPMorgan Chase Bank, N.A.
                               and Eurohypo AG, New York Branch, is represented
                               in the total number of mortgage loans sold by
                               JPMorgan Chase Bank, N.A. and is not represented
                               in the total number of mortgage loans sold by
                               Eurohypo AG, New York Branch.

                         (3)   Includes the principal portion of the Showcase
                               Mall mortgage loan originated by JPMorgan Chase
                               Bank, N.A.

                         (4)   Includes the principal portion of the Showcase
                               Mall mortgage loan originated by Eurohypo AG,
                               New York Branch.

Master Servicer...............   Midland Loan Services, Inc., a Delaware
                                 corporation. The master servicer's principal
                                 servicing offices are located at 10851 Mastin,
                                 Suite 700, Overland Park, Kansas 66210 and its
                                 telephone number is (913) 253-9000. Midland
                                 Loan Services, Inc., is also the special
                                 servicer and an affiliate of PNC Bank, National
                                 Association, one of the mortgage loan sellers,
                                 and of PNC Capital Markets, Inc., one of the
                                 underwriters. See "Servicing of the Mortgage
                                 Loans--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

Special Servicer..............   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and will be
                                 primarily responsible for making decisions and
                                 performing certain servicing functions with
                                 respect to the mortgage loans that, in general,
                                 are in default or as to which default is
                                 imminent. The primary servicing offices of
                                 Midland Loan Services, Inc. are located at
                                 10851 Mastin, Suite 700, Overland Park, Kansas
                                 66210 and its telephone number is (913)
                                 253-9000. Midland Loan Services, Inc., is also
                                 the master servicer and an affiliate of PNC
                                 Bank, National Association, one of the mortgage
                                 loan sellers, and of PNC Capital Markets, Inc.,
                                 one of the underwriters. The special servicer
                                 may be removed without cause under certain
                                 circumstances described in this prospectus
                                 supplement. See "Servicing of the Mortgage
                                 Loans--The Master Servicer and The Special
                                 Servicer" in this prospectus supplement.

                                      S-11

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. A corporate trust office of the
                                 trustee is located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045. See "Description of
                                 the Certificates--The Trustee" in this
                                 prospectus supplement. Following the transfer
                                 of the mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each mortgage
                                 loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices
                                 located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the
                                 certificate registrar and authenticating agent.
                                 The paying agent's address is 135 South LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Global Securitization Trust Services
                                 Group, J.P. Morgan 2005-LDP1 and its telephone
                                 number is (312) 904-0648. LaSalle Bank National
                                 Association is also one of the mortgage loan
                                 sellers and an affiliate of ABN AMRO
                                 Incorporated, one of the underwriters. See
                                 "Description of the Certificates--Paying Agent,
                                 Certificate Registrar and Authenticating Agent"
                                 in this prospectus supplement.

Cut-off Date..................   The related due date in March 2005 or, with
                                 respect to those mortgage loans that have their
                                 first payment date in April 2005, March 1,
                                 2005.

Closing Date..................   On or about March 11, 2005.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in April
                                 2005.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-JFL certificates and the first
                                 distribution date) and the Class A-JFL regular
                                 interest during the calendar month prior to the
                                 related distribution date. With respect to the
                                 first distribution date and the Class A-JFL
                                 certificates, the interest accrual period will
                                 be from and including the closing date to and
                                 including the last day of March 2005. Except
                                 with respect to the Class A-JFL certificates,
                                 interest will be calculated on the offered
                                 certificates assuming that each month has 30
                                 days and each year has 360 days. With respect
                                 to the Class A-JFL certificates, interest will
                                 be calculated based upon the actual number of
                                 days in the related interest accrual period and
                                 a year consisting of 360 days; provided that if
                                 the pass-through rate converts to a fixed rate
                                 as described in this prospectus supplement,
                                 interest will be calculated on the same basis
                                 as the Class A-JFL regular interest.

                                      S-12

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an
                                 interest rate swap contract relating to the
                                 Class A-JFL certificates issued by JPMorgan
                                 Chase Bank, N.A., which has a long-term
                                 certificates of deposit rating of "AA-" by
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc., "Aa2" by
                                 Moody's Investors Service, Inc. and "A+" by
                                 Fitch, Inc. and a short term certificates of
                                 deposit rating of "A-1+" by Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc., "P-1" by Moody's Investors
                                 Service, Inc. and "F1+" by Fitch, Inc., in an
                                 initial notional amount equal to the aggregate
                                 initial certificate balance of the Class A-JFL
                                 regular interest (and correspondingly, the
                                 Class A-JFL certificates). The notional amount
                                 of the swap contract will decrease to the
                                 extent of any decrease in the certificate
                                 balance of the Class A-JFL regular interest
                                 (and correspondingly, the Class A-JFL
                                 certificates). The swap contract will have a
                                 maturity date of March 15, 2046 (the same date
                                 as the rated final distribution date of the
                                 Class A-JFL certificates). Under the swap
                                 contract, the trust will generally be obligated
                                 to pay to the swap counterparty one business
                                 day prior to each distribution date an amount
                                 equal to the product of (i) the notional amount
                                 of the swap contract and (ii) the pass-through
                                 rate on the Class A-JFL regular interest, which
                                 is   % per annum, and the swap counterparty
                                 will generally be obligated to pay to the trust
                                 one business day prior to each distribution
                                 date an amount equal to the product of (i) the
                                 notional amount of the swap contract and (ii)
                                 LIBOR plus   % per annum. If the pass-through
                                 rate on the Class A-JFL regular interest is
                                 reduced below   % per annum or if there is an
                                 interest shortfall with respect to the Class
                                 A-JFL regular interest, there will be a
                                 corresponding dollar-for-dollar reduction in
                                 the interest payment made by the swap
                                 counterparty to the trust

                                      S-13

                                 and, ultimately, a corresponding decrease in
                                 the effective pass-through rate on the Class
                                 A-JFL certificates for such distribution date.
                                 See "Risk Factors--The Swap Contract" and
                                 "Description of the Swap Contract" in this
                                 prospectus supplement.

                               OFFERED SECURITIES

General.......................   We are offering the following 11 classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-LDP1:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class A-SB

                                 o Class A-4

                                 o Class A-J

                                 o Class A-JFL

                                 o Class X-2

                                 o Class B

                                 o Class C

                                 o Class D

                                 Series 2005-LDP1 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L, Class
                                 M, Class N, Class P, Class NR, Class S, Class
                                 R and Class LR.

                                 The Series 2005-LDP1 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 234 mortgage
                                 loans secured by first liens on 258
                                 commercial, multifamily and manufactured
                                 housing community properties.

                                      S-14

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1 ...........   $   86,367,000
                                 Class A-2 ...........   $  913,485,000
                                 Class A-3 ...........   $  236,632,000
                                 Class A-SB ..........   $  101,747,000
                                 Class A-4 ...........   $  623,234,000
                                 Class A-J ...........   $  144,451,000
                                 Class A-JFL .........   $   50,000,000
                                 Class X-2 ...........   $2,812,108,000
                                 Class B .............   $   68,417,000
                                 Class C .............   $   25,207,000
                                 Class D .............   $   54,014,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

                                 Class A-1 ...........             %
                                 Class A-2 ...........             %
                                 Class A-3 ...........             %
                                 Class A-SB ..........             %(1)
                                 Class A-4 ...........             %(1)
                                 Class A-J ...........             %(1)
                                 Class A-JFL .........   LIBOR +   %(2)
                                 Class X-2 ...........             %(3)
                                 Class B .............             %(1)
                                 Class C .............             %(1)
                                 Class D .............             %(1)

                                 ----------
                                 (1)   The pass-through rates applicable to the
                                       Class A-SB, Class A-4, Class A-J, Class
                                       B, Class C, Class D, Class A-1A, Class
                                       E, Class F, Class G, Class H, Class J,
                                       Class K, Class L, Class M, Class N,
                                       Class P and Class NR certificates on
                                       each distribution date will be a per
                                       annum rate equal to one of (i) a fixed
                                       rate, (ii) the weighted average of the
                                       net interest rates on the mortgage loans
                                       (in each case adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months),
                                       (iii) a rate equal to the lesser of a
                                       specified fixed pass-through rate and
                                       the rate described in clause (ii) above
                                       or (iv) the rate described in clause
                                       (ii) above less a specified percentage.

                                 (2)   The pass-through rate applicable to the
                                       Class A-JFL certificates on each
                                       distribution date will be a per annum
                                       rate equal to LIBOR plus     % per
                                       annum, provided that interest payments
                                       on the Class A-JFL certificates will be
                                       reduced on each distribution date by an
                                       amount corresponding to the excess, if
                                       any, of interest payments calculated on
                                       the principal balance of the Class A-JFL
                                       Certificates at  % per annum over
                                       interest payments calculated at the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months). In
                                       addition, under certain circumstances
                                       described in this prospectus supplement,
                                       the pass-through rate applicable to the
                                       Class A-JFL certificates may convert to
                                       a fixed rate equal to   %

                                      S-15

                                       per annum, subject to a maximum pass
                                       through rate equal to the weighted
                                       average of the net interest rates on the
                                       mortgage loans (in each case adjusted, if
                                       necessary, to accrue on the basis of a
                                       360-day year consisting of twelve 30-day
                                       months). The initial LIBOR rate will be
                                       determined on March 9, 2005, and
                                       subsequent LIBOR rates will be determined
                                       2 LIBOR business days before the start of
                                       the related interest accrual period. See
                                       "Description of the Swap Contract--The
                                       Swap Contract" in this prospectus
                                       supplement.

                                 (3)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the class balances of
                                       all or some of the other classes of
                                       certificates or portions thereof. The
                                       pass-through rate on the Class X-2
                                       certificates will be based on the
                                       weighted average of the interest strip
                                       rates of the components of the Class X-2
                                       certificates, which will be based on the
                                       net mortgage rates applicable to the
                                       mortgage loans as of the preceding
                                       distribution date minus the pass-through
                                       rates of such components. See
                                       "Description of the
                                       Certificates--Distributions" in this
                                       prospectus supplement.

B. Interest Rate Calculation
   Convention.................   Interest on your certificates (other than the
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis". Interest on the
                                 Class A-JFL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis"; provided that if the
                                 pass-through rate converts to a fixed rate as
                                 described in this prospectus supplement, the
                                 Class A-JFL certificates will accrue interest
                                 on the same basis as the Class A-JFL regular
                                 interest.

                                 For purposes of calculating the pass-through
                                 rates on the Class A-J, Class B, Class C,
                                 Class D and Class X-2 certificates, the Class
                                 A-JFL regular interest (and correspondingly,
                                 the Class A-JFL certificates) and each other
                                 class of the certificates with a pass-through
                                 rate that is based on, limited by or equal to,
                                 the weighted average of the net mortgage rates
                                 on the mortgage loans, the mortgage loan
                                 interest rates will not reflect any default
                                 interest rate, any rate increase occurring
                                 after an anticipated repayment date, any
                                 mortgage loan term modifications agreed to by
                                 the special servicer or any modifications
                                 resulting from a borrower's bankruptcy or
                                 insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-JFL
                                 regular interest (and correspondingly, the
                                 Class A-JFL certificates), the interest rate
                                 for each mortgage loan that accrues interest
                                 based on the actual number of days in each
                                 month and assuming a 360-day year, or an
                                 "actual/360 basis," will be recalculated, if
                                 necessary, so that the amount of interest that
                                 would accrue at that recalculated rate in the
                                 applicable month, calculated on a 30/360
                                 basis, will

                                      S-16

                                 equal the amount of interest that is required
                                 to be paid on that mortgage loan in that
                                 month, subject to certain adjustments as
                                 described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates", and --Interest Distribution Amount" in
                                 this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net
                                 of specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-SB, Class A-4, Class A-1A, Class X-1 and
                                 Class X-2 certificates: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3, Class A-SB and Class A-4
                                 certificates, pro rata, from the portion of
                                 the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 1, (b) on the Class A-1A certificates
                                 from the portion of the funds available for
                                 distribution attributable to the mortgage
                                 loans in loan group 2 and (c) on the Class X-1
                                 and Class X-2 certificates from the funds
                                 available for distribution attributable to all
                                 mortgage loans, without regard to loan groups,
                                 in each case in accordance with their interest
                                 entitlements. However, if, on any distribution
                                 date, the funds available for distribution (or
                                 applicable portion) are insufficient to pay in
                                 full the total amount of interest to be paid
                                 to any of the classes described above, the
                                 funds available for distribution will be
                                 allocated among all those classes, pro rata,
                                 without regard to loan groups, in accordance
                                 with their interest entitlements for that
                                 distribution date.

                                 Second/Class A-1, Class A-2, Class A-3, Class
                                 A-SB, Class A-4 and Class A-1A certificates:
                                 To the extent of funds allocated to principal
                                 and available for distribution, (a)(1) first,
                                 to the Class A-SB certificates, available
                                 principal received from loan group 1 and,
                                 after the Class A-1A certificates have been
                                 reduced to zero, funds attributed to principal
                                 received from loan group 2 remaining after
                                 payments specified in clause (b) below have
                                 been made, until the certificate balance of
                                 the Class A-SB certificates is reduced to the
                                 planned principal balance set forth in
                                 Schedule II to this prospectus supplement; (2)
                                 then to principal on the Class A-1, Class A-2,
                                 Class A-3, Class A-SB and Class A-4
                                 certificates, in that order, in an amount
                                 equal to the funds attributable to mortgage
                                 loans in loan group 1 remaining after the
                                 payments specified in clause (1)

                                      S-17

                                 above have been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the certificate balances of the
                                 Class A-1, Class A-2, Class A-3, Class A-SB
                                 and Class A-4 certificates have been reduced
                                 to zero and (b) to the Class A-1A
                                 certificates, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 2
                                 and, after the Class A-4 certificates have
                                 been reduced to zero, the funds attributable
                                 to mortgage loans in loan group 1 remaining
                                 after the payments specified in clause (a)
                                 have been made, until the certificate balance
                                 of the Class A-1A certificates has been
                                 reduced to zero. If the certificate balance of
                                 each and every class of certificates other
                                 than the Class A-1, Class A-2, Class A-3,
                                 Class A-SB, Class A-4 and Class A-1A
                                 certificates has been reduced to zero as a
                                 result of the allocation of mortgage loan
                                 losses to those certificates, funds available
                                 for distributions of principal will be
                                 distributed to the Class A-1, Class A-2, Class
                                 A-3, Class A-SB, Class A-4 and Class A-1A
                                 certificates, pro rata, rather than
                                 sequentially, without regard to loan groups or
                                 the planned balance of the Class A-SB
                                 certificates.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-SB, Class A-4 and Class A-1A certificates:
                                 To reimburse the Class A-1, Class A-2, Class
                                 A-3, Class A-SB, Class A-4 and Class A-1A
                                 certificates, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by those classes, without regard to loan
                                 group.

                                 Fourth/Class A-J certificates and Class A-JFL
                                 regular interest: To the Class A-J
                                 certificates and the Class A-JFL regular
                                 interest as follows: (a) first, to interest on
                                 the Class A-J certificates and the Class A-JFL
                                 regular interest, pro rata, in the amount of
                                 their respective interest entitlements; (b)
                                 second, to the extent of funds allocated to
                                 principal and available for distribution
                                 remaining after distributions in respect of
                                 principal to each class with a higher priority
                                 (in this case, the Class A-1, Class A-2, Class
                                 A-3, Class A-SB, Class A-4 and Class A-1A
                                 certificates), to principal on the Class A-J
                                 certificates and the Class A-JFL regular
                                 interest, pro rata, until the certificate
                                 balances of the Class A-J certificates and the
                                 Class A-JFL regular interest, as applicable,
                                 have been reduced to zero; and (c) third, to
                                 reimburse the Class A-J certificates and the
                                 Class A-JFL regular interest, pro rata, for
                                 any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that
                                 were previously borne by each such class.

                                 Fifth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the
                                 Class A-J certificates'

                                      S-18

                                 allocations (without regard to the Class A-JFL
                                 regular interest) of priority Fourth above.

                                 Sixth/Class C certificates: To the Class C
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations (without
                                 regard to the Class A-JFL regular interest) of
                                 priority Fourth above.

                                 Seventh/Class D certificates: To the Class D
                                 certificates in a manner analogous to the
                                 Class A-J certificates' (without regard to the
                                 Class A-JFL regular interest) allocations of
                                 priority Fourth above.

                                 Eighth/Non-offered certificates (other than
                                 the Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-SB,
                                 Class A-4 and Class A-1A certificates, except
                                 in the event of insufficient funds, as
                                 described above, the pool of mortgage loans
                                 will be deemed to consist of two distinct
                                 groups, loan group 1 and loan group 2. Loan
                                 group 1 will consist of 175 mortgage loans,
                                 representing approximately 88.1% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date and loan
                                 group 2 will consist of 59 mortgage loans,
                                 representing approximately 11.9% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include approximately 50.7% of
                                 all the mortgage loans secured by multifamily
                                 properties and approximately 70.6% of all the
                                 mortgage loans secured by manufactured housing
                                 community properties, in each case, as a
                                 percentage of the aggregate principal balance
                                 of all the mortgage loans as of the cut-off
                                 date. Annex A-1 to this prospectus supplement
                                 will set forth the loan group designation with
                                 respect to each mortgage loan.

                                 The Class A-JFL regular interest will, at all
                                 times, have a certificate balance equal to the
                                 certificate balance of the Class A-JFL
                                 certificates.

B. Interest and Principal
   Entitlements...............   description of the interest entitlement of
                                 each class of certificates and the Class A-JFL
                                 regular interest can be found in "Description
                                 of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates and the Class A-JFL regular
                                 interest entitled to principal on a particular
                                 distribution date also can be found in

                                      S-19

                                 "Description of the Certificates--Distributions
                                 --Principal Distribution Amount" in this
                                 prospectus supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the offered
                                 certificates (other than the Class X-2 and
                                 Class A-JFL certificates) and the Class A-JFL
                                 regular interest as described in "Description
                                 of the Certificates--Allocation of Yield
                                 Maintenance Charges and Prepayment Premiums" in
                                 this prospectus supplement. For so long as the
                                 swap contract is in effect, any yield
                                 maintenance charges distributable in respect of
                                 the Class A-JFL regular interest will be
                                 payable to the swap counterparty pursuant to
                                 the terms of the swap contract. If the swap
                                 contract is no longer in effect, any yield
                                 maintenance charges allocable to the Class
                                 A-JFL regular interest will be paid to the
                                 holders of the Class A-JFL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates and the Class A-JFL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes of certificates and the Class A-JFL
                                 regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates and
                                 the Class A-JFL regular interest (other than
                                 excess interest that accrues on the mortgage
                                 loans that have anticipated repayment dates) on
                                 any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-SB, Class A-4, Class A-1A, Class
                                 X-1 and Class X-2 certificates). It also shows
                                 the manner in which mortgage loan losses are
                                 allocated to certain classes of certificates
                                 and the Class A-JFL regular interest in
                                 ascending order (beginning with the other
                                 classes of certificates (other than the Class
                                 S, Class R and Class LR certificates) that are
                                 not being offered by this prospectus
                                 supplement). No principal payments or mortgage
                                 loan losses will be allocated to the Class S,
                                 Class R, Class LR, Class X-1 or Class X-2
                                 certificates, although principal payments and
                                 mortgage loan losses may reduce the notional
                                 amount of the Class X-1 and/or Class X-2
                                 certificates and, therefore, the amount of
                                 interest they accrue. In addition, while
                                 mortgage loan losses and available funds
                                 shortfalls will not be directly allocated to
                                 the Class A-JFL certificates, mortgage loan

                                      S-20

                                 losses and available funds shortfalls may be
                                 allocated to the Class A-JFL regular interest
                                 in reduction of the certificate balance of the
                                 Class A-JFL regular interest and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the certificate balance of the
                                 Class A-JFL regular interest will result in a
                                 corresponding decrease in the certificate
                                 balance of the Class A-JFL certificates, and
                                 any interest shortfalls suffered by the Class
                                 A-JFL regular interest will reduce the amount
                                 of interest distributed on the Class A-JFL
                                 certificates to the extent described in this
                                 prospectus supplement. The chart below
                                 includes the Class A-JFL regular interest but
                                 does not depict the corresponding effects on
                                 the Class A-JFL certificates.

--------------------------------------------------------------------------------
            Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4,
              Class A-1A*, Class X-1* and Class X-2* certificates
--------------------------------------------------------------------------------
                                       |
                      -----------------------------------
                           Class A-J certificates and
                          Class A-JFL regular interest
                      -----------------------------------
                                       |
                      -----------------------------------
                              Class B certificates
                      -----------------------------------
                                       |
                      -----------------------------------
                              Class C certificates
                      -----------------------------------
                                       |
                      -----------------------------------
                              Class D certificates
                      -----------------------------------
                                       |
                      -----------------------------------
                                  Non-offered
                                 certificates**
                      -----------------------------------

                                 ----------
                                 *     The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates
                                       are not offered by this prospectus
                                       supplement.

                                 **    Excluding the Class A-1A and Class X-1
                                       certificates.

                                 No other form of credit enhancement will be
                                 available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates or the
                                 Class A-JFL regular interest will reduce the
                                 certificate balance of that class of
                                 certificates or the Class A-JFL regular
                                 interest (and correspondingly the Class A-JFL
                                 certificates) respectively.

                                      S-21

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will reduce distributions to the classes
                                 of certificates or the Class A-JFL regular
                                 interest with the lowest payment priorities:
                                 shortfalls resulting from the payment of
                                 special servicing fees and other additional
                                 compensation that the special servicer is
                                 entitled to receive; shortfalls resulting from
                                 interest on advances made by the master
                                 servicer, the special servicer or the trustee
                                 (to the extent not covered by late payment
                                 charges or default interest paid by the related
                                 borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or principal
                                 balance or from other unanticipated or
                                 default-related expenses of the trust.
                                 Reductions in distributions to the Class A-JFL
                                 regular interest will cause a corresponding
                                 reduction in distributions to the Class A-JFL
                                 certificates to the extent described in this
                                 prospectus supplement. In addition, prepayment
                                 interest shortfalls that are not covered by
                                 certain compensating interest payments made by
                                 the master servicer are required to be
                                 allocated to the certificates and the Class
                                 A-JFL regular interest, on a pro rata basis, to
                                 reduce the amount of interest payable on the
                                 certificates and the Class A-JFL regular
                                 interest. See "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

ADVANCES
A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it (or the special servicer or the
                                 trustee) determines that the advance will be
                                 non-recoverable. The master servicer will not
                                 be required to advance balloon payments due at
                                 maturity in excess of the regular periodic
                                 payment, interest in excess of a mortgage
                                 loan's regular interest rate or prepayment
                                 premiums or yield maintenance charges. The
                                 amount of the interest portion of any advance
                                 will be subject to reduction to the extent that
                                 an appraisal reduction of the related mortgage
                                 loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. There may be other circumstances in
                                 which the master servicer will not be required
                                 to advance one full month of principal and/or
                                 interest. If the master servicer fails to make
                                 a required advance, the trustee will be
                                 required to make the advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of

                                      S-22

                                 the Certificates--Advances" in this prospectus
                                 supplement. If an interest advance is made by
                                 the master servicer, the master servicer will
                                 not advance its servicing fee, but will
                                 advance the trustee's fee.

B. Property Protection
   Advances....................  The master servicer may be required, and the special servicer may be permitted, to make
                                 advances to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to:

                                 o protect and maintain the related mortgaged
                                   property;

                                 o maintain the lien on the related mortgaged
                                   property; or

                                 o enforce the related mortgage loan
                                   documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee is
                                 required to make this advance. None of the
                                 master servicer, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate Account"
                                 in the prospectus.

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 234 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 258 commercial,
                                 multifamily and manufactured housing community
                                 mortgaged properties.

                                      S-23

                                 The aggregate principal balance of the
                                 mortgage loans as of the cut-off date will be
                                 approximately $2,880,748,164.

                                 Six (6) mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage
                                 loans) are each evidenced by the senior of two
                                 notes secured by a single mortgage on the
                                 related mortgaged property and a single
                                 assignment of leases, with the subordinate
                                 companion loan not being part of the trust
                                 fund. The AB mortgage loans are each secured
                                 by the mortgaged properties identified on
                                 Annex A-1 to this prospectus supplement as the
                                 Golf Glen Mart Plaza mortgaged property, the
                                 Chimney Hill Center mortgaged property, the
                                 Stonewood Apartments mortgaged property, The
                                 Oaks Apartments mortgaged property, the
                                 CVS-Clemmons mortgaged property and the
                                 Brentwood Apartments mortgaged property,
                                 respectively, representing approximately 1.3%
                                 of the aggregate principal balance of the pool
                                 of mortgage loans as of the cut-off date (3
                                 mortgage loans in loan group 1, representing
                                 approximately 1.1% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date and 3 mortgage loans in
                                 loan group 2, representing approximately 2.7%
                                 of the aggregate principal balance of the
                                 mortgage loans in loan group 2 as of the
                                 cut-off date).

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject
                                 to an intercreditor agreement. The
                                 intercreditor agreement generally allocates
                                 collections in respect of the related mortgage
                                 loan prior to a monetary event of default, or
                                 material non-monetary event of default to the
                                 mortgage loan in the trust fund and the
                                 related subordinate companion loan on a pro
                                 rata basis. After a monetary event of default
                                 or material non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage loan in the trust fund
                                 and second to the related subordinate
                                 companion loan. The servicer and the special
                                 servicer will service and administer each AB
                                 mortgage loan and its subordinate companion
                                 loan pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement so long as such AB mortgage loan is
                                 part of the trust fund. Amounts attributable
                                 to each subordinate companion loan will not be
                                 assets of the trust, and will be beneficially
                                 owned by the holder of the subordinate
                                 companion loan. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                      S-24

                                 The holder of each subordinate companion loan
                                 will have the right to purchase the related AB
                                 mortgage loan under certain limited
                                 circumstances. In addition, the holders of the
                                 subordinate companion loans will have the
                                 right to approve certain modifications to the
                                 related senior loan under certain
                                 circumstances. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The holder of the subordinate companion loan
                                 related to the CVS-Clemmons mortgage loan will
                                 have the right, under certain conditions, (i)
                                 to direct, consent, or provide advice with
                                 respect to certain actions proposed to be
                                 taken by the master servicer or the special
                                 servicer, as applicable, with respect to the
                                 CVS-Clemmons mortgage loan or mortgaged
                                 property and (ii) to make cure payments on the
                                 CVS-Clemmons mortgage loan.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan. The sum of
                                 the numerical data in any column may not equal
                                 the indicated total due to rounding. Unless
                                 otherwise indicated, all figures presented in
                                 this "Summary of Terms" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before
                                 the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-25

The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                              ALL MORTGAGE LOANS                LOAN GROUP 1                  LOAN GROUP 2
                                        ----------------------------- ------------------------------- ----------------------------

Aggregate outstanding principal
 balance(1) ...........................           $2,880,748,164                  $2,537,614,809                  $343,133,356
Number of mortgage loans ..............                      234                             175                            59
Number of mortgaged properties.........                      258                             197                            61
Number of crossed loan pools ..........                        0                               0                             0
Range of mortgage loan principal
 balances ............................. $920,467 to $224,066,112      $1,152,299 to $224,066,112       $920,467 to $23,805,000
Average mortgage loan principal
 balance ..............................              $12,310,890                   $  14,500,656                   $ 5,815,820
Range of mortgage rates ...............       4.2440% to 7.0000%              4.2440% to 6.6100%            5.0000% to 7.0000%
Weighted average mortgage rate.........                  5.1546%                         5.1254%                       5.3704%
Range of original terms to
 maturity(2) ..........................  54 months to 300 months         54 months to 300 months       84 months to 240 months
Weighted average original term to
 maturity(2) ..........................                97 months                       95 months                    116 months
Range of remaining terms to
 maturity(2) ..........................  51 months to 300 months         51 months to 300 months       79 months to 237 months
Weighted average remaining term
 to maturity(2) .......................                95 months                       93 months                    114 months
Range of original amortization
 terms(3) ............................. 180 months to 471 months        180 months to 471 months      240 months to 360 months
Weighted average original
 amortization term(3) .................               347 months                      346 months                    351 months
Range of remaining amortization
 terms(3) ............................. 178 months to 467 months        178 months to 467 months      237 months to 360 months
Weighted average remaining
 amortization term(3) .................               346 months                      345 months                    350 months
Range of loan-to-value ratios .........           11.3% to 86.5%                  26.2% to 84.2%                11.3% to 86.5%
Weighted average loan-to-value
 ratio ................................                    68.8%                           68.3%                         72.5%
Range of loan-to-value ratios as of
 the maturity date(2)(4) ..............            8.5% to 80.0%                  26.7% to 80.0%                 8.5% to 72.3%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4) ...........................                    62.5%                           62.5%                         62.5%
Range of debt service coverage
 ratios(5) ............................           1.09x to 6.89x                  1.09x to 3.19x                1.19x to 6.89x
Weighted average debt service
 coverage ratio(5) ....................                    1.63x                           1.64x                         1.53x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans
 Balloon(6) ...........................                    41.1%                           39.2%                         55.4%
 Interest Only(7) .....................                    33.1%                           36.6%                          6.9%
 Partial Interest Only ................                    25.2%                           23.5%                         37.1%
Fully Amortizing Loans ................                     0.6%                            0.7%                          0.5%

----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3)   Excludes the mortgage loans that pay interest-only to maturity.
(4)   Excludes the fully amortizing mortgage loans.
(5)   In the case of 6 mortgage loans (identified as loan nos. 48, 57, 97, 101,
      178 and 193 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.
(6)   Includes 6 amortizing ARD loans representing 0.4% of the initial pool balance.
(7)   Includes 6 interest-only ARD loans representing 6.3% of the initial pool balance.

                                      S-26

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                   AGGREGATE                  % OF       % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
     INTEREST       NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
      ACCRUAL        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
       BASIS          LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------ ----------- ----------------- --------- --------- -----------

  Actual/360 .....     222      $2,683,300,037      93.1%     92.2%    100.0%
  30/360 .........      12         197,448,128       6.9       7.8       0.0
                       ---      --------------     -----     -----     ------
  Total: .........     234      $2,880,748,164     100.0%    100.0%    100.0%
                       ===      ==============     =====     =====     ======

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES

                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
      TYPE OF        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
   AMORTIZATION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------ ----------- ----------------- --------- --------- ----------

  Balloon
  Loans ..........     157      $1,184,860,941      41.1%     39.2%     55.4%
  Interest
  Only ...........      32         952,552,076      33.1      36.6       6.9
  Partial
  Interest-
  Only ...........      39         724,965,000      25.2      23.5      37.1
  Fully
  Amortizing......       6          18,370,147       0.6       0.7       0.5
                       ---      --------------     -----     -----     -----
  Total: .........     234      $2,880,748,164     100.0%    100.0%    100.0%
                       ===      ==============     =====     =====     =====

                                 Twelve (12) mortgage loans, representing
                                 approximately 6.7% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date (11 mortgage loans in loan
                                 group 1, representing approximately 7.6% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date and 1 mortgage loan in loan group
                                 2 representing approximately 0.3% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 2 as of the cut-off date),
                                 provide for an increase in the related
                                 interest rate after a certain date, referred
                                 to as the anticipated repayment date. The
                                 interest accrued in excess of the original
                                 rate, together with any interest on that
                                 accrued interest, will be deferred and will
                                 not be paid until the principal balance of the
                                 related mortgage loan has been paid, at which
                                 time the deferred interest will be paid to the
                                 Class S certificates. In addition, after the
                                 anticipated repayment date, cash flow in
                                 excess of that required for debt service and
                                 certain budgeted expenses with respect to the
                                 related mortgaged property will be applied
                                 towards the payment of principal (without
                                 payment of a yield maintenance charge) of the
                                 related mortgage

                                      S-27

                                 loan until its principal balance has been
                                 reduced to zero. A substantial principal
                                 payment would be required to pay off these
                                 mortgage loans on their anticipated repayment
                                 dates. The amortization terms for these
                                 mortgage loans are significantly longer than
                                 the periods up to the related mortgage loans'
                                 anticipated repayment dates. See "Description
                                 of the Mortgage Pool--ARD Loans" in this
                                 prospectus supplement.

                                 See "Description of the Mortgage Pool--
                                 Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
    PREPAYMENT      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
  Defeasance.....     203      $2,502,227,169      86.9%     86.9%      86.7%
  Yield
    Maintenance..      28         349,856,088      12.1      12.0       13.3
  Defeasance/
    Yield
    Maintenance..       3          28,664,908       1.0       1.1        0.0
                      ---      --------------     -----     -----      -----
  Total: ........     234      $2,880,748,164     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                      S-28

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                   AGGREGATE                 % OF      % OF
                                   PRINCIPAL       % OF    INITIAL    INITIAL
                    NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
       OPEN          MORTGAGE      MORTGAGE        POOL    GROUP 1    GROUP 2
     PAYMENTS         LOANS          LOANS       BALANCE   BALANCE    BALANCE
------------------ ----------- ---------------- --------- --------- ----------
  1 ..............       5      $   32,110,762      1.1%      1.3%      0.0%
  2 ..............      10         209,962,963      7.3       8.3       0.0
  3 ..............      90         688,217,627     23.9      21.6      40.9
  4 ..............      95       1,146,453,358     39.8      37.6      56.1
  5 ..............       1           8,471,292      0.3       0.3       0.0
  6 ..............      19         326,129,051     11.3      12.4       3.0
  7 ..............       8         334,197,059     11.6      13.2       0.0
  12 .............       1           5,925,000      0.2       0.2       0.0
  13 .............       2          25,550,000      0.9       1.0       0.0
  24 .............       1           9,050,000      0.3       0.4       0.0
  25 .............       1           2,681,052      0.1       0.1       0.0
  37 .............       1          92,000,000      3.2       3.6       0.0
                        --      --------------    -----     -----     -----
  Total: .........     234      $2,880,748,164    100.0%    100.0%    100.0%
                       ===      ==============    =====     =====     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this
                                 prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                    MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
   CURRENT USE     PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
----------------- ------------ ----------------- --------- --------- ----------
  Retail ........       95      $1,311,330,192      45.5%     51.7%      0.0%
  Multifamily....       69         647,729,555      22.5      12.1      95.6
  Office ........       32         544,766,198      18.9      21.5       0.0
  Industrial ....       10         104,761,991       3.6       4.1       0.0
  Hotel .........        7          95,856,195       3.3       3.8       0.0
  Mixed Use .....        7          74,043,623       2.6       2.9       0.0
  Self Storage...       31          70,624,016       2.5       2.8       0.0
  Manufactured
    Housing
    Community....        6          21,214,748       0.7       0.2       4.4
  Parking
    Garage ......        1          10,421,646       0.4       0.4       0.0
                        --      --------------     -----     -----     -----
  Total: ........      258      $2,880,748,164     100.0%    100.0%    100.0%
                       ===      ==============     =====     =====     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-29

                                 The mortgaged properties are located in 39
                                 states and the District of Columbia. The
                                 following table lists the states which have
                                 concentrations of mortgaged properties of 5%
                                 or more:

                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                                    AGGREGATE
                                                    PRINCIPAL        % OF
                                     NUMBER OF      BALANCE OF      INITIAL
                                     MORTGAGED       MORTGAGE        POOL
         STATE                      PROPERTIES        LOANS         BALANCE
---------------------------------- ------------ ----------------- ----------
  New York .......................       16      $  524,152,382       18.2%
  California .....................       26         431,430,165       15.0
  Texas ..........................       35         280,758,248        9.7
  New Jersey .....................        3         248,887,160        8.6
  Other ..........................      178       1,395,520,210       48.4
                                        ---      --------------      -----
  Total: .........................      258      $2,880,748,164      100.0%
                                        ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                                      AGGREGATE        % OF
                                                      PRINCIPAL       INITIAL
                                       NUMBER OF      BALANCE OF       LOAN
                                       MORTGAGED       MORTGAGE       GROUP 1
         STATE                        PROPERTIES        LOANS         BALANCE
------------------------------------ ------------ ----------------- ----------
  New York .........................        8      $  483,305,506      19.0%
  California .......................       26         431,430,165      17.0
  New Jersey .......................        3         248,887,160       9.8
  Texas ............................       19         198,181,798       7.8
  Nevada ...........................        4         127,990,329       5.0
  Other ............................      137       1,047,819,852      41.3
                                          ---      --------------     -----
  Total: ...........................      197      $2,537,614,809     100.0%
                                          ===      ==============     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-30

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                                        AGGREGATE      % OF
                                                        PRINCIPAL     INITIAL
                                          NUMBER OF    BALANCE OF      LOAN
                                          MORTGAGED     MORTGAGE      GROUP 2
           STATE                         PROPERTIES       LOANS       BALANCE
--------------------------------------- ------------ -------------- ----------
  Texas ...............................      16       $ 82,576,450      24.1%
  North Carolina ......................       6         57,468,858      16.7
  Arizona .............................       3         45,973,107      13.4
  New York ............................       8         40,846,877      11.9
  Florida .............................       6         23,296,266       6.8
  Other ...............................      22         92,971,797      27.1
                                             --       ------------     -----
  Total: ..............................      61       $343,133,356     100.0%
                                             ==       ============     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations..................  The offered certificates (other than the
                                 Class X-2 certificates) will be offered in
                                 minimum denominations of $10,000 initial
                                 certificate balance. Investments in excess of
                                 the minimum denominations may be made in
                                 multiples of $1. The Class X-2 certificates
                                 will be issued, maintained and transferred only
                                 in minimum denominations of authorized initial
                                 notional amount of not less than $1,000,000,
                                 and in integral multiples of $1 in excess
                                 thereof.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC (with the consent of the
                                 DTC participants), Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                 See "Description of the Certificates--Book-
                                 Entry Registration and Definitive Certificates"
                                 in this prospectus supplement and in the
                                 prospectus.

                                      S-31

Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                 o Bloomberg, L.P., Trepp, LLC and Intex
                                   Solutions, Inc.; and

                                 o the paying agent's website at
                                   www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust fund is
                                 less than 1% of the aggregate principal balance
                                 of the mortgage loans as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1
                                 certificates (provided, however, that (1) the
                                 offered certificates are no longer outstanding
                                 and there is only one holder of the outstanding
                                 certificates and (2) the master servicer
                                 consents to the exchange), for the mortgage
                                 loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in
                                 this prospectus supplement and "Description of
                                 the Certificates--Termination" in the
                                 prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the Class A-JFL regular
                                 interest, the swap contract, the floating rate
                                 account and the interest that is deferred after
                                 the anticipated repayment date on the mortgage
                                 loans that have anticipated repayment dates and
                                 the related distribution account for this
                                 deferred interest) as two separate REMICs--a
                                 lower-tier REMIC

                                      S-32

                                 and an upper-tier REMIC--for federal income
                                 tax purposes. The portion of the trust
                                 representing the deferred interest described
                                 above will be treated as a grantor trust for
                                 federal income tax purposes. The grantor trust
                                 will also hold the Class A-JFL regular
                                 interest, the swap contract and the floating
                                 rate account, and the Class A-JFL certificates
                                 will represent an undivided beneficial
                                 interest in those assets. In the opinion of
                                 counsel, the portions of the trust referred to
                                 above will qualify for this treatment.

                                 Pertinent federal income tax consequences of
                                 an investment in the offered certificates
                                 include:

                                 o Each class of offered certificates (other
                                   than the Class A-JFL certificates) and the
                                   Class A-JFL regular interest will represent
                                   "regular interests" in the upper-tier
                                   REMIC.

                                 o The Class A-JFL certificates will represent
                                   an undivided interest in a portion of the
                                   trust fund which is treated as a grantor
                                   trust for federal income tax purposes,
                                   which portion includes the Class A-JFL
                                   regular interest, the floating rate account
                                   and the beneficial interest of such class
                                   in the swap contract.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o You will be required to report income on
                                   the regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o It is anticipated that the offered
                                   certificates, other than the Class A-JFL
                                   certificates and the Class X-2
                                   certificates, will be issued at a
                                   [premium], and that the Class X-2
                                   certificates will be issued with original
                                   issue discount for federal income tax
                                   purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans
                                 contemplating purchase of the Class A-JFL
                                 certificates should review the additional
                                 requirements for purchases of Class A-JFL
                                 certificates by plans, as discussed under
                                 "Certain ERISA Considerations" in this
                                 prospectus supplement.

                                      S-33

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc., Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc.:

                                                       MOODY'S    S&P    FITCH
                                                      ---------  -----  ------
                                 Class A-1 .........     Aaa      AAA     AAA
                                 Class A-2 .........     Aaa      AAA     AAA
                                 Class A-3 .........     Aaa      AAA     AAA
                                 Class A-SB ........     Aaa      AAA     AAA
                                 Class A-4 .........     Aaa      AAA     AAA
                                 Class A-J .........     Aaa      AAA     AAA
                                 Class A-JFL .......     Aaa      AAA     AAA
                                 Class X-2 .........     Aaa      AAA     AAA
                                 Class B ...........     Aa2       AA     AA
                                 Class C ...........     Aa3      AA-     AA-
                                 Class D ...........      A2       A       A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the
                                 offered certificates may nonetheless issue a
                                 rating and, if one does, it may be lower than
                                 those stated above. The security ratings do
                                 not address the frequency of prepayments
                                 (whether voluntary or involuntary) of mortgage
                                 loans, the degree to which prepayments might
                                 differ from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates.
                                 Also, the security ratings do not represent
                                 any assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might
                                 not fully recover their investments in the
                                 event of rapid prepayments of the mortgage
                                 loans (including both voluntary and
                                 involuntary prepayments). In addition, a
                                 security rating of the Class A-JFL
                                 certificates does not represent any assessment
                                 as to whether the floating

                                      S-34

                                 interest rate on such certificates will
                                 convert to a fixed rate. With respect to the
                                 Class A-JFL certificates, Moody's Investors
                                 Service, Inc., Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc. are only
                                 rating the receipt of interest up to the fixed
                                 per annum rate applicable to the Class A-JFL
                                 regular interest. See "Yield and Maturity
                                 Considerations," "Risk Factors" and
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given and the conclusions that may not be
                                 drawn from a rating.

                                      S-35

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in New York, California, Texas and New Jersey secure mortgage loans representing approximately 18.2%, 15.0%, 9.7% and 8.6%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in New York, California, New Jersey, Texas and Nevada secure mortgage loans representing approximately 19.0%, 17.0%, 9.8%,
7.8% and 5.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas, North Carolina, Arizona, New York and Florida secure mortgage loans representing approximately 24.1%, 16.7%,
13.4%, 11.9% and 6.8%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors-e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies-also may adversely affect the mortgaged properties. For example, mortgaged properties located in California or Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

                                      S-36

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may significantly reduce air travel throughout the United
States, and, therefore, have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o    The largest mortgage loan represents approximately 7.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represents approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 3 largest mortgage loans represent, in the aggregate,
          approximately 20.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately
          22.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 16.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 10 largest mortgage loans represent, in the aggregate, approximately 38.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately
          43.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 40.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                                      S-37

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                           AGGREGATE                        % OF INITIAL     % OF INITIAL
                          NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                          MORTGAGED       BALANCE OF           POOL            GROUP 1         GROUP 2
    PROPERTY TYPE        PROPERTIES     MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
---------------------   ------------   ----------------   --------------   --------------   -------------

Retail ..............       95         $1,311,330,192           45.5%            51.7%            0.0%
Multifamily .........       69         $  647,729,555           22.5%            12.6%           95.6%
Office ..............       32         $  544,766,198           18.9%            21.5%            0.0%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o    24 groups of mortgage loans (including, among other mortgage loans, the 777 Sixth Ave mortgage loan and the South Lake Town Square One mortgage loan) have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 6.8% (the mortgage loans with The
          Inland Real Estate Group of Companies as sponsors) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (approximately 7.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 9.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top
          Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans"
          in this prospectus supplement relating to the 777 Sixth Ave mortgage loan and the South Lake Town Square One mortgage loan.

     o    6 mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (4 mortgage loans in loan group 1 representing approximately 1.4% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general,

                                      S-38

but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 8 of the mortgage loans, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o    operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to 18 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement), representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14 mortgage loans in loan group 1, representing 5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing 9.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition exercises such right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

                                      S-39

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 6 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Golf Glen Mart Plaza mortgaged property, the Chimney Hill Center mortgaged property, the Stonewood Apartments mortgaged property, The Oaks Apartments mortgaged property, the CVS-Clemmons mortgaged property and the Brentwood
Apartments mortgaged property, respectively, representing approximately 0.5%,
0.3%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
0.6%, 0.4% and 0.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date or approximately 1.2%,
1.0% and 0.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The second loan in each case is a subordinate companion loan and is not included in the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special
Servicer May Be Directed to Take Actions," the holder of the subordinate companion loan related to the CVS-Clemmons mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the master servicer or the special servicer, as applicable, with respect to the CVS-Clemmons mortgage loan or mortgaged property and (ii) to make cure payments on the CVS-Clemmons mortgage loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB Mortgage loan under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement. The Golf Glen Mart Plaza subordinate companion loan has an initial principal balance of $1,070,000, the Chimney Hill Center subordinate companion loan has an initial principal balance of $612,500,

                                      S-40

the Stonewood Apartments subordinate companion loan has an initial principal balance of $262,500, The Oaks Apartments subordinate companion loan has an initial principal balance of $216,250, the CVS-Clemmons subordinate companion loan has an initial principal balance of $284,525 and the Brentwood Apartments subordinate companion loan has an initial principal balance of $95,000. In each case, the subordinate companion loan is generally subordinate in right of payment to the related AB mortgage loan, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Additional
Debt--AB Mortgage Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o    the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), also secures a subordinate, second mortgage. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. See "Description of the Mortgage Pool--Additional Debt--Unsecured Subordinate Indebtedness" in
this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See
"Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks"
above. Certain of the mortgage

                                      S-41

loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     o    With respect to 3 mortgage loans (identified as Loan Nos. 4, 7 and 19 on Annex A-1 to this prospectus supplement), representing
          approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group
          1, representing 7.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o    In the case of 9 mortgage loans (identified as Loan Nos. 1, 5, 7, 111,
          117, 125, 159, 191 and 232 on Annex A-1 to this prospectus supplement), representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (8 mortgage loans in loan group 1, representing 16.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2 representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      S-42

     o    the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     228 of the mortgage loans, representing approximately 99.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (170 mortgage loans in loan group 1, representing approximately 99.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 58 mortgage loans in loan group 2, representing approximately
99.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 39 mortgage loans, including loans with anticipated repayment dates, representing approximately 25.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (23 mortgage loans in loan group 1, representing approximately 23.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 16 mortgage loans in loan group 2, representing approximately 37.1% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest-only for the first 12 to 72 months of their respective terms and 32 mortgage loans, representing approximately 33.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (29 mortgage loans in loan group 1, representing approximately 30.7% of the aggregate principal balance of the mortgage loans in loan group 1 and 1 mortgage loan in loan group 2, representing approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 2), which pay interest only for their entire terms.

     125 of the mortgage loans, representing approximately 44.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (92 mortgage loans in loan group 1, representing approximately 43.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 33 mortgage loans in loan group 2, representing approximately
57.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2015.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the

                                      S-43

capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

    The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses at the mortgaged property and in relation to competing properties;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

    Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public perception of safety for customers and clients.

    The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o tenant defaults;

    o in the case of rental properties, the rate at which new rentals occur;
      and

                                      S-44

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 37 mortgage loans, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant. For example, the Water's Edge mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is leased to a single tenant, which has leased the entire mortgaged property but has occupied only approximately 70% of the leased area pending the completion of the remaining space. The tenant is required to begin paying rents in respect of the currently unoccupied portion in September 2005. See "Description of the Mortgage Pool--Top Ten Mortgage
Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, or soon after, the maturity dates of the mortgage loans. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property.
Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. For example, the mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has a single tenant lease which expires approximately 4 months before the maturity date. In addition, with respect to 1 mortgaged property, securing 1 mortgage loan (identified as Loan No. 105 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), there is a single tenant lease with an early termination clause allowing the tenant to terminate the lease without penalty approximately 2 years and 4 months after the maturity date of the loan provided the tenant gives one year's notice to the landlord.
We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the

                                      S-45

creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" and "--Office Properties Have Special Risks"
below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.
The mortgaged properties generally have concentrations of leases expiring at varying rates, including single-tenant mortgaged properties, during the term of the related mortgage loans. For example, the mortgaged property securing 1 mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is leased entirely to the District of
Columbia. The tenant has the right to terminate the lease if it does not receive its annual appropriations.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans
or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. For example, the Pier 39 mortgage loan (identified as Loan No. 3 on
Annex A-1 to this prospectus supplement), representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 99% lease rollover prior to the maturity date, with 26% rolling over in the year prior to maturity. The Westbury Plaza mortgage loan
(identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 40% lease rollover in the 6 months prior to the maturity date, and the Showcase Mall mortgage loan
(identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.6% of the aggregate

                                      S-46

principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 42% lease rollover in the 3 years prior to the maturity date. The mortgaged property with respect to one mortgage loan (identified as loan number 9 on Annex A-1 to this prospectus supplement)
representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 71.7% lease rollover prior to maturity. With respect to the mortgage loans described above, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for several years. However, there can be no assurance that any such lease extensions will be exercised or that the amount of any such reserves will be adequate to mitigate these rollovers.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.
Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks Relating to Prepayments and Repurchases" below and "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

                                      S-47

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). For example, with respect to 1 mortgage loan (identified as Loan
No. 5 on Annex A-1 to this prospectus supplement), representing approximately
3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the largest tenant,
GameWorks, occupying 25.5% of the rentable square footage, is subject to bankruptcy proceedings, but the tenant's parent company is not subject to bankruptcy proceedings and guarantees the lease. With respect to other mortgage loans (including the mortgage loan identified as Loan No. 3 and the mortgage loan identified as Loan No. 16 on Annex A-1 to this prospectus supplement), large tenants have previously filed for bankruptcy protection but have since emerged from the proceedings and remain in occupancy of the related mortgaged properties. We cannot assure you that any such tenants will not be more likely than other tenants to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 95 mortgage loans representing approximately
45.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 51.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

                                      S-48

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     Sixty-nine (69) of the mortgaged properties, securing mortgage loans representing approximately 41.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 46.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 7 of the mortgaged properties, securing mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 19 of the mortgaged properties, securing mortgage loans representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an
"anchor" or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. For example, with respect to 1 mortgaged property, securing a mortgage loan representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 27.6% of the net rentable area is leased to Wal-Mart but is not occupied because it is under construction. In addition, with respect to the 55
Railroad mortgaged property, securing 1 mortgage loan representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), 46.5% of the net rentable area is leased to Ziff Brothers, which is attempting to sublease their space, but which is currently unoccupied. See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized
Mortgage Loans" in this prospectus supplement. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails
Risks" and "--Certain Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents

                                      S-49

collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged property securing the Showcase Mall mortgage loan, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy
Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

SPECIALTY RETAIL PROPERTIES HAVE SPECIAL RISKS

     Two (2) of the significant retail mortgaged properties in the mortgage pool, the Pier 39 mortgaged property and the Showcase Mall mortgaged property, which secure mortgage loans representing in the aggregate approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.7% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), are specialty retail properties. Unlike typical retail properties, each of these mortgaged properties is a tourist attraction and the value of each mortgaged property is substantially dependent on tourist customer traffic. The travel patterns of tourists may be affected by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, the weather, terrorism and other factors. The business of these specialty retail mortgaged properties is generally seasonal in nature and such seasonality can be expected to cause periodic fluctuations in the revenues and expenses at these mortgaged properties. In addition, the goods and services offered at these mortgaged properties are typically of a non-essential nature. Accordingly, a general decline in the economy may limit the amount that shoppers are willing to spend on such non-essential, leisure goods and services.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Sixty-nine (69) multifamily properties secure mortgage loans representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgaged properties securing mortgage loans in loan group 1, representing approximately 12.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 57 mortgaged properties securing mortgage loans in loan group 2, representing approximately 95.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

                                      S-50

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    in the case of student housing facilities (identified as Loan Nos. 33,
          52, 171 and 215 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Three (3) of the mortgaged properties, securing mortgage loans representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance
Rental Certificate Program of the United States Department of Housing and Urban
Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the

                                      S-51

mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See
"Description of the Mortgage Pool--Assistance Programs" in this prospectus supplement.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Thirty-two (32) office properties secure mortgage loans representing approximately 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 10 of the mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

                                      S-52

     o    property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 7 of the mortgage loans representing approximately
3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                      S-53

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts"
above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Five (5) of the hotel properties that secure the mortgage loans representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)
are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o    the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the

                                      S-54

franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 14 of the mortgage loans representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of 2 mortgaged properties, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(representing approximately 5.3% of the aggregate

                                      S-55

principal balance of the mortgage loans in loan group 2 as of the cut-off date), which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o    the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 7 mortgage loans, representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.
If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

                                      S-56

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                      S-57

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Midland Loan Services, Inc., which is acting as the master servicer and the special servicer, is an affiliate of PNC Bank, National
Association, which is one of the mortgage loan sellers, and of PNC Capital
Markets, Inc., which is one of the underwriters. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-LDP1 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.
However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See
"--Special Servicer May Be Directed to Take Actions."

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest. For example, in the case of one (1) mortgage loan
(identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the holder of the related mezzanine debt secured by a principal interest in the related borrower is the related mortgage loan seller, Nomura Credit &
Capital, Inc., which relationship could represent a conflict of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
depositor, and J.P. Morgan Securities Inc., one of the underwriters. LaSalle
Bank National Association is one of the mortgage loan sellers, is acting as the paying agent, the certificate registrar and the authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters.

                                      S-58

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Six (6) mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1 representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2 representing approximately 2.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date ), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan in each case will not be included as an asset of the trust fund. However, each such subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or purchase the related AB mortgage loan if the AB mortgage loan is in default. See "Description of the Mortgage Pool--AB Mortgage Loan Pairs"
in this prospectus supplement. In exercising such rights, no holder of any subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to any AB mortgage loan, in certain circumstances the holder of a related subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents.
In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Description of the Mortgage Pool--AB Mortgage Loan Pairs" and "Servicing of the Mortgage
Loans--General," "--The Special Servicer" and "--The Directing
Certificateholder" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject

                                      S-59

to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, the sponsors under 1 mortgage loan
(identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), previously held interests in the related mortgaged property's largest tenant and placed that tenant in bankruptcy at the request of the lender. Also, 2 entities in which the sponsor of the borrower under 1 mortgage loan (identified as Loan No.7, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)) was involved in bankruptcy filings in the last 10 years, including one within the last five years. In addition, 3 entities controlled by a principal of the borrower under 1 mortgage loan
(identified as Loan No. 30 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 0.8% of the aggregate principal balance of the mortgage loans in

                                      S-60

loan group 1 as of the cut-off date), were involved in bankruptcy filings in the last 10 years including one within the last five years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,
Class A-2, Class A-3, Class A-SB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-J, Class A-JFL, Class B, Class C and
Class D certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate based upon the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2,
Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
certificates and the Class A-JFL regular interest as described under
"Description of the Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates.
Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their

                                      S-61

mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 34 mortgage loans, representing approximately 27.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (31 mortgage loans in loan group 1, representing approximately 31.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately
3.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 4 months to 36 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage
Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o    the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions"
below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may

                                      S-62

not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

       (i) will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

       (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sole tenant has an option to purchase the related mortgaged property. The tenant has entered into a subordination and non-disturbance agreement with the lender pursuant to which the tenant has agreed that the option agreement is subject and subordinate to the related mortgage loan. In the event that the tenant exercises the purchase option and the net proceeds that would be received by the related borrower from a sale of the mortgaged property at the option price (which is to be the fair value of the related mortgaged property) would be less than the historical cost basis of the borrower in the mortgaged property as determined in accordance with generally accepted accounting principles, the borrower would not be required under the option agreement, or permitted under the loan documents, to accept that option price. However, if the purchase option was exercised and the proceeds the borrower received were less than the outstanding amount of the mortgage loan, the borrower's sponsor would be personally liable for the deficiency on an unsecured basis. It should be noted that no assurance can be given that the borrower's sponsor would be able to pay any shortfall in proceeds from the sale and a failure to make such payment would result in a loss on the certificates.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-JFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-JFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-JFL certificates.

     In addition, because interest payments on the Class A-JFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-JFL certificates

                                      S-63

under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-JFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract, the conversion to a fixed rate which is below the rate which would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-JFL regular interest based on a pass-through rate below  % per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-JFL certificates. See "Yield and Maturity
Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-JFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-JFL regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, the ability of the holders of the Class A-JFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap
Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term or short-term ratings fall below its current ratings by any Rating Agency, the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-JFL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms thereof and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-JFL certificate pass-through rate will convert to a fixed interest rate subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. Any such conversion to a fixed rate might result in a temporary delay of payment of the fixed interest distribution to the holders of the Class A-JFL certificates if notice of the resulting change in payment terms of the Class A-JFL certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     Distributions on the Class A-JFL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the nominal fixed rate on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap

                                      S-64

counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not dropped below such nominal fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the
Class A-JFL certificates.

     In addition, if the funds allocated to payment of the fixed interest distribution of the Class A-JFL regular interest are insufficient to make all required interest payments on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of the fixed interest distribution of the Class A-JFL regular interest had been sufficient to make all required interest payments on the Class A-JFL regular interest. As a result, the holders of the Class A-JFL certificates may experience an interest shortfall.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans (or, in the case of the Showcase Mall mortgage loan, representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, (approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the applicable portion of that mortgage loan by the applicable mortgage loan seller, and in the case of the 20 mortgage loans sold by LaSalle Bank
National Association to JPMorgan Chase Bank, N.A. in December 2004,
representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (15 mortgage loans in loan group 1, representing approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 5 mortgage loans in loan group 2, representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), LaSalle
Bank National Association also will be a warranting party with respect to certain matters) sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a
REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The
Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court

                                      S-65

would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no

                                      S-66

secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A and Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a lender's environmental insurance policy. In some cases, Phase
II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

                                      S-67

     o    that will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In the case of 1 mortgage loan representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgaged property is built on a seawall constructed in 1878, using unidentified fill. The original structure was built in the 1920s. A railroad spur ran down the mortgaged property, for loading and unloading goods. Historical uses of the area in the vicinity of the mortgaged property included, among others, shipping, lumber yards, creosote plants, lead smelting and coal gasification plants. Wastes may have been disposed of in nearby bay waters. The possibility of groundwater contamination in the general area of the mortgaged property exists due to the use of unidentified fill and historical uses and past releases of hazardous materials. However, with the exception of a neighboring municipal bus site, environmental records searches did not identify any areas of concern at the mortgaged property.

     In addition, with respect to 1 mortgaged property securing 1 mortgage loan representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.7% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), there were underground storage tanks at the mortgaged property that were removed in 1991. After removal, structures were rebuilt over the former location of the tanks. Documentation needed to determine the status of leakage or environmental hazards at the mortgaged property is unavailable, and thus, proper testing cannot

                                      S-68

be conducted without disturbing the area. In lieu of such testing, the borrower was permitted to enter into an environmental indemnity agreement.

     In addition, with respect to 1 mortgaged property, securing 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date), the soil and groundwater at the related mortgaged property is contaminated with solvents consistent with dry cleaning operations previously conducted on the property. The borrower has escrowed approximately
110% of the estimated remediation costs.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with
Environmental Law May Result in Additional Losses" and "Certain Legal Aspects
of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate
(currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment

                                      S-69

default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 4.3%, 9.7% and
15.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.9%, 7.8% and 17.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 6.8%, 24.1% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Florida, Texas and California respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. For example, with respect to the Indian River Office Building mortgage loan
(identified as Loan No. 50 on Annex A-1 to this prospectus supplement)
representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the mortgaged property experienced damage by the recent hurricanes in the state of Florida. While the related mortgage loan seller has informed us that it is expected that existing insurance will be sufficient to repair the damage experienced at the mortgaged property, no assurances can be made that the insurance will be sufficient to fully repair the related mortgaged

                                      S-70

property. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the
Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance
Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the
Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its

                                      S-71

expiration. New legislation was introduced in June 2004 to extend the Terrorism
Insurance Program beyond December 31, 2005. However, there can be no assurance that such proposal will be reintroduced or will be enacted into law.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy. For example, with respect to the
Southlake Town Square One mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the mortgage loan documents do not require the borrower to maintain terrorism insurance, provided certain requirements are met.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer, as applicable, has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

                                      S-72

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely

                                      S-73

affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In the case of 2 mortgage loans (identified as
Loan Nos. 52 and 79 on Annex A-1 to this prospectus supplement) representing approximately 0.7% of the initial mortgage pool balance (approximately 5.9% of the initial pool balance of loan group 2), the principal for the mortgage loan, which is also (a) the sole manager of one of the tenants-in-common making up the borrower and (b) a vice president of each of the other tenants-in-common making up the borrower, is the subject of an SEC investigation. The SEC has requested information from such party relating to disclosure in prior securities offerings and exemption from the registration requirements of the
Securities Act of 1933, as amended, for the private offerings in which such party and its affiliated entities were involved. In addition, the SEC has requested financial information regarding affiliated REITs as well as certain limited liability companies advised by such party. We cannot assure you that such investigation will not lead to further inquiries or litigation that could have a material adverse effect on such underlying mortgage loans. We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-74

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 234 fixed rate mortgage loans secured by 258 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,880,748,164 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A
Certificates. Loan Group 1 will consist of 175 mortgage loans, representing approximately 88.1% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 59 mortgage loans, representing approximately 11.9% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate Companion Loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 2 mortgage loans (identified as Loan Nos. 63 and 96 on
Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (approximately 0.7% of the Initial Loan Group 1
Balance), the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

     (3) with respect to 5 mortgage loans (identified as Loan Nos. 3, 26, 28,
35 and 71 on Annex A-1 to this prospectus supplement), representing approximately 7.6% of the Initial Pool Balance (approximately 8.6% of the
Initial Loan Group 1 Balance), a leasehold estate in a commercial property
(each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about March 11, 2005 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., Nomura Credit & Capital, Inc.,
Eurohypo AG, New York Branch, LaSalle Bank National Association and PNC Bank,
National Association (collectively, the "Mortgage Loan Sellers") pursuant to five mortgage loan purchase agreements (the "Purchase Agreements"), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to
Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage
Loan Sellers" below and "Description of the Pooling Agreements--Assignment of
Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing
Date, the applicable Mortgage Loan Sellers will be required to remit to the
Paying Agent an amount that will be

                                      S-75

sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until May 2005. This amount will be distributed to
Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between July 2004 and
February 2005. One mortgage loan identified as Loan No. 5 on Annex A-1 (the
"Showcase Mall Mortgage Loan"), representing approximately 3.2% of the Initial
Pool Balance (representing approximately 3.6% of the Initial Loan Group 1
Balance), was originated jointly by JPMorgan Chase Bank, N.A. and Eurohypo AG,
New York Branch. Twenty (20) mortgage loans, representing approximately 3.4% of the Initial Pool Balance (15 mortgage loans in Loan Group 1, representing approximately 3.2% of the Initial Loan Group 1 Balance and 5 mortgage loans in
Loan Group 2, representing approximately 5.2% of the Initial Loan Group 2
Balance), were originated by LaSalle Bank National Association and sold to
JPMorgan Chase Bank, N.A. pursuant to a mortgage loan purchase agreement dated as of December 29, 2004. JPMorgan Chase Bank, N.A. is the Mortgage Loan Seller
with respect to these mortgage loans.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers may receive tax abatements, subsidies or other assistance from government programs.
Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged
Property must have certain other characteristics consistent with the government policy related to the applicable program.

     Three (3) of the Mortgaged Properties, securing mortgage loans representing approximately 0.5% of the Initial Pool Balance (approximately 4.1%
of the Initial Loan Group 2 Balance), are secured by Mortgaged Properties that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development.

     Two (2) of the mortgage loans, representing approximately 9.7% of the
Initial Pool Balance (in the aggregate representing approximately 11.1% of the
Initial Loan Group 1 Balance), are in each case secured by a Mortgaged Property that benefits from a partial exemption of real estate taxation for newly constructed multiple dwellings under Section 421-a of the New York State Real
Property Tax Law. Under this program, new multiple dwellings, except hotels, are entitled to receive a 100% exemption from taxation on any increases in the assessed valuation of the property during the construction period, which construction period exemption may not exceed three years, and a post-construction period. One of the Mortgaged Properties referred to above operates under a 10-year exemption under Section 421-a of the New York State
Real Property Tax Law that began in 2002. This Mortgaged Property received a
100% abatement for the first two years after the exemption commenced. The abatement will be reduced by 20% every two years. This Mortgaged Property currently receives an 80% abatement. The second Mortgaged Property operates under a 20-year exemption under Section 421-a of the New York State Real
Property Tax Law, beginning in 2000. This Mortgaged Property received a 100%
abatement for the first 12 years after the exemption commenced. The abatement will be reduced by 20% every two years, starting in the 13th year of the abatement. The two Mortgaged Properties referred to above are subject to rent stabilization regulations during their respective abatement programs.

                                      S-76

     One (1) of the mortgage loans representing approximately 0.1% of the
Initial Pool Balance (approximately 0.9% of the Initial Loan Group 2 Balance), is secured by a Mortgaged Property that is a multifamily rental property that receives rent subsidies from the United States Department of Housing and Urban
Development under a project-based Section 8 housing assistance payments contract, whereby tenants pay a monthly rental amount according to their income level and ability to pay, while HUD pays the remaining rental amount under the contract to the property owner. The current contract for the Mortgaged Property expires in August 2009.

     One (1) of the mortgage loans representing approximately 0.1% of the
Initial Pool Balance (approximately 1.1% of the Initial Loan Group 2 Balance), is secured by Mortgaged Properties subject to rent stabilization. In addition, a number of tenants at the related Mortgaged Properties, are part of the Senior
Citizen Rent Increase Exemption Program of New York City, which provides an exemption from certain rent increases to senior citizen tenants living in rent stabilized apartments and meeting a specified income requirement. Participating landlords receive tax credits. In addition, one of the Mortgaged Properties has tenants whose units are subject to the low-income rental assistance program under Section 8 of the 1937 Housing Act.

     One (1) of the mortgage loans representing approximately 0.1% of the
Initial Pool Balance (approximately 1.0% of the Initial Loan Group 2 Balance), is secured by a Mortgaged Property that is encumbered by a land use restriction agreement, which requires 20% of the subject units either occupied or available for occupancy to be occupied by tenants of low to moderate income levels whose income meets certain specified conditions, until March 2010. If the property owner violates the land use restriction agreement, it will be required to pay an amount equal to any rents for any units which were in violation of the land use restriction agreement.

     We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The Related Mortgage Loan Seller may have underwritten the related Mortgage Loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. Six (6) mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 37, 67, 144, 158, 195 and 221 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool
Balance (3 mortgage loans in Loan Group 1, representing approximately 1.1% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2 representing approximately 2.7% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate Companion Loan" and, together with the related AB Mortgage Loan, an "AB Mortgage Loan Pair"). No
Subordinate Companion Loan is an asset of

                                      S-77

the trust fund. Each such AB Mortgage Loan Pair is secured by two notes that are both evidenced by two promissory notes that are both secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Golf Glen AB Mortgage Loan")
(identified as Loan No. 37 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $15,750,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,070,000.

     The second such AB Mortgage Loan (the "Chimney Hill AB Mortgage Loan")
(identified as Loan No. 67 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $9,800,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $612,500.

     The third such AB Mortgage Loan (the "Stonewood Apartments AB Mortgage
Loan") (identified as Loan No. 144 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $4,189,718. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $262,500.

     The fourth such AB Mortgage Loan (the "Oaks Apartments AB Mortgage Loan")
(identified as Loan No. 158 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $3,450,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $216,250.

     The fifth such AB Mortgage Loan (the "CVS-Clemmons AB Mortgage Loan")
(identified as Loan No. 195 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $2,442,002. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $284,525.

     The sixth such AB Mortgage Loan (the "Brentwood Apartments AB Mortgage
Loan") (identified as Loan No. 221 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $1,516,339. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $95,000.

     The Golf Glen AB Mortgage Loan, the Chimney Hill AB Mortgage Loan, the
Stonewood Apartments AB Mortgage Loan, the Oaks Apartments AB Mortgage Loan and
the Brentwood Apartments AB Mortgage Loan are collectively referred to in this prospectus supplement as the "Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz Cap AB Mortgage Loan"), and the related AB Mortgage Loan
Pairs are collectively referred to in this prospectus supplement as the "Mezz
Cap Loan Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans the DSCR and LTV Ratios without taking into account the related Subordinate Companion
Loan and the combined DSCR and LTV Ratios taking into account the related
Subordinate Companion Loan.

                                      S-78

                                                                                                    AB MORTGAGE
                                                                   AB MORTGAGE       MORTGAGE        LOAN PAIR
                                                                    LOAN PAIR      LOAN CUT-OFF     CUT-OFF DATE
                                            LOAN      MORTGAGE       COMBINED        DATE LTV         COMBINED
            AB MORTGAGE LOAN               GROUP     LOAN DSCR         DSCR            RATIO         LTV RATIO
---------------------------------------   -------   -----------   -------------   --------------   -------------

Golf Glen AB Mortgage Loan ............     1           1.23x          1.09x            73.6%           78.6%
Chimney Hill AB Mortgage Loan .........     1           1.23x          1.11x            80.0%           85.0%
Stonewood Apartments AB
 Mortgage Loan ........................     2           1.23x          1.10x            79.8%           84.8%
Oaks Apartments AB Mortgage
 Loan .................................     2           1.38x          1.23x            75.3%           79.9%
CVS-Clemmons AB Mortgage Loan .........     1           1.60x          1.33x            59.2%           66.0%
Brentwood Apartments AB
 Mortgage Loan ........................     2           1.34x          1.19x            79.8%           84.8%

     Other Secured Subordinate Indebtedness.  As of the Cut-off Date, the
applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted secured subordinate indebtedness with respect to the mortgage loans:

     The Mortgaged Property securing 1 mortgage loan (identified as Loan No. 83 on Annex A-1 to this prospectus supplement) representing approximately 0.3% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1
Balance), secures subordinated indebtedness in the original principal amount of
$1,293,529, which is subject to the terms of a subordination agreement in favor of the lender.

     In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loans identified as Loan Nos. 56 and 65 on Annex A-1 to this prospectus supplement, representing approximately 0.7% of the Initial Pool
Balance (approximately 0.8% of the Initial Loan Group 1 Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Holders of mezzanine loans generally have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o    With respect to 3 mortgage loans (identified as Loan Nos. 4, 7, and 19 on Annex A-1 to this prospectus supplement), representing
          approximately 6.9% of the Initial Pool Balance (approximately 7.9% of the Initial Loan Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement, as applicable.

                                      S-79

     o    In the case of 9 mortgage loans (identified as Loan Nos. 1, 5, 7, 111,
          117, 125, 159, 191 and 232 on Annex A-1 to this prospectus supplement), representing approximately 14.5% of the Initial Pool
          Balance (approximately 16.4% of the Initial Loan Group 1 Balance and approximately 0.3% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     Unsecured Subordinate Indebtedness. Eight (8) mortgage loans, representing in the aggregate approximately 7.7% of the Initial Pool Balance (approximately
7.9% of the Initial Loan Group 1 Balance and approximately 6.5% of the Initial
Loan Group 2 Balance), allow the related borrowers to maintain existing or incur future additional unsecured indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan.

     o    In the case of 5 mortgage loans (identified as Loan Nos. 61, 126, 141,
          182 and 209 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (approximately 0.1% of the Initial Loan Group 1 Balance and approximately 6.5% of the Initial
          Loan Group 2 Balance), the related borrowers are permitted to incur future unsecured financing.

     o    In the case of 1 mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the
          Initial Pool Balance (approximately 1.5% of the Initial Loan Group 1
          Balance), the master lessee is the borrower under four subordinate, unsecured promissory notes in the aggregate amount of approximately
          $7,980,000 as a portion of the master lessee's capitalization.

     o    In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 5.3% of the
          Initial Pool Balance (approximately 6.0% of the Initial Loan Group 1
          Balance), the related borrower is permitted to incur capital lease or note obligations in respect of equipment used at the mortgaged property in an amount not to exceed $2,000,000.

     o    In the case of 1 (one) mortgage loan (identified as Loan No. 101), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the related mortgage borrower was permitted at the time of origination to maintain up to $30,000 in unsecured subordinate debt incurred in connection with construction financing.
          Such debt must be paid in full by February 23, 2005.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB

                                      S-80

Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate
Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

     The Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs Intercreditor
Agreements. The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related Subordinate Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related Mortgage Loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related Subordinate Companion Loan will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related Subordinate
Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion
Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See "Servicing of the Mortgage
Loans--The Directing Certificateholder" in this prospectus supplement.

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related
Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related
Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related Subordinate
Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

                                      S-81

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan;

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust and the holder of the related Subordinate Companion
Loan, in an amount equal to any unpaid default interest accrued on the Mezz Cap
AB Mortgage Loan and the related Subordinate Companion Loan, respectively;

     Eleventh, to the trust and the holder of the related Subordinate Companion
Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the
Master Servicer, the Special Servicer or the Trustee; and

     Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage
Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans.  Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holders of the related Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement.
The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest on such
Mezz Cap AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible.
Unless the borrower or an affiliate is purchasing a related Mezz Cap AB
Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

     The CVS-Clemmons AB Mortgage Loan

     The CVS-Clemmons AB Mortgage Loan has a principal balance as of the cut-off date of $2,442,022. The related Subordinate Companion Loan (the
"CVS-Clemmons Companion Loan"), which is not included in the trust fund, had an original principal balance of $284,525. In the event that certain defaults exist under the CVS-Clemmons AB Mortgage Loan or the

                                      S-82

CVS-Clemmons Companion Loan, the holder of the CVS- Clemmons Companion Loan will have the right to make cure payments and cure other defaults with respect to the CVS-Clemmons AB Mortgage Loan and to purchase the CVS-Clemmons AB
Mortgage Loan for a price generally equal to the outstanding principal balance of the CVS-Clemmons AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the
CVS-Clemmons AB Mortgage Loan and other amounts payable to the holder of the
CVS-Clemmons AB Mortgage Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The
Wall Street Journal. In addition, in certain circumstances as set forth in the related Intercreditor Agreement, the Master Servicer or Special Servicer, as
applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform landlord obligations under such lease. In addition, the holder of the
CVS-Clemmons Companion Loan is given certain rights pursuant to the related
Intercreditor Agreement it entered into with the holder of the CVS-Clemmons AB
Mortgage Loan, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the CVS-Clemmons AB Mortgage Loan or the CVS-Clemmons Companion Loan is entitled to do so under the loan documents,
(ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii) directing the Master Servicer or the
Special Servicer to enforce the rights of the holder of the CVS-Clemmons
Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the
Special Servicer to cure any such default and prevent such foreclosure, (v)
approving (together with the Master Servicer or the Special Servicer) any modifications to the CVS-Clemmons AB Mortgage Loan that affect the rights of the CVS-Clemmons AB Mortgage Loan borrower or the holder of the CVS-Clemmons
Companion Loan under the credit lease or the assignment of the credit lease as collateral for the CVS-Clemmons AB Mortgage Loan, (vi) preferential treatment with respect to receipt of any proceeds relating to any claims for accelerated future rent under the lease after a default under the lease, and (vii)
restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holder of the CVS-Clemmons Companion Loan. Caplease, LP (a) originated the
CVS-Clemmons AB Mortgage Loan and sold it to LaSalle Bank National Association and (b) is the holder of the CVS-Clemmons Companion Loan and may elect to sell the CVS-Clemmons Companion Loan subject to the terms of the related
Intercreditor Agreement.

     Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be paid first to the holder of the CVS-Clemmons Companion Loan in an amount equal to the amount necessary to reimburse such party for any Property Advance or cure payment made by such party, second to the holder of the CVS-Clemmons Companion Loan in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan, third to the holder of the CVS-Clemmons Companion
Loan in an amount equal to scheduled principal payments, or upon acceleration of the CVS-Clemmons Companion Loan, the principal balance of the CVS-Clemmons
Companion Loan until paid in full, fourth to the trust and the holder of the
CVS-Clemmons Companion Loan any unreimbursed costs and expenses, fifth to the holder of the CVS-Clemmons Companion Loan in an amount equal to any prepayment premium attributable to such loan, sixth, to the holder of the CVS-Clemmons
Companion Loan in an amount equal to any default interest attributable to such loan, and seventh, to the trust fund any excess amount to be

                                      S-83

applied in the order or priority of payments on the CVS-Clemmons mortgage loan other than with respect to defaulted lease claims.

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                   LOAN     CUT-OFF DATE    % OF INITIAL     LOAN                   CUT-OFF     PROPERTY
            LOAN NAME             GROUP       BALANCE       POOL BALANCE   PER UNIT   UW DSCR(1)   LTV RATIO      TYPE
-------------------------------- ------- ----------------- -------------- ---------- ------------ ----------- ------------

Woodbridge Center ..............    1     $  224,066,112         7.8%      $    402       1.99x       59.8%   Retail
One River Place Apartments .....    1        200,000,000         6.9       $217,155       1.35x       61.9    Multifamily
Pier 39 ........................    1        153,000,000         5.3       $    631       1.28x       76.2    Retail
Westbury Plaza .................    1         93,600,000         3.2       $    235       1.61x       80.0    Retail
Showcase Mall ..................    1         92,000,000         3.2       $    498       1.70x       61.3    Retail
777 Sixth Avenue ...............    1         80,500,000         2.8       $273,810       2.04x       64.3    Multifamily
Water's Edge ...................    1         77,000,000         2.7       $    316       1.43x       79.9    Office
55 Railroad Avenue .............    1         73,900,000         2.6       $    561       1.49x       74.6    Office
Southlake Town Square One ......    1         70,570,880         2.4       $    175       2.35x       55.3    Retail
Franklin Village ...............    1         43,500,000         1.5       $    144       2.09x       62.1    Retail
                                          --------------        ----                      ----        ----
Total ..........................          $1,108,136,992        38.5%                     1.68x       66.8%
                                          ==============        ====                      ====        ====

----------
(1)   The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

                                      S-84

ARD LOANS

     12 mortgage loans (the "ARD Loans"), representing approximately 6.7% of the Initial Pool Balance (11 mortgage loans in Loan Group 1, representing approximately 7.6% of the Initial Loan Group 1 Balance and 1 mortgage loan in
Loan Group 2 representing approximately 0.3% of the Loan Group 2 Balance), provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate
(which rate may continue to increase annually after the Anticipated Repayment
Date) (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial
Rate"). The Anticipated Repayment Date for an ARD Loan is generally 5 to 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated
Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, an account was established at the origination of each ARD
Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

1st ...........       178       $1,981,573,577         68.8%       67.5%        78.3%
6th ...........         4           45,784,208          1.6         1.8          3.9
7th ...........         1           92,000,000          3.2         3.6          0.0
11th ..........        51          761,390,380         26.4        27.6         17.8
                      ---       --------------        -----       -----        -----
Total .........       234       $2,880,748,164        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

                                      S-85

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
  GRACE PERIOD       LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

0 .............        78       $1,402,512,694         48.7%       52.3%        21.7%
5 .............       108        1,153,387,336         40.0        38.5         51.2
7 .............        38          255,904,147          8.9         7.4         20.2
9 .............         1            8,000,000          0.3         0.3          0.0
10 ............         7           41,099,707          1.4         1.3          2.4
15 ............         2           19,844,280          0.7         0.2          4.6
                      ---       --------------        -----       -----        -----
Total .........       234       $2,880,748,164        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                             AGGREGATE                      % OF         % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   -----------

Actual/360 .............       222       $2,683,300,037         93.1%       92.2%        100.0%
30/360. ................        12          197,448,128          6.9         7.8           0.0
                               ---       --------------        -----       -----         -----
Total ..................       234       $2,880,748,164        100.0%      100.0%        100.0%
                               ===       ==============        =====       =====         =====

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                     AGGREGATE                      % OF        % OF
                                                     PRINCIPAL          % OF      INITIAL      INITIAL
                                    NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                     MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION            LOANS            LOANS          BALANCE     BALANCE      BALANCE
--------------------------------   -----------   -----------------   ---------   ---------   ----------

Balloon Loans
 Balloon .......................       157       $1,184,860,941         41.1%       39.2%        55.4%
 Interest Only .................        32          952,552,076         33.1        36.6          6.9
 Partial Interest-Only .........        39          724,965,000         25.2        23.5         37.1
Fully Amortizing Loans .........         6       $   18,370,147          0.6         0.7          0.5
                                       ---       --------------        -----       -----        -----
Total ..........................       234       $2,880,748,164        100.0%      100.0%       100.0%
                                       ===       ==============        =====       =====        =====

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                                      S-86

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                                                         % OF        % OF
                                                           AGGREGATE         % OF      INITIAL      INITIAL
                                          NUMBER OF        PRINCIPAL       INITIAL       LOAN        LOAN
                                           MORTGAGE       BALANCE OF         POOL      GROUP 1      GROUP 2
         PREPAYMENT PROTECTION              LOANS       MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
--------------------------------------   -----------   ----------------   ---------   ---------   ----------

Defeasance ...........................       203       $2,502,227,169        86.9%       86.9%        86.7%
Yield Maintenance ....................        28          349,856,088        12.1        12.0         13.3
Defeasance/Yield Maintenance .........         3           28,664,908         1.0         1.1          0.0
                                             ---       --------------       -----       -----        -----
Total ................................       234       $2,880,748,164       100.0%      100.0%       100.0%
                                             ===       ==============       =====       =====        =====

     With respect to 26 mortgage loans, representing approximately 12.0% of the
Initial Pool Balance (20 mortgage loans in Loan Group 1, representing approximately 11.8% of the Initial Loan Group 1 Balance and 6 mortgage loans in
Loan Group 2, representing approximately 13.3% of the Initial Loan Group 2
Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (or in the case of certain of these loans, the Lockout Release
Date) or applicable Anticipated Repayment Date (including any balloon payment)
determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date of the mortgage loan (or in the case of certain mortgage loans, corresponding to the Lockout Release Date), in some cases converted to a monthly equivalent yield.  In the case of certain mortgage loans, a fixed percentage of the amount being prepaid will be added to the above calculated Yield Maintenance Amount.

     With respect to 5 mortgage loans, representing approximately 1.2% of the
Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 1.3% of the Initial Loan Group 1 Balance), "Yield Maintenance
Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date of such mortgage loan, discounted at the "Treasury Rate".  "Monthly
Amount" will generally mean the Note Rate of such Mortgage Loan less the
Treasury Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid.  "Treasury Rate" generally means the yield on a U.S.
Treasury security that has the most closely corresponding maturity date to the maturity date of such mortgage loan.

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans permit voluntary prepayment without the payment of a
Yield Maintenance Charge or any prepayment premium during an "open period"
immediately prior to and including the stated maturity date or Anticipated
Repayment Date set forth in the following table:

                                      S-87

                            PREPAYMENT OPEN PERIODS

                                             AGGREGATE                     % OF        % OF
                                             PRINCIPAL         % OF      INITIAL      INITIAL
                            NUMBER OF       BALANCE OF       INITIAL       LOAN        LOAN
                             MORTGAGE        MORTGAGE          POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS            LOANS         BALANCE     BALANCE      BALANCE
------------------------   -----------   ----------------   ---------   ---------   ----------

1 ......................         5       $   32,110,762         1.1%        1.3%         0.0%
2 ......................        10          209,962,963         7.3         8.3          0.0
3 ......................        90          688,217,627        23.9        21.6         40.9
4 ......................        95        1,146,453,358        39.8        37.6         56.1
5 ......................         1            8,471,292         0.3         0.3          0.0
6 ......................        19          326,129,051        11.3        12.4          3.0
7 ......................         8          334,197,059        11.6        13.2          0.0
12 .....................         1            5,925,000         0.2         0.2          0.0
13 .....................         2           25,550,000         0.9         1.0          0.0
24 .....................         1            9,050,000         0.3         0.4          0.0
25 .....................         1            2,681,052         0.1         0.1          0.0
37 .....................         1           92,000,000         3.2         3.6          0.0
                                --       --------------       -----       -----        -----
Total ..................       234       $2,880,748,164       100.0%      100.0%       100.0%
                               ===       ==============       =====       =====        =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield
Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance
Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of
Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists.
In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and
Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.
Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment

                                      S-88

premium will be enforceable under applicable state law. See "Certain Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 206 of the mortgage loans, representing approximately 87.9% of the Initial Pool Balance
(153 mortgage loans in Loan Group 1, representing approximately 88.0% of the
Initial Loan Group 1 Balance and 53 mortgage loans in Loan Group 2, representing approximately 86.7% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout
Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a
"Defeasance"). The Defeasance Lockout Period is at least two years from the
Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date (or, in some cases, the first day of the open period), including all amounts due and outstanding on the ARD Loan), assuming, in the case of each
     ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4)
     any costs and expenses incurred in connection with the purchase of the U.S.
     government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged
Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

                                      S-89

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial Pool
Balance (approximately 3.0% of the Initial Loan Group 1 Balance), the related mortgagor is required to release an unimproved portion of the Mortgaged Property from the lien of the mortgage upon the borrower's written request, subject to the prior satisfaction of the terms, conditions and requirements set forth in the related loan documents including (i) subject to the terms thereof, a payoff of the related mezzanine loan; or (ii) (a) a $6,250,000 pay-down of the related mezzanine loan; and (b) a combined loan-to-value ratio of 90% (taking into account any prepayment of the related mezzanine loan required in connection with such partial release).

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. As an example, we have been informed by the related mortgage loan seller that the borrower under 1 mortgage loan (identified as Loan No. 48, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)) is under contract to sell the related
Mortgaged Property to a purchaser that will assume the mortgage loan. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a special purpose entity.
Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk Factors--
Multifamily Properties Have Special Risks" in this prospectus supplement.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater

                                      S-90

than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by
Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided, that with respect to such waiver of rights,
(i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master
Servicer has made a recommendation and obtained the consent (or deemed consent)
of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the
case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x
(in each case, determined based upon the aggregate of the Stated Principal
Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal
Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a)
the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged

                                      S-91

Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. The Mortgaged Properties securing 29 mortgage loans representing approximately 15.9% of the Initial Pool Balance (representing approximately 18.0% of the Initial Loan Group 1 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee.
Generally, no Mortgaged Property has a probable maximum loss ("PML") in excess of 20%. In the case of one (1) Mortgaged Property, securing the Hancock Office mortgage loan representing approximately 0.1% of the Initial Pool Balance (one mortgage loan in Loan Group 1 representing approximately 0.1% of the Initial
Loan Group 1 Balance), was determined to have a PML of approximately 29% and the borrower has obtained earthquake insurance for the property.

     In the case of 2 mortgage loans (identified as Loan Nos. 198 and 220 on
Annex A-1 to this prospectus supplement), representing approximately 0.1% of the
Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 0.2% of the Initial Loan Group 1 Balance), a lender's environmental insurance policy was obtained in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged
Property during the policy period and no foreclosure of the Mortgaged Property has taken place (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and
(iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     In the case of 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the Initial Pool
Balance (approximately 3.7% of the Initial Loan Group 1 Balance), an indemnity was obtained in lieu of a Phase II environmental site assessment. See "Risk
Factors--Environmental Risks Relating to the Mortgaged Properties" in this prospectus supplement.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off
Date.

                                      S-92

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to DSCR and
LTV Ratios assumes that the DSCR and LTV Ratio with respect to each Mortgaged
Property is the DSCR or LTV Ratio of the mortgage loan in the aggregate.

     Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate
Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted
in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all
partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or
"NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental

                                      S-93

and related revenue) for that Mortgaged Property minus the operating expenses
(such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged
Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten
Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex
A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The
Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements.
These adjustments were principally for real estate tax and insurance expenses
(e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property.
However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 6 mortgage loans (identified as Loan Nos. 48, 57, 97, 101, 178 and 193 on
Annex A-1 to this prospectus supplement), representing approximately 1.5% of the
Initial Pool Balance (approximately 1.7% of the Initial Loan Group 1 Balance), the DSCR (and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related
Mortgaged Property on an as-stabilized basis, that are consistent with the respective performance related criteria required to obtain the release of a cash escrow. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of certain of the mortgage loans, the stabilized appraised values were used as defined in the related appraisals. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which

                                      S-94

is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in
Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex
A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., Nomura Credit &
Capital, Inc., Eurohypo AG, New York Branch, LaSalle Bank National Association
and PNC Bank, National Association. JPMorgan Chase Bank, N.A. is the Swap
Counterparty and an affiliate of both the Depositor and of J.P. Morgan
Securities Inc., one of the Underwriters. Nomura Credit & Capital, Inc. is an
affiliate of Nomura Securities International, Inc., one of the Underwriters.
LaSalle Bank National Association is also the Paying Agent, Authenticating Agent and Certificate Registrar and an affiliate of ABN AMRO Incorporated, one of the
Underwriters. PNC Bank, National Association is an affiliate of PNC Capital
Markets, Inc., one of the Underwriters, and of Midland Loan Services, Inc., the
Special Servicer and the Master Servicer .

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency,
a bureau of the United States Department of the Treasury. It is a member of the
Federal Reserve System and its deposits are insured by the Federal Deposit
Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is also the Swap Counterparty and an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor, and an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. ("NCCI") is a Delaware corporation whose principal offices are located in New York, New York. NCCI is a subsidiary of
Nomura Holding America Inc., and an

                                      S-95

indirect subsidiary of Nomura Holdings, Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $23 billion. NCCI is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. NCCI is an affiliate of Nomura Securities International, Inc., which is an
Underwriter.

EUROHYPO AG, NEW YORK BRANCH

     Eurohypo AG, New York Branch ("Eurohypo") is the New York branch of a
German banking corporation. Eurohypo AG, New York Branch is a German banking corporation focusing on real estate and public finance banking. Eurohypo has total assets of approximately 221 billion EUR ($287 billion) of which approximately 91 billion EUR ($118 billion) are real estate loans. Eurohypo has three offices in the United States located in New York, Chicago and Los Angeles with over 60 professionals concentrating on real estate investment banking.
Eurohypo originates its loans in the United States through its New York branch.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of
September 30, 2004, LaSalle had total assets of approximately $61 billion.
LaSalle is also the Paying Agent, Authenticating Agent and Certificate Registrar
and an affiliate of ABN AMRO Incorporated, which is an Underwriter.

PNC BANK, NATIONAL ASSOCIATION

     PNC Bank, National Association ("PNC") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC is a wholly-owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial"), and is PNC
Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2003, PNC had total consolidated assets representing approximately 90.97% of PNC Financial's consolidated assets. PNC is an affiliate of PNC Capital Markets, Inc., which is an Underwriter. Midland Loan Services, Inc., which is the Master Servicer and the Special Servicer, is a wholly owned subsidiary of PNC.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Twenty (20) mortgage loans, representing approximately 3.4% of the Initial Pool Balance (approximately 3.2% of the Loan Group 1 Balance and
5.2% of the Loan Group 2 Balance), were originated by LaSalle but were acquired by, and are being sold to the Depositor by, JPMCB. Each Mortgage Loan Seller has
confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with

                                      S-96

those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related
Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, the Mortgage Loan Sellers may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i)
determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of

                                      S-97

time, or to obtain an environmental insurance policy for the Mortgaged Property, or to provide an indemnity agreement or a guaranty with respect to such condition, or to receive appropriate assurances that significant remediation activities are not necessary or required.

     Certain of the mortgage loans may also have lender's or other environmental policies. See "--Certain Terms and Conditions of the Mortgage Loans--Hazard,
Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage Loan
Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan
Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing

                                      S-98

     Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

          (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (j) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

                                      S-99

          (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent that any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor)
     or law and ordinance insurance coverage has been obtained;

          (q) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) no condemnation proceedings are pending;

          (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

          (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution
Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan
(or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3)
all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or
the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses,
and

                                     S-100

(5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified
Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute
Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the
Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution
Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.
If the breach or defect relates to the Showcase Mall Mortgage Loan, JPMorgan
Chase Bank, N.A. and Eurohypo AG, New York Branch will be obligated to take these remedial actions only with respect to the portion of the Showcase Mall
Mortgage Loan sold by each of them (50% in the case of JPMorgan Chase Bank, N.A.
and 50% in the case of Eurohypo AG, New York Branch). Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under
"--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a
"value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable
Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the
Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating
Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing
Certificateholder; (o) prohibit Defeasance within two years of the Closing Date;
and (p) not be substituted for a deleted mortgage loan if it would result in the

                                     S-101

termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier
REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through
(p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed
Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified
Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such
Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan
Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage
Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying
Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the
Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so.
However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the
Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a
Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--
Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed
Loans. In such event, the applicable Mortgage Loan Seller will be required to
(1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or

                                     S-102

warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The
Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related
Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary
Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the
cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 65 mortgage loans (the "Lockbox Loans"), representing approximately 59.8% of the Initial Pool Balance (62 mortgage loans in Loan Group
1, representing approximately 67.5% of the Initial Loan Group 1 Balance and 3
mortgage loans in Loan Group 2, representing approximately 2.3% of the Initial
Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 24 Lockbox Loans, representing approximately 22.2% of the Initial Pool Balance (24 mortgage loans in Loan Group 1, representing approximately 25.3% of the Initial Loan Group 1
Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 16
Lockbox Loans, representing approximately 18.6% of the Initial Pool Balance (15 mortgage loans in Loan Group 1, representing approximately 21.0% of the Initial
Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.9% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 8 Lockbox Loans, representing approximately 10.1% of the Initial Pool Balance (7 mortgage loans in Loan Group 1, representing

                                     S-103

approximately 11.4% of the Initial Group 1 Balance and 1 mortgage loan in Loan
Group 2, representing approximately 1.1% of the Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related
Lockbox Accounts. Pursuant to the terms of 17 Lockbox Loans, representing approximately 8.8% of the Initial Pool Balance (16 mortgage loans in Loan Group
1, representing approximately 9.9% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 0.3% of the Initial
Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related
Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                                     S-104

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO
Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution
Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess
Interest Distribution Account, the Gain on Sale Reserve Account or the REO
Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-LDP1 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class
A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and
Class X-2 Certificates (collectively, the "Class X Certificates"), and the Class
A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R
and Class LR Certificates. The Class A Certificates and the Class X Certificates
are referred to collectively in this prospectus supplement as the "Senior
Certificates." The Class A-J, Class A-JFL, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class A-J, Class A-JFL, Class
B, Class C and Class D Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR
Certificates are referred to collectively in this prospectus supplement as the
"Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-J,
Class A-JFL, Class X-2, Class B, Class C and Class D Certificates are offered hereby (collectively, the "Offered Certificates"). The Class A-1A, Class X-1,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class P, Class NR, Class S, Class R and Class LR Certificates (collectively, the
"Non-Offered Certificates") have not been registered under the Securities Act of
1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-JFL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The
Class A-JFL Regular Interest is not offered hereby. The Depositor will transfer the Class A-JFL Regular Interest and the Swap Contract to the Trustee in
exchange for the Class A-JFL Certificates. The Class A-JFL Certificates are
offered hereby. The Class A-JFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the
Class A-JFL Regular Interest, the Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-JFL Regular Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of
Certificates (other than the Class S Certificates, Class X Certificates and
Residual Certificates) and the Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of

                                     S-105

Certificates (other than the Class S Certificates, Class X Certificates and
Residual Certificates) and the Class A-JFL Regular Interest (and corresponding, the Class A-JFL Certificates) on that Distribution Date. The Certificate Balance of the Class A-JFL Certificates will be reduced on each Distribution Date in an amount corresponding to any such reduction in the Certificate Balance of the
Class A-JFL Regular Interest. The initial Certificate Balance of each Class of
Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial Certificate Balance of the Class A-JFL
Regular Interest will be equal to the initial Certificate Balance of the Class
A-JFL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-JFL, Class X-1, Class X-2, Class S, Class R and Class LR
Certificates) (the "Principal Balance Certificates") and the Class A-JFL Regular
Interest outstanding from time-to-time. The initial Notional Amount of the Class
X-1 Certificates will be approximately $2,880,748,164.

     The Notional Amount of the Class X-2 Certificates will equal:

     (1) up to and including the Distribution Date in September 2005, the sum of
(a) the lesser of $80,030,000 and the Certificate Balance of the Class A-1
Certificates, (b) the lesser of $342,046,000 and the Certificate Balance of the
Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the
Class A-2, Class A-3, Class A-SB, Class A-4, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates
and the Class A-JFL Regular Interest;

     (2) after the Distribution Date in September 2005 through and including the
Distribution Date in March 2006, the sum of (a) the lesser of $72,190,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of
$340,684,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K and Class L Certificates and the Class A-JFL
Regular Interest;

     (3) after the Distribution Date in March 2006 through and including the
Distribution Date in September 2006, the sum of (a) the lesser of $9,768,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of
$333,336,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K and Class L Certificates and the Class A-JFL
Regular Interest;

     (4) after the Distribution Date in September 2006 through and including the
Distribution Date in March 2007, the sum of (a) the lesser of $829,920,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$325,144,000 and the Certificate Balance of the Class A-1A Certificates and (c)
the aggregate of the Certificate Balances of the Class A-3, Class A-SB, Class
A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K and Class L Certificates and the Class A-JFL Regular Interest;

     (5) after the Distribution Date in March 2007 through and including the
Distribution Date in September 2007, the sum of (a) the lesser of $754,286,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$305,695,000 and the Certificate Balance of the Class A-1A Certificates, (c) the
aggregate of the Certificate Balances of the Class A-3, Class A-SB, Class A-4,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
Class J Certificates and the Class A-JFL Regular Interest and (d) the lesser of
$2,160,000 and the Certificate Balance of the Class K Certificates;

     (6) after the Distribution Date in September 2007 through and including the
Distribution Date in March 2008, the sum of (a) the lesser of $642,027,000 and the Certificate Balance of the

                                     S-106

Class A-2 Certificates, (b) the lesser of $271,629,000 and the Certificate
Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate
Balances of the Class A-3, Class A-SB, Class A-4, Class A-J, Class B, Class C,
Class D, Class E, Class F and Class G Certificates and the Class A-JFL Regular
Interest and (d) the lesser of $17,746,000 and the Certificate Balance of the
Class H Certificates;

     (7) after the Distribution Date in March 2008 through and including the
Distribution Date in September 2008, the sum of (a) the lesser of $470,924,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$264,141,000 and the Certificate Balance of the Class A-1A Certificates, (c) the
aggregate of the Certificate Balances of the Class A-3, Class A-SB, Class A-4,
Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and the
Class A-JFL Regular Interest and (d) the lesser of $20,341,000 and the
Certificate Balance of the Class G Certificates;

     (8) after the Distribution Date in September 2008 through and including the
Distribution Date in March 2009, the sum of (a) the lesser of $249,397,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$257,254,000 and the Certificate Balance of the Class A-1A Certificates, (c) the
aggregate of the Certificate Balances of the Class A-3, Class A-SB, Class A-4,
Class A-J, Class B, Class C, Class D and Class E Certificates and the Class
A-JFL Regular Interest and (d) the lesser of $42,230,000 and the Certificate
Balance of the Class F Certificates;

     (9) after the Distribution Date in March 2009 through and including the
Distribution Date in September 2009, the sum of (a) the lesser of $85,656,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of
$96,176,000 and the Certificate Balance of the Class A-SB Certificates, (c) the
lesser of $250,740,000 and the Certificate Balance of the Class A-1A
Certificates, (d) the aggregate of the Certificate Balances of the Class A-3,
A-4, A-J, Class B, Class C, Class D and Class E Certificates and the Class A-JFL
Regular Interest and (e) the lesser of $20,352,000 and the Certificate Balance of the Class F Certificates;

     (10) after the Distribution Date in September 2009 through and including the Distribution Date in March 2010, the sum of (a) the lesser of $44,045,000 and the Certificate Balance of the Class A-SB Certificates, (b) the lesser of
$244,507,000 and the Certificate Balance of the Class A-1A Certificates, (c) the
aggregate of the Certificate Balances of the Class A-J, Class B, Class C, Class
D and Class E Certificates and the Class A-JFL Regular Interest and (d) the
lesser of $1,967,000 and the Certificate Balance of the Class F Certificates;

     (11) after the Distribution Date in March 2010 through and including the
Distribution Date in September 2010, the sum of (a) the lesser of $618,138,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$238,361,000 and the Certificate Balance of the Class A-1A Certificates, (c) the
aggregate of the Certificate Balances of the Class A-J, Class B, Class C and
Class D Certificates and the Class A-JFL Regular Interest and (d) the lesser of
$16,851,000 and the Certificate Balance of the Class E Certificates;

     (12) after the Distribution Date in September 2010 through and including the Distribution Date in March 2011, the sum of (a) the lesser of $581,379,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$232,478,000 and the Certificate Balance of the Class A-1A Certificates, (c) the
aggregate of the Certificate Balances of the Class A-J, Class B, Class C and
Class D Certificates and the Class A-JFL Regular Interest and (d) the lesser of
$3,494,000 and the Certificate Balance of the Class E Certificates;

     (13) after the Distribution Date in March 2011 through and including the
Distribution Date in September 2011, the sum of (a) the lesser of $521,963,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$226,085,000 and the Certificate Balance of the Class A-1A Certificates, (c) the
aggregate of the Certificate Balances of the Class A-J, Class B and Class C
Certificates and the Class A-JFL Regular Interest and (d) the lesser of
$44,918,000 and the Certificate Balance of the Class D Certificates;

     (14) after the Distribution Date in September 2011 through and including the Distribution Date in March 2012, the sum of (a) the lesser of $471,600,000 and the Certificate Balance of the Class A-4 Certificates, (b) the lesser of
$183,498,000 and the Certificate Balance of the Class A-1A

                                     S-107

Certificates, (c) the aggregate of the Certificate Balances of the Class A-J,
Class B and Class C Certificates and the Class A-JFL Regular Interest and (d)
the lesser of $33,140,000 and the Certificate Balance of the Class D
Certificates;

     (15) after the Distribution Date in March 2012, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,812,108,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $541,184,000.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates
(this person, a "Certificate Owner") will be entitled to receive an Offered
Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry
Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from
Certificate Owners through its participating organizations (together with
Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the
"Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate
Owners through DTC and its Participants in accordance with DTC procedures. See
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered
Certificates will be transferred on the book-entry records of DTC and its
Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank
National Association is one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. In addition, LaSalle Bank National Association will initially serve as certificate registrar (in that capacity, the "Certificate
Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the
Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group, JPMorgan 2005-LDP1, and
its telephone number is (312) 904-0648. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent
Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent

                                     S-108

Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The
Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the
Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and
Servicing Agreement will also provide for the indemnification of the Paying
Agent from the trust for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the
prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the
United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories")
which in turn will hold those positions in customers' securities accounts in the
Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the
Offered Certificates may do so only

                                     S-109

through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered
Certificates from the Paying Agent through DTC and its Direct and Indirect
Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or
the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its
Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered
Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of

                                     S-110

Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in April 2005 (each, a "Distribution Date").
The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record
Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the
Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     Distributions on the Class A-JFL Regular Interest are required to be deposited by the Trustee, to the extent of available funds, in the Floating Rate
Account two business days prior to the Distribution Date. The portion, if any, of Distributable Certificate Interest with respect to the Class A-JFL Regular
Interest that is equal to the Net Swap Payment due to the Swap Counterparty (the
"Net Swap Payment") will be applied to make payments under the Swap Contract on the next succeeding business day. Distributions on the Class A-JFL Certificates are required to be made as described in the previous paragraph. See "Description of the Swap Contract" in this prospectus supplement.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate
Account") as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds)
all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the
"Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the AB Mortgage Loans will be

                                     S-111

limited, to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related Intercreditor
Agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate
Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution
Accounts will conform to certain eligibility requirements set forth in the
Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master
Servicer Remittance Date occurring each February and on any Master Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the
Master Servicer or P&I Advances made on the related mortgage loans into the
Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the
"Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage
Rate for each Withheld Loan on its Stated Principal Balance as of the
Distribution Date in the month preceding the month in which the related Master
Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the
Master Servicer Remittance Date occurring each March (beginning in 2006), the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Paying Agent is required to establish and maintain a "Floating Rate
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-JFL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-JFL Regular Interest or the Swap Contract, the Paying Agent will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in
this prospectus supplement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted
Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as in the Pooling and Servicing

                                     S-112

Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier
Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve
Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class S Certificates) on each Distribution Date
(the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the
     Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

               (1) all scheduled payments of principal and/or interest (the
          "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

               (2) all unscheduled payments of principal (including
          prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account, the
          Lower-Tier Distribution Account and, without duplication, the REO
          Account in error; and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

          (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders).
     See "Description of the Pooling Agreements--Certificate Account" in the
     prospectus; and

          (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
     Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to mortgage loans with their first due date in April 2005 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

                                     S-113

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-JFL Regular
Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     first, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-SB and Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest
Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class
X-1 and Class X-2 Certificates, pro rata, from the portion of the Available
Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan
Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the
Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of
Certificates for such Distribution Date;

     second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and
Class A-1A Certificates, in reduction of the Certificate Balances of those
Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution
Date and, after the Class A-1A Certificates have been reduced to zero, the Group
2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below on such Distribution Date, until the
Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance,
(B) then, to the Class A-1 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above) for such Distribution Date and, after the
Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Class
A-1 Certificates are reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero,
(D) then, to the Class A-3 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B) and (C) above and clause (ii) below have been made on such
Distribution Date, until the Class A-3 Certificates are reduced to zero, (E)
then, to the Class A-SB Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after specified in clauses (i)(A), (B), (C) and (D) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments specified in clause (i)(A), (B),
(C) and (D) above and clause (ii) below have been made on such Distribution
Date, until the Class A-SB Certificates are reduced to zero, and (F) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in

                                     S-114

clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero;
and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount for such Distribution Date and, after the Class
A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E)
and (F) above have been made on such Distribution Date, until the Class A-1A
Certificates are reduced to zero;

     third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and
Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to each Class), until all amounts of
Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class A-J Certificates and the Class A-JFL Regular Interest,
pro rata, in respect of interest, up to an amount equal to the aggregate
Interest Distribution Amount for the Class A-J Certificates and the Class A-JFL
Regular Interest;

     fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution
Date), until the Certificate Balances of the Class A-J Certificates and the
Class A-JFL Regular Interest are reduced to zero;

     sixth, to the Class A-J Certificates and the Class A-JFL Regular Interest,
pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates and the Class A-JFL Regular Interest, but not
previously reimbursed, have been reimbursed in full;

     seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates and the Class A-JFL Regular Interest to
zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class A-J Certificates and the
Class A-JFL Regular Interest on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     ninth, to the Class B Certificates, until all amounts of Collateral Support
Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest and Class B
Certificates to zero, to the Class C Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest and Class B Certificates on
that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A

                                     S-115

Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates and Class C Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates and Class D Certificates to zero, to the
Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates to zero, to the Class F Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates and Class E Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates
and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates and Class F
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     twenty-fourth, to the Class G Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates and Class G Certificates to zero, to the Class H
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,

                                     S-116

Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates and Class G Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates
and Class H Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates to zero, to the Class K Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates and Class J
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-117

     thirty-eighth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates and Class L Certificates to zero, to the
Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates and Class L
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates and Class M
Certificates to zero, to the Class N Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates and Class M Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates
and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates, Class M Certificates and Class N
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     forty-sixth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-seventh, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates and

                                     S-118

Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates, Class M Certificates, Class N
Certificates and Class P Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     forty-eighth, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-ninth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-JFL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate
Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates and the Class A-JFL Regular Interest
(that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class
A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates without regard to the priorities set forth above and without regard to Loan Group.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-JFL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-JFL Regular Interest is a per annum
rate equal to   %.

     The Pass-Through Rate on the Class A-JFL Certificates is a per annum rate equal to LIBOR plus %; provided, however, under certain circumstances described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-JFL Certificates may be
effectively reduced or may convert to a per annum rate equal to the Pass-Through
Rate on the Class A-JFL Regular Interest.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to    %.

                                     S-119

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class P Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to    %.

     The term "LIBOR" means, with respect to the Class A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Paying
Agent to provide such bank's offered quotation of such rates at approximately
11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the Paying
Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual
Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Mortgage Loan Accrual
Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such
Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-JFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business (including dealings in U.S.
Dollar deposits) in London, England and New York, New York.

     The Pass Through Rate applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately    % and
     % annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Component") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-JFL Regular Interest. In

                                     S-120

general, the Certificate Balance of each Class of Principal Balance Certificates or the Class A-JFL Regular Interest will constitute a separate Class X-1
Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates or the Class A-JFL Regular
Interest is identified under "--General" above as being part of the Notional
Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the
Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates.
For each Distribution Date through and including the Distribution Date in March,
2012, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
    Balance of any Class of Principal Balance Certificates or the Class A-JFL
    Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution
    Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with
    respect to the Class  , Class  , Class   and Class   Certificates, the sum
    of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and
    (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates and (y) for each other
    Class of Principal Balance Certificates and the Class A-JFL Regular
    Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
    Certificates or the Class A-JFL Regular Interest;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
    Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
    Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
    Distribution Date, over (b)(x) with respect to the Class  , Class  , Class
      and Class   Certificates, the sum of (i) the Class X-2 Strip Rate for
    the applicable Class X-2 Component and (ii) the Pass-Through Rate in
    effect for the Distribution Date for the applicable Class of Principal
    Balance Certificates and (y) for each other Class of Principal Balance
    Certificates and the Class A-JFL Regular Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii)
    the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-JFL
    Regular Interest;

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-JFL
     Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-JFL Regular
     Interest; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest.

     For each Distribution Date after the Distribution Date in March, 2012, the
Certificate Balance of each Class of Principal Balance Certificates and the
Class A-JFL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate with respect

                                     S-121

to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
Pass-Through Rate in effect for the Distribution Date for the Class of Principal
Balance Certificates and the Class A-JFL Regular Interest whose Certificate
Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution
Date through and including the Distribution Date in March, 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2
Component") of the Class X-2 Certificates outstanding immediately prior to the
Distribution Date (weighted on the basis of the balances of the applicable Class
X-2 Components immediately prior to the Distribution Date). Each Class X-2
Component will be comprised of all or a designated portion of the Certificate
Balance of a specified Class of Principal Balance Certificates and the Class
A-JFL Regular Interest. If all or a designated portion of the Certificate
Balance of any Class of Principal Balance Certificates and the Class A-JFL
Regular Interest is identified under "--General" above as being part of the
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion of that
Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates.
For each Distribution Date through and including the Distribution Date in March,
2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

       (x) with respect to the Class  , Class  , Class   and Class
Certificates, the lesser of:

               (a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

               (b) the WAC Rate for such Distribution Date less the Pass-Through
          Rate in effect on such Distribution Date for the Class of Principal
          Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2
          Component, and

       (y) with respect to each other Class of Principal Balance Certificates and the Class A-JFL Regular Interest, the excess, if any, of:

               (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution
          Date, over

               (b) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates and the Class A-JFL
          Regular Interest whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in March, 2012, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

   CLASS X-2 COMPONENT RELATING TO THE
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE              CLASS X-2 FIXED STRIP RATE
-----------------------------------------            ---------------------------

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-8 of this prospectus supplement. The Pass-Through Rate on the Class A-JFL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to    %,
subject to a maximum Pass-Through Rate equal to the WAC Rate.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for

                                     S-122

purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any
mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master
Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the
Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a
360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Net Mortgage
Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding
February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the
Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates) and the Class A-JFL Regular Interest during the related Interest Accrual Period. The
"Interest Distribution Amount" of any Class of Certificates (other than the
Class A-JFL Certificates, Class S Certificates and Residual Certificates) or the
Class A-JFL Regular Interest for any Distribution Date is an amount equal to all
Distributable Certificate Interest in respect of that Class of Certificates or the Class A-JFL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. The Interest Distribution
Amount with respect to the Class A-JFL Certificates will equal the Class A-JFL
Interest Distribution Amount for any Distribution Date as described under
"Description of the Swap Contract" in this prospectus supplement.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates and Residual Certificates and, with respect to the initial Distribution Date, the Class A-JFL Certificates) and the Class
A-JFL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs. With respect to the Class A-JFL Certificates and the initial Distribution Date, the Interest
Accrual Period will be from and including the Closing Date to and including the last day of such preceding calendar month will be calculated assuming that each month has 30 days and each year has 360 days, except that with respect to the
Class A-JFL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the month and assuming each year has 360 days; provided, that if the Pass-Through Rate with respect to the Class A-JFL
Certificates converts to a fixed rate as described in this prospectus supplement, the accrual of interest with respect to the Class A-JFL Certificates will be calculated on the same basis as the Class A-JFL Regular Interest. See
"Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-JFL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-JFL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-JFL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate

                                     S-123

Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X
Certificates) (to not less than zero) by such Class of Certificates' or Class
A-JFL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating
Interest Payment for the related Distribution Date (the aggregate of the
Prepayment Interest Shortfalls that are not so covered, as to the related
Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").
Distributable Certificate Interest with respect to the Class A-JFL Certificates will generally equal one month's interest at the Floating Rate on a the Floating
Rate Certificate Notional Amount as described under "Description of the Swap
Contract" in this prospectus supplement. The Distributable Certificate Interest with respect to the Class A-JFL Certificates is subject to reduction in certain circumstances described in this prospectus supplement. See "Description of the
Swap Contract" in this prospectus supplement.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-JFL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) and the Class A-JFL Regular Interest
will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall,
multiplied by (b) a fraction, the numerator of which is equal to the Interest
Distribution Amount in respect of that Class of Certificates or the Class A-JFL
Regular Interest, respectively, as the case may be, for the related Distribution
Date, and the denominator of which is equal to the aggregate Interest
Distribution Amount in respect of all Classes of Certificates (other than the
Class A-JFL Certificates, the Class S Certificates, the Residual Certificates
and the Class X Certificates) for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-JFL Regular
Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-JFL Certificateholders "Description
of the Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A
Certificates remain outstanding, the Principal Distribution Amount for each
Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or
Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both Loan Groups.
The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the
Scheduled Principal Distribution Amount for that Distribution Date and (c) the
Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such
Distribution Date (provided, that in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution
Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on

                                     S-124

such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1
Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i)
and (ii) of the definition of "Group 2 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 2 for that Distribution Date (provided, further, that in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group
2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any, of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i)
and (ii) of the definition of "Group 1 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 1 for that Distribution Date (provided, further, that in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all
Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable) or advanced by the Master Servicer or the
Trustee, as applicable, and (b) all balloon payments to the extent received on
or

                                     S-125

prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related
Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan, with a due date occurring after the related
Determination Date, subsequent to the related due date) whether in the form of
Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that all such Liquidation Proceeds and
Insurance and Condemnation Proceeds shall be reduced by any unpaid Special
Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the
Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P and Class NR Certificates and the Class A-JFL
Regular Interest on the preceding Distribution Date. There will be no Principal
Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

                                     S-126

     The "Class A-SB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Schedule II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield and Maturity
Considerations--Weighted Average Life" in this prospectus supplement. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each
Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or
Group 1 Principal Distribution Amount, as applicable, remaining on any
Distribution Date, will be distributed on the Class A-SB Certificates until the
Certificate Balance of the Class A-SB Certificates is reduced to zero.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-JFL Certificates will be equal to the amount of principal distributions to the Class A-JFL Regular Interest as described under
"Description of the Swap Contract--Distributions from the Floating Rate Account"
in this prospectus supplement.

     The Class A-JFL Certificates. On each Distribution Date, the Paying Agent will distribute the applicable Class A-JFL Available Funds for such Distribution
Date to the holders of the Class A-JFL Certificates in the following amounts:
(i) the Class A-JFL Interest Distribution Amount; and (ii) Class A-JFL Principal
Distribution Amount.

     The Class A-JFL Certificates will accrue interest on the Floating Rate
Certificate Notional Amount at the Floating Rate; provided, however, that the
Class A-JFL Interest Distribution Amount will be reduced on each Distribution
Date by an amount equal to the excess, if any, of an interest payment on the
Floating Rate Certificate Notional Amount calculated at % over an interest payment on the Floating Rate Certificate Notional Amount calculated at the WAC
Rate. See "Description of the Swap Contract-Distributions from the Floating Rate
Account" in this prospectus supplement.

     The Pass-Through Rate on the Class A-JFL Certificates may convert to a rate equal to the Pass-Through Rate on the Class A-JFL Regular Interest under certain circumstances described under "Description of the Swap Contract" in this prospectus supplement. In addition, if there are insufficient funds in the
Floating Rate Account to pay the Swap Counterparty the Fixed Interest
Distribution on any Distribution Date, the Class A-JFL Interest Distribution
Amount may be reduced by an amount equal to the excess, if any, of the Fixed
Interest Distribution required under the Swap Contract over the amount actually paid to the Swap Counterparty on such Distribution Date. Also, if the Swap
Counterparty defaults on its obligation under the Swap Contract, payment of the
Class A-JFL Interest Distribution Amount may not be made, in whole or in part, and may be delayed. See "Description of the Swap Contract-The Swap Contract" in
this prospectus supplement.

     For a further discussion, see "Description Of The Swap Contract" in this
Prospectus Supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal
Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property

                                     S-127

acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-JFL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special
Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-JFL and Class X-2 Certificates), the Class
A-JFL Regular Interest and the Class A-1A, Class E, Class F, Class G and Class H
Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-JFL and Class X-2 Certificates) and the
Class A-JFL Regular Interest and the Class A-1A, Class E, Class F, Class G and
Class H Certificates will be entitled to receive, with respect to the related
Loan Group, as applicable, on each Distribution Date an amount of Yield
Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates or the Class A-JFL Regular Interest, as applicable, and (c) the
Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the
Class A-JFL Regular Interest entitled to distributions of principal, with respect to the related Loan Group, as applicable, on any particular Distribution
Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of
Certificates and the Class A-JFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates and the Class A-JFL
Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of
Certificates or the Class A-JFL

                                     S-128

Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B)
whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield
Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.
If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

            CLASS DESIGNATION                 ASSUMED FINAL DISTRIBUTION DATE
------------------------------------------   --------------------------------
Class A-1 ................................            March 15, 2009
Class A-2 ................................          February 15, 2010
Class A-3 ................................          February 15, 2013
Class A-SB ...............................          December 15, 2013
Class A-4 ................................           January 15, 2015
Class A-J ................................          February 15, 2015
Class A-JFL ..............................          February 15, 2015
Class X-2 ................................            March 15, 2012
Class B ..................................          February 15, 2015
Class C ..................................          February 15, 2015
Class D ..................................          February 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

                                     S-129

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be March 15, 2046, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o  the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o  the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N
        Certificates,

     o  the rights of the holders of the Class N, Class P and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class M Certificates,

     o  the rights of the holders of the Class M, Class N, Class P and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class L Certificates,

     o  the rights of the holders of the Class L, Class M, Class N, Class P and
        Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o  the rights of the holders of the Class K, Class L, Class M, Class N,
        Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o  the rights of the holders of the Class J, Class K, Class L, Class M,
        Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o  the rights of the holders of the Class H, Class J, Class K, Class L,
        Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o  the rights of the holders of the Class G, Class H, Class J, Class K,
        Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o  the rights of the holders of the Class F, Class G, Class H, Class J,
        Class K, Class L, Class M, Class N, Class P and Class NR Certificates
        will be subordinated to the rights of the holders of the Class E
        Certificates,

     o  the rights of the holders of the Class E, Class F, Class G, Class H,
        Class J, Class K, Class L, Class M, Class N, Class P and Class NR
        Certificates will be subordinated to the rights of the holders of the
        Class D Certificates,

     o  the rights of the holders of the Class D, Class E, Class F, Class G,
        Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class
        NR Certificates will be subordinated to the rights of the holders of the
        Class C Certificates,

     o  the rights of the holders of the Class C, Class D, Class E, Class F,
        Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
        and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o  the rights of the holders of the Class B, Class C, Class D, Class E,
        Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
        Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J and Class A-JFL Certificates, and

                                     S-130

     o  the rights of the holders of the Class A-J, Class A-JFL, Class B, Class
        C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
        L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class
A-J and Class A-JFL Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class
A-J and Class A-JFL Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes of
Certificates.

     The protection afforded to the holders of the Class D certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the
Class C Certificates by the subordination of the Class D Certificates and the
Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered
Subordinate Certificates, to the holders of the Class A-J and Class A-JFL
Certificates by the subordination of the Class B, Class C and Class D
Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate
Certificates will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of
Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class
A-1A Certificates that are still outstanding, pro rata, without regard to Loan
Groups or the planned balance of the Class A-SB, until their Certificate
Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class
A-SB Certificates until their Certificate Balances have been reduced to the
Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, third, to the Class
A-2 Certificates until their Certificate Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fifth, to the Class A-SB Certificates until their Certificate
Balances have been reduced to zero, sixth, to the Class A-4 Certificates until their Certificate Balances have been reduced to zero, and then, if the Class
A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero, and (ii) with respect to
Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero, and then, if any of the Class A-1, Class A-2, Class
A-3, Class A-SB and Class A-4 Certificates are still outstanding, first, to the
Class A-SB Certificates until their Certificate Balances have been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, third, to the Class
A-2 Certificates until their Certificate Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fifth, to the Class A-SB Certificates until their Certificate
Balances have been reduced to zero and sixth, to the Class A-4 Certificates until their Certificate Balances have been reduced to zero.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4
and Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount (remaining after allocation of principal to the
Class A-SB Certificates until the Class A-SB Certificates are reduced to the
Class A-SB Planned Principal Balance, as applicable) with respect to

                                     S-131

the related Loan Group, for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and
Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class
A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4 and Class A-1A Certificates, the successive allocation on each
Distribution Date of the remaining Principal Distribution Amount (i) to the
Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and (ii)
then to the Class B Certificates, Class C Certificates, Class D Certificates and
the Non-Offered Certificates (other than the Class X-1 and Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, diminishing benefit to the Class A-J
Certificates and the Class A-JFL Regular Interest and the Class B Certificates,
Class C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual
Certificates) with later sequential designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that
Distribution Date is less than (2) the aggregate Certificate Balance of the
Certificates (other than the Class S and Class X Certificates and the Residual
Certificates) and Class A-JFL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral
Support Deficit"). The Paying Agent will be required to allocate any Collateral
Support Deficit among the respective Classes of Certificates and the Class A-JFL
Regular Interest as follows: to the Class NR, Class P, Class N, Class M, Class
L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and
Class B Certificates in that order, and then to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates or the
Class A-JFL Regular Interest, as the case may be, has been reduced to zero
(other than the Class A-JFL Certificates). Following the reduction of the
Certificate Balances of all Classes of Subordinate Certificates and the Class
A-JFL Regular Interest to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4 and Class A-1A Certificates, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4 and Class A-1A Certificates have been reduced to zero. Any
Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-JFL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-JFL
Regular Interest) will be allocated among the respective Certificates of such
Class in proportion to the Percentage Interests evidenced by the respective
Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates.

                                     S-132

However, the Notional Amount of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral
Support Deficits, and any Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-JFL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-JFL
Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--Paying Agent,
Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences" and "Federal Income
Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool" in the prospectus. Accordingly, the allocation of Collateral Support
Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates or the Class A-JFL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the
Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer
Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled
Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date and no interest will accrue on any P&I Advance made as a result of the Master Servicer holding any principal or interest payments in connection with any dispute, claim or offset.
To the extent that the Master Servicer fails to make a P&I Advance that it is

                                     S-133

required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and
Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution
Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the
Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I
Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master
Servicer fails to make a Servicing Advance that it is required to make under the
Pooling and Servicing Agreement and the Trustee has notice of this failure, the
Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds,
Liquidation Proceeds or otherwise from the related mortgage loan ("Related
Proceeds"). Notwithstanding any statement to the contrary contained herein, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds
(a "Nonrecoverable Advance"). Each of the Master Servicer, the Special Servicer
and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the
Master Servicer or the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the
Special Servicer and the Trustee will be entitled to recover any Advance
(together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full

                                     S-134

by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other
Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing
Standards that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged
Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider
(among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the
Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer shall be entitled to rely conclusively on any non-recoverability determination of the Special
Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made on any Subordinate
Companion Loan. Any requirement of the Master Servicer, Special Servicer or
Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--
Advances in Respect of Delinquencies" and "Description of the Pooling Agreements
--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate
Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

                                     S-135

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the
Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those
Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the
Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring

                                     S-136

on or after the tenth Business Day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the Directing Certificateholder, the
Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master
Servicer has not received any required MAI appraisal within 60 days after the
Appraisal Reduction Event (or, in the case of an appraisal in connection with an
Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the AB Mortgage Loan and the related Subordinate Companion Loan, and all resulting Appraisal
Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B Certificates and then to the Class A-J Certificates and the Class A-JFL Regular Interest, pro
rata). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a
Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master Servicer is required to redetermine and report to the Directing Certificateholder, the Special Servicer, the Trustee
and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special
Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may
use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be
Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a
"Statement to

                                     S-137

Certificateholders") based in part upon information provided by the Master
Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the
Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date and, with respect to each of the Class A-JFL

                                     S-138

     Certificates, notification that the amount of interest distributed thereon is the Fixed Interest Distribution which is being paid as a result of a
     Swap Default;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

          (31) LIBOR as calculated for the related Distribution Date;

          (32) the amounts received and paid in respect of the Swap Contract;

          (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

          (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

                                     S-139

          (35) the amount of and identification of any payments on the Class
     A-JFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Paying
Agent and the Master Servicer) known as the "CMSA Investor Reporting Package")
related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and
Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying
Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers'
annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special
Servicer, the Master Servicer, the Directing Certificateholder, each Rating
Agency, any designee of the Depositor or any other person to whom the Paying
Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

                                     S-140

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer
will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating
Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered
Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee,
the Paying Agent and the Depositor are required to recognize as
Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for
DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2
Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the
Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior

                                     S-141

Distribution Date. None of the Class S, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the
Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of
Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any
Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2)
the voluntary exchange of all the then outstanding certificates (other than the
Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates
(other than the Class S and the Residual Certificates) and (c) the Master
Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates, in that order of priority. Written notice of termination of the
Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase
Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer
or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other

                                     S-142

than the Certificateholders (see "Description of the Pooling Agreements--
Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate
Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage Securities Corp.,
Series 2005-LDP1. As compensation for the performance of its routine duties, the
Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0008% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee
Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling
Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
prospectus.

     The Trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-JFL Regular
Interest and the Swap Contract to the trust in exchange for the Class A-JFL
Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-JFL Regular Interest, the Swap Contract
and the Floating Rate Account.

     The Depositor will assign to the Trustee, on behalf of the trust, an interest rate swap agreement (the "Swap Contract"), related to the Class A-JFL
Regular Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The
Swap Contract will have a maturity date of the Distribution Date in May 2045
(the same date as the Rated Final Distribution Date of the Class A-JFL
Certificates). Promptly upon the determination of LIBOR by the Swap
Counterparty, the Swap Counterparty will provide a report to the Paying Agent, which report includes LIBOR as applicable to the next Interest Accrual Period for the Class A-JFL Certificates and the amount payable by the Swap Counterparty with respect to the next succeeding Distribution Date. The Paying Agent shall be entitled to conclusively rely on such report.

     Distributions on the Class A-JFL Regular Interest are required to be deposited by the Trustee, to the extent of available funds, in the Floating Rate
Account two business days prior to the

                                     S-143

Distribution Date. On the next succeeding business day, the Paying Agent will withdraw the applicable Net Swap Payment, if any, to pay the Swap Counterparty,
as described under "--The Swap Contract" below. The Paying Agent will promptly deposit any payment or other receipt in respect of the Class A-JFL Regular
Interest or the Swap Contract into the Floating Rate Account.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-JFL
Certificates the Class A-JFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

     On each Distribution Date the Paying Agent will distribute the Class A-JFL
Available Funds for such Distribution Date to the holders of the Class A-JFL
Certificates as of the related Record Date in the following amounts: (i) the
Class A-JFL Interest Distribution Amount on such Distribution Date; and (ii) the
Class A-JFL Principal Distribution Amount on such Distribution Date.

     For purposes hereof, "Class A-JFL Available Funds" means, for each
Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest (net of any amounts payable to the
Swap Counterparty under the Swap Contract) on or in respect of the Class A-JFL
Regular Interest received by the Paying Agent (or the Trustee on the Paying
Agent's behalf) after the Cut-off Date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty pursuant to the Swap Contract, but excluding all amounts required to be paid to the Swap
Counterparty pursuant to the Swap Contract.

     The "Class A-JFL Interest Distribution Amount" means, with respect to any
Distribution Date, the sum of (i) the aggregate amount of interest received by the Paying Agent from the Swap Counterparty pursuant to the terms of the Swap
Contract and (ii) amounts in respect of interest received on the Class A-JFL
Regular Interest not required to be paid to the Swap Counterparty. If the Swap
Counterparty defaults on its obligation to pay such interest to the Paying
Agent, or if a Swap Default occurs, the Class A-JFL Interest Distribution Amount will equal the Fixed Interest Distribution. With respect to the first
Distribution Date, the Class A-JFL Interest Distribution Amount will include only the interest accrued at the Floating Rate, as described below, for the period from and including the Closing Date to and including the last day of
March 2005. Interest with respect to the Class A-JFL Regular Interest that accrues during the period from and including March 1, 2005 to but excluding the
Closing Date will not be available for distribution to the holders of the Class
A-JFL Certificates.

     The "Class A-JFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-JFL Regular Interest on such Distribution Date.

THE SWAP CONTRACT

     The Swap Contract will provide that, on the date that is 2 business days before each Distribution Date, commencing in April 2005, the Paying Agent will pay or cause to be paid interest to the Swap Counterparty at an interest rate equal to the Pass-Through Rate of the Class A-JFL Regular Interest (the "Fixed
Interest Distribution") on a notional amount equal to the Certificate Balance of the Class A-JFL Regular Interest as of the prior Distribution Date (or with respect to the initial Distribution Date, the initial Certificate Balance of the
Class A-JFL Regular Interest) (the "Floating Rate Certificate Notional Amount"),
and the Swap Counterparty will pay interest on such Floating Rate Certificate
Notional Amount to the Paying Agent, for the benefit of the holders of the Class
A-JFL Certificates, at a rate equal to LIBOR plus % (the "Floating Rate"). In the event that the Pass-Through Rate on the Class A-JFL Regular Interest is
reduced

                                     S-144

below    % by application of the cap at the WAC Rate, the interest payment from the Swap Counterparty on such Distribution Date will be reduced by an amount equal to the excess, if any, of an interest payment on the Floating Rate
Certificate Notional Amount calculated at  % over an interest payment on the
Floating Rate Certificate Notional Amount calculated at the WAC Rate. Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the Paying Agent on a net basis.

     The "Certificate Balance" of the Class A-JFL Regular Interest will be as set forth under "Description of the Certificates--General" in this prospectus supplement.

     If the Swap Counterparty's long-term rating or short-term rating falls below its current rating by any Rating Agency, (each, a "Rating Agency Trigger
Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger
Event. In the event that the Swap Counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty under a Rating
Agency Trigger Event (a "Swap Default") then the Trustee (or the Paying Agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-JFL Certificates, to
enforce the rights of the trust under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap
Counterparty (as described herein) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL Certificates. Following the termination of the Swap Contract (and during the period when the Trustee is pursuing remedies under the Swap Contract) the Class A-JFL Interest Distribution
Amount for the Class A-JFL Certificates will be equal to the Interest
Distribution Amount with respect to the Class A-JFL Regular Interest and such
Class A-JFL Certificates will accrue interest on the same basis and in the same manner as the Class A-JFL Regular Interest. Any such conversion to a
Pass-Through Rate equal to the Pass-Through Rate on the Class A-JFL Regular
Interest will become permanent following the determination by the Trustee (or the Paying Agent) not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-JFL
Certificates. Any such Swap Default and the consequent change to a Pass-Through
Rate equal to the Pass-Through Rate on the Class A-JFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to a Pass-Through Rate equal to the Pass-Through Rate on the Class
A-JFL Regular Interest might result in a temporary delay of payment of the Fixed
Interest Distribution to the holders of the Class A-JFL Certificates if notice of the resulting change in payment terms of the Class A-JFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     In addition, if the funds allocated to payment of the Fixed Interest
Distribution of the Class A-JFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the
Class A-JFL Interest Distribution Amount to the Class A-JFL Certificates, the
Swap Counterparty will only be required under the Swap Contract to remit a payment which is reduced, on a dollar-for-dollar basis, by the amount of such shortfall and holders of the Class A-JFL Certificates will experience a shortfall in their anticipated yield.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest
Distribution unless and until the related interest payment on the Class A-JFL
Regular Interest is actually received by the Paying Agent; provided, however, that the Paying Agent may receive funds from the Swap Counterparty representing the net amount payable to the Paying Agent for the benefit of the holders of the
Class A-JFL Certificates pursuant to the Swap Contract may pay the Net Swap
Payment.

                                     S-145

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the
Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. ("JPMCB") is the Swap Counterparty under the Swap
Contract. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan
Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMCB are rated "AA-", "Aa2" and
"A+" by S&P, Moody's and Fitch, respectively, and the short-term certificates of deposit of JPMCB are rated "A-1+", "P-1" and "F1+" by S&P, Moody's and Fitch, respectively.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange
Commission at http://www.sec.gov.

                                     S-146

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the
Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers)
and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the
Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement, which will govern in the event of any disagreement between such Intercreditor Agreement and the Pooling and Servicing Agreement.) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer services, as the case may be, and administers similar mortgage loans for other third-party portfolios, and (2)
the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the
Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders
(and in the case of each AB Mortgage Loan, the holder of the related Subordinate
Companion Loan taking into account the subordinate nature of the subject
Companion Loan) as a collective whole, as determined by the Master Servicer or
Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan services but without regard to:

          (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate or, if applicable, a Subordinate
     Companion Loan, by the Master Servicer or the Special Servicer or any of
     their respective affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances;

          (D) the Master Servicer or the Special Servicer's, as the case may be, right to receive compensation (or the adequacy therof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

                                     S-147

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the
     Special Servicer, as the case may be; and

          (F) any obligation of the Master Servicer or Special Servicer or any of its affiliates (in their capacity as Mortgage Loan Seller) to cure a breach of a representation or warranty or document defect with respect to, or repurchase or substitute for any Mortgage Loan; and

          (G) any option to purchase any Mortgage Loan or Companion Loan it may have; and

          (H) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating
Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date;

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

          (5) as to which, in the judgment of the Master Servicer or Special
     Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice
     (other than a failure by the related borrower to pay principal or interest)
     and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
     Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property")
whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the
Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate Companion Loans)
serviced by the Special Servicer and any mortgage loans (including the

                                     S-148

Subordinate Companion Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any
Subordinate Companion Loan becomes specially serviced, then the related AB
Mortgage Loan will become a Specially Serviced Mortgage Loan. If any AB Mortgage
Loan becomes a Specially Serviced Mortgage Loan, then the related Subordinate
Companion Loan will become a Specially Serviced Mortgaged Loan. The Master
Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a
Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status
Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the Trustee
(upon request), the Paying Agent and each Rating Agency. If the Directing
Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may
object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder
disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the
Directing Certificateholder and the Special Servicer have not agreed upon an
Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status
Report with respect to such Specially Serviced Mortgage Loan, the Special
Servicer will implement the actions described in the most recent Asset Status
Report submitted to the Directing Certificateholder by the Special Servicer.

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Master
Servicer (with respect to the mortgage loans with a principal balance of
$2,500,000 or more) or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing
Agreement and, except as otherwise described below, the Master Servicer or the
Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided, that if such written objection has not been received by the Master
Servicer or the Special Servicer, as applicable, within the ten day period, the
Directing Certificateholder will be deemed to have approved such action):

     (i)    any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii)   any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

                                     S-149

     (iii)  any proposed sale of a defaulted mortgage loan or REO Property
            (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination;
            Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi)   any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially
            Serviced Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

     (vii)  any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

     (ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

     (x)    any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Master Servicer and/or the Special
Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the Pooling and
Servicing Agreement, including the Servicing Standards, or the REMIC Provisions
(and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related Subordinate Companion Loan as described under "Description of the
Mortgage Pool--AB Mortgage Loan Pairs" in this prospectus supplement).

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate
Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the

                                     S-150

identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal
Reductions. The Controlling Class as of the Closing Date will be the Class NR
Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicer or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC
Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the
Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class,

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

          (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates,

          (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

          (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     Generally, the holders of the Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be appointed as the initial
Master Servicer of the mortgage loans. In addition, Midland will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. Midland
is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National
Association. Midland's address is 10851 Mastin, Suite 700, Building 82, Overland
Park, Kansas 66210.

     As of December 31, 2004, Midland was servicing approximately 14,452 commercial and multifamily loans with a total principal balance of approximately
$98.4 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,711 of
the loans, with a total principal balance of approximately $72.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties. As of December 31, 2004, Midland was the named
Special Servicer in approximately 85

                                     S-151

commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $49.1 billion. With respect to such transactions as of such date, Midland was administering approximately 129 assets with an outstanding principal balance of approximately $870 million. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's Investors Service, Inc.,
Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight (Registered Trademark) , that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered Trademark) through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight
(Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning the
Master Servicer and the Special Servicer has been provided by Midland, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and
Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided, that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and, if provided under the related Intercreditor Agreement, the Subordinate Companion Loans, and
will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.02% to 0.11%. As of the Cut-off Date the weighted average
Servicing Fee Rate will be 0.03% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland will be entitled to retain a portion of the
Servicing Fee with respect to each mortgage loan and Subordinate Companion Loan notwithstanding any termination or resignation of Midland as Master Servicer;
provided, that Midland may not retain any portion of the Servicing Fee to the extent required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its right to receive such portion of the Servicing Fee to another party. In addition to the Servicing Fee, the Master
Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special
Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Subordinate Companion Loans that are not
Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the

                                     S-152

related Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate
Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the
Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion
Loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the Subordinate Companion Loans, the Servicing Fee, if any, will be computed as provided in the related Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan with a Stated Principal Balance greater than or equal to
$20,000,000 at a rate equal to 0.15% per annum and with respect to each
Specially Serviced Mortgage Loan with a Stated Principal Balance less than
$20,000,000 at a rate equal to 0.25% per annum (the "Special Servicing Fee
Rate"), in each case calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds
and then from general collections on all the mortgage loans and any REO
Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
0.75% with respect to each Corrected Mortgage Loan with a Stated Principal
Balance greater than or equal to $20,000,000, or 1.00% with respect to each
Corrected Mortgage Loan with a Stated Principal Balance less than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive timely Periodic
Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

                                     S-153

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any
Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee
for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 0.75% with respect to each Specially Serviced Mortgage Loan with a Stated Principal Balance greater than or equal to $20,000,000, or 1.00% with respect to each Specially Serviced
Mortgage Loan with a Stated Principal Balance less than $20,000,000, to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation
Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the
Special Servicer's determination of the Fair Value of such Specially Serviced
Loan (or with respect to each AB Mortgage Loan, the holder of the related
Subordinate Companion Loan, provided, that the purchase occurs within the first
90 days after such option to purchase), the Special Servicer within the first 90 days after the Special Services determination of the Fair Value of such
Specially Serviced Loan or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of any AB Mortgage Loan by the holder of the related Subordinate Companion Loan within the first 90 days after such option to purchase or (v) the purchase of any loan by a related mezzanine lender;
provided, that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a
Specially Serviced Mortgage Loan. The Special Servicer may not receive a Workout
Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special
Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the Special
Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

                                     S-154

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--
Distributions--Method, Timing and Amount" in this prospectus supplement and
"Description of the Pooling Agreements--Certificate Account" and "--Servicing
Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment
(or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related
Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses
(to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related
Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing
Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such
Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest
Excesses received by the Master Servicer during such Due Period. If a Prepayment
Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing
Certificateholder or the Special Servicer), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such
Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below).
This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer (with respect to mortgage loans) will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates as determined by the
Special Servicer in accordance with the Servicing Standards, and the Trustee has an insurable interest; provided, that the Master Servicer will be obligated to maintain

                                     S-155

insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default; provided, further, that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master
Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain
(to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged
Property and is available at commercially reasonable rates (as determined by the
Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of
1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B)
request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the
Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the
Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance
Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii)
comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of
March 11, 2005, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the
Servicing Standards and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at

                                     S-156

commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;
provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination, consistent with the
Servicing Standards, that exigent circumstances do not allow the Special
Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so. Each of the Master Servicer and the Special
Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO
Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special
Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive,

                                     S-157

modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing
Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).
The Master Servicer will not be permitted under the Pooling and Servicing
Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing
Agreement to consult with and obtain the approval of the Directing
Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage
Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
     Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
     Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing
     Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates and the Class X
Certificates) or Class A-JFL Regular Interest with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage

                                     S-158

file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price
(the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class
Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special
Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate
Balance of the Controlling Class will have an exclusive right to exercise the
Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of an
AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a

                                     S-159

Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special
Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special
Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable)
will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and "Description of the Mortgage
Pool--AB Mortgage Loan Pairs--The Mezz Cap AB Mortgage Loans" and "--The
CVS-Clemmons AB Mortgage Loan" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS")
grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the
Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the
Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the
Special Servicer will generally be required to attempt to sell any Mortgaged
Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged
Property acquired by the trust fund is administered so that it constitutes
"foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section
860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the
Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property.
The independent contractor generally will be permitted to perform construction
(including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary"
within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property

                                     S-160

owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.
Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special
Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC Certificates--Taxes
That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Paying Agent, the Master Servicer and/or the Special
Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation
Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a
Mortgage Note on an annual basis commencing in calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement).

                                     S-161

The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property
Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports
to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment;
provided, however, that none of the Master Servicer, the Special Servicer, the
Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement or by reason of negligent disregard of the obligations and duties. The
Pooling and Servicing Agreement will also provide that the Master Servicer, the
Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in,

                                     S-162

prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust.
However, each of the Master Servicer, the Special Servicer and the Depositor
will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing
Agreement and the interests of the Certificateholders (and in the case of any AB
Mortgage Loan, the rights of the Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special
Servicer or the Depositor, as the case may be, will be entitled to charge the
Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the
Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the
Depositor is a party, or any person succeeding to the business of the Master
Servicer, the Special Servicer or the Depositor, will be the successor of the
Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special
Servicer may have other normal business relationships with the Depositor or the
Depositor's affiliates.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standard and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New
     York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate
     Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
     Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and

                                     S-163

     Servicing Agreement, which failure continues unremedied for thirty days
     (ten days in the case of the Master Servicer's failure to make a Servicing
     Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing
     Agreement) after written notice of the failure has been given to the Master
     Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the
     Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any
     Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor, the Paying Agent or the
     Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
     the Paying Agent and the Trustee by the Certificateholders of any Class,
     evidencing as to that Class, Percentage Interests aggregating not less than
     25%; provided, however, if that breach is capable of being cured and the
     Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places its ratings on any Class of Certificates on a
     "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

          (g) Moody's downgrades the then-current ratings of any Class of
     Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade;

          (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal; or

          (i) the Trustee has received a written notice from Fitch (which the
     Trustee is required to promptly forward to the Master Servicer or the
     Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master
     Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, the Master Servicer or the
     Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Master
     Servicer or the Special Servicer or the downgrade of any Class of
     Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the
Event of Default remains unremedied,

                                     S-164

the Depositor or the Trustee will be authorized, and at the written direction of
Certificateholders entitled to not less than 51% of the Voting Rights or the
Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special
Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing
Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or
Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided, that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the

                                     S-165

     Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the
     Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Certain Federal
     Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency.

     In addition, in the event that one but not both of the two promissory notes evidencing the Showcase Mall Mortgage Loan are repurchased by an applicable
Mortgage Loan Seller, the Pooling and Servicing Agreement may be amended without the consent of any Certificateholder, to add or modify provisions relating to pari passu mortgage loans for purposes of the servicing and administration of the repurchased promissory note, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (i) an opinion of independent counsel to the effect that the change will not result in the imposition of a tax on either the Upper-Tier REMIC or the
Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the
Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding and (ii) written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by each of S&P, Moody's and Fitch. Prior to the effectiveness of any such amendment, the mortgage loan purchase agreements of each of the related Mortgage Loan Sellers and the Pooling and
Servicing Agreement will govern the servicing and administration of the Showcase
Mall Mortgage Loan.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate
Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion
Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion

                                     S-166

Loan, as applicable, (3) adversely affect the Voting Rights of any Class of
Certificates, without the consent of the holders of all Certificates of that
Class then outstanding, (4) change in any manner the obligations of any Mortgage
Loan Seller under a Purchase Agreement without the consent of the applicable
Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund's expense)
to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the
Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying
Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-167

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the
Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral Support
Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related
Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. In addition, the yield to investors in the Class
A-JFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A
Certificates have been reduced to zero, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-2 Certificates until the
Certificate Balance thereof is reduced to zero, fourth, in respect of the Class
A-3 Certificates until the Certificate Balance thereof is reduced to zero;
fifth, in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to zero; and sixth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2
Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J
Certificates and the Class A-JFL Regular Interest, pro rata, and then in respect of the Class B, Class C and Class D Certificates and then the Non-Offered
Certificates (other than the Class A-1A, Class S and Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of
Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master
Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class
A-SB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the

                                     S-168

Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the
Class A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding.
In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution
Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed on the Class A-SB Certificates until the Certificate Balance of the
Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates
were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amounts of the related Class X-2 Components.
In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD
Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay
Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in
this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial Pool
Balance (representing approximately 3.0% of the Initial Loan Group 1 Balance), the sole tenant has an option to purchase the related Mortgaged Property. The tenant has entered into a subordination and non-disturbance agreement with the lender pursuant to which the tenant has agreed that the option agreement is subject and subordinate to the related mortgage loan. In the event that the tenant exercises the purchase option and the net proceeds that would be received by the related borrower from a sale of the Mortgaged Property at the option price (which is to be the fair value of the related Mortgaged Property) would be less than the historical cost basis of the borrower in the Mortgaged Property as determined in accordance with generally accepted accounting principles, the borrower would not be required under the option agreement, or permitted under the loan documents, to accept that option price. However, if the purchase option was exercised and the proceeds the borrower received were less than the outstanding amount of the mortgage loan, the borrower's sponsor would be personally liable for the deficiency on an unsecured basis.

                                     S-169

It should be noted that no assurance can be given that the borrower's sponsor would be able to pay any shortfall in proceeds from the sale and a failure to make such payment would result in a loss on the certificates.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the
Class X-2 Certificates, applied to reduce the Notional Amounts of the related
Class X-2 Components. An investor should consider, in the case of any Offered
Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's
Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of
Certificates or applicable portions thereof, the yield to maturity on the Class
X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may also affect the yield on the Class X-2, Class A-SB, Class A-4, Class A-JFL, Class A-J, Class B, Class C,
Class D and Class E Certificates because each such Class of Certificates has a
Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of
Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Distributions on the Class A-JFL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the Swap Contract is terminated or the Fixed Interest Distribution is otherwise distributed to the holders of the Class A-JFL Certificates, the Class A-JFL Certificates will accrue interest on the same basis as the Class A-JFL Regular Interest. In addition, if the WAC Rate drops below the nominal fixed rate on the Class A-JFL
Regular Interest, the amount paid to the Swap Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap
Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-JFL Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C and Class B Certificates and then the
Class A-J Certificates and Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates, pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of
Certificates or the Class A-JFL Regular Interest, as applicable. In the event of the reduction of the Certificate Balances of all those Classes of Certificates and the Class A-JFL Regular Interest to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates. Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance
Certificates and the Class A-JFL Regular Interest, and therefore

                                     S-170

the Class X-2 Notional Amount, which will reduce the yield on such Certificates.
In addition, although losses will not be directly allocated to the Class A-JFL
Certificates, losses allocated to the Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-JFL
Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged
Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the
prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-JFL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-JFL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-JFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-JFL Regular Interest will be distributed to the holders of the Class A-JFL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap
Contract.

                                     S-171

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation
Proceeds. As described in this prospectus supplement, the Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first, in respect of the Class A-SB
Certificates until their Certificate Balance is reduced to the Class A-SB
Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the
Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-SB Certificates until their
Certificate Balance is reduced to zero and sixth, in respect of the Class A-4
Certificates until their Certificate Balance is reduced to zero; and the Group 2
Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will generally be distributable in respect of the Class A-1A
Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the
Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and then the Class B, Class C and Class D Certificates and then the Non-Offered
Certificates (other than the Class A-1A, Class S and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of
Certificates or the Class A-JFL Regular Interest, as applicable, is reduced to zero. A reduction in the Certificate Balance of the Class A-JFL Regular Interest
will result in a corresponding reduction of the Certificate Balance of the Class
A-JFL Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and
"12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in April 2005;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special

                                     S-172

     Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, and the holder of a
     Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is March 10, 2005;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

          (j) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered
Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                                     S-173

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................            82              82              82              82              82
March 15, 2007 ..............................            61              60              60              59              58
March 15, 2008 ..............................            35              32              28              24              21
March 15, 2009 ..............................             5               0               0               0               0
March 15, 2010 ..............................             0               0               0               0               0
March 15, 2011 ..............................             0               0               0               0               0
March 15, 2012 ..............................             0               0               0               0               0
March 15, 2013 ..............................             0               0               0               0               0
March 15, 2014 ..............................             0               0               0               0               0
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          2.38            2.28            2.21            2.16            2.12
Estimated Month of First Principal ..........     4/15/2005       4/15/2005       4/15/2005       4/15/2005       4/15/2005
Estimated Month of Maturity .................     5/15/2009       1/15/2009      10/15/2008       8/15/2008       7/15/2008

----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR           9% CPR         12% CPR
---------------------------------------------   -------------   -------------   --------------   -------------   -------------

Initial Percentage ..........................           100             100              100             100             100
March 15, 2006 ..............................           100             100              100             100             100
March 15, 2007 ..............................           100             100              100             100             100
March 15, 2008 ..............................           100             100              100             100             100
March 15, 2009 ..............................           100              99               97              96              95
March 15, 2010 ..............................             0               0                0               0               0
March 15, 2011 ..............................             0               0                0               0               0
March 15, 2012 ..............................             0               0                0               0               0
March 15, 2013 ..............................             0               0                0               0               0
March 15, 2014 ..............................             0               0                0               0               0
March 15, 2015 ..............................             0               0                0               0               0
March 15, 2016 ..............................             0               0                0               0               0
Weighted Average Life (years)(1) ............          4.69            4.68             4.66            4.64            4.62
Estimated Month of First Principal ..........     6/15/2009       1/15/2009       10/15/2008       8/15/2008       7/15/2008
Estimated Month of Maturity .................     2/15/2010       2/15/2010        2/15/2010       2/15/2010       2/15/2010

----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-174

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................            66              64              62              60              58
March 15, 2011 ..............................            61              57              54              51              48
March 15, 2012 ..............................            14              10               7               4               1
March 15, 2013 ..............................             0               0               0               0               0
March 15, 2014 ..............................             0               0               0               0               0
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          6.28            6.17            6.06            5.97            5.89
Estimated Month of First Principal ..........     3/15/2010       2/15/2010       2/15/2010       2/15/2010       2/15/2010
Estimated Month of Maturity .................     2/15/2013       2/15/2013       2/15/2013      12/15/2012       6/15/2012

----------
(1)  The weighted average life of the Class A-3 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................            82              82              82              82              82
March 15, 2011 ..............................            61              61              61              61              61
March 15, 2012 ..............................            38              38              38              38              38
March 15, 2013 ..............................            15               2               0               0               0
March 15, 2014 ..............................             0               0               0               0               0
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          6.51            6.44            6.44            6.44            6.39
Estimated Month of First Principal ..........     5/15/2009       5/15/2009       5/15/2009       5/15/2009       5/15/2009
Estimated Month of Maturity .................    12/15/2013       4/15/2013       2/15/2013       2/15/2013       2/15/2013

----------
(1)  The weighted average life of the Class A-SB Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                     S-175

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR           3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   --------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................            100             100             100             100             100
March 15, 2006 ..............................            100             100             100             100             100
March 15, 2007 ..............................            100             100             100             100             100
March 15, 2008 ..............................            100             100             100             100             100
March 15, 2009 ..............................            100             100             100             100             100
March 15, 2010 ..............................            100             100             100             100             100
March 15, 2011 ..............................            100             100             100             100             100
March 15, 2012 ..............................            100             100             100             100             100
March 15, 2013 ..............................            100             100              98              97              95
March 15, 2014 ..............................             98              95              93              91              88
March 15, 2015 ..............................              0               0               0               0               0
March 15, 2016 ..............................              0               0               0               0               0
Weighted Average Life (years)(1) ............           9.75            9.71            9.67            9.63            9.59
Estimated Month of First Principal ..........     12/15/2013       4/15/2013       2/15/2013       2/15/2013       2/15/2013
Estimated Month of Maturity .................      1/15/2015       1/15/2015       1/15/2015       1/15/2015       1/15/2015

---------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................           100             100             100             100             100
March 15, 2011 ..............................           100             100             100             100             100
March 15, 2012 ..............................           100             100             100             100             100
March 15, 2013 ..............................           100             100             100             100             100
March 15, 2014 ..............................           100             100             100             100             100
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          9.90            9.89            9.88            9.88            9.87
Estimated Month of First Principal ..........     1/15/2015       1/15/2015       1/15/2015       1/15/2015       1/15/2015
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015

----------
(1)  The weighted average life of the Class A-J Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                                     S-176

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-JFL CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................           100             100             100             100             100
March 15, 2011 ..............................           100             100             100             100             100
March 15, 2012 ..............................           100             100             100             100             100
March 15, 2013 ..............................           100             100             100             100             100
March 15, 2014 ..............................           100             100             100             100             100
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          9.90            9.89            9.88            9.88            9.87
Estimated Month of First Principal ..........     1/15/2015       1/15/2015       1/15/2015       1/15/2015       1/15/2015
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015

----------
(1)  The weighted average life of the Class A-JFL Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................           100             100             100             100             100
March 15, 2011 ..............................           100             100             100             100             100
March 15, 2012 ..............................           100             100             100             100             100
March 15, 2013 ..............................           100             100             100             100             100
March 15, 2014 ..............................           100             100             100             100             100
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          9.93            9.93            9.93            9.93            9.93
Estimated Month of First Principal ..........     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015

----------
(1)  The weighted average life of the Class B Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class B Certificates.

                                     S-177

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................           100             100             100             100             100
March 15, 2011 ..............................           100             100             100             100             100
March 15, 2012 ..............................           100             100             100             100             100
March 15, 2013 ..............................           100             100             100             100             100
March 15, 2014 ..............................           100             100             100             100             100
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          9.93            9.93            9.93            9.93            9.93
Estimated Month of First Principal ..........     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015

----------
(1)  The weighted average life of the Class C Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRs
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------

Initial Percentage ..........................           100             100             100             100             100
March 15, 2006 ..............................           100             100             100             100             100
March 15, 2007 ..............................           100             100             100             100             100
March 15, 2008 ..............................           100             100             100             100             100
March 15, 2009 ..............................           100             100             100             100             100
March 15, 2010 ..............................           100             100             100             100             100
March 15, 2011 ..............................           100             100             100             100             100
March 15, 2012 ..............................           100             100             100             100             100
March 15, 2013 ..............................           100             100             100             100             100
March 15, 2014 ..............................           100             100             100             100             100
March 15, 2015 ..............................             0               0               0               0               0
March 15, 2016 ..............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          9.93            9.93            9.93            9.93            9.93
Estimated Month of First Principal ..........     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015
Estimated Month of Maturity .................     2/15/2015       2/15/2015       2/15/2015       2/15/2015       2/15/2015

----------
(1)  The weighted average life of the Class D Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class D Certificates.

                                     S-178

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES AND
ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL
INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF
CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions in clauses (a) through (c) and (e)
through (j) set forth under "--Weighted Average Life" above. It was further assumed (i) that the purchase price of the Class X-2 Certificates is as specified in the table below, expressed as a percentage of the initial Notional
Amount of such Certificates, plus accrued interest from March 1, 2005 to the
Closing Date and (ii) that any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of (x) any
Lockout Period, (y) any period in which Yield Maintenance Charges are required to be paid by the related borrower and (z) any period in which Defeasance is permitted.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the
Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

     For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the "Constant Prepayment
Rate" or "CPR" model described under "--Weighted Average Life" above, except that solely for the purposes of the prepayment assumptions with respect to the mortgage loans in this prospectus supplement, assumption (d) under "--Weighted
Average Life" above is deleted and replaced with the following: "(d) any principal prepayments on the mortgage loans will be received on their

                                     S-179

respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and/or any Yield Maintenance Period at the
respective levels of CPR set forth in the tables."

               SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES

                                          PREPAYMENT ASSUMPTION (CPR)
                                   -----------------------------------------
  ASSUMED PURCHASE PRICE (OF
  INITIAL NOTIONAL AMOUNT OF
    CLASS X-2 CERTIFICATES)          0%       25%      50%      75%     100%
--------------------------------   ------   ------   ------   ------   ------
                   %                    %        %        %        %        %

                                     S-180

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class X-1, Class X-2, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P and Class NR Certificates and the Class A-JFL Regular Interest
will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class
R Certificates will represent the sole class of "residual interest" in the
Upper-Tier REMIC and the Class LR Certificates will represent the sole class of
"residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC
Provisions. The Certificates (other than the Class S, Class R and Class LR
Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S
Certificates will represent undivided beneficial interests in the grantor trust.
The grantor trust will also hold the Class A-JFL Regular Interest, the Swap
Contract and the Floating Rate Account, and the Class A-JFL Certificates will represent undivided beneficial interests in those assets.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, (in the case of any AB Mortgage Loan, an allocable portion of the property securing the related
AB Mortgage Loan Pair) and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-JFL Certificates) and the Class A-JFL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class X-2
Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their
Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See
"Certain Federal Income Tax Consequences" and "Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates" in the prospectus. For purposes of this discussion and the discussion in the Prospectus, holders of the
Class A-JFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-JFL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon

                                     S-181

disposition of the Class A-JFL Regular Interest, and with respect to the Class
A-JFL Certificates, references in such discussion to the "regular interests" are to the Class A-JFL Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from March 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID
Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the
Swap Counterparty with respect to the Class A-JFL Regular Interest will be treated as a periodic payment by the holders of the Class A-JFL Certificates under the Swap Contract. See "Taxation of the Swap Contract" below.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which
is  .   .   .  residential real property" under Section 7701(a)(19)(C)(v) of the
Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties.
As of the Cut-off Date, mortgage loans representing approximately 23.2% of the
Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC Certificates" in
the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-JFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-JFL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-JFL Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase

                                     S-182

price allocable to the Class A-JFL Regular Interest. If the Swap Premium is
received by holders, it will be deemed to have increased the purchase price for the Class A-JFL Regular Interest. If the Swap Contract is "on-market", no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-JFL Certificates and the Class A-JFL Regular Interest, [it
is anticipated that the Class A-JFL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class
A-JFL Certificates, resulting in a net price of par.] The holder of a Class
A-JFL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-JFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of
Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under
Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-JFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-JFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-JFL Certificate under Treasury regulations. A holder of a Class A-JFL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the
Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-JFL Certificates, representing a beneficial ownership in the
Class A-JFL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-JFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-JFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates" in the prospectus.

                                     S-183

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement"), between J.P. Morgan Securities Inc. for itself and as representative of ABN AMRO Incorporated, Nomura Securities International,
Inc., Deutsche Bank Securities Inc. and PNC Capital Markets, Inc. (collectively, the "Underwriters"), and the Depositor, the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of
Offered Certificates set forth below subject in each case to a variance of 10%.

                           J.P. MORGAN         ABN AMRO        NOMURA SECURITIES       DEUTSCHE BANK       PNC CAPITAL
        CLASS            SECURITIES INC.     INCORPORATED     INTERNATIONAL, INC.     SECURITIES INC.     MARKETS, INC.
---------------------   -----------------   --------------   ---------------------   -----------------   --------------

Class A-1 ...........   $                   $                $                       $                   $
Class A-2 ...........   $                   $                $                       $                   $
Class A-3 ...........   $                   $                $                       $                   $
Class A-SB ..........   $                   $                $                       $                   $
Class A-4 ...........   $                   $                $                       $                   $
Class A-J ...........   $                   $                $                       $                   $
Class A-JFL .........   $                   $                $                       $                   $
Class X-2 ...........   $                   $                $                       $                   $
Class B .............   $                   $                $                       $                   $
Class C .............   $                   $                $                       $                   $
Class D .............   $                   $                $                       $                   $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be     % of the initial aggregate Certificate Balance of the
Offered Certificates, plus (except with respect to the Class A-JFL
Certificates) accrued interest on the Offered Certificates from March 1, 2005, before deducting expenses payable by the Depositor estimated to be
approximately $    . The Underwriters may effect the transactions by selling the
Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered
Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered
Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered

                                     S-184

Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers
and the Swap Counterparty. Nomura Securities International, Inc., one of the
Underwriters, is an affiliate of Nomura Credit & Capital, Inc., one of the
Mortgage Loan Sellers. ABN AMRO Incorporated, one of the Underwriters, is an
affiliate of LaSalle Bank National Association, one of the Mortgage Loan
Sellers, the Paying Agent, the Authenticating Agent and the Certificate
Registrar. PNC Capital Markets, Inc., one of the Underwriters, is an affiliate of PNC Bank, National Association, one of the Mortgage Loan Sellers and of
Midland Loan Services, Inc., the Master Servicer and the Special Servicer.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's"),
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc. ("S&P") and Fitch, Inc. ("Fitch" and, together with Moody's and S&P, the
"Rating Agencies"):

              CLASS           MOODY'S           S&P           FITCH
            ---------       -----------       -------       --------
                A-1             Aaa             AAA            AAA
                A-2             Aaa             AAA            AAA
                A-3             Aaa             AAA            AAA
                A-SB            Aaa             AAA            AAA
                A-4             Aaa             AAA            AAA
                A-J             Aaa             AAA            AAA
               A-JFL            Aaa             AAA            AAA
                X-2             Aaa             AAA            AAA
                 B              Aa2              AA            AA
                 C              Aa3             AA-            AA-
                 D               A2              A              A

     A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered
Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both

                                     S-185

voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class
X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such
Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional
Amounts upon which interest is calculated with respect to the Class X-2
Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2
Certificates do not address the timing or magnitude of reduction of such
Notional Amounts, but only the obligation to pay interest timely on such
Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-JFL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-JFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-JFL Regular Interest, and are not rating the receipt of interest accrued at the Floating Rate.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the
Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                     S-186

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the
Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination

                                     S-187

that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-JFL Certificates which benefit from the Swap Contract:

          (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

          (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

          (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

     o  a "qualified plan asset manager" (as defined in PTE 84-14);

     o  an "in-house asset manager" (as defined in PTE 96-23); or

     o  a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing Date.
However, any Plan contemplating purchase of the Class A-JFL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-JFL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between

                                     S-188

the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.
See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

     Persons who have an ongoing relationship with the New York State Common
Retirement Fund, which is a Plan, should note that this Plan owns equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-189

                         INDEX OF PRINCIPAL DEFINITIONS

                                            PAGE
                                          ------
30/360 Basis ..........................     S-86
AB Mortgage Loan ......................     S-77
AB Mortgage Loan Pair .................     S-77
Acceptable Insurance Default ..........    S-156
Actual/360 Basis ......................     S-86
Additional Exclusions .................    S-156
Administrative Cost Rate ..............    S-123
Advances ..............................    S-134
Anticipated Repayment Date ............     S-85
Appraisal Reduction ...................    S-136
Appraisal Reduction Event .............    S-136
ARD Loans .............................     S-85
Asset Status Report ...................    S-149
Assumed Final Distribution Date........    S-129
Assumed Scheduled Payment .............    S-126
Authenticating Agent ..................    S-108
Available Distribution Amount .........    S-113
Base Interest Fraction ................    S-128
Brentwood Apartments AB
   Mortgage Loan ......................     S-78
CBE ...................................    S-179
Certificate Account ...................    S-111
Certificate Balance ...................    S-105
Certificate Owner .....................    S-108
Certificate Registrar .................    S-108
Certificateholders ....................     S-75
Certificates ..........................    S-105
Chimney Hill AB Mortgage Loan..........     S-78
Class .................................    S-105
Class A Certificates ..................    S-105
Class A-JFL Available Funds ...........    S-144
Class A-JFL Interest Distribution
   Amount .............................    S-144
Class A-JFL Principal Distribution
   Amount .............................    S-144
Class A-JFL Regular Interest ..........    S-105
Class A-SB Planned Principal
   Balance ............................    S-127
Class X Certificates ..................    S-105
Class X-1 Component ...................    S-120
Class X-1 Strip Rate ..................    S-121
Class X-2 Component ...................    S-122
Class X-2 Strip Rate ..................    S-122
Clearstream ...........................    S-108
Closing Date ..........................     S-75
CMSA Investor Reporting
   Package ............................    S-140
Code ..................................    S-181
Collateral Support Deficit ............    S-132

                                            PAGE
                                          ------
Compensating Interest Payment..........    S-155
Constant Prepayment Rate ..............    S-172
Controlling Class .....................    S-150
Controlling Class
   Certificateholder ..................    S-150
Conversion ............................     S-95
Corrected Mortgage Loan ...............    S-149
CPR ...................................    S-172
Crossed Loan ..........................    S-102
Cross-Over Date .......................    S-119
Cut-off Date Balance ..................     S-75
Cut-off Date LTV Ratios ...............     S-94
CVS-Clemmons AB Mortgage
   Loan ...............................     S-78
CVS-Clemmons Companion Loan............     S-82
Defeasance ............................     S-89
Defeasance Lockout Period .............     S-89
Depositor .............................     S-75
Depositories ..........................    S-109
Determination Date ....................    S-111
Direct Participants ...................    S-109
Directing Certificateholder ...........    S-150
Discount Rate .........................     S-87
Distributable Certificate Interest.....    S-123
Distribution Account ..................    S-112
Distribution Date .....................    S-111
DTC ...................................    S-108
Due Period ............................    S-113
Effective Gross Income ................     S-93
ERISA .................................    S-187
ERISA Plan ............................    S-187
ESA ...................................     S-97
Euroclear .............................    S-108
Eurohypo ..............................     S-96
Events of Default .....................    S-163
Excess Interest .......................    S-123
Excess Interest Distribution
   Account ............................    S-112
Excluded Plan .........................    S-188
Exemption .............................    S-187
FIRREA ................................     S-97
Fitch .................................    S-185
Fixed Interest Distribution ...........    S-144
Floating Rate .........................    S-144
Floating Rate Account .................    S-112
Floating Rate Certificate
   Notional Amount ....................    S-144
Form 8-K ..............................     S-93
Gain on Sale Reserve Account ..........    S-112

                                     S-190

                                               PAGE
                                               ----
Golf Glen AB Mortgage Loan .........           S-78
Group 1 Principal Distribution
   Amount ..........................          S-124
Group 1 Principal Shortfall ........          S-126
Group 2 Principal Distribution
   Amount ..........................          S-125
Group 2 Principal Shortfall ........          S-126
Indirect Participants ..............          S-109
Initial Loan Group 1 Balance .......           S-75
Initial Loan Group 2 Balance .......           S-75
Initial Pool Balance ...............           S-75
Initial Rate .......................           S-85
Initial Resolution Period ..........          S-100
Insurance and Condemnation
   Proceeds ........................          S-111
Intercreditor Agreement ............           S-81
Interest Accrual Period ............          S-123
Interest Distribution Amount .......          S-123
Interest Reserve Account ...........          S-112
IRS ................................          S-160
JPMCB ..............................    S-95, S-146
LaSalle ............................           S-96
LIBOR ..............................          S-120
LIBOR Business Day .................          S-120
LIBOR Determination Date ...........          S-120
Liquidation Fee ....................          S-154
Liquidation Fee Rate ...............          S-154
Liquidation Proceeds ...............          S-111
Loan Group 1 .......................           S-75
Loan Group 2 .......................           S-75
Loan Groups ........................           S-75
Lockbox Accounts ...................          S-103
Lockbox Loans ......................          S-103
Lockout Period .....................           S-86
Lower-Tier Distribution Account.....          S-112
Lower-Tier REMIC ...................          S-181
Lower-Tier REMIC Regular
   Interests .......................          S-181
LTV Ratio ..........................           S-94
MAI ................................          S-101
Master Servicer Remittance Date.....          S-133
Maturity Date LTV Ratios ...........           S-94
Mezz Cap AB Mortgage Loan ..........           S-78
Mezz Cap AB Mortgage Loans .........           S-78
Mezz Cap Loan Pair .................           S-78
Mezz Cap Loan Pairs ................           S-78
Midland ............................          S-151
Monthly Amount .....................           S-87
Moody's ............................          S-185
Mortgage ...........................           S-75

                                               PAGE
                                               ----
Mortgage Loan Sellers ..............           S-75
Mortgage Note ......................           S-75
Mortgage Rate ......................          S-123
Mortgaged Property .................           S-75
NCCI ...............................           S-95
Net Aggregate Prepayment
   Interest Shortfall ..............          S-124
Net Mortgage Rate ..................          S-122
Net Operating Income ...............           S-93
Net Swap Payment ...................          S-111
NOI ................................           S-93
Non-Offered Certificates ...........          S-105
Non-Offered Subordinate
   Certificates ....................          S-131
Nonrecoverable Advance .............          S-134
Notional Amount ....................          S-106
Oaks Apartments AB Mortgage
   Loan ............................           S-78
Offered Certificates ...............          S-105
Operating Statements ...............           S-94
Option Price .......................          S-159
PAR ................................           S-98
Participants .......................          S-108
Pass-Through Rate ..................          S-119
Paying Agent .......................          S-108
Paying Agent Fee ...................          S-108
Paying Agent Fee Rate ..............          S-108
Percentage Interest ................          S-108
Periodic Payments ..................          S-113
Permitted Investments ..............          S-112
Plan ...............................          S-187
PNC ................................           S-96
PNC Financial ......................           S-96
Pooling and Servicing
   Agreement .......................          S-105
Prepayment Assumption ..............          S-181
Prepayment Interest Excess. ........          S-155
Prepayment Interest Shortfall. .....          S-155
Primary Collateral .................          S-103
Prime Rate .........................          S-135
Principal Balance Certificates .....          S-106
Principal Distribution Amount ......          S-124
Principal Shortfall ................          S-126
Purchase Agreements ................           S-75
Purchase Option ....................          S-159
Purchase Price .....................          S-100
P&I Advance ........................          S-133
Qualified Substitute Mortgage
   Loan ............................          S-101
Rated Final Distribution Date ......          S-130

                                     S-191

                                          PAGE
                                          ----
Rating Agencies .....................    S-185
Rating Agency Trigger Event .........    S-145
Record Date .........................    S-111
Regular Certificates ................    S-181
Reimbursement Rate ..................    S-135
REIT ................................    S-182
Related Proceeds ....................    S-134
Release Date ........................     S-89
REMIC ...............................    S-181
REMIC Provisions ....................    S-181
REO Account .........................    S-157
REO Loan ............................    S-128
REO Property ........................    S-148
Residual Certificates. ..............    S-105
Restricted Group ....................    S-187
Revised Rate ........................     S-85
Rules ...............................    S-110
Scheduled Principal Distribution
   Amount ...........................    S-125
Senior Certificates. ................    S-105
Servicing Advances ..................    S-134
Servicing Fee .......................    S-152
Servicing Fee Rate ..................    S-152
Servicing Standards .................    S-148
Showcase Mall Mortgage Loan .........     S-76
Similar Law .........................    S-187
Special Servicing Fee ...............    S-153
Special Servicing Fee Rate ..........    S-153
Specially Serviced Mortgage
   Loans ............................    S-149
Stated Principal Balance ............    S-127
Statement to Certificateholders .....    S-137
Stonewood Apartments AB
   Mortgage Loan ....................     S-78
Subordinate Certificates. ...........    S-105
Subordinate Companion Loan ..........     S-77

                                          PAGE
                                          ----
Subordinate Offered

S&P .................................    S-185
Treasury ............................    S-183
Treasury Rate .......................     S-87
Trustee .............................     S-75
Trustee Fee .........................    S-143
Trustee Fee Rate ....................    S-143
Underwriters ........................    S-184
Underwriting Agreement ..............    S-184
Underwritten Cash Flow ..............     S-93
Underwritten Cash Flow Debt
   Service Coverage Ratio ...........     S-93
Underwritten NOI ....................     S-93
Unscheduled Principal
   Distribution Amount ..............    S-126
Upper-Tier Distribution Account......    S-112
Upper-Tier REMIC ....................    S-181
UW DSCR .............................     S-93
UW NCF ..............................     S-93
UW NOI ..............................     S-93
Voting Rights .......................    S-141
WAC Rate ............................    S-122
Withheld Amounts ....................    S-112
Withheld Loans ......................    S-112
Workout Fee .........................    S-153
Workout Fee Rate ....................    S-153
Workout-Delayed
   Reimbursement Amount .............    S-135
Yield Maintenance Charge ............     S-87

                                     S-192

                                   SCHEDULE I
                             CLASS X REFERENCE RATES

             DISTRIBUTION DATE                          REFERENCE RATE
            -------------------                        ---------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE II
                       PLANNED PRINCIPAL BALANCE SCHEDULE

               PERIOD                 DATE                 BALANCE
              --------               ------               --------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

    J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., SERIES 2005-LDP1

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #       ORIGINATOR   PROPERTY NAME                                STREET ADDRESS
------       ----------   -------------                                --------------

  1             EHY       Woodbridge Center                            250 Woodbridge Center Drive
  2             NCCI      One River Place Apartments                   640 West 42nd Street
  3            JPMCB      Pier 39                                      Beach Street at The Embarcadero
  4            JPMCB      Westbury Plaza                               1220-1250 Old Country Road
  5          JPMCB/EHY    Showcase Mall                                3769 - 3785 Las Vegas Boulevard South
  6             NCCI      777 Sixth Avenue                             777 Sixth Avenue
  7             NCCI      Water's Edge                                 5510 & 5570 Lincoln Boulevard
  8            JPMCB      55 Railroad Avenue                           55 Railroad Avenue
  9             NCCI      Southlake Town Square One                    East Southlake Boulevard at Grand Avenue
  10            EHY       Franklin Village                             660 West Central Street
  11            PNC       Preston Center Pavilion & Square             8301-8335 Westchester Drive
  12           JPMCB      Cornerstone Brands Distribution Center       8877 Union Centre Boulevard
  13          LaSalle     400 6th Street S.W.                          400 6th Street S.W.
  14            EHY       On the Avenue                                2170-2178 Broadway
  15          LaSalle     Gateway Pavilion                             10000 West McDowell Road
  16            NCCI      Cornerstone Plaza                            1990 South Bundy Drive
  17            EHY       140 West 57th Street                         140 West 57th Street
  18           JPMCB      FCB Center                                   101 East Erie Street
  19           JPMCB      Roseville/Stanford Ranch Crossing            6718 Stanford Ranch Road
  20            EHY       50 West 57th Street                          50 West 57th Street
  21            NCCI      One Financial Plaza                          One Financial Plaza
  22            NCCI      Midtown Center                               5700 West Capitol Drive
  23            EHY       Harbor Court (Fee Loan)                      55 Merchant Street
  24            NCCI      Indigo Palms Apartments                      3777 East McDowell Road
  25            EHY       Independence Plaza                           2465 South Broad Street
  26           JPMCB      Wells Fargo Office Building                  1150 West Washington Street
  27           JPMCB      Market Center                                2610 Citiplace Court
  28         JPMLASALLE   Montgomery Medical Office Buildings          18109 and 18111 Prince Philip Drive
  29            EHY       Pecos Plaza                                  3325 and 3347 East Russell Road and 5715 South Pecos Road
  30            NCCI      Centre Pointe                                801, 901 and 1001 Brightseat Road
  31            PNC       Phoenix Park Hotel                           520 North Capitol Street, N.W.
  32            PNC       Gage Village Shopping Center                 1301-1439 East Gage Avenue
  33          LaSalle     Mountaineer Village Apartments               273 Yosef Drive
  34            NCCI      Imperial Marketplace                         4389, 4393, 4415, 4445 Imperial Avenue and 155, 255,
                                                                         265 Marketplace Avenue
  35           JPMCB      Hilton Garden Inn - Louisville               2735 Crittenden Drive
  36            PNC       Courtney Creek Apartments                    2850 Courtney Creek Boulevard
  37           JPMCB      Golf Glen Mart Plaza                         9000-9196  West Golf Road
  38            EHY       Redwood Tower                                217 East Redwood Street
  39            PNC       Dr. Pepper/7Up/Beverage Management, Inc      950 Stelzer Road
  40           JPMCB      100 North LaSalle Street                     100 North LaSalle Street
  41            EHY       Palm Aire Marketplace                        3 - 299 South Pompano Parkway
  42           JPMCB      Ammendale South Technology Center            5901 Ammendale Road
  43           JPMCB      Edwards Systems                              8985 Town Center Parkway
  44            EHY       Phil. Apt. Port. East Cheltenham             Various
 44.1           EHY       The Triangle Apartments                      6210-6242 Roosevelt Boulevard, 6215-6239 Everett Avenue and
                                                                         1600-1646 Robbins Avenue
 44.2           EHY       Oxford Court Apartments                      5051 Oxford Avenue
 44.3           EHY       Jefferson Court Apartments                   4925 Saul Avenue
 44.4           EHY       Madison Court Apartments                     4901 Oxford Avenue and 1401-1411 Harrison Street
 44.5           EHY       Howell Court Apartments                      1314-1358 and 1315-1341 Howell Street
 44.6           EHY       The East Cheltenham at Large Apartments      1319 - 1347 Cheltenham Avenue and 5500-5532 Large Street
  45            PNC       Desert Sage Apartments                       1737 N. Central Avenue
  46            PNC       Carson Normandie                             1141-1259 W. Carson St. & 21600 S. Normandie Ave.
  47          LaSalle     Shurgard/Morningstar Portfolio               Various
 47.1         LaSalle     Florance Self Storage                        753 North Cashua Drive
 47.2         LaSalle     Hickory Self Storage                         1970 Tate Boulevard
 47.3         LaSalle     Lexington Self Storage                       951 North Main Street
 47.4         LaSalle     Sumter Self Storage                          1277 Camden Highway
 47.5         LaSalle     Wilkenson Self Storage                       3912 Wilkenson Boulevard
 47.6         LaSalle     Winston Salem Self Storage                   5713 Robinwood Lane
  48            NCCI      Harley Davidson Center(15)                   2605 South Eastern Avenue
  49            PNC       Pinnacle Woods Apartments                    5000 Clinton Parkway
  50            NCCI      Indian River Office Building                 777 & 787 37th Street
  51            EHY       Lake Washington Park                         5808 Lake Washington Boulevard Northeast
  52          LaSalle     Mission University Apartments                9201 Glenwater Drive
  53          LaSalle     Park Village Apartments                      14100 Rio Bonito
  54            PNC       Lakewood Cove                                1100 Center Street
  55            EHY       Courtyard Plaza Shopping Center              111-183 Interstate 35 South
  56          LaSalle     StorAmerica - Arcadia                        5630 Peck Road
  57            NCCI      Northwoods Shopping Center                   1209-1321 Bruce B. Downs Boulevard
  58          LaSalle     Southbridge Mall                             100 South Federal Avenue
  59            NCCI      Hunters Glen                                 8601 Roberts Drive
  60            PNC       Cypress Greens Apartments                    4864 Cypress Woods Drive
  61            NCCI      2 Horatio Street                             2 Horatio Street
  62            NCCI      Southlake Town Square Two                    1400 Civic Place
  63            EHY       Peachtree Center Garage                      221 Peachtree Center Avenue, Northeast
  64            EHY       Roebuck Marketplace                          9116-9176 Parkway East
  65          LaSalle     StorAmerica - Palm Desert                    74876 42nd Street
  66            NCCI      Tebo Plaza                                   3101-3141 28th Street
  67           JPMCB      Chimney Hill Center                          3600 Holland Road
  68           JPMCB      Sorrento Apartments                          2400 Howell Branch Road
  69            NCCI      Shoppes on the Ridge                         24175 US Highway 27
  70            NCCI      Washington Tower Center                      444 SW 5th Avenue
  71           JPMCB      134 Meeting Street                           134 Meeting Street
  72          LaSalle     Saddleback Financial Center                  24012 Calle de la Plata
  73           JPMCB      Village in the Pines                         1050 West 8th Avenue
  74         JPMLASALLE   The Bank of America Building                 6475-6495 New Hampshire Avenue
  75          LaSalle     South Park Business Center                   21-63 South Park Boulevard, 50-164 South Park Boulevard, and
                                                                         1499 Windhurst Way
  76            PNC       Cardiff Towne Center                         2005-2093 San Elijo Avenue
  77            PNC       The Belvedere Apartments                     7000 Cook Road
  78            PNC       Regents Cove Apartment Homes                 6775 Westcreek Drive
  79         JPMLASALLE   Mission Spring Creek                         1802 Apollo Road
  80            EHY       Hawthorne Plaza                              4815 Noland Road
  81            NCCI      Crenshaw Plaza                               3212-3340 West Slauson Avenue
  82           JPMCB      Spring Town Center                           2116 Kuykendahl Road
  83            EHY       Alton Road                                   1656-1680 Alton Road
  84           JPMCB      Champion Woods Apartments                    6830 Champions Plaza Drive
  85          LaSalle     Briarcliff Apartments                        4805 Transit Road
  86          LaSalle     Lee Heights Shopping Center                  4500 Lee Highway
  87           JPMCB      Buckingham Apartments                        900 David Court
  88            PNC       Timbers of Pine Hollow Apartment Homes       2020 Plantation Drive
  89            NCCI      1712 Pearl Street                            1712 Pearl Street
  90            EHY       River Oaks Office                            4120 Southwest Freeway
  91            EHY       Jacobi - 730 Lexington                       730 Lexington Avenue
  92          LaSalle     Rugby Square Apartments                      212 Dorchester Avenue
  93          LaSalle     West Gate South                              2303, 2315 and 2401 North Pearl Street and
                                                                         5744 North 26th Street
  94            NCCI      Green's Corner                               2361 Bethelview Road
  95            PNC       Pine Forest Apartment Homes                  17103 Clay Road
  96            EHY       Hampton Inn and Suites                       29 William Pope Drive
  97            NCCI      Village at Surprise Shopping Center          13980 West Bell Road
  98            NCCI      Stilesboro Oaks                              1720 Mars Hill Road
  99         JPMLASALLE   Mission Road Self Storage                    458 East Mission Road
 100           JPMCB      10th  Street Medical Building                1450 10th Street
 101            NCCI      Bradburn                                     11940, 11961 & 11970 Bradburn Boulevard, 4147 Main Street
 102            PNC       Residence Inn                                4041 Bluemel Road
 103         JPMLASALLE   1700 Ridgely Street                          1700 Ridgely Street
 104          LaSalle     Easy Self Storage Portfolio                  Various
104.01        LaSalle     Convenient Storage--15th Street              802 15th Street
104.02        LaSalle     Chesapeake Storage                           113 2nd Avenue
104.03        LaSalle     Lavalette Storage                            3424 State Route 75
104.04        LaSalle     Convenient Storage--Camden                   474 Camden Road
104.05        LaSalle     Convenient Storage--Bradley                  4742 Bradley Road
104.06        LaSalle     Convenient Storage--Sycamore                 1304 & 2201 Sycamore Street
104.07        LaSalle     P.Ridge Storage                              10 Stor-Mor Drive
104.08        LaSalle     Ernies Storage                               1208 Main Street
104.09        LaSalle     Proctorville Storage                         460 Township Road 1161
104.10        LaSalle     South Point Storage                          6505 County Road 1
104.11        LaSalle     AAA Storage                                  8203 Meade Springer Road
104.12        LaSalle     Coal Grove Storage                           208 Stanley Street
 105           JPMCB      Pratt Distribution                           32432 Capitol Street
 106           JPMCB      Southcreek Shopping Center                   Route 60 and South Creek Commercial Parkway
 107           JPMCB      Lexington Place                              11001 Rancho Place
 108            EHY       Ridgefield Shopping Center                   2900 South Danville Bypass
 109           JPMCB      Residence Inn - Lexington                    2688 Pink Pigeon Parkway
 110         JPMLASALLE   Country Meadows Plaza                        16700-16900 Twenty-One Mile Road
 111          LaSalle     Sunset Commons                               10805 Sunset Office Drive
 112         JPMLASALLE   Edelweiss Shopping Center                    638-848 Edelweiss Village Parkway
 113            NCCI      Stonefield Village Apartments                3641 West College Avenue
 114            EHY       Lenoir Festival Centre                       350 Blowing Rock Road
 115            NCCI      Shops on Howard                              1200 West Howard Lane
 116           JPMCB      Eastchester Ridge Apartments                 2120 Chester Ridge Drive
 117            EHY       Loretto Towne Center                         505 South Main Street
 118            NCCI      Newton Crossings                             5340 McDonough Highway
 119          LaSalle     Triad Apartments                             1400 Millersport Highway
 120           JPMCB      Roseville Shopping Center                    31851-31873 & 31921-31975 Gratiot Avenue
 121            PNC       Alameda Pointe Apartments                    2021 East Alameda
 122            EHY       1720 West Broadway Rd                        1720 West Broadway Road
 123            PNC       Intermex Office Building                     9480 South Dixie Highway
 124            NCCI      Publix at Brooker Creek                      3601 East Lake Road
 125          LaSalle     Town and Country Shopping Center             2166 West 4th Street
 126           JPMCB      10 East South Street                         10 East South Street
 127            EHY       Jacobi - 494 Broadway                        494 Broadway
 128         JPMLASALLE   Beech Grove Plaza SC                         5329-5425 East Thompson Road
 129          LaSalle     Chateau Apartments                           201 NC Highway 54 Bypass West
 130          LaSalle     Airport Center Building K                    5039  Airport Center Parkway
 131          LaSalle     Round Top MHP & RV Resort                    180 Knight Road
 132         JPMLASALLE   Carriage Hill Apartments                     1800 Lakewood Drive
 133           JPMCB      Union Hills South Retail Pad                 8251 West Union Hills Drive
 134            NCCI      Silver Oaks                                  3640 Peachtree Corners Circle
 135           JPMCB      Sterling Ridge Office II                     6704 Sterling Ridge Drive and 6701 Lake Woodlands Drive
 136           JPMCB      York Marketplace                             10015 York Road
 137            NCCI      Watercolor Crossing                          88-174 Watercolor Way
 138            PNC       Columbia Square                              7420 & 7440 West Cactus Road
 139            PNC       Country Inn & Suites(16)                     5155 Carmichael Road
 140            NCCI      AA-Universal Storage                         6131 Lankershim Boulevard
 141          LaSalle     ELP-Freemont                                 E6506 Highway 110
 142         JPMLASALLE   Pecos Windmill Plaza                         2667 Windmill Parkway, 193-197 North Pecos Road, and
                                                                         2631-2663 Windmill Parkway
 143           JPMCB      Lindbergh Building                           5101 Decatur Boulevard
 144           JPMCB      Stonewood Apartments                         501 East Camellia Avenue
 145          LaSalle     Walgreens - Minneapolis, MN                  4880 Central Avenue Northeast
 146            PNC       Claycomo Plaza                               461 NE 69 Highway
 147           JPMCB      Elizabeth City Crossing                      683 Hughes Boulevard
 148           JPMCB      McCormick Building                           6525 Daniel Burnham Drive
 149            NCCI      Union & Seaman Portfolio                     Various
149.1           NCCI      119 Union Turnpike                           119-20 Union Turnpike
149.2           NCCI      65 Seaman Avenue                             65 Seaman Avenue
 150          LaSalle     Tinsley Laboratories Building                4050 Lakeside Drive
 151            NCCI      Four Seasons Apartments                      620 North Hewitt Drive
 152          LaSalle     Walgreens - Jacksonville, NC                 359 Western Boulevard
 153            NCCI      Walgreens - Chandler                         55 East Ray Road
 154           JPMCB      Laurel Hill Apartments                       7197 Balboa Drive
 155         JPMLASALLE   Walgreens - Littleton, CO                    2697 West Belleview Avenue
 156         JPMLASALLE   Central Avenue Self Storage                  3399 Central Avenue
 157          LaSalle     Walgreens - Mantua                           NWC Bridgeton Pike and Berkley Road
 158            NCCI      The Oaks Apartments                          1403 Southwest 3rd Street
 159          LaSalle     Meadowood Shopping Center                    5702-5750 Raymond Road
 160          LaSalle     Moore Self Storage                           2589 West Clemmonsville Road
 161          LaSalle     Walgreens - Midwest City, OK                 9950 SE 15th Street
 162           JPMCB      Carriage Green Apartments                    4501 West Main Street
 163           JPMCB      Friendly Village of Manchester               4052 Route 96
 164           JPMCB      Claytons Mark Apartments                     504 SW 23rd Street
 165          LaSalle     Walgreens - Amarillo                         5709 Amarillo Boulevard
 166            PNC       Fairfield Apartments                         18 Country Club Drive
 167            NCCI      Airport Bypass Self Storage                  7612 Baca Lane
 168           JPMCB      Champions on Luther Street                   900 Luther Street
 169          LaSalle     Walgreens - Dallas                           11403 Northwest Highway
 170            NCCI      2700 Carson Street                           2700 Carson Street
 171           JPMCB      Holleman Village                             1100 Gridiron Drive
 172            NCCI      Carver Gardens Apartments                    1101 Southeast 15th Street
 173            EHY       The Plazas at Lakewood Forest                11550 Louetta Road
 174           JPMCB      Orange North Apartments                      943 West Orange Blossom Trail
 175         JPMLASALLE   181 3rd Street                               181 3rd Street
 176          LaSalle     CVS - League City, TX                        2700 West Main Street
 177            EHY       The Plazas at Grand Parkway                  1575 South Grand Parkway
 178            NCCI      Hancock Office                               1290 North Hancock Street
 179           JPMCB      Willow Oaks Apartments                       6003 Jo Danielle Place
 180           JPMCB      Hobby Lobby/Office Depot                     200 West Blanchard Street
 181          LaSalle     Walgreens - Springfield, IL                  2625 Stevenson Drive
 182            NCCI      215 East 73rd Street                         215 East 73rd Street
 183            NCCI      Ocee Plaza                                   11550 Jones Bridge Road
 184            NCCI      Pier One Imports                             5919 East Broadway Boulevard
 185          LaSalle     LaSalle North & Neva (Centrum)               7126 West North Avenue
 186          LaSalle     Morganton Arms Apartments                    2203 Morganton Road
 187           JPMCB      Stor-It-All Inc. Storage                     Various
187.1          JPMCB      Stor-It-All Sheffield                        1881 North Main Street
187.2          JPMCB      Stor-It-All Canaan                           13 Clayton Road & 325 Ashley Falls Road
 188           JPMCB      Scottsdale Wal-Mart (Pad #4)                 15231 North Northsight Boulevard
 189         JPMLASALLE   Walgreens - Crowley, TX                      901 South Crowley Road
 190            PNC       Woodland Point Apartments                    6710 St. John's Avenue
 191           JPMCB      Glen Oaks Industrial Park                    9960-9990 Glenoaks Boulevard
 192         JPMLASALLE   Swift Creek and Madison Apartments           Various
192.1        JPMLASALLE   Madison Apartments                           601 West 54th Street
192.2        JPMLASALLE   Swift Creek Villas                           411 Wells Street
 193            NCCI      Baltic 1 & 2                                 1720 Dr. Martin Luther King Jr. Way
 194          LaSalle     Arhaus Plaza                                 35 Tri County Parkway
 195          LaSalle     CVS -Clemmons                                2770 Lewisville Clemmons Road
 196            PNC       Park Springs Apartments                      5610 Shaw Road
 197            NCCI      Walgreen - Nashville                         400 Tulip Grove Road
 198            PNC       Willow Pond I                                45665 Willow Pond Plaza
 199          LaSalle     Walgreens - Missouri City, TX                3403 Texas Parkway
 200            NCCI      Ryland Homes Building                        760 Old Roswell Road
 201            NCCI      Brooks Industrial Park                       4601-4607 Brooks Street
 202          LaSalle     Danwood Shopping Center                      2410 Augusta Road
 203           JPMCB      Staples Middleton                            3601 Towne Boulevard
 204          LaSalle     Am South - Orlando (Lake Underhill)          7350 Lake Underhill Road
 205           JPMCB      East Gate apts                               401 Lincoln Avenue
 206          LaSalle     Cotton Creek Apartments                      500 Cyprus Lane
 207         JPMLASALLE   RBC Centura Bank                             1064 Richard D. Sailors Parkway
 208            NCCI      Kirkwood Meadows Apartments                  1122 City Springs Road
 209           JPMCB      Burbank Office Building                      224 East Olive Avenue
 210         JPMLASALLE   Castledome Self Storage                      1181 South Castledome Avenue
 211            NCCI      A-1 Absolute Self Storage                    2339 Inwood Road
 212          LaSalle     Walgreens - Greenville (Whitehorse Road)     6057 White Horse Road
 213            NCCI      Forest Park II                               1001 Southwest 7th Avenue
 214          LaSalle     Landmark Shopping Center                     158 Emery Highway
 215            NCCI      Allen Place Apartments                       512 Daughtery Avenue
 216          LaSalle     Woodmen Hills Plaza                          7622-7654 McLaughlin Road
 217          LaSalle     Oxford Marketplace                           158-182 South Washington Avenue
 218            NCCI      9631-9637 Santa Monica Boulevard             9631-9637 Santa Monica Boulevard.
 219            NCCI      Calimesa Estates                             33848 Avenue G
 220            PNC       The Shoppes at Hunter's Creek                13740 S. John Young Parkway
 221           JPMCB      Brentwood Apartments                         3101 North J Street
 222          LaSalle     Walgreens - Dearborn and Division            1210-1214  North Dearborn Street
 223          LaSalle     CVS - Garner, NC                             5680 State Highway 42 West
 224           JPMCB      Staples - Altoona, IA                        3500 8th Street Southwest
 225          LaSalle     Secure & Safe Self Storage                   23366 Wall Street
 226            NCCI      Honeydale MHP                                505 Honeydale Road
 227         JPMLASALLE   CVS - Jacksonville                           1001 Pelham Road South
 228            NCCI      Walgreens - Magnolia                         6707 FM Highway 1488
 229          LaSalle     All Size Self Storage                        23850 Sunnymead Boulevard
 230         JPMLASALLE   Lynn Village Apartments                      905 West 26th Street
 231          LaSalle     BB&T Bank Dacula, GA ground lease            3475 Braselton Highway
 232         JPMLASALLE   Pheasant Branch                              6430 Pheasant Lane
 233           JPMCB      Tyler Park Apartments                        1103 Lewis Drive
 234          LaSalle     Kaylene Court Apartments                     1011 14th Street

                                                                           NUMBER OF   PROPERTY              PROPERTY
LOAN #  CITY                   STATE     ZIP CODE   COUNTY                PROPERTIES   TYPE                  SUBTYPE
------  ----                   -----     --------   ------                ----------   ----                  -------

   1    Woodbridge              NJ        07095     Middlesex                  1       Retail                Superregional Mall
   2    New York                NY        10036     New York                   1       Multifamily           Mid/High Rise
   3    San Francisco           CA        94133     San Francisco              1       Retail                Anchored
   4    Westbury                NY        11590     Nassau                     1       Retail                Anchored
   5    Las Vegas               NV        89109     Clark                      1       Retail                Anchored
   6    New York                NY        10001     New York                   1       Multifamily           Mid/High Rise
   7    Playa Vista             CA        90094     Los Angeles                1       Office                Suburban
   8    Greenwich               CT        06830     Fairfield                  1       Office                Suburban
   9    Southlake               TX        76092     Tarrant                    1       Retail                Anchored
  10    Franklin                MA        02038     Norfolk                    1       Retail                Anchored
  11    Dallas                  TX        75225     Dallas                     1       Retail                Anchored
  12    West Chester            OH        45069     Butler                     1       Industrial            Warehouse/Distribution
  13    Washington              DC        20024     District of Columbia       1       Office                CBD
  14    New York                NY        10024     New York                   1       Hotel                 Limited Service
  15    Avondale                AZ        85323     Maricopa                   1       Retail                Anchored
  16    Los Angeles             CA        90025     Los Angeles                1       Office                Suburban
  17    New York                NY        10019     New York                   1       Office                CBD
  18    Chicago                 IL        60611     Cook                       1       Office                CBD
  19    Roseville               CA        95678     Placer                     1       Retail                Anchored
  20    New York                NY        10019     New York                   1       Office                CBD
  21    Providence              RI        02903     Providence                 1       Office                CBD
  22    Milwaukee               WI        53216     Milwaukee                  1       Retail                Anchored
  23    Honolulu                HI        96813     Honolulu                   1       Mixed Use             Office/Residential
  24    Phoenix                 AZ        85008     Maricopa                   1       Multifamily           Garden
  25    Hamilton Township       NJ        08610     Mercer                     1       Retail                Anchored
  26    Tempe                   AZ        85281     Maricopa                   1       Office                Suburban
  27    Baton Rouge             LA        70808     East Baton Rouge           1       Retail                Anchored
  28    Olney                   MD        20832     Montgomery                 1       Office                Suburban
  29    Las Vegas               NV        89120     Clark                      1       Retail                Anchored
  30    Landover                MD        20785     Prince Georges             1       Industrial            Flex
  31    Washington              DC        20001     District of Columbia       1       Hotel                 Full Service
  32    Los Angeles             CA        90001     Los Angeles                1       Retail                Anchored
  33    Boone                   NC        28607     Watauga                    1       Multifamily           Garden
  34    San Diego               CA        92113     San Diego                  1       Mixed Use             Office/Retail
  35    Louisville              KY        40209     Jefferson                  1       Hotel                 Full Service
  36    Durham                  NC        27713     Durham                     1       Multifamily           Garden
  37    Niles                   IL        60714     Cook                       1       Retail                Anchored
  38    Baltimore               MD        21202     Baltimore City             1       Office                CBD
  39    Columbus                OH        43219     Franklin                   1       Industrial            Warehouse/Distribution
  40    Chicago                 IL        60602     Cook                       1       Office                CBD
  41    Pompano Beach           FL        33069     Broward                    1       Retail                Anchored
  42    Beltsville              MD        20705     Prince George's            1       Office                Suburban
  43    Bradenton               FL        34202     Manatee                    1       Office                Suburban
  44    Philadelphia            PA       Various    Philadelphia               6       Multifamily           Garden
 44.1   Philadelphia            PA        19149     Philadelphia               1       Multifamily           Garden
 44.2   Philadelphia            PA        19124     Philadelphia               1       Multifamily           Garden
 44.3   Philadelphia            PA        19124     Philadelphia               1       Multifamily           Garden
 44.4   Philadelphia            PA        19124     Philadelphia               1       Multifamily           Garden
 44.5   Philadelphia            PA        19149     Philadelphia               1       Multifamily           Garden
 44.6   Philadelphia            PA        19124     Philadelphia               1       Multifamily           Garden
  45    Goodyear                AZ        85338     Maricopa                   1       Multifamily           Garden
  46    Torrance                CA        90502     Los Angeles                1       Retail                Anchored
  47    Various               Various    Various    Various                    6       Self Storage          Self Storage
 47.1   Florance                SC        29501     Florance                   1       Self Storage          Self Storage
 47.2   Hickory                 NC        28602     Catawba                    1       Self Storage          Self Storage
 47.3   Lexington               NC        27292     Davidson                   1       Self Storage          Self Storage
 47.4   Sumter                  SC        29153     Sumter                     1       Self Storage          Self Storage
 47.5   Charlotte               NC        28208     Mecklenburg                1       Self Storage          Self Storage
 47.6   Winston-Salem           NC        27105     Forysth                    1       Self Storage          Self Storage
  48    Las Vegas               NV        89109     Clark                      1       Retail                Shadow Anchored
  49    Lawrence                KS        66047     Douglas                    1       Multifamily           Garden
  50    Vero Beach              FL        32960     Indian River               1       Office                Suburban
  51    Kirkland                WA        98033     King                       1       Office                Suburban
  52    Charlotte               NC        28262     Mecklenburg                1       Multifamily           Garden
  53    Houston                 TX        77083     Harris                     1       Multifamily           Garden
  54    Henderson               NV        89015     Clark                      1       Multifamily           Garden
  55    New Braunfels           TX        78130     Comal                      1       Retail                Anchored
  56    Arcadia                 CA        91006     Los Angeles                1       Self Storage          Self Storage
  57    Wesley Chapel           FL        33543     Pasco                      1       Retail                Anchored
  58    Mason City              IA        50401     Cerro Gordo                1       Retail                Anchored
  59    Dunwoody                GA        30350     Fulton                     1       Multifamily           Garden
  60    Orlando                 FL        32811     Orange                     1       Multifamily           Garden
  61    New York                NY        10014     New York                   1       Multifamily           Co-op
  62    Southlake               TX        76092     Tarrant                    1       Retail                Anchored
  63    Atlanta                 GA        30303     Fulton                     1       Parking Garage        Parking Garage
  64    Birmingham              AL        35206     Jefferson                  1       Retail                Anchored
  65    Palm Desert             CA        92260     Riverside                  1       Self Storage          Self Storage
  66    Boulder                 CO        80301     Boulder                    1       Retail                Unanchored
  67    Virginia Beach          VA        23452     Virginia Beach City        1       Retail                Anchored
  68    Winter Park             FL        32792     Seminole                   1       Multifamily           Garden
  69    Lake Wales              FL        33859     Polk                       1       Retail                Anchored
  70    Portland                OR        97204     Multnomah                  1       Mixed Use             Office/Retail
  71    Charleston              SC        29401     Charleston                 1       Office                Suburban
  72    Laguna Hills            CA        92653     Orange                     1       Office                Suburban
  73    Mesa                    AZ        85210     Maricopa                   1       Multifamily           Garden
  74    Hyattsville             MD        20783     Prince George's            1       Office                Suburban
  75    Greenwood               IN        46143     Johnson                    1       Office                CBD
  76    Cardiff                 CA        92007     San Diego                  1       Retail                Unanchored
  77    Houston                 TX        77072     Harris                     1       Multifamily           Garden
  78    Fort Worth              TX        76133     Tarrant                    1       Multifamily           Garden
  79    Garland                 TX        75044     Dallas                     1       Multifamily           Garden
  80    Independence            MO        64050     Jackson                    1       Retail                Anchored
  81    Los Angeles             CA        90043     Los Angeles                1       Retail                Anchored
  82    Spring                  TX        77379     Harris                     1       Retail                Anchored
  83    Miami Beach             FL        33139     Miami-Dade                 1       Retail                Anchored
  84    Houston                 TX        77069     Harris                     1       Multifamily           Garden
  85    Depew                   NY        14043     Erie                       1       Multifamily           Garden
  86    Arlington               VA        22207     Arlington                  1       Retail                Unanchored
  87    Elizabethtown           KY        42701     Hardin                     1       Multifamily           Garden
  88    Conroe                  TX        77301     Montgomery                 1       Multifamily           Garden
  89    Boulder                 CO        80302     Boulder                    1       Mixed Use             Office/Retail
  90    Houston                 TX        77027     Harris                     1       Office                Suburban
  91    New York                NY        10022     New York                   1       Retail                Anchored
  92    Syracuse                NY        13203     Onodaga                    1       Multifamily           Garden
  93    Tacoma                  WA        98406     Pierce                     1       Retail                Shadow Anchored
  94    Cumming                 GA        30040     Forsyth                    1       Retail                Anchored
  95    Houston                 TX        77084     Harris                     1       Multifamily           Garden
  96    Bluffton                SC        29909     Beaufort                   1       Hotel                 Full Service
  97    Surprise                AZ        85374     Maricopa                   1       Retail                Shadow Anchored
  98    Acworth                 GA        30101     Cobb                       1       Retail                Anchored
  99    San Marcos              CA        92069     San Diego                  1       Self Storage          Self Storage
 100    Santa Monica            CA        90401     Los Angeles                1       Office                Suburban
 101    Westminster             CO        80031     Adams                      1       Retail                Unanchored
 102    San Antonio             TX        78240     Bexar                      1       Hotel                 Limited Service
 103    Baltimore               MD        21230     Baltimore City             1       Industrial            Warehouse/Distribution
 104    Various               Various    Various    Various                   12       Self Storage          Self Storage
104.01  Huntington              WV        25701     Cabell                     1       Self Storage          Self Storage
104.02  Chesapeake              OH        45619     Lawrence                   1       Self Storage          Self Storage
104.03  Lavalette               WV        25535     Cabell                     1       Self Storage          Self Storage
104.04  Huntington              WV        25704     Wayne                      1       Self Storage          Self Storage
104.05  Huntington              WV        25704     Wayne                      1       Self Storage          Self Storage
104.06  Kenova                  WV        25530     Wayne                      1       Self Storage          Self Storage
104.07  Huntington              WV        25705     Cabell                     1       Self Storage          Self Storage
104.08  Barboursville           WV        25504     Cabell                     1       Self Storage          Self Storage
104.09  Proctorville            OH        45669     Lawrence                   1       Self Storage          Self Storage
104.10  South Point             OH        45680     Lawrence                   1       Self Storage          Self Storage
104.11  Ashland                 KY        41102     Boyd                       1       Self Storage          Self Storage
104.12  Coal Grove              OH        45638     Lawrence                   1       Self Storage          Self Storage
 105    Livonia                 MI        48150     Wayne                      1       Industrial            Warehouse/Distribution
 106    Powhatan                VA        23139     Powhatan                   1       Retail                Anchored
 107    Fort Worth              TX        76248     Tarrant                    1       Manufactured Housing  Manufactured Housing
 108    Danville                KY        40422     Boyle                      1       Retail                Anchored
 109    Lexington               KY        40509     Fayette                    1       Hotel                 Full Service
 110    Macomb                  MI        48044     Macomb                     1       Retail                Unanchored
 111    Sunset Hills            MO        63127     St. Louis                  1       Office                Suburban
 112    Gaylord                 MI        49735     Ostego                     1       Retail                Unanchored
 113    Franklin                WI        53132     Milwaukee                  1       Multifamily           Garden
 114    Lenoir                  NC        28645     Caldwell                   1       Retail                Anchored
 115    Austin                  TX        78753     Travis                     1       Retail                Shadow Anchored
 116    High Point              NC        27262     Guilford                   1       Multifamily           Garden
 117    Las Cruces              NM        88001     Dona Ana                   1       Mixed Use             Office/Retail
 118    Covington               GA        30016     Newton                     1       Retail                Anchored
 119    Amherst                 NY        14221     Erie                       1       Multifamily           Mid/High Rise
 120    Roseville               MI        48066     Macomb                     1       Retail                Unanchored
 121    Norman                  OK        73071     Cleveland                  1       Multifamily           Garden
 122    Mesa                    AZ        85202     Maricopa                   1       Industrial            Warehouse/Distribution
 123    Miami                   FL        33156     Dade                       1       Office                Suburban
 124    Palm Harbor             FL        34685     Pinellas                   1       Retail                Anchored
 125    Ontario                 OH        44906     Richland                   1       Retail                Anchored
 126    Wilkes-Barre            PA        18701     Luzerne                    1       Multifamily           Mid/High Rise
 127    New York                NY        10012     New York                   1       Mixed Use             Office/Retail
 128    Indianapolis            IN        46237     Marion                     1       Retail                Anchored
 129    Carrboro                NC        27510     Orange                     1       Multifamily           Garden
 130    Charlotte               NC        28208     Mecklenburg                1       Office                Suburban
 131    Gettysburg              PA        17325     Adams                      1       Manufactured Housing  Manufactured Housing
 132    Phenix City             AL        36867     Russell                    1       Multifamily           Garden
 133    Glendale                AZ        85308     Maricopa                   1       Retail                Shadow Anchored
 134    Norcross                GA        30092     Gwinnett                   1       Multifamily           Garden
 135    The Woodlands           TX        77382     Montgomery                 1       Office                Suburban
 136    Cockeysville            MD        21030     Baltimore                  1       Retail                Unanchored
 137    Santa Rosa Beach        FL        32459     Walton                     1       Retail                Anchored
 138    Peoria                  AZ        85381     Maricopa                   1       Retail                Unanchored
 139    Montgomery              AL        36106     Montgomery                 1       Hotel                 Limited Service
 140    North Hollywood         CA        91606     Los Angeles                1       Self Storage          Self Storage
 141    Fremont                 WI        54940     Waupaca                    1       Manufactured Housing  Manufactured Housing
 142    Henderson               NV        89074     Clark                      1       Retail                Anchored
 143    Indianapolis            IN        46241     Marion                     1       Office                Suburban
 144    McAllen                 TX        78501     Hidalgo                    1       Multifamily           Garden
 145    Hilltop                 MN        55421     Anoka                      1       Retail                Anchored
 146    Claycomo                MO        64119     Clay                       1       Retail                Anchored
 147    Elizabeth City          NC        27907     Pasquotank                 1       Retail                Anchored
 148    Portage                 IN        46368     Porter                     1       Industrial            Warehouse/Distribution
 149    Various                 NY       Various    Various                    2       Multifamily           Garden
149.1   Kew Gardens             NY        11415     Queens                     1       Multifamily           Garden
149.2   New York                NY        10034     New York                   1       Multifamily           Garden
 150    Richmond                CA        94806     Contra Costa               1       Industrial            Flex
 151    Hewitt                  TX        76643     McLennan                   1       Multifamily           Garden
 152    Jacksonville            NC        28546     Onslow                     1       Retail                Anchored
 153    Chandler                AZ        85225     Maricopa                   1       Retail                Anchored
 154    Orlando                 FL        32818     Orange                     1       Multifamily           Garden
 155    Littleton               CO        80123     Arapahoe                   1       Retail                Anchored
 156    Riverside               CA        92506     Riverside                  1       Self Storage          Self Storage
 157    Mantua                  NJ        08051     Gloucester                 1       Retail                Anchored
 158    Lee's Summit            MO        64081     Jackson                    1       Multifamily           Garden
 159    Madison                 WI        53711     Dane                       1       Retail                Unanchored
 160    Winston Salem           NC        27127     Forsyth                    1       Self Storage          Self Storage
 161    Midwest City            OK        73130     Oklahoma                   1       Retail                Anchored
 162    Kalamazoo               MI        49006     Kalamazoo                  1       Multifamily           Garden
 163    Manchester              NY        14504     Ontario                    1       Manufactured Housing  Manufactured Housing
 164    Grand Prairie           TX        75051     Dallas                     1       Multifamily           Garden
 165    Amarillo                TX        79106     Potter                     1       Retail                Anchored
 166    Newark                  DE        19711     New Castle                 1       Multifamily           Garden
 167    Santa Fe                NM        87507     Santa Fe                   1       Self Storage          Self Storage
 168    College Station         TX        77840     Brazos                     1       Multifamily           Garden
 169    Dallas                  TX        75218     Dallas                     1       Retail                Anchored
 170    Lakewood                CA        90712     Los Angeles                1       Retail                Shadow Anchored
 171    College Station         TX        77840     Brazos                     1       Multifamily           Garden
 172    Gainesville             FL        32641     Alachua                    1       Multifamily           Garden
 173    Houston                 TX        77070     Harris                     1       Retail                Anchored
 174    Apopka                  FL        32712     Orange                     1       Multifamily           Garden
 175    San Rafael              CA        94901     Marin                      1       Mixed Use             Office/Retail
 176    League City             TX        77573     Galveston                  1       Retail                Anchored
 177    Katy                    TX        77494     Fort Bend                  1       Retail                Unanchored
 178    Anaheim                 CA        92807     Orange                     1       Office                Suburban
 179    Louisville              KY        40291     Jefferson                  1       Multifamily           Garden
 180    West Monroe             LA        71291     Ouachita                   1       Retail                Anchored
 181    Springfield             IL        62703     Sangamon                   1       Retail                Anchored
 182    New York                NY        10021     New York                   1       Multifamily           Co-op
 183    Alpharetta              GA        30022     Fulton                     1       Retail                Unanchored
 184    Tucson                  AZ        85711     Pima                       1       Retail                Anchored
 185    Chicago                 IL        60707     Cook                       1       Retail                Anchored
 186    Fayetteville            NC        28303     Cumberland                 1       Multifamily           Garden
 187    Various               Various    Various    Various                    2       Self Storage          Self Storage
187.1   Sheffield               MA        02157     Berkshire                  1       Self Storage          Self Storage
187.2   North Canaan            CT        06018     Litchfield                 1       Self Storage          Self Storage
 188    Scottsdale              AZ        85260     Maricopa                   1       Retail                Shadow Anchored
 189    Crowley                 TX        76036     Tarrant                    1       Retail                Anchored
 190    Palatka                 FL        32177     Putnam                     1       Multifamily           Garden
 191    Sun Valley              CA        91352     Los Angeles                1       Industrial            Flex
 192    Various               Various    Various    Various                    2       Multifamily           Garden
192.1   Savannah                GA        31405     Chatham                    1       Multifamily           Garden
192.2   Darlington              SC        29532     Darlington                 1       Multifamily           Garden
 193    Sarasota                FL        34234     Sarasota                   1       Multifamily           Garden
 194    Cincinnati              OH        45246     Hamilton                   1       Retail                Unanchored
 195    Clemmons                NC        27012     Forsyth                    1       Retail                Anchored
 196    Jackson                 MS        39209     Hinds                      1       Multifamily           Garden
 197    Hermitage               TN        37076     Davidson                   1       Retail                Anchored
 198    Sterling                VA        20164     Loudoun                    1       Office                Suburban
 199    Missouri City           TX        77489     Fort Bend                  1       Retail                Anchored
 200    Roswell                 GA        30076     Fulton                     1       Office                Suburban
 201    Montclair               CA        91763     San Bernardino             1       Industrial            Flex
 202    West Columbia           SC        29169     Lexington                  1       Retail                Unanchored
 203    Middletown              OH        45044     Warren                     1       Retail                Anchored
 204    Orlando                 FL        32822     Orange                     1       Retail                Anchored
 205    College Station         TX        77840     Brazos                     1       Multifamily           Garden
 206    Greenville              MS        38701     Washington                 1       Multifamily           Garden
 207    Powder Springs          GA        30127     Cobb                       1       Retail                Unanchored
 208    Rapid City              SD        57702     Pennington                 1       Multifamily           Garden
 209    Burbank                 CA        91502     Los Angeles                1       Office                Suburban
 210    Yuma                    AZ        85365     Yuma                       1       Self Storage          Self Storage
 211    Dallas                  TX        75235     Dallas                     1       Self Storage          Self Storage
 212    Greenville              SC        29611     Greenville                 1       Retail                Anchored
 213    Forest Lake             MN        55025     Washington                 1       Multifamily           Garden
 214    Macon                   GA        31217     Bibb                       1       Retail                Anchored
 215    Waco                    TX        76706     McLennan                   1       Multifamily           Garden
 216    Peyton                  CO        80831     El Paso                    1       Retail                Unanchored
 217    Oxford Township         MI        48371     Oakland                    1       Retail                Unanchored
 218    Beverly Hills           CA        90210     Los Angeles                1       Retail                Unanchored
 219    Yucaipa                 CA        92399     San Bernardino             1       Manufactured Housing  Manufactured Housing
 220    Orlando                 FL        32837     Orange                     1       Retail                Unanchored
 221    McAllen                 TX        78501     Hidalgo                    1       Multifamily           Garden
 222    Chicago                 IL        60610     Cook                       1       Retail                Anchored
 223    Garner                  NC        27529     Johnston                   1       Retail                Anchored
 224    Altoona                 IA        50009     Polk                       1       Retail                Anchored
 225    Lake Villa              IL        60046     Lake                       1       Self Storage          Self Storage
 226    Brownsville             TX        78520     Cameron                    1       Manufactured Housing  Manufactured Housing
 227    Jacksonville            AL        36265     Calhoun                    1       Retail                Anchored
 228    Magnolia                TX        77354     Montgomery                 1       Retail                Anchored
 229    Moreno Valley           CA        92553     Riverside                  1       Self Storage          Self Storage
 230    Lynn Haven              FL        32444     Bay                        1       Multifamily           Garden
 231    Dacula                  GA        30019     Gwinnett                   1       Office                Suburban
 232    Middleton               WI        53562     Dane                       1       Multifamily           Garden
 233    Elizabethtown           KY        42701     Hardin                     1       Multifamily           Garden
 234    Wamego                  KS        66547     Pottawatomie               1       Multifamily           Garden

                          YEAR                        UNIT OF                           OCCUPANCY        APPRAISED        APPRAISAL
LOAN #    YEAR BUILT    RENOVATED        UNITS        MEASURE        OCCUPANCY %           DATE          VALUE ($)           DATE
------    ----------    ---------        -----        --------       -----------           ----          ---------           ----

   1         1971         2003         556,835      Square Feet          96.4            11/01/04         375,000,000      10/14/04
   2         2000                          921         Units             95.2            10/15/04         322,900,000      10/15/04
   3         1978         2004         242,283      Square Feet          95.6            12/01/04         200,700,000      11/22/04
   4         1993         2004         398,602      Square Feet         100.0            10/31/04         117,000,000      10/29/04
   5         1996                      184,814      Square Feet         100.0            10/01/04         150,000,000      01/01/05
   6         2000                          294         Units             99.7            11/01/04         125,100,000      12/01/04
   7         2002                      243,433      Square Feet         100.0            03/11/05          96,400,000      12/21/04
   8         1974         2003         131,634      Square Feet         100.0            12/01/04          99,000,000      11/15/04
   9         2000         2004         403,627      Square Feet          95.6            02/01/05         127,500,000      01/18/05
  10         1987         2004         301,703      Square Feet          98.3            10/29/04          70,000,000      09/30/04
  11         1952         2002         232,666      Square Feet          88.5            11/03/04          61,000,000      11/04/04
  12         1999                      970,168      Square Feet         100.0            03/01/05          54,000,000      11/23/04
  13         1967         1999         128,723      Square Feet         100.0            03/01/05          48,000,000      11/03/04
  14         1912         2003             267         Rooms             77.0            07/31/04          60,300,000      09/01/04
  15         2004                      273,610      Square Feet          97.1            09/20/04          62,000,000      08/28/04
  16         1986                      164,061      Square Feet          86.1            11/01/04          44,000,000      08/05/04
  17         1908         1998          89,650      Square Feet          88.7            09/01/04          41,600,000      08/25/04
  18         1986                      224,565      Square Feet          99.1            12/15/04          51,500,000      11/10/04
  19         1998                      188,493      Square Feet          97.5            10/01/04          37,000,000      10/30/04
  20         1926         2000          78,600      Square Feet          87.5            09/01/04          39,800,000      08/25/04
  21         1972         1999         322,284      Square Feet          88.2            01/01/05          46,900,000      01/01/05
  22         2003                      319,108      Square Feet          97.9            01/01/05          49,000,000      12/20/04
  23         1994                       57,673      Square Feet         100.0            03/01/05          64,000,000      12/01/04
  24         2001         2003             432         Units             90.5            11/29/04          38,000,000      12/09/04
  25         1961         2001         252,540      Square Feet          97.0            10/01/04          25,500,000      07/08/04
  26         2004                      214,272      Square Feet          80.8            12/23/04          28,600,000      11/02/04
  27         1996                      123,194      Square Feet         100.0            12/02/04          25,750,000      12/08/04
  28         1974         2001         131,074      Square Feet          91.6            11/30/04          25,500,000      11/17/04
  29         1987         2000         138,260      Square Feet          92.1            11/30/04          26,500,000      09/10/04
  30         1985         2002         254,212      Square Feet          97.5            09/01/04          27,600,000      10/21/04
  31         1927         1997             149         Rooms             65.5            10/31/04          27,400,000      11/15/04
  32         2003                      102,685      Square Feet          93.2            12/14/04          23,050,000      10/28/04
  33         2003         2005             576         Beds              90.3            01/26/05          21,900,000      01/01/05
  34         2002         2004         110,632      Square Feet         100.0            12/01/04          23,900,000      02/01/05
  35         2003                          210         Rooms             70.8            09/30/04          23,025,000      11/11/04
  36         2001                          280         Units             88.9            11/05/04          21,875,000      11/08/04
  37         1979                      232,790      Square Feet          99.1            11/01/04          21,400,000      08/13/04
  38         1987         2004         202,729      Square Feet          95.3            12/01/04          26,000,000      09/01/04
  39         1966         2004         480,762      Square Feet         100.0            11/01/04          18,700,000      10/27/04
  40         1927         1988         157,409      Square Feet          86.0            06/30/04          18,200,000      07/09/04
  41         1964         1997         140,316      Square Feet          93.9            09/30/04          20,500,000      09/27/04
  42         2003                      104,619      Square Feet          82.2            12/29/04          17,000,000      12/17/04
  43         2004                      106,790      Square Feet         100.0            03/01/05          19,700,000      12/02/04
  44        Various                        362         Units             95.9            06/24/04          18,200,000      07/23/04
 44.1        1950                          108         Units             95.4            06/24/04           5,700,000      07/23/04
 44.2        1940                           32         Units            100.0            06/24/04           1,600,000      07/23/04
 44.3        1950                           47         Units             87.2            06/24/04           2,100,000      07/23/04
 44.4        1950                           37         Units             97.3            06/24/04           2,000,000      07/23/04
 44.5        1950                           74         Units             98.6            06/24/04           3,800,000      07/23/04
 44.6        1950                           64         Units             97.0            06/24/04           3,000,000      07/23/04
  45         2003                          205         Units             91.7            09/30/04          17,000,000      09/21/04
  46         1962         2004         109,539      Square Feet         100.0            12/14/04          17,620,000      08/09/04
  47        Various      Various         4,068         Units             76.5            11/30/04          19,610,000      Various
 47.1        1985                          998         Units             77.9            11/30/04           5,800,000      10/20/04
 47.2        1986                          837         Units             79.2            11/30/04           3,920,000      10/21/04
 47.3        1987                          473         Units             80.3            11/30/04           2,600,000      10/21/04
 47.4        1986                          474         Units             85.7            11/30/04           2,250,000      10/20/04
 47.5        1986         1995             680         Units             78.7            11/30/04           3,340,000      10/21/04
 47.6        1985                          606         Units             58.1            11/30/04           1,700,000      10/21/04
  48         1974         2004         104,397      Square Feet         100.0            07/26/04          18,500,000      08/19/04
  49         1997                          208         Units             93.3            11/11/04          16,600,000      11/23/04
  50         1980         2000          93,114      Square Feet          85.7            11/01/04          16,020,000      06/11/04
  51         1986                       70,019      Square Feet          89.3            12/01/04          17,850,000      12/10/04
  52         1991                          276         Beds              94.6            12/22/04          16,000,000      11/09/04
  53         1994                          312         Units             87.8            12/27/04          14,500,000      11/05/04
  54         1982                          260         Units             92.7            12/16/04          15,000,000      11/03/04
  55         1981         1984         190,429      Square Feet          87.7            12/01/04          14,250,000      11/12/04
  56         1987                        1,210         Units             86.0            11/30/04          14,280,000      11/24/04
  57         2002                       95,994      Square Feet         100.0            11/05/04          19,800,000      09/30/04
  58         1984                      222,843      Square Feet          87.9            12/15/04          14,200,000      07/23/04
  59         1972                          208         Units             94.2            10/29/04          14,150,000      11/02/04
  60         1990                          255         Units             91.4            10/18/04          14,445,000      08/05/04
  61         1931         1987             222         Units            100.0            12/17/04          66,100,000      11/08/04
  62         2000                       67,909      Square Feet          97.2            02/01/05          17,800,000      01/18/05
  63         2002                          763    Parking Spaces          NA                NA             15,100,000      08/25/04
  64         1957         1994         166,954      Square Feet          95.1            09/01/04          13,000,000      10/05/04
  65         1981         1986             948         Units             93.0            11/30/04          12,900,000      11/24/04
  66         1968         1990          62,195      Square Feet         100.0            10/05/04          12,700,000      10/25/04
  67         1981                      197,500      Square Feet          98.0            11/01/04          12,250,000      08/13/04
  68         1972                          285         Units             98.6            12/09/04          13,500,000      10/06/04
  69         2004                      115,671      Square Feet          81.3            11/04/04          17,310,000      09/28/04
  70         1963         1977          75,841      Square Feet          87.3            11/10/04          12,600,000      11/12/04
  71         1987                       70,097      Square Feet         100.0            10/12/04          12,600,000      11/01/04
  72         1982                       71,512      Square Feet          90.3            12/01/04          15,700,000      10/28/04
  73         1986                          194         Units             91.2            12/27/04          11,900,000      11/23/04
  74         1958         2001         146,424      Square Feet          84.2            11/16/04          12,500,000      11/20/04
  75         1989                      162,544      Square Feet          87.4            12/01/04          12,600,000      11/30/04
  76         1984         2003          51,974      Square Feet          87.9            01/05/05          15,100,000      08/10/04
  77         1985                          201         Units             90.6            10/06/04          11,175,000      10/06/04
  78         1985                          272         Units             92.3            10/06/04          11,130,000      09/28/04
  79         1983         2004             236         Units             91.9            09/24/04          11,000,000      09/22/04
  80         1980         2004         203,588      Square Feet          97.0            11/01/04          11,000,000      08/03/04
  81         1968         1992          91,733      Square Feet         100.0            01/07/05          16,700,000      12/27/04
  82         2004                       21,511      Square Feet          85.2            12/01/04          13,000,000      11/10/04
  83         1929         1997          55,900      Square Feet          94.5            08/19/04          13,500,000      08/02/04
  84         1983         2001             186         Units             93.0            11/18/04          10,150,000      11/15/04
  85         1986         1990             249         Units             94.4            12/30/04          10,000,000      12/01/04
  86         1962         1989          28,134      Square Feet         100.0            01/01/05          10,600,000      12/08/04
  87         1978         1987             294         Units             98.0            12/09/04           9,600,000      10/15/04
  88         1980         2004             228         Units             88.6            09/28/04           9,400,000      09/28/04
  89         2003                       32,440      Square Feet         100.0            10/04/04           9,550,000      11/09/04
  90         1968         1997          37,786      Square Feet          90.0            01/01/05           9,725,000      11/22/04
  91         1920         1994           5,600      Square Feet         100.0            03/01/05          10,800,000      09/23/04
  92         1949         1987             212         Units             94.8            12/12/04           8,900,000      11/03/04
  93         1963         1992          40,487      Square Feet          94.4            01/01/05           9,300,000      12/16/04
  94         1997                       82,792      Square Feet         100.0            01/17/05          12,800,000      12/19/04
  95         1983                          161         Units             90.1            09/28/04           8,800,000      09/28/04
  96         2002                          100         Rooms             74.3            12/31/04          11,600,000      09/01/04
  97         2004                       27,205      Square Feet          87.7            10/12/04           8,945,000      10/18/04
  98         1996                       80,772      Square Feet         100.0            01/17/05          12,700,000      12/19/04
  99         2002                        1,066         Units             66.7            11/16/04          10,050,000      11/04/04
 100         1984                       26,507      Square Feet         100.0            12/15/04           9,300,000      10/26/04
 101         2004                       34,480      Square Feet          85.5            01/15/05           8,200,000      07/24/04
 102         1985         2002             128         Rooms             75.0            10/30/04          10,200,000      11/15/04
 103         1940         1999         293,984      Square Feet          94.2            10/31/04           8,200,000      09/16/04
 104        Various      Various         2,041         Units             78.1            12/22/04           8,760,000      Various
104.01       1947         1996             339         Units             72.9            12/22/04           2,050,000      09/22/04
104.02       1996                           76         Units             80.3            12/22/04             415,000      09/22/04
104.03       1996                           99         Units             79.8            12/22/04             200,000      09/22/04
104.04       1992                           67         Units             89.6            12/22/04             400,000      09/22/04
104.05       1997                          143         Units             95.1            12/22/04             790,000      09/22/04
104.06       1997                           98         Units             90.8            12/22/04             565,000      09/22/04
104.07       1986         1997             310         Units             74.5            12/22/04           1,390,000      09/22/04
104.08       1989         1997             104         Units             86.5            12/22/04             410,000      09/22/04
104.09       1987         1995             262         Units             86.3            12/22/04           1,090,000      09/22/04
104.10       1970         1993             141         Units             40.4            12/22/04             100,000      09/22/04
104.11       1979         1995             353         Units             83.6            12/22/04           1,280,000      09/22/04
104.12       1996                           49         Units             46.9            12/22/04              70,000      09/22/04
 105         1976         2004         203,100      Square Feet         100.0            03/01/05           8,625,000      11/24/04
 106         2004                       62,774      Square Feet          93.0            01/19/05           8,200,000      12/15/04
 107         2001                          332         Pads              67.5            12/08/04           8,500,000      10/01/04
 108         1985                      170,218      Square Feet         100.0            06/01/04           7,500,000      08/04/04
 109         2003                           91         Rooms             79.3            09/30/04           8,675,000      11/10/04
 110         1988         2004          87,399      Square Feet          95.1            10/25/04           8,500,000      09/01/04
 111         1976         2004          74,694      Square Feet          89.9            01/04/05           7,900,000      11/17/04
 112         2003                       55,859      Square Feet          86.0            12/17/04           8,500,000      09/27/04
 113         1973         2001             128         Units             95.3            12/21/04           7,550,000      10/29/04
 114         1970         1994         144,239      Square Feet          86.9            09/22/04           6,800,000      09/17/04
 115         2003                       29,505      Square Feet          94.0            11/08/04           7,550,000      11/20/04
 116         1980         2000             172         Units             97.1            09/30/04           7,700,000      11/16/04
 117         1964         1994         100,863      Square Feet          99.4            01/31/05           7,100,000      10/19/04
 118         1997                       78,896      Square Feet         100.0            01/17/05          10,250,000      12/19/04
 119         1977                           95         Units            100.0            12/30/04           6,755,000      12/03/04
 120         1985         2004          28,633      Square Feet          88.2            09/13/04           6,750,000      09/01/04
 121         2004                          144         Units             92.4            11/16/04           7,050,000      08/23/04
 122         1980         2001         117,938      Square Feet         100.0            10/25/04           6,900,000      10/12/04
 123         1994         2004          25,420      Square Feet         100.0            11/11/04           6,400,000      10/25/04
 124         1994                       77,596      Square Feet         100.0            12/01/04          11,350,000      11/18/04
 125         1977         2002          84,000      Square Feet         100.0            02/10/05           6,250,000      12/20/04
 126         1977         2000             130         Units             98.5            09/15/04           6,250,000      08/16/04
 127         1900         1994          11,500      Square Feet          93.0            11/30/04           6,300,000      09/23/04
 128         1993         2004          66,889      Square Feet          82.4            12/31/04           6,000,000      12/01/04
 129         1969                          168         Units             94.6            11/30/04           5,900,000      12/09/04
 130         1998                       52,972      Square Feet         100.0            03/01/05           6,710,000      11/10/04
 131         1974                          319         Pads              54.2            12/22/04           6,100,000      11/29/04
 132         1970         2002             194         Units             95.9            10/31/04           6,150,000      10/21/04
 133         2004                       14,868      Square Feet         100.0            01/18/05           5,720,000      12/01/04
 134         1975         1998             108         Units             97.2            10/31/04           6,500,000      11/03/04
 135         2004                       29,880      Square Feet          96.6            12/01/04           5,650,000      08/13/04
 136         2004                       18,374      Square Feet         100.0            11/01/04           6,000,000      10/01/04
 137         2003                       43,200      Square Feet          83.3            12/13/04           8,400,000      11/02/04
 138         1987                       48,429      Square Feet          94.2            10/01/04           6,300,000      11/10/04
 139         1997         2003             108         Rooms             73.5            10/31/04           5,930,000      10/27/04
 140         2001                          703         Units             65.4            10/28/04           6,400,000      10/13/04
 141         1975         1985             320         Pads              61.1            08/07/04           6,400,000      12/14/04
 142         1994                       29,722      Square Feet         100.0            11/16/04           8,700,000      10/18/04
 143         1999                       82,788      Square Feet         100.0            12/10/04           6,500,000      11/22/04
 144         2004                           77         Units            100.0            11/30/04           5,250,000      10/22/04
 145         2002                       13,650      Square Feet         100.0            03/01/05           5,620,000      11/22/04
 146         1972                      101,534      Square Feet          95.2            01/14/05           5,500,000      10/23/04
 147         1993         2004          91,716      Square Feet         100.0            01/26/05           5,800,000      02/01/05
 148         2001                      122,645      Square Feet         100.0            12/13/04           6,100,000      11/22/04
 149        Various      Various           103         Units             92.2            08/09/04           7,250,000      Various
149.1        1926         1987              56         Units             91.1            08/09/04           4,400,000      08/09/04
149.2        1924         2002              47         Units             93.6            08/09/04           2,850,000      09/10/04
 150         1984                       30,683      Square Feet         100.0            03/01/05           6,275,000      12/08/04
 151         1972         2003             151         Units             93.4            07/01/04           4,650,000      06/01/04
 152         2004                       14,560      Square Feet         100.0            03/01/05           4,900,000      10/06/04
 153         2000                       13,905      Square Feet         100.0            03/11/05           4,560,000      12/08/04
 154         1974         2004             105         Units             97.1            12/09/04           4,720,000      10/05/04
 155         2004                       13,650      Square Feet         100.0            03/01/05           4,900,000      09/17/04
 156         1991                          836         Units             96.3            10/01/04           7,580,000      11/05/04
 157         2004                       14,490      Square Feet         100.0            03/01/05           5,718,000      11/16/04
 158         1968         2003             125         Units             94.4            01/01/05           4,700,000      12/14/04
 159         1963         1995          54,445      Square Feet          96.3            09/01/04           4,350,000      03/01/05
 160         1999         2001             589         Units             87.3            11/30/04           5,900,000      11/21/04
 161         2004                       14,650      Square Feet         100.0            03/01/05           4,600,000      12/10/04
 162         1966                          132         Units             90.2            10/21/04           4,250,000      10/13/04
 163         1971         2004             225         Pads              98.2            11/30/04           5,900,000      12/07/04
 164         1968                          124         Units             93.5            07/14/04           4,400,000      04/21/04
 165         2004                       14,820      Square Feet         100.0            03/01/05           4,800,000      12/13/04
 166         1966                           66         Units            100.0            10/13/04           4,650,000      10/08/04
 167         1999         2002             420         Units             78.1            10/31/04           4,100,000      10/11/04
 168         2003                           40         Units             97.5            12/31/04           4,150,000      12/01/04
 169         2002                       14,490      Square Feet         100.0            03/01/05           4,900,000      12/22/04
 170         2003                        9,575      Square Feet         100.0            11/01/04           4,500,000      12/07/04
 171         2002                          111         Beds             100.0            11/30/04           3,950,000      12/01/04
 172         1970         2003             100         Units            100.0            06/17/04           4,000,000      10/26/04
 173         2002                       26,439      Square Feet          83.9            10/01/04           5,500,000      10/02/04
 174         1974         1986              94         Units             98.9            12/10/04           3,920,000      10/06/04
 175         2004                       12,933      Square Feet         100.0            10/06/04           4,290,000      10/05/04
 176         2003                       13,013      Square Feet         100.0            03/01/05           4,100,000      11/29/04
 177         2004                       19,500      Square Feet          88.5            10/01/04           4,100,000      10/21/04
 178         1986                       40,838      Square Feet          81.5            12/19/04           5,270,000      10/28/04
 179         2000                           79         Units             94.9            12/09/04           3,600,000      10/15/04
 180         1975         1995          83,666      Square Feet         100.0            10/15/04           3,800,000      10/19/04
 181         2004                       14,820      Square Feet         100.0            03/01/05           3,840,000      11/30/04
 182         1930         1985              69         Units            100.0            12/17/04          24,700,000      12/06/04
 183         1998                       21,940      Square Feet         100.0            10/01/04           3,825,000      10/20/04
 184         2004                       11,287      Square Feet         100.0            03/11/05           3,665,000      10/04/04
 185         2004                        6,100      Square Feet         100.0            03/01/05           3,800,000      12/02/04
 186         1966         1984              68         Units             88.2            02/01/05           3,386,000      01/01/05
 187        Various      Various           663         Units             96.4            09/30/04           4,900,000      Various
187.1        1992         2001             330         Units             96.1            09/30/04           2,500,000      10/20/04
187.2        1989         2002             333         Units             96.7            09/30/04           2,400,000      10/21/04
 188         2004                        8,867      Square Feet         100.0            06/08/04           3,600,000      12/06/04
 189         2004                       14,550      Square Feet         100.0            03/01/05           5,150,000      09/01/04
 190         2004                          120         Units             97.5            11/03/04           3,000,000      11/09/04
 191         1987                       75,280      Square Feet         100.0            11/28/04           6,000,000      11/09/04
 192        Various                        140         Units             93.6             Various           3,700,000      07/08/04
192.1        1973                           92         Units             90.2            09/13/04           2,500,000      07/08/04
192.2        1970                           48         Units            100.0            09/10/04           1,200,000      07/08/04
 193         1969         2004              66         Units             87.9            10/15/04           3,325,000      01/01/05
 194         1973         1999          20,180      Square Feet         100.0            01/06/05           3,575,000      12/07/04
 195         2001                       10,880      Square Feet         100.0            03/01/05           4,125,000      11/07/04
 196         2004                           84         Units             96.4            11/18/04           3,225,000      11/18/04
 197         1999                       13,905      Square Feet         100.0            03/11/05           4,100,000      10/20/04
 198         1989         2000          15,000      Square Feet         100.0            10/25/04           3,340,000      09/21/04
 199         2003                       14,560      Square Feet         100.0            03/01/05           3,200,000      11/29/04
 200         1981         1998          25,204      Square Feet         100.0            03/11/05           3,000,000      10/08/04
 201         1973         2004          40,000      Square Feet          97.5            12/14/04           3,100,000      11/22/04
 202         1985                       54,594      Square Feet         100.0            09/30/04           3,300,000      11/17/04
 203         2003                       20,052      Square Feet         100.0            03/01/05           2,790,000      10/08/04
 204         2004                        3,820      Square Feet         100.0            03/01/05           2,970,000      11/29/04
 205         1977                           80         Units             92.5            12/01/04           2,700,000      11/03/04
 206         2004                           39         Units            100.0            01/01/05           2,700,000      12/01/04
 207         2004                        4,120      Square Feet         100.0            03/01/05           2,770,000      11/18/04
 208         1986                           48         Units             97.9            10/31/04           2,500,000      10/25/04
 209         1925         1943          23,569      Square Feet          92.2            12/03/04           4,000,000      11/26/04
 210         1990                          587         Units             90.6            10/01/04           3,200,000      11/10/04
 211         1964         1998             280         Units             82.5            11/04/04           2,800,000      10/12/04
 212         2004                       14,550      Square Feet         100.0            03/01/05           4,475,000      12/21/04
 213         1974                           60         Units             91.7            11/01/04           3,000,000      10/13/04
 214         1966         1986          31,283      Square Feet          95.5            12/28/04           2,200,000      09/14/04
 215         2001                           18         Units            100.0            12/08/04           2,100,000      11/23/04
 216         2004                       11,336      Square Feet         100.0            11/01/04           2,500,000      12/10/04
 217         2003                       20,860      Square Feet         100.0            11/10/04           2,750,000      12/06/04
 218         1949         1999           2,660      Square Feet         100.0            11/01/04           2,400,000      11/01/04
 219         1972                           70         Pads              95.7            11/01/04           2,800,000      12/02/04
 220         2002                        7,000      Square Feet         100.0            12/07/04           2,100,000      11/24/04
 221         1996                           48         Units            100.0            11/30/04           1,900,000      10/28/04
 222         1952         1998          10,430      Square Feet         100.0            03/01/05           2,950,000      11/03/04
 223         1999                       10,125      Square Feet         100.0            03/01/05           2,600,000      11/29/04
 224         2004                       14,600      Square Feet         100.0            03/01/05           2,060,000      10/20/04
 225         2000                          217         Units             85.3            11/30/04           1,900,000      12/08/04
 226         1957                          170         Pads              68.8            08/15/04           1,750,000      08/06/04
 227         2004                       10,055      Square Feet         100.0            03/01/05           2,330,000      10/18/04
 228         2003                       14,560      Square Feet         100.0            03/11/05           5,000,000      12/01/04
 229         1985                          468         Units             86.8            12/29/04           3,330,000      11/19/04
 230         1987                           62         Units            100.0            11/30/04           1,640,000      11/19/04
 231         2005                        4,000      Square Feet         100.0            03/01/05           1,630,000      12/15/04
 232         1985         1996              47         Units             87.2            09/01/04           1,975,000      10/22/04
 233         1981                           76         Units             94.7            12/08/04           1,200,000      10/15/04
 234         1999                           36         Units             97.2            07/31/04           1,200,000      05/06/04

                                            ORIGINAL                                             CURRENT           LOAN     % OF
           CURRENT       ORIGINAL           BALANCE             CURRENT          % OF INITIAL    BALANCE           GROUP    LOAN
LOAN #      LTV %     BALANCE ($)(3)      PER UNIT ($)      BALANCE ($)(1)       POOL BALANCE  PER UNIT ($)       1 OR 2   GROUP 1
------      -----     --------------      ------------      --------------       ------------  ------------       ------   -------

   1         59.8          225,000,000                404      224,066,112.12        7.8%                 402        1       8.8%
   2         61.9          200,000,000            217,155      200,000,000.00        6.9%             217,155        1       7.9%
   3         76.2          153,000,000                631      153,000,000.00        5.3%                 631        1       6.0%
   4         80.0           93,600,000                235       93,600,000.00        3.2%                 235        1       3.7%
   5         61.3           92,000,000                498       92,000,000.00        3.2%                 498        1       3.6%
   6         64.3           80,500,000            273,810       80,500,000.00        2.8%             273,810        1       3.2%
   7         79.9           77,000,000                316       77,000,000.00        2.7%                 316        1       3.0%
   8         74.6           73,900,000                561       73,900,000.00        2.6%                 561        1       2.9%
   9         55.3           70,570,880                175       70,570,880.00        2.4%                 175        1       2.8%
  10         62.1           43,500,000                144       43,500,000.00        1.5%                 144        1       1.7%
  11         69.1           42,175,000                181       42,175,000.00        1.5%                 181        1       1.7%
  12         74.9           40,500,000                 42       40,424,836.18        1.4%                  42        1       1.6%
  13         79.2           38,000,000                295       38,000,000.00        1.3%                 295        1       1.5%
  14         61.7           37,500,000            140,449       37,205,505.74        1.3%             139,346        1       1.5%
  15         57.8           35,842,000                131       35,842,000.00        1.2%                 131        1       1.4%
  16         70.9           31,275,000                191       31,194,715.84        1.1%                 190        1       1.2%
  17         74.5           31,000,000                346       31,000,000.00        1.1%                 346        1       1.2%
  18         58.1           29,900,000                133       29,900,000.00        1.0%                 133        1       1.2%
  19         80.0           29,600,000                157       29,600,000.00        1.0%                 157        1       1.2%
  20         72.9           29,000,000                369       29,000,000.00        1.0%                 369        1       1.1%
  21         60.3           28,300,000                 88       28,300,000.00        1.0%                  88        1       1.1%
  22         57.6           28,227,617                 88       28,227,617.00        1.0%                  88        1       1.1%
  23         43.0           27,500,000                477       27,500,000.00        1.0%                 477        1       1.1%
  24         62.6           23,805,000             55,104       23,805,000.00        0.8%              55,104        2       0.0%
  25         83.3           21,250,000                 84       21,250,000.00        0.7%                  84        1       0.8%
  26         71.5           20,500,000                 96       20,451,433.58        0.7%                  95        1       0.8%
  27         79.0           20,400,000                166       20,349,896.89        0.7%                 165        1       0.8%
  28         78.2           20,000,000                153       19,951,732.77        0.7%                 152        1       0.8%
  29         74.1           19,700,000                142       19,633,836.75        0.7%                 142        1       0.8%
  30         70.8           19,550,000                 77       19,550,000.00        0.7%                  77        1       0.8%
  31         69.3           19,000,000            127,517       19,000,000.00        0.7%             127,517        1       0.7%
  32         79.8           18,440,000                180       18,397,652.72        0.6%                 179        1       0.7%
  33         78.5           17,200,000             29,861       17,200,000.00        0.6%              29,861        2       0.0%
  34         68.9           16,500,000                149       16,461,796.30        0.6%                 149        1       0.6%
  35         69.2           16,000,000             76,190       15,924,761.98        0.6%              75,832        1       0.6%
  36         72.2           15,800,000             56,429       15,800,000.00        0.5%              56,429        2       0.0%
  37         73.6           15,750,000                 68       15,750,000.00        0.5%                  68        1       0.6%
  38         60.0           15,600,000                 77       15,600,000.00        0.5%                  77        1       0.6%
  39         78.2           14,657,000                 30       14,622,047.89        0.5%                  30        1       0.6%
  40         79.2           14,500,000                 92       14,410,822.27        0.5%                  92        1       0.6%
  41         69.7           14,350,000                102       14,295,052.91        0.5%                 102        1       0.6%
  42         82.2           14,000,000                134       13,971,001.04        0.5%                 134        1       0.6%
  43         70.4           13,860,000                130       13,860,000.00        0.5%                 130        1       0.5%
  44         74.6           13,575,000             37,500       13,575,000.00        0.5%              37,500        1       0.5%
 44.1        74.6            4,251,511             39,366        4,251,511.00                          39,366        1
 44.2        74.6            1,193,407             37,294        1,193,407.00                          37,294        1
 44.3        74.6            1,566,346             33,327        1,566,346.00                          33,327        1
 44.4        74.6            1,491,758             40,318        1,491,758.00                          40,318        1
 44.5        74.6            2,834,341             38,302        2,834,341.00                          38,302        1
 44.6        74.6            2,237,637             34,963        2,237,637.00                          34,963        1
  45         77.5           13,200,000             64,390       13,168,107.09        0.5%              64,235        2       0.0%
  46         72.5           12,800,000                117       12,768,819.17        0.4%                 117        1       0.5%
  47         63.3           12,450,000              3,060       12,419,572.25        0.4%               3,053        1       0.5%
 47.1        63.3            3,790,000              3,798        3,780,737.26                           3,788        1
 47.2        63.3            2,650,000              3,166        2,643,523.41                           3,158        1
 47.3        63.3            1,700,000              3,594        1,695,845.21                           3,585        1
 47.4        63.3            1,340,000              2,827        1,336,725.05                           2,820        1
 47.5        63.3            2,090,000              3,074        2,084,892.05                           3,066        1
 47.6        63.3              880,000              1,452          877,849.28                           1,449        1
  48         65.3           12,100,000                116       12,077,865.45        0.4%                 116        1       0.5%
  49         72.3           12,000,000             57,692       12,000,000.00        0.4%              57,692        2       0.0%
  50         73.2           11,800,000                127       11,731,360.06        0.4%                 126        1       0.5%
  51         64.4           11,500,000                164       11,500,000.00        0.4%                 164        1       0.5%
  52         71.9           11,500,000             41,667       11,500,000.00        0.4%              41,667        2       0.0%
  53         79.1           11,500,000             36,859       11,475,211.23        0.4%              36,780        2       0.0%
  54         76.0           11,434,000             43,977       11,406,055.36        0.4%              43,869        2       0.0%
  55         79.8           11,400,000                 60       11,372,568.69        0.4%                  60        1       0.4%
  56         78.8           11,264,000              9,309       11,247,769.43        0.4%               9,296        1       0.4%
  57         56.5           11,192,500                117       11,192,500.00        0.4%                 117        1       0.4%
  58         74.6           10,650,000                 48       10,596,710.20        0.4%                  48        1       0.4%
  59         74.2           10,500,000             50,481       10,500,000.00        0.4%              50,481        2       0.0%
  60         72.7           10,500,000             41,176       10,500,000.00        0.4%              41,176        1       0.4%
  61         15.9           10,500,000             47,297       10,479,492.30        0.4%              47,205        2       0.0%
  62         58.6           10,429,120                154       10,429,120.00        0.4%                 154        1       0.4%
  63         69.0           10,500,000             13,761       10,421,646.21        0.4%              13,659        1       0.4%
  64         80.0           10,400,000                 62       10,400,000.00        0.4%                  62        1       0.4%
  65         79.9           10,320,000             10,886       10,305,129.66        0.4%              10,870        1       0.4%
  66         78.5           10,000,000                161        9,965,589.99        0.3%                 160        1       0.4%
  67         80.0            9,800,000                 50        9,800,000.00        0.3%                  50        1       0.4%
  68         72.4            9,800,000             34,386        9,775,812.30        0.3%              34,301        2       0.0%
  69         55.6            9,628,000                 83        9,628,000.00        0.3%                  83        1       0.4%
  70         73.8            9,300,000                123        9,300,000.00        0.3%                 123        1       0.4%
  71         72.4            9,140,000                130        9,118,906.68        0.3%                 130        1       0.4%
  72         57.6            9,050,000                127        9,050,000.00        0.3%                 127        1       0.4%
  73         75.6            9,000,000             46,392        9,000,000.00        0.3%              46,392        2       0.0%
  74         71.8            9,000,000                 61        8,977,234.46        0.3%                  61        1       0.4%
  75         71.2            9,000,000                 55        8,970,091.96        0.3%                  55        1       0.4%
  76         59.3            8,950,000                172        8,950,000.00        0.3%                 172        1       0.4%
  77         79.6            8,940,000             44,478        8,898,194.29        0.3%              44,270        2       0.0%
  78         79.6            8,900,000             32,721        8,858,535.15        0.3%              32,568        2       0.0%
  79         79.5            8,750,000             37,076        8,750,000.00        0.3%              37,076        2       0.0%
  80         77.0            8,500,000                 42        8,471,291.89        0.3%                  42        1       0.3%
  81         49.3            8,250,000                 90        8,234,733.16        0.3%                  90        1       0.3%
  82         62.6            8,200,000                381        8,136,751.86        0.3%                 378        1       0.3%
  83         59.3            8,000,000                143        8,000,000.00        0.3%                 143        1       0.3%
  84         78.8            8,000,000             43,011        8,000,000.00        0.3%              43,011        1       0.3%
  85         79.0            7,900,000             31,727        7,900,000.00        0.3%              31,727        2       0.0%
  86         73.5            7,800,000                277        7,788,697.27        0.3%                 277        1       0.3%
  87         79.8            7,680,000             26,122        7,661,044.73        0.3%              26,058        2       0.0%
  88         79.5            7,500,000             32,895        7,474,479.46        0.3%              32,783        2       0.0%
  89         77.5            7,400,000                228        7,400,000.00        0.3%                 228        1       0.3%
  90         75.7            7,370,000                195        7,359,580.48        0.3%                 195        1       0.3%
  91         66.7            7,200,000              1,286        7,200,000.00        0.2%               1,286        1       0.3%
  92         79.8            7,100,000             33,491        7,100,000.00        0.2%              33,491        2       0.0%
  93         76.2            7,100,000                175        7,089,907.52        0.2%                 175        1       0.3%
  94         54.9            7,022,366                 85        7,022,366.00        0.2%                  85        1       0.3%
  95         79.6            7,040,000             43,727        7,007,863.53        0.2%              43,527        2       0.0%
  96         60.2            7,000,000             70,000        6,988,241.01        0.2%              69,882        1       0.3%
  97         78.1            7,000,000                257        6,983,334.63        0.2%                 257        1       0.3%
  98         54.7            6,951,971                 86        6,951,971.00        0.2%                  86        1       0.3%
  99         67.2            6,775,000              6,356        6,758,360.37        0.2%               6,340        1       0.3%
 100         69.7            6,500,000                245        6,484,726.53        0.2%                 245        1       0.3%
 101         79.0            6,500,000                189        6,481,457.14        0.2%                 188        1       0.3%
 102         63.0            6,450,000             50,391        6,429,253.18        0.2%              50,229        1       0.3%
 103         76.0            6,250,000                 21        6,228,413.55        0.2%                  21        1       0.2%
 104         70.9            6,230,000              3,052        6,210,762.13        0.2%               3,043        1       0.2%
104.01       70.9            1,457,934              4,301        1,453,431.78                           4,287        1
104.02       70.9              295,143              3,883          294,231.31                           3,871        1
104.03       70.9              142,237              1,437          141,798.22                           1,432        1
104.04       70.9              284,475              4,246          283,596.44                           4,233        1
104.05       70.9              561,838              3,929          560,102.98                           3,917        1
104.06       70.9              401,821              4,100          400,579.98                           4,088        1
104.07       70.9              988,550              3,189          985,497.64                           3,179        1
104.08       70.9              291,587              2,804          290,686.36                           2,795        1
104.09       70.9              775,194              2,959          772,800.31                           2,950        1
104.10       70.9               71,119                504           70,899.11                             503        1
104.11       70.9              910,320              2,579          907,508.62                           2,571        1
104.12       70.9               49,783              1,016           49,629.38                           1,013        1
 105         71.9            6,200,000                 31        6,200,000.00        0.2%                  31        1       0.2%
 106         73.7            6,040,000                 96        6,040,000.00        0.2%                  96        1       0.2%
 107         70.7            6,025,000             18,148        6,010,679.35        0.2%              18,104        2       0.0%
 108         79.8            6,000,000                 35        5,985,645.02        0.2%                  35        1       0.2%
 109         68.8            6,000,000             65,934        5,971,451.31        0.2%              65,620        1       0.2%
 110         69.8            5,950,000                 68        5,936,391.71        0.2%                  68        1       0.2%
 111         75.0            5,925,000                 79        5,925,000.00        0.2%                  79        1       0.2%
 112         69.4            5,900,000                106        5,900,000.00        0.2%                 106        1       0.2%
 113         77.5            5,850,000             45,703        5,850,000.00        0.2%              45,703        2       0.0%
 114         84.2            5,737,500                 40        5,724,215.53        0.2%                  40        1       0.2%
 115         74.8            5,662,500                192        5,649,496.13        0.2%                 191        1       0.2%
 116         72.5            5,600,000             32,558        5,585,788.32        0.2%              32,476        2       0.0%
 117         78.6            5,600,000                 56        5,581,826.93        0.2%                  55        1       0.2%
 118         54.1            5,547,622                 70        5,547,622.00        0.2%                  70        1       0.2%
 119         79.9            5,400,000             56,842        5,400,000.00        0.2%              56,842        2       0.0%
 120         79.8            5,400,000                189        5,388,154.58        0.2%                 188        1       0.2%
 121         76.4            5,400,000             37,500        5,387,269.62        0.2%              37,412        2       0.0%
 122         74.6            5,164,000                 44        5,150,642.81        0.2%                  44        1       0.2%
 123         78.8            5,050,000                199        5,043,099.87        0.2%                 198        1       0.2%
 124         44.1            5,000,000                 64        5,000,000.00        0.2%                  64        1       0.2%
 125         79.9            5,000,000                 60        4,992,915.77        0.2%                  59        1       0.2%
 126         76.9            4,825,000             37,115        4,803,219.27        0.2%              36,948        2       0.0%
 127         76.2            4,800,000                417        4,800,000.00        0.2%                 417        1       0.2%
 128         79.8            4,800,000                 72        4,788,114.08        0.2%                  72        1       0.2%
 129         79.5            4,700,000             27,976        4,689,490.78        0.2%              27,914        2       0.0%
 130         69.2            4,650,000                 88        4,643,583.21        0.2%                  88        1       0.2%
 131         76.1            4,640,000             14,545        4,640,000.00        0.2%              14,545        1       0.2%
 132         74.5            4,600,000             23,711        4,583,874.49        0.2%              23,628        2       0.0%
 133         79.5            4,550,000                306        4,550,000.00        0.2%                 306        1       0.2%
 134         69.5            4,520,000             41,852        4,520,000.00        0.2%              41,852        1       0.2%
 135         79.5            4,500,000                151        4,490,193.18        0.2%                 150        1       0.2%
 136         73.2            4,400,000                239        4,390,075.84        0.2%                 239        1       0.2%
 137         51.8            4,355,000                101        4,355,000.00        0.2%                 101        1       0.2%
 138         69.0            4,350,000                 90        4,343,967.82        0.2%                  90        1       0.2%
 139         73.1            4,350,000             40,278        4,336,981.69        0.2%              40,157        1       0.2%
 140         67.1            4,300,000              6,117        4,294,043.49        0.1%               6,108        1       0.2%
 141         67.0            4,300,000             13,438        4,290,253.63        0.1%              13,407        2       0.0%
 142         49.2            4,300,000                145        4,278,627.00        0.1%                 144        1       0.2%
 143         64.8            4,225,000                 51        4,214,908.25        0.1%                  51        1       0.2%
 144         79.8            4,200,000             54,545        4,189,718.38        0.1%              54,412        2       0.0%
 145         74.5            4,194,000                307        4,184,255.85        0.1%                 307        1       0.2%
 146         74.9            4,125,000                 41        4,117,307.27        0.1%                  41        1       0.2%
 147         69.7            4,050,000                 44        4,044,280.41        0.1%                  44        1       0.2%
 148         64.3            3,932,500                 32        3,923,106.90        0.1%                  32        1       0.2%
 149         53.4            3,875,000             37,621        3,875,000.00        0.1%              37,621        2       0.0%
149.1        53.4            2,000,000             35,714        2,000,000.00                          35,714        2       0.0%
149.2        53.4            1,875,000             39,894        1,875,000.00                          39,894        2       0.0%
 150         61.7            3,875,000                126        3,869,628.79        0.1%                 126        1       0.2%
 151         80.0            3,720,000             24,636        3,720,000.00        0.1%              24,636        2       0.0%
 152         75.0            3,680,000                253        3,674,910.45        0.1%                 252        1       0.1%
 153         79.9            3,650,000                262        3,644,943.89        0.1%                 262        1       0.1%
 154         77.1            3,650,000             34,762        3,640,991.31        0.1%              34,676        2       0.0%
 155         73.3            3,600,000                264        3,591,387.01        0.1%                 263        1       0.1%
 156         47.3            3,600,000              4,306        3,587,713.52        0.1%               4,292        1       0.1%
 157         62.5            3,580,000                247        3,571,047.56        0.1%                 246        1       0.1%
 158         75.3            3,540,000             28,320        3,540,000.00        0.1%              28,320        2       0.0%
 159         79.2            3,450,000                 63        3,445,169.61        0.1%                  63        1       0.1%
 160         58.3            3,450,000              5,857        3,441,645.21        0.1%               5,843        1       0.1%
 161         72.9            3,360,000                229        3,355,280.42        0.1%                 229        1       0.1%
 162         78.2            3,325,000             25,189        3,325,000.00        0.1%              25,189        2       0.0%
 163         55.8            3,300,000             14,667        3,292,384.24        0.1%              14,633        2       0.0%
 164         73.8            3,280,000             26,452        3,246,481.61        0.1%              26,181        2       0.0%
 165         66.6            3,200,000                216        3,195,464.13        0.1%                 216        1       0.1%
 166         68.5            3,200,000             48,485        3,184,713.72        0.1%              48,253        2       0.0%
 167         76.7            3,150,000              7,500        3,142,694.61        0.1%               7,483        1       0.1%
 168         75.2            3,125,000             78,125        3,120,387.50        0.1%              78,010        2       0.0%
 169         63.6            3,125,000                216        3,117,106.88        0.1%                 215        1       0.1%
 170         69.2            3,120,000                326        3,115,476.40        0.1%                 325        1       0.1%
 171         78.4            3,100,000             27,928        3,095,449.99        0.1%              27,887        2       0.0%
 172         77.2            3,100,000             31,000        3,086,125.20        0.1%              30,861        2       0.0%
 173         56.1            3,100,000                117        3,084,792.43        0.1%                 117        1       0.1%
 174         77.1            3,030,000             32,234        3,022,521.56        0.1%              32,154        2       0.0%
 175         69.9            3,000,000                232        3,000,000.00        0.1%                 232        1       0.1%
 176         73.0            3,000,000                231        2,993,041.34        0.1%                 230        1       0.1%
 177         73.0            3,000,000                154        2,992,656.00        0.1%                 153        1       0.1%
 178         55.8            2,947,150                 72        2,940,213.53        0.1%                  72        1       0.1%
 179         79.8            2,880,000             36,456        2,872,891.77        0.1%              36,366        2       0.0%
 180         74.8            2,850,000                 34        2,841,105.84        0.1%                  34        1       0.1%
 181         73.9            2,846,300                192        2,839,582.21        0.1%                 192        1       0.1%
 182         11.3            2,800,000             40,580        2,800,000.00        0.1%              40,580        2       0.0%
 183         73.2            2,800,000                128        2,800,000.00        0.1%                 128        1       0.1%
 184         76.3            2,800,000                248        2,796,083.89        0.1%                 248        1       0.1%
 185         73.5            2,800,000                459        2,793,265.80        0.1%                 458        1       0.1%
 186         79.6            2,700,000             39,706        2,693,579.30        0.1%              39,611        2       0.0%
 187         54.7            2,700,000              4,072        2,681,051.52        0.1%               4,044        1       0.1%
187.1        54.7            1,377,551              4,174        1,367,883.42                           4,145        1
187.2        54.7            1,322,449              3,971        1,313,168.08                           3,943        1
 188         73.9            2,665,000                301        2,659,220.61        0.1%                 300        1       0.1%
 189         51.2            2,645,000                182        2,635,316.49        0.1%                 181        1       0.1%
 190         86.5            2,600,000             21,667        2,593,578.87        0.1%              21,613        2       0.0%
 191         43.2            2,600,000                 35        2,593,314.76        0.1%                  34        1       0.1%
 192         67.6            2,520,000             18,000        2,502,778.61        0.1%              17,877        2       0.0%
192.1        67.6            1,702,703             18,508        1,691,066.62                          18,381        2
192.2        67.6              817,297             17,027          811,712.00                          16,911        2
 193         74.8            2,500,000             37,879        2,488,742.24        0.1%              37,708        1       0.1%
 194         69.1            2,475,000                123        2,471,509.23        0.1%                 122        1       0.1%
 195         59.2            2,450,000                225        2,442,022.47        0.1%                 224        1       0.1%
 196         74.6            2,407,500             28,661        2,404,590.34        0.1%              28,626        2       0.0%
 197         58.5            2,400,000                173        2,396,489.21        0.1%                 172        1       0.1%
 198         71.5            2,400,000                160        2,389,738.69        0.1%                 159        1       0.1%
 199         71.8            2,300,000                158        2,296,772.81        0.1%                 158        1       0.1%
 200         74.7            2,250,000                 89        2,239,993.64        0.1%                  89        1       0.1%
 201         71.0            2,200,000                 55        2,200,000.00        0.1%                  55        1       0.1%
 202         66.5            2,200,000                 40        2,194,719.23        0.1%                  40        1       0.1%
 203         78.6            2,200,000                110        2,192,856.54        0.1%                 109        1       0.1%
 204         72.8            2,167,000                567        2,161,933.02        0.1%                 566        1       0.1%
 205         79.7            2,160,000             27,000        2,152,841.52        0.1%              26,911        2       0.0%
 206         77.7            2,100,000             53,846        2,097,198.06        0.1%              53,774        2       0.0%
 207         75.6            2,100,000                510        2,092,980.63        0.1%                 508        1       0.1%
 208         80.0            2,000,000             41,667        2,000,000.00        0.1%              41,667        2       0.0%
 209         49.9            2,000,000                 85        1,995,562.27        0.1%                  85        1       0.1%
 210         62.3            2,000,000              3,407        1,995,071.81        0.1%               3,399        1       0.1%
 211         69.4            1,950,000              6,964        1,943,803.98        0.1%               6,942        1       0.1%
 212         41.3            1,850,000                127        1,847,355.87        0.1%                 127        1       0.1%
 213         56.3            1,700,000             28,333        1,688,622.33        0.1%              28,144        2       0.0%
 214         76.3            1,680,000                 54        1,677,783.29        0.1%                  54        1       0.1%
 215         79.3            1,670,000             92,778        1,666,043.61        0.1%              92,558        2       0.0%
 216         63.9            1,600,000                141        1,597,783.63        0.1%                 141        1       0.1%
 217         58.1            1,600,000                 77        1,597,039.16        0.1%                  77        1       0.1%
 218         66.5            1,600,000                602        1,594,964.26        0.1%                 600        1       0.1%
 219         56.7            1,595,000             22,786        1,587,205.26        0.1%              22,674        1       0.1%
 220         73.6            1,550,000                221        1,546,261.13        0.1%                 221        1       0.1%
 221         79.8            1,520,000             31,667        1,516,339.49        0.1%              31,590        2       0.0%
 222         50.7            1,500,000                144        1,496,539.43        0.1%                 143        1       0.1%
 223         57.4            1,500,000                148        1,492,739.64        0.1%                 147        1       0.1%
 224         68.9            1,430,000                 98        1,420,157.28        0.0%                  97        1       0.1%
 225         73.6            1,400,000              6,452        1,398,058.61        0.0%               6,443        1       0.1%
 226         79.7            1,400,000              8,235        1,394,225.14        0.0%               8,201        2       0.0%
 227         57.5            1,345,000                134        1,338,633.15        0.0%                 133        1       0.1%
 228         26.2            1,310,000                 90        1,310,000.00        0.0%                  90        1       0.1%
 229         36.0            1,200,000              2,564        1,198,339.48        0.0%               2,561        1       0.0%
 230         71.8            1,180,000             19,032        1,177,237.24        0.0%              18,988        2       0.0%
 231         70.7            1,155,000                289        1,152,299.33        0.0%                 288        1       0.0%
 232         50.4            1,000,000             21,277          995,208.65        0.0%              21,175        2       0.0%
 233         79.9              960,000             12,632          958,609.66        0.0%              12,613        2       0.0%
 234         76.7              925,000             25,694          920,466.60        0.0%              25,569        2       0.0%

            % OF                                                         NET
            LOAN     CROSSED      RELATED      INTEREST     ADMIN.     MORTGAGE                    MONTHLY DEBT      ANNUAL DEBT
LOAN #     GROUP 2     LOAN     BORROWER(2)     RATE %     FEE %(3)     RATE %     ACCRUAL TYPE   SERVICE ($) (4)   SERVICE ($)(5)
------     -------     ----     -----------     ------     --------     ------     ------------   ---------------   --------------

   1        0.0%        No                      4.24400     0.02080     4.22320     Actual/360        1,106,074.57    13,272,894.84
   2        0.0%        No                      5.29000     0.06080     5.22920     Actual/360        1,109,367.63    13,312,411.56
   3        0.0%        No                      5.26000     0.02080     5.23920     Actual/360          885,249.38    10,622,992.56
   4        0.0%        No                      4.65500     0.02080     4.63420     Actual/360          368,132.92     4,417,595.00
   5        0.0%        No                      5.37300     0.03080     5.34220     Actual/360          417,651.25     5,011,815.00
   6        0.0%        No          11          4.53000     0.02080     4.50920     Actual/360          308,108.16     3,697,297.92
   7        0.0%        No                      4.98800     0.02080     4.96720     Actual/360          324,508.66     3,894,103.92
   8        0.0%        No                      5.49000     0.02080     5.46920     Actual/360          342,788.23     4,113,458.76
   9        0.0%        No          12          4.55000     0.02080     4.52920       30/360            267,581.25     3,210,975.00
  10        0.0%        No                      4.81000     0.02080     4.78920     Actual/360          176,784.20     2,121,410.40
  11        0.0%        No          16          5.24000     0.06080     5.17920     Actual/360          232,630.76     2,791,569.12
  12        0.0%        No                      5.54000     0.08080     5.45920     Actual/360          249,673.82     2,996,085.84
  13        0.0%        No                      4.79300     0.02080     4.77220     Actual/360          153,886.37     1,846,636.44
  14        0.0%        No                      5.37500     0.02080     5.35420     Actual/360          227,491.88     2,729,902.56
  15        0.0%        No          12          4.67000     0.02080     4.64920       30/360            139,485.12     1,673,821.44
  16        0.0%        No                      4.95000     0.08080     4.86920     Actual/360          166,936.57     2,003,238.84
  17        0.0%        No          11          4.94000     0.02080     4.91920     Actual/360          129,389.12     1,552,669.44
  18        0.0%        No                      5.10500     0.02080     5.08420     Actual/360          128,966.24     1,547,594.88
  19        0.0%        No                      4.65500     0.02080     4.63420     Actual/360          116,418.10     1,397,017.20
  20        0.0%        No          11          4.94000     0.02080     4.91920     Actual/360          121,041.44     1,452,497.28
  21        0.0%        No                      4.69000     0.02080     4.66920     Actual/360          112,142.03     1,345,704.36
  22        0.0%        No          12          4.46000     0.02080     4.43920       30/360            104,912.64     1,258,951.68
  23        0.0%        No                      4.94050     0.02080     4.91970     Actual/360          114,792.29     1,377,507.48
  24        6.9%        No                      5.01000     0.02080     4.98920     Actual/360          100,766.23     1,209,194.76
  25        0.0%        No                      5.91000     0.02080     5.88920     Actual/360          126,177.51     1,514,130.12
  26        0.0%        No                      5.44000     0.11080     5.32920     Actual/360          115,626.20     1,387,514.40
  27        0.0%        No                      5.22000     0.02080     5.19920     Actual/360          112,270.79     1,347,249.48
  28        0.0%        No           5          5.32700     0.03080     5.29620     Actual/360          111,396.51     1,336,758.12
  29        0.0%        No                      5.40000     0.02080     5.37920     Actual/360          110,621.57     1,327,458.84
  30        0.0%        No                      5.53000     0.02080     5.50920     Actual/360          111,371.01     1,336,452.12
  31        0.0%        No                      6.15000     0.09080     6.05920     Actual/360          115,753.35     1,389,040.20
  32        0.0%        No          20          5.63000     0.05080     5.57920     Actual/360          106,209.26     1,274,511.12
  33        5.0%        No                      5.35800     0.02080     5.33720     Actual/360           96,132.85     1,153,594.20
  34        0.0%        No                      5.58000     0.02080     5.55920     Actual/360           94,515.05     1,134,180.60
  35        0.0%        No          19          5.60000     0.05080     5.54920     Actual/360          110,967.60     1,331,611.20
  36        4.6%        No          16          5.20000     0.08080     5.11920     Actual/360           86,759.52     1,041,114.24
  37        0.0%        No          17          5.85000     0.02080     5.82920     Actual/360           92,915.70     1,114,988.40
  38        0.0%        No                      5.20000     0.02080     5.17920     Actual/360           68,538.89       822,466.68
  39        0.0%        No                      5.40000     0.05080     5.34920     Actual/360           82,303.57       987,642.84
  40        0.0%        No                      5.77000     0.02080     5.74920     Actual/360           84,802.38     1,017,628.56
  41        0.0%        No                      4.69000     0.02080     4.66920     Actual/360           74,338.30       892,059.60
  42        0.0%        No                      5.73000     0.08080     5.64920     Actual/360           91,392.29     1,096,707.48
  43        0.0%        No                      5.28000     0.02080     5.25920     Actual/360           61,831.00       741,972.00
  44        0.0%        No                      5.44000     0.02080     5.41920     Actual/360           76,567.11       918,805.32
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45        3.8%        No                      5.32000     0.10080     5.21920     Actual/360           73,464.24       881,570.88
  46        0.0%        No          20          5.27000     0.05080     5.21920     Actual/360           70,840.72       850,088.64
  47        0.0%        No                      5.25000     0.02080     5.22920     Actual/360           68,749.36       824,992.32
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48        0.0%        No                      5.69000     0.02080     5.66920     Actual/360           75,683.77       908,205.24
  49        3.5%        No                      5.21000     0.08080     5.12920     Actual/360           65,967.46       791,609.52
  50        0.0%        No                      6.05000     0.02080     6.02920     Actual/360           71,126.73       853,520.76
  51        0.0%        No                      5.66000     0.02080     5.63920     Actual/360           66,454.83       797,457.96
  52        3.4%        No           4          5.63800     0.02080     5.61720     Actual/360           66,294.91       795,538.92
  53        3.3%        No                      6.01700     0.02080     5.99620     Actual/360           69,074.05       828,888.60
  54        3.3%        No                      5.25000     0.05080     5.19920     Actual/360           63,138.97       757,667.64
  55        0.0%        No                      5.34500     0.02080     5.32420     Actual/360           63,623.68       763,484.16
  56        0.0%        No          13          5.23600     0.02080     5.21520     Actual/360           62,102.59       745,231.08
  57        0.0%        No          12          4.81500     0.02080     4.79420       30/360             44,909.91       538,918.92
  58        0.0%        No                      5.85000     0.11080     5.73920     Actual/360           62,828.71       753,944.52
  59        3.1%        No           6          5.63000     0.02080     5.60920     Actual/360           60,477.07       725,724.84
  60        0.0%        No          16          4.99000     0.05080     4.93920     Actual/360           56,302.12       675,625.44
  61        3.1%        No                      5.02000     0.08080     4.93920     Actual/360           61,504.37       738,052.44
  62        0.0%        No          12          4.55000     0.02080     4.52920       30/360             39,543.75       474,525.00
  63        0.0%        No                      5.70000     0.02080     5.67920     Actual/360           65,739.29       788,871.48
  64        0.0%        No                      5.50000     0.02080     5.47920     Actual/360           59,050.06       708,600.72
  65        0.0%        No          13          5.23600     0.02080     5.21520     Actual/360           56,897.97       682,775.64
  66        0.0%        No                      5.27000     0.02080     5.24920     Actual/360           55,344.31       664,131.72
  67        0.0%        No          17          5.88000     0.02080     5.85920     Actual/360           58,002.02       696,024.24
  68        2.8%        No          10          5.19000     0.06080     5.12920     Actual/360           53,752.34       645,028.08
  69        0.0%        No          12          4.74000     0.02080     4.71920       30/360             38,030.60       456,367.20
  70        0.0%        No                      5.56000     0.02080     5.53920     Actual/360           53,155.01       637,860.12
  71        0.0%        No                      5.60000     0.09080     5.50920     Actual/360           52,470.82       629,649.84
  72        0.0%        No                      5.50300     0.02080     5.48220     Actual/360           51,401.94       616,823.28
  73        2.6%        No                      5.32000     0.02080     5.29920     Actual/360           50,089.26       601,071.12
  74        0.0%        No                      5.04000     0.03080     5.00920     Actual/360           48,534.20       582,410.40
  75        0.0%        No                      5.39000     0.09080     5.29920     Actual/360           54,678.22       656,138.64
  76        0.0%        No                      5.45000     0.05080     5.39920     Actual/360           50,536.70       606,440.40
  77        2.6%        No           1          5.18000     0.05080     5.12920     Actual/360           48,980.12       587,761.44
  78        2.6%        No           1          5.20000     0.10080     5.09920     Actual/360           48,870.87       586,450.44
  79        2.6%        No           4          5.28000     0.03080     5.24920     Actual/360           48,480.54       581,766.48
  80        0.0%        No                      5.37000     0.02080     5.34920     Actual/360           47,571.06       570,852.72
  81        0.0%        No                      5.57000     0.02080     5.54920     Actual/360           51,007.68       612,092.16
  82        0.0%        No                      4.87000     0.08080     4.78920     Actual/360           64,291.13       771,493.56
  83        0.0%        No                      5.81000     0.02080     5.78920     Actual/360           46,991.20       563,894.40
  84        0.0%        No                      4.98000     0.02080     4.95920     Actual/360           33,661.11       403,933.32
  85        2.3%        No          24          5.42000     0.02080     5.39920     Actual/360           48,136.21       577,634.52
  86        0.0%        No                      5.18500     0.07080     5.11420     Actual/360           42,758.40       513,100.80
  87        2.2%        No          10          5.19000     0.06080     5.12920     Actual/360           42,124.29       505,491.48
  88        2.2%        No           1          5.33000     0.10080     5.22920     Actual/360           41,787.68       501,452.16
  89        0.0%        No                      5.26000     0.02080     5.23920     Actual/360           40,908.92       490,907.04
  90        0.0%        No                      5.41000     0.02080     5.38920     Actual/360           41,430.84       497,170.08
  91        0.0%        No          23          5.14000     0.02080     5.11920     Actual/360           31,268.33       375,219.96
  92        2.1%        No                      5.56000     0.02080     5.53920     Actual/360           40,580.70       486,968.40
  93        0.0%        No                      5.36000     0.02080     5.33920     Actual/360           39,691.59       476,299.08
  94        0.0%        No          12          4.50000     0.02080     4.47920       30/360             26,333.87       316,006.44
  95        2.0%        No           1          5.31000     0.06080     5.24920     Actual/360           39,137.18       469,646.16
  96        0.0%        No                      6.61000     0.02080     6.58920     Actual/360           47,746.77       572,961.27
  97        0.0%        No                      5.41000     0.08080     5.32920     Actual/360           39,350.86       472,210.32
  98        0.0%        No          12          4.50000     0.02080     4.47920       30/360             26,069.89       312,838.68
  99        0.0%        No                      5.22000     0.03080     5.18920     Actual/360           37,286.01       447,432.12
 100        0.0%        No                      5.49000     0.02080     5.46920     Actual/360           36,865.51       442,386.12
 101        0.0%        No                      6.26000     0.02080     6.23920     Actual/360           40,063.90       480,766.80
 102        0.0%        No                      5.63000     0.02080     5.60920     Actual/360           40,110.95       481,331.40
 103        0.0%        No           5          5.25000     0.03080     5.21920     Actual/360           34,512.73       414,152.76
 104        0.0%        No                      5.93000     0.02080     5.90920     Actual/360           39,873.82       478,485.84
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105        0.0%        No                      4.90000     0.02080     4.87920     Actual/360           25,668.29       308,019.48
 106        0.0%        No                      5.23000     0.11080     5.11920     Actual/360           33,278.32       399,339.84
 107        1.8%        No                      5.42000     0.02080     5.39920     Actual/360           33,907.49       406,889.88
 108        0.0%        No          15          5.38000     0.02080     5.35920     Actual/360           33,616.98       403,403.76
 109        0.0%        No          19          5.49000     0.05080     5.43920     Actual/360           41,239.36       494,872.32
 110        0.0%        No                      5.65500     0.03080     5.62420     Actual/360           34,364.34       412,372.08
 111        0.0%        No                      5.21000     0.02080     5.18920     Actual/360           35,365.74       424,388.88
 112        0.0%        No                      5.65000     0.03080     5.61920     Actual/360           35,000.82       420,009.84
 113        1.7%        No                      5.11000     0.02080     5.08920     Actual/360           31,798.52       381,582.24
 114        0.0%        No          15          5.58000     0.02080     5.55920     Actual/360           32,865.46       394,385.52
 115        0.0%        No                      5.63000     0.08080     5.54920     Actual/360           32,614.42       391,373.04
 116        1.6%        No                      5.02000     0.02080     4.99920     Actual/360           30,130.50       361,566.00
 117        0.0%        No                      5.58300     0.02080     5.56220     Actual/360           32,088.42       385,061.04
 118        0.0%        No          12          4.50000     0.02080     4.47920       30/360             20,803.58       249,642.96
 119        1.6%        No          24          5.42000     0.02080     5.39920     Actual/360           32,903.23       394,838.76
 120        0.0%        No                      5.91000     0.02080     5.88920     Actual/360           32,063.93       384,767.16
 121        1.6%        No                      5.47000     0.10080     5.36920     Actual/360           30,559.04       366,708.48
 122        0.0%        No                      5.25000     0.02080     5.22920     Actual/360           25,912.70       310,952.40
 123        0.0%        No                      5.73000     0.10080     5.62920     Actual/360           29,406.30       352,875.60
 124        0.0%        No          12          4.61000     0.02080     4.58920       30/360             19,208.33       230,499.96
 125        0.0%        No                      5.39000     0.02080     5.36920     Actual/360           28,045.34       336,544.08
 126        1.4%        No                      5.37000     0.02080     5.34920     Actual/360           27,003.57       324,042.84
 127        0.0%        No          23          5.14000     0.02080     5.11920     Actual/360           20,845.56       250,146.72
 128        0.0%        No                      5.17000     0.03080     5.13920     Actual/360           26,268.44       315,221.28
 129        1.4%        No                      5.79300     0.09080     5.70220     Actual/360           27,556.45       330,677.40
 130        0.0%        No                      5.63600     0.02080     5.61520     Actual/360           26,800.33       321,603.96
 131        0.0%        No                      5.43100     0.02080     5.41020     Actual/360           26,506.50       318,078.00
 132        1.3%        No                      5.17000     0.03080     5.13920     Actual/360           25,173.92       302,087.04
 133        0.0%        No                      6.28000     0.02080     6.25920     Actual/360           28,103.97       337,247.64
 134        0.0%        No           6          5.25000     0.02080     5.22920     Actual/360           20,049.65       240,595.80
 135        0.0%        No                      5.95000     0.02080     5.92920     Actual/360           26,835.29       322,023.48
 136        0.0%        No                      5.74000     0.10080     5.63920     Actual/360           25,649.26       307,791.12
 137        0.0%        No          12          4.76000     0.02080     4.73920       30/360             17,274.83       207,297.96
 138        0.0%        No                      5.59000     0.10080     5.48920     Actual/360           24,945.01       299,340.12
 139        0.0%        No                      6.16000     0.10080     6.05920     Actual/360           28,454.10       341,449.20
 140        0.0%        No                      5.60000     0.02080     5.57920     Actual/360           24,685.40       296,224.80
 141        1.3%        No                      5.71000     0.02080     5.68920     Actual/360           24,984.47       299,813.64
 142        0.0%        No                      5.11500     0.03080     5.08420     Actual/360           25,426.32       305,115.84
 143        0.0%        No           8          5.39000     0.02080     5.36920     Actual/360           23,698.31       284,379.72
 144        1.2%        No          14          5.24000     0.02080     5.21920     Actual/360           23,166.55       277,998.60
 145        0.0%        No          22          5.55900     0.02080     5.53820     Actual/360           23,968.55       287,622.60
 146        0.0%        No                      5.49000     0.10080     5.38920     Actual/360           25,306.48       303,677.76
 147        0.0%        No                      5.42000     0.02080     5.39920     Actual/360           22,792.59       273,511.08
 148        0.0%        No           8          5.39000     0.02080     5.36920     Actual/360           22,057.66       264,691.92
 149        1.1%        No                      5.40000     0.02080     5.37920     Actual/360           21,759.32       261,111.84
149.1       0.6%
149.2       0.5%
 150        0.0%        No           9          5.59400     0.02080     5.57320     Actual/360           22,230.90       266,770.80
 151        1.1%        No                      5.50000     0.08080     5.41920     Actual/360           21,723.53       260,682.36
 152        0.0%        No                      5.61500     0.07080     5.54420     Actual/360           21,160.93       253,931.16
 153        0.0%        No                      5.60000     0.02080     5.57920     Actual/360           20,953.88       251,446.56
 154        1.1%        No          10          5.19000     0.06080     5.12920     Actual/360           20,020.01       240,240.12
 155        0.0%        No                      5.38000     0.03080     5.34920     Actual/360           20,170.19       242,042.28
 156        0.0%        No           3          5.31400     0.03080     5.28320     Actual/360           20,022.28       240,267.36
 157        0.0%        No                      5.11000     0.02080     5.08920     Actual/360           19,459.61       233,515.32
 158        1.0%        No                      5.49000     0.02080     5.46920     Actual/360           20,077.53       240,930.36
 159        0.0%        No                      5.50000     0.02080     5.47920     Actual/360           19,588.72       235,064.64
 160        0.0%        No                      5.30600     0.02080     5.28520     Actual/360           19,170.87       230,050.44
 161        0.0%        No                      5.47000     0.02080     5.44920     Actual/360           19,014.52       228,174.24
 162        1.0%        No                      5.18000     0.02080     5.15920     Actual/360           18,216.88       218,602.56
 163        1.0%        No                      5.60000     0.02080     5.57920     Actual/360           18,944.61       227,335.32
 164        0.9%        No                      5.81000     0.02080     5.78920     Actual/360           20,753.78       249,045.36
 165        0.0%        No                      5.38600     0.02080     5.36520     Actual/360           17,941.03       215,292.36
 166        0.9%        No                      5.38000     0.05080     5.32920     Actual/360           19,422.14       233,065.68
 167        0.0%        No           7          5.57000     0.02080     5.54920     Actual/360           18,023.94       216,287.28
 168        0.9%        No           2          5.02000     0.08080     4.93920     Actual/360           16,813.89       201,766.68
 169        0.0%        No                      5.86100     0.09080     5.77020     Actual/360           22,138.60       265,663.20
 170        0.0%        No                      5.18000     0.02080     5.15920     Actual/360           17,093.73       205,124.76
 171        0.9%        No           2          5.07000     0.08080     4.98920     Actual/360           16,774.34       201,292.08
 172        0.9%        No                      5.81000     0.02080     5.78920     Actual/360           19,614.86       235,378.32
 173        0.0%        No          21          4.92000     0.02080     4.89920     Actual/360           16,490.23       197,882.76
 174        0.9%        No          10          5.19000     0.06080     5.12920     Actual/360           16,619.35       199,432.20
 175        0.0%        No                      5.49000     0.03080     5.45920     Actual/360           17,014.85       204,178.20
 176        0.0%        No          22          5.56900     0.02080     5.54820     Actual/360           17,163.77       205,965.24
 177        0.0%        No          21          5.24000     0.02080     5.21920     Actual/360           16,547.53       198,570.36
 178        0.0%        No                      5.48000     0.02080     5.45920     Actual/360           16,696.63       200,359.56
 179        0.8%        No          10          5.19000     0.06080     5.12920     Actual/360           15,796.61       189,559.32
 180        0.0%        No                      5.79000     0.02080     5.76920     Actual/360           16,704.32       200,451.84
 181        0.0%        No          22          5.46300     0.02080     5.44220     Actual/360           16,094.97       193,139.64
 182        0.8%        No                      5.00000     0.08080     4.91920     Actual/360           16,368.52       196,422.24
 183        0.0%        No                      5.50000     0.02080     5.47920     Actual/360           16,607.83       199,293.96
 184        0.0%        No                      5.51000     0.02080     5.48920     Actual/360           15,915.66       190,987.92
 185        0.0%        No                      5.34800     0.02080     5.32720     Actual/360           15,632.10       187,585.20
 186        0.8%        No                      5.41700     0.02080     5.39620     Actual/360           15,190.00       182,280.00
 187        0.0%        No                      5.79000     0.02080     5.76920       30/360             22,478.94       269,747.28
187.1
187.2
 188        0.0%        No                      5.98000     0.02080     5.95920     Actual/360           15,943.77       191,325.24
 189        0.0%        No                      4.93500     0.03000     4.90500     Actual/360           14,094.04       169,128.48
 190        0.8%        No                      7.00000     0.05080     6.94920     Actual/360           17,297.86       207,574.32
 191        0.0%        No                      4.94000     0.02080     4.91920     Actual/360           13,862.18       166,346.16
 192        0.7%        No                      6.25000     0.03080     6.21920     Actual/360           16,623.67       199,484.04
192.1
192.2
 193        0.0%        No                      5.77000     0.08080     5.68920     Actual/360           15,757.89       189,094.68
 194        0.0%        No                      5.43200     0.02080     5.41120     Actual/360           13,947.37       167,368.44
 195        0.0%        No                      5.54000     0.02080     5.51920     Actual/360           15,103.72       181,244.64
 196        0.7%        No                      7.00000     0.05080     6.94920     Actual/360           16,017.16       192,205.92
 197        0.0%        No                      5.10000     0.02080     5.07920     Actual/360           13,030.79       156,369.48
 198        0.0%        No                      5.66000     0.10080     5.55920     Actual/360           13,868.83       166,425.96
 199        0.0%        No                      5.48000     0.02080     5.45920     Actual/360           13,030.30       156,363.60
 200        0.0%        No                      5.45000     0.10080     5.34920     Actual/360           12,704.76       152,457.12
 201        0.0%        No                      5.34000     0.02080     5.31920     Actual/360           12,271.41       147,256.92
 202        0.0%        No                      5.36000     0.06080     5.29920     Actual/360           12,298.80       147,585.60
 203        0.0%        No                      5.58000     0.02080     5.55920     Actual/360           12,602.01       151,224.12
 204        0.0%        No          18          5.52000     0.02080     5.49920     Actual/360           12,331.19       147,974.28
 205        0.6%        No                      5.41000     0.02080     5.38920     Actual/360           13,148.45       157,781.40
 206        0.6%        No                      5.96000     0.02080     5.93920     Actual/360           12,536.61       150,439.32
 207        0.0%        No                      5.34700     0.03080     5.31620     Actual/360           12,704.67       152,456.04
 208        0.6%        No                      5.35000     0.02080     5.32920     Actual/360           11,168.27       134,019.24
 209        0.0%        No                      5.84000     0.08080     5.75920     Actual/360           11,786.05       141,432.60
 210        0.0%        No           3          5.20000     0.03080     5.16920     Actual/360           10,982.22       131,786.64
 211        0.0%        No           7          5.72000     0.02080     5.69920     Actual/360           12,232.25       146,787.00
 212        0.0%        No                      5.31000     0.02080     5.28920     Actual/360           10,284.63       123,415.56
 213        0.5%        No                      5.78000     0.02080     5.75920     Actual/360           11,964.55       143,574.60
 214        0.0%        No                      6.07000     0.02080     6.04920     Actual/360           10,148.18       121,778.16
 215        0.5%        No                      5.44000     0.10080     5.33920     Actual/360            9,419.31       113,031.72
 216        0.0%        No           9          5.60000     0.02080     5.57920     Actual/360            9,185.26       110,223.12
 217        0.0%        No                      5.57000     0.02080     5.54920     Actual/360            9,892.40       118,708.80
 218        0.0%        No                      5.79000     0.02080     5.76920     Actual/360           10,104.41       121,252.92
 219        0.0%        No                      5.24000     0.02080     5.21920     Actual/360           10,738.91       128,866.92
 220        0.0%        No                      5.33000     0.10080     5.22920     Actual/360            8,636.12       103,633.44
 221        0.4%        No          14          5.34000     0.02080     5.31920     Actual/360            8,478.43       101,741.16
 222        0.0%        No                      5.60200     0.02080     5.58120     Actual/360            8,613.08       103,356.96
 223        0.0%        No          22          5.33000     0.02080     5.30920     Actual/360           10,174.82       122,097.84
 224        0.0%        No                      5.54000     0.02080     5.51920     Actual/360            9,869.12       118,429.44
 225        0.0%        No                      5.59000     0.02080     5.56920     Actual/360            8,028.28        96,339.36
 226        0.4%        No                      5.85000     0.02080     5.82920     Actual/360            8,259.17        99,110.04
 227        0.0%        No                      5.53800     0.03080     5.50720     Actual/360            9,280.97       111,371.64
 228        0.0%        No                      6.00000     0.02080     5.97920     Actual/360            8,440.35       101,284.20
 229        0.0%        No                      5.61000     0.08080     5.52920     Actual/360            6,896.52        82,758.24
 230        0.3%        No                      5.51200     0.03080     5.48120     Actual/360            6,708.80        80,505.60
 231        0.0%        No          18          5.52000     0.02080     5.49920     Actual/360            6,572.46        78,869.52
 232        0.3%        No                      5.36000     0.03080     5.32920     Actual/360            6,057.55        72,690.60
 233        0.3%        No          10          5.19000     0.07080     5.11920     Actual/360            5,265.54        63,186.48
 234        0.3%        No                      5.95300     0.03080     5.92220     Actual/360            5,517.92        66,215.04

                       FIRST                                                                     PAYMENT      GRACE     MATURITY/
LOAN #   NOTE DATE  PAYMENT DATE    REM. TERM    REM. AMORT    I/O PERIOD (6)     SEASONING      DUE DATE     PERIOD    ARD DATE(7)
------   ---------  ------------    ---------    ----------    --------------     ---------      --------     ------    -----------

   1      11/12/04    01/01/05          51           357              0               3              1           5        06/01/09
   2      01/06/05    03/11/05         119           360             24               1             11           0        02/11/15
   3      12/17/04    02/01/05         118           324             36               2              1           0        01/01/15
   4      12/21/04    02/01/05          58            0              60               2              1           0        01/01/10
   5      02/11/05    04/07/05         120            0              120              0              7           0        03/07/15
   6      12/17/04    02/11/05          58            0              60               2             11           0        01/11/10
   7      02/01/05    03/11/05          59            0              60               1             11           0        02/11/10
   8      12/23/04    02/01/05         118            0              120              2              1           5        01/01/15
   9      02/14/05    04/11/05          60            0              60               0             11           0        03/11/10
  10      11/01/04    12/01/04          80            0              84               4              1           5        11/01/11
  11      12/17/04    02/01/05         118           360             60               2              1           5        01/01/15
  12      01/13/05    03/01/05          95           299              0               1              1           5        02/01/13
  13      01/12/05    03/01/05          59            0              60               1              1           5        02/01/10
  14      09/30/04    11/01/04          55           295              0               5              1           0        10/01/09
  15      12/30/04    02/01/05          58            0              60               2              1           5        01/01/10
  16      12/27/04    02/06/05          58           358              0               2              6           0        01/06/10
  17      09/09/04    11/01/04          55            0              60               5              1           0        10/01/09
  18      12/28/04    02/01/05         118            0              120              2              1           7        01/01/15
  19      12/21/04    02/01/05          58            0              60               2              1           0        01/01/10
  20      09/09/04    11/01/04          55            0              60               5              1           5        10/01/09
  21      01/14/05    03/11/05          59            0              60               1             11           0        02/11/10
  22      02/01/05    03/11/05          59            0              60               1             11           0        02/11/10
  23      12/16/04    02/01/05         111            0              113              2              1           0        06/01/14
  24      01/14/05    03/11/05         119            0              120              1             11           0        02/11/15
  25      10/22/04    12/01/04         116           360             24               4              1           5        11/01/14
  26      12/23/04    02/01/05         118           358              0               2              1           7        01/01/15
  27      12/30/04    02/01/05         118           358              0               2              1           7        01/01/15
  28      12/28/04    02/01/05         118           358              0               2              1           5        01/01/15
  29      11/23/04    01/01/05         117           357              0               3              1           0        12/01/14
  30      11/19/04    01/11/05         117           360             36               3             11           0        12/11/14
  31      12/17/04    02/01/05         118           360             12               2              1           5        01/01/15
  32      12/28/04    02/01/05          82           358              0               2              1           5        01/01/12
  33      12/29/04    02/01/05         118           360             12               2              1           5        01/01/15
  34      12/30/04    02/11/05         118           358              0               2             11           0        01/11/15
  35      12/10/04    02/01/05         118           238              0               2              1           7        01/01/15
  36      12/28/04    02/01/05          82           360             24               2              1          15        01/01/12
  37      11/19/04    01/01/05         177           360             36               3              1          10        12/01/19
  38      10/01/04    11/01/04          55            0              60               5              1           5        10/01/09
  39      11/30/04    02/01/05         118           358              0               2              1           5        01/01/15
  40      08/17/04    10/01/04         114           354              0               6              1           5        09/01/14
  41      11/04/04    01/01/05          57           357              0               3              1           0        12/01/09
  42      01/24/05    03/01/05         119           275              0               1              1           7        02/01/15
  43      12/23/04    02/01/05          58            0              60               2              1           7        01/01/10
  44      07/28/04    09/01/04          53           360             12               7              1           0        08/01/09
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45      12/02/04    02/01/05         118           358              0               2              1           5        01/01/15
  46      12/28/04    02/01/05          82           358              0               2              1           5        01/01/12
  47      12/29/04    02/01/05         118           358              0               2              1           5        01/01/15
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48      02/04/05    03/11/05         119           299              0               1             11           0        02/11/15
  49      01/18/05    03/01/05          83           360             24               1              1           5        02/01/12
  50      08/27/04    10/11/04         114           354              0               6             11           0        09/11/14
  51      12/17/04    02/01/05         118           360             72               2              1           5        01/01/15
  52      12/29/04    02/01/05         118           360             24               2              1           5        01/01/15
  53      12/29/04    02/01/05          82           358              0               2              1           5        01/01/12
  54      12/29/04    02/01/05         118           358              0               2              1           5        01/01/15
  55      12/14/04    02/01/05         118           358              0               2              1           5        01/01/15
  56      01/24/05    03/01/05         119           359              0               1              1           5        02/01/15
  57      12/29/04    02/11/05          58            0              60               2             11           0        01/11/10
  58      09/17/04    11/01/04         115           355              0               5              1           5        10/01/14
  59      11/30/04    01/11/05         117           360             36               3             11           0        12/11/14
  60      12/01/04    02/01/05          58           360             12               2              1           5        01/01/10
  61      01/13/05    03/06/05         119           299              0               1              6           0        02/06/15
  62      02/14/05    04/11/05          60            0              60               0             11           0        03/11/10
  63      09/13/04    11/01/04          55           295              0               5              1           0        10/01/09
  64      12/02/04    02/01/05         118           360             24               2              1           0        01/01/15
  65      01/24/05    03/01/05         119           359              0               1              1           5        02/01/15
  66      11/29/04    01/11/05         117           357              0               3             11           0        12/11/14
  67      11/15/04    01/01/05         177           360             36               3              1          10        12/01/19
  68      12/30/04    02/01/05         118           358              0               2              1           7        01/01/15
  69      12/07/04    01/11/05          81            0              84               3             11           0        12/11/11
  70      01/31/05    03/11/05         119           360             24               1             11           0        02/11/15
  71      12/15/04    02/01/05         118           358              0               2              1           7        01/01/15
  72      12/23/04    02/01/05          82           360             60               2              1           5        01/01/12
  73      12/29/04    02/01/05         118           360             36               2              1           7        01/01/15
  74      12/13/04    02/01/05          58           358              0               2              1           5        01/01/10
  75      12/22/04    02/01/05         118           298              0               2              1           5        01/01/15
  76      09/17/04    11/01/04         115           360             60               5              1           5        10/01/14
  77      10/29/04    12/01/04         116           356              0               4              1           5        11/01/14
  78      10/29/04    12/01/04         116           356              0               4              1           5        11/01/14
  79      11/12/04    01/01/05         117           360             24               3              1           5        12/01/14
  80      11/15/04    01/01/05         117           357              0               3              1           0        12/01/14
  81      01/20/05    03/11/05         299           299              0               1             11           0        02/11/30
  82      12/20/04    02/01/05         118           178              0               2              1           7        01/01/15
  83      08/19/04    10/01/04         114           360             24               6              1           0        09/01/14
  84      12/15/04    02/01/05          58            0              60               2              1           9        01/01/10
  85      01/31/05    03/01/05          83           300             12               1              1           5        02/01/12
  86      01/12/05    03/01/05          59           359              0               1              1           5        02/01/10
  87      12/30/04    02/01/05         118           358              0               2              1           7        01/01/15
  88      11/03/04    01/01/05         117           357              0               3              1           5        12/01/14
  89      02/03/05    03/11/05         119           360             12               1             11           0        02/11/15
  90      01/28/05    03/01/05         119           359              0               1              1           0        02/01/15
  91      10/06/04    12/01/04          68            0              72               4              1           5        11/01/10
  92      12/28/04    02/01/05         118           360             24               2              1           5        01/01/15
  93      01/27/05    03/01/05         119           359              0               1              1           5        02/01/15
  94      02/04/05    03/11/05          59            0              60               1             11           0        02/11/10
  95      10/29/04    12/01/04         116           356              0               4              1           5        11/01/14
  96      01/14/05    03/01/05         119           299              0               1              1           0        02/01/15
  97      12/17/04    02/11/05         118           358              0               2             11           0        01/11/15
  98      02/04/05    03/11/05          59            0              60               1             11           0        02/11/10
  99      12/14/04    02/01/05         118           358              0               2              1           5        01/01/15
 100      12/15/04    02/01/05         118           358              0               2              1           7        01/01/15
 101      11/24/04    01/11/05         117           357              0               3             11           0        12/11/14
 102      12/21/04    02/01/05          58           298              0               2              1           5        01/01/10
 103      11/22/04    01/01/05         117           357              0               3              1           5        12/01/14
 104      12/23/04    02/01/05         118           298              0               2              1           5        01/01/15
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105      12/10/04    02/01/05          58            0              60               2              1           7        01/01/10
 106      01/25/05    03/01/05          83           360             24               1              1           5        02/01/12
 107      12/22/04    02/01/05         118           358              0               2              1           7        01/01/15
 108      12/10/04    02/01/05         118           358              0               2              1           0        01/01/15
 109      12/10/04    02/01/05         118           238              0               2              1           7        01/01/15
 110      12/13/04    02/01/05         118           358              0               2              1           5        01/01/15
 111      01/12/05    03/01/05          59           300             48               1              1           5        02/01/10
 112      12/17/04    02/01/05         118           336             24               2              1           5        01/01/15
 113      12/30/04    02/11/05         118           360             36               2             11           0        01/11/15
 114      12/23/04    02/01/05         118           358              0               2              1           0        01/01/15
 115      12/30/04    02/11/05          58           358              0               2             11           0        01/11/10
 116      12/13/04    02/01/05         118           358              0               2              1           7        01/01/15
 117      11/19/04    01/01/05         117           357              0               3              1           5        12/01/14
 118      02/04/05    03/11/05          59            0              60               1             11           0        02/11/10
 119      01/31/05    03/01/05          83           300             12               1              1           5        02/01/12
 120      12/02/04    02/01/05         118           358              0               2              1           7        01/01/15
 121      12/09/04    02/01/05         118           358              0               2              1           5        01/01/15
 122      10/26/04    12/01/04         116           467              0               4              1           0        11/01/14
 123      01/26/05    03/01/05         119           359              0               1              1           5        02/01/15
 124      12/10/04    01/11/05          81            0              84               3             11           0        12/11/11
 125      01/31/05    03/01/05         119           359              0               1              1           5        02/01/15
 126      10/13/04    12/01/04         116           356              0               4              1          10        11/01/14
 127      10/06/04    12/01/04          68            0              72               4              1           0        11/01/10
 128      12/28/04    02/01/05         118           358              0               2              1           5        01/01/15
 129      12/30/04    02/01/05         118           358              0               2              1           5        01/01/15
 130      01/13/05    03/01/05         119           359              0               1              1           5        02/01/15
 131      12/22/04    02/01/05          58           348             24               2              1           5        01/01/10
 132      11/29/04    01/01/05         117           357              0               3              1           5        12/01/14
 133      02/11/05    04/01/05         120           360              0               0              1           0        03/01/15
 134      11/30/04    01/11/05          57            0              60               3             11           0        12/11/09
 135      12/20/04    02/01/05         118           358              0               2              1           7        01/01/15
 136      12/15/04    02/01/05         142           358              0               2              1           7        01/01/17
 137      12/15/04    02/11/05          82            0              84               2             11           0        01/11/12
 138      01/03/05    03/01/05         119           359              0               1              1           5        02/01/15
 139      12/14/04    02/01/05         118           298              0               2              1           5        01/01/15
 140      01/19/05    03/11/05         119           359              0               1             11           0        02/11/15
 141      12/30/04    02/01/05         118           358              0               2              1           5        01/01/15
 142      11/29/04    01/01/05         141           297              0               3              1           5        12/01/16
 143      12/30/04    02/01/05          58           358              0               2              1           7        01/01/10
 144      12/16/04    02/01/05         118           358              0               2              1           7        01/01/15
 145      12/23/04    02/01/05         118           358              0               2              1           5        01/01/15
 146      01/26/05    03/01/05         119           299              0               1              1           5        02/01/15
 147      01/28/05    03/01/05         119           359              0               1              1          15        02/01/15
 148      12/30/04    02/01/05          58           358              0               2              1           7        01/01/10
 149      02/15/05    04/11/05         120           360             12               0             11           0        03/11/15
149.1
149.2
 150      01/31/05    03/01/05         119           359              0               1              1           5        02/01/15
 151      10/21/04    12/11/04         116           336             12               4             11           0        11/11/14
 152      01/12/05    03/01/05         119           359              0               1              1           5        02/01/15
 153      01/31/05    03/11/05         119           359              0               1             11           0        02/11/15
 154      12/30/04    02/01/05         118           358              0               2              1           7        01/01/15
 155      12/15/04    02/01/05         118           358              0               2              1           5        01/01/15
 156      11/30/04    01/01/05         117           357              0               3              1           5        12/01/14
 157      12/27/04    02/01/05         118           358              0               2              1           5        01/01/15
 158      01/10/05    02/11/05         118           360             12               2             11           0        01/11/15
 159      01/14/05    03/01/05         119           359              0               1              1           5        02/01/15
 160      12/21/04    02/01/05         118           358              0               2              1           5        01/01/15
 161      01/13/05    03/01/05         119           359              0               1              1           5        02/01/15
 162      12/23/04    02/01/05          82           360             24               2              1          10        01/01/12
 163      12/29/04    02/01/05         118           358              0               2              1           7        01/01/15
 164      07/29/04    09/01/04         113           293              0               7              1           7        08/01/14
 165      01/13/05    03/01/05         119           359              0               1              1           5        02/01/15
 166      11/26/04    01/01/05         117           297              0               3              1           5        12/01/14
 167      12/20/04    02/11/05         118           358              0               2             11           0        01/11/15
 168      01/06/05    03/01/05         119           359              0               1              1           7        02/01/15
 169      01/06/05    03/01/05         239           239              0               1              1           5        02/01/25
 170      01/31/05    03/11/05         119           359              0               1             11           0        02/11/15
 171      01/06/05    03/01/05         119           359              0               1              1           7        02/01/15
 172      11/30/04    01/11/05          81           297              0               3             11           0        12/11/11
 173      10/29/04    12/01/04          80           356              0               4              1           0        11/01/11
 174      12/30/04    02/01/05         118           358              0               2              1           7        01/01/15
 175      12/27/04    02/01/05         118           360             24               2              1           5        01/01/15
 176      12/28/04    02/01/05         118           358              0               2              1           5        01/01/15
 177      12/23/04    02/01/05          82           358              0               2              1           0        01/01/12
 178      12/23/04    02/11/05         118           358              0               2             11           0        01/11/15
 179      12/30/04    02/01/05         118           358              0               2              1           7        01/01/15
 180      12/01/04    01/01/05         117           357              0               3              1           7        12/01/14
 181      12/23/04    02/01/05         118           358              0               2              1           5        01/01/15
 182      02/09/05    04/06/05         120           300              0               0              6           0        03/06/15
 183      02/04/05    03/11/05         119           324             12               1             11           0        02/11/15
 184      01/13/05    03/11/05         119           359              0               1             11           0        02/11/15
 185      12/23/04    02/01/05         118           358              0               2              1           5        01/01/15
 186      12/22/04    02/01/05         118           358              0               2              1           5        01/01/15
 187      12/03/04    02/01/05         178           178              0               2              1           7        01/01/20
187.1
187.2
 188      12/08/04    02/01/05         118           358              0               2              1           7        01/01/15
 189      11/22/04    01/01/05         117           357              0               3              1          10        12/01/14
 190      12/01/04    01/01/05         213           357              0               3              1           5        12/01/22
 191      12/15/04    02/01/05         118           358              0               2              1          10        01/01/15
 192      09/28/04    11/01/04         115           295              0               5              1           5        10/01/14
192.1
192.2
 193      11/18/04    01/11/05          57           297              0               3             11           0        12/11/09
 194      01/07/05    03/01/05         119           359              0               1              1           5        02/01/15
 195      12/17/04    02/01/05         118           298              0               2              1           5        01/01/15
 196      01/31/05    03/01/05         214           359              0               1              1           5        01/01/23
 197      01/13/05    03/11/05         119           359              0               1             11           0        02/11/15
 198      11/01/04    12/01/04         116           356              0               4              1           7        11/01/14
 199      01/20/05    03/01/05         119           359              0               1              1           5        02/01/15
 200      11/03/04    12/11/04         116           356              0               4             11           0        11/11/14
 201      02/15/05    04/11/05         120           360              0               0             11           0        03/11/15
 202      12/16/04    02/01/05         118           358              0               2              1           5        01/01/15
 203      11/19/04    01/01/05         105           357              0               3              1          10        12/01/13
 204      12/30/04    02/01/05         118           358              0               2              1           5        01/01/15
 205      12/30/04    02/01/05         118           298              0               2              1           7        01/01/15
 206      01/19/05    03/01/05         119           359              0               1              1           5        02/01/15
 207      12/13/04    02/01/05         118           298              0               2              1           5        01/01/15
 208      11/30/04    01/11/05         117           360             12               3             11           0        12/11/14
 209      12/29/04    02/01/05         118           358              0               2              1           7        01/01/15
 210      12/27/04    02/01/05         118           358              0               2              1           5        01/01/15
 211      12/20/04    02/11/05         118           298              0               2             11           0        01/11/15
 212      01/14/05    03/01/05         119           359              0               1              1           5        02/01/15
 213      12/03/04    01/11/05         237           237              0               3             11           0        12/11/24
 214      01/07/05    03/01/05         119           359              0               1              1           5        02/01/15
 215      01/03/05    02/11/05         118           358              0               2             11           0        01/11/15
 216      01/13/05    03/01/05         119           359              0               1              1           5        02/01/15
 217      01/11/05    03/01/05         119           299              0               1              1           5        02/01/15
 218      12/22/04    02/11/05         118           298              0               2             11           0        01/11/15
 219      01/11/05    02/11/05          58           238              0               2             11           0        01/11/10
 220      12/16/04    02/01/05         118           358              0               2              1           5        01/01/15
 221      12/16/04    02/01/05         118           358              0               2              1           7        01/01/15
 222      12/28/04    02/01/05         178           358              0               2              1           5        01/01/20
 223      12/28/04    02/01/05         118           238              0               2              1           5        01/01/15
 224      11/16/04    01/01/05         117           237              0               3              1           7        12/01/14
 225      01/07/05    03/01/05         119           359              0               1              1           5        02/01/15
 226      11/09/04    12/11/04         116           356              0               4             11           0        11/11/14
 227      12/20/04    02/01/05         238           238              0               2              1           5        01/01/25
 228      02/14/05    04/06/05         300           300              0               0              6           0        03/06/30
 229      01/06/05    03/01/05         119           359              0               1              1           5        02/01/15
 230      12/17/04    02/01/05         118           358              0               2              1           5        01/01/15
 231      12/30/04    02/01/05         118           358              0               2              1           5        01/01/15
 232      11/23/04    01/01/05         117           297              0               3              1           5        12/01/14
 233      01/11/05    03/01/05         119           359              0               1              1           7        02/01/15
 234      09/03/04    11/01/04          79           355              0               5              1           5        10/01/11

                                                                                    REMAINING
                    FINAL     MATURITY/ARD            MATURITY                      PREPAYMENT
LOAN #   ARD LOAN  MAT DATE    BALANCE ($)            LTV %(8)               PROVISION (PAYMENTS)(9)                  2002 NOI ($)
------   --------  --------    -----------            --------               -----------------------                  ------------

   1        No                      207,216,237       55.3                      L(24),Def(20),O(7)                     22,440,910
   2        No                      174,287,278       54.0                      L(24),Def(89),O(6)
   3        No                      132,197,674       65.9                      L(24),Def(91),O(3)                     11,744,313
   4        No                       93,600,000       80.0                      L(24),Def(32),O(2)                      7,700,779
   5        No                       92,000,000       61.3                     L(24),Def(59),O(37)                      7,642,222
   6        No                       80,500,000       64.3                      L(24),Def(30),O(4)                      8,842,253
   7        Yes    02/11/25          77,000,000       79.9                      L(24),Def(31),O(4)
   8        No                       73,900,000       74.6                      L(24),Def(90),O(4)
   9        No                       70,570,880       55.3                  L(36),Grtr1%orYM(20),O(4)                   6,680,375
  10        No                       43,500,000       62.1                      L(24),Def(49),O(7)                      4,241,155
  11        No                       39,032,952       64.0                      L(34),Def(80),O(4)                        849,033
  12        No                       33,243,711       61.6                      L(24),Def(68),O(3)                      4,972,243
  13        Yes    02/01/35          38,000,000       79.2                      L(24),Def(33),O(2)
  14        No                       33,571,352       55.7                      L(24),Def(28),O(3)                      3,278,876
  15        No                       35,842,000       57.8                  L(21),Grtr1%orYM(33),O(4)
  16        No                       28,819,644       65.5                      L(24),Def(28),O(6)
  17        No                       31,000,000       74.5                      L(24),Def(27),O(4)                      2,519,301
  18        Yes    01/01/35          29,900,000       58.1                      L(24),Def(90),O(4)                      3,668,929
  19        No                       29,600,000       80.0                      L(24),Def(32),O(2)                      2,466,306
  20        No                       29,000,000       72.9                      L(24),Def(27),O(4)                      1,911,914
  21        No                       28,300,000       60.3                      L(24),Def(32),O(3)
  22        No                       28,227,617       57.6                  L(36),Grtr1%orYM(19),O(4)
  23        No                       27,500,000       43.0                      L(60),YM(47),O(4)                         998,612
  24        No                       23,805,000       62.6                      L(24),Def(92),O(3)
  25        No                       18,793,270       73.7                      L(24),Def(88),O(4)                      1,397,815
  26        No                       17,088,654       59.8                      L(24),Def(90),O(4)
  27        No                       16,887,796       65.6                      L(24),Def(90),O(4)                      1,694,686
  28        No                       16,612,918       65.1                      L(24),Def(91),O(3)                      1,560,918
  29        No                       16,402,786       61.9                      L(24),Def(86),O(7)                      1,640,140
  30        No                       17,502,938       63.4                      L(24),Def(90),O(3)
  31        No                       16,547,978       60.4                      L(34),Def(80),O(4)                      2,191,526
  32        No                       16,537,945       71.7                      L(34),Def(44),O(4)
  33        No                       14,667,473       67.0                      L(24),Def(91),O(3)
  34        No                       13,813,971       57.8                      L(24),Def(88),O(6)
  35        No                       10,324,299       44.8                      L(24),Def(90),O(4)
  36        No                       14,614,480       66.8                      L(34),Def(44),O(4)                      1,436,646
  37        No                       12,608,937       58.9                     L(24),Def(140),O(13)                     1,838,611
  38        Yes    10/01/14          15,600,000       60.0                  L(27),Grtr1%orYM(24),O(4)                   1,789,022
  39        No                       12,202,722       65.3                  L(33),Grtr1%orYM(81),O(4)
  40        No                       12,210,480       67.1                      L(24),Def(86),O(4)                      1,293,616
  41        No                       13,170,794       64.2                      L(24),Def(26),O(7)                      1,193,973
  42        No                       10,171,928       59.8                      L(24),Def(91),O(4)
  43        Yes    01/01/25          13,860,000       70.4                      L(24),Def(32),O(2)
  44        No                       12,818,008       70.4         L(16),GrtrYMor1%+1%(8),GrtrYMor1%+1%/Def(22),O(7)    1,253,289
 44.1                                 4,014,431       70.4
 44.2                                 1,126,858       70.4
 44.3                                 1,479,001       70.4
 44.4                                 1,408,572       70.4
 44.5                                 2,676,288       70.4
 44.6                                 2,112,858       70.4
  45        No                       10,962,107       64.5                      L(34),Def(80),O(4)
  46        No                       11,394,615       64.7                      L(34),Def(44),O(4)
  47        No                       10,316,368       52.6                      L(24),Def(91),O(3)                      1,440,150
 47.1                                 3,140,485       52.6                                                                401,297
 47.2                                 2,195,853       52.6                                                                300,179
 47.3                                 1,408,661       52.6                                                                179,190
 47.4                                 1,110,356       52.6                                                                178,812
 47.5                                 1,731,824       52.6                                                                285,718
 47.6                                   729,189       52.6                                                                 94,954
  48        No                        9,267,641       50.1                      L(24),Def(92),O(3)
  49        No                       11,100,868       66.9                      L(35),Def(44),O(4)                      1,070,295
  50        No                       10,019,713       62.5                      L(24),Def(87),O(3)                      1,372,339
  51        No                       10,884,972       61.0                  L(33),Grtr1%orYM(81),O(4)                   1,713,252
  52        No                       10,106,320       63.2                      L(24),Def(90),O(4)                      1,071,223
  53        No                       10,393,018       71.7                      L(24),Def(55),O(3)                      1,065,842
  54        No                        9,474,486       63.2                      L(34),Def(80),O(4)
  55        No                        9,474,733       66.5                      L(24),Def(90),O(4)                        898,496
  56        No                        9,328,652       65.3                  L(34),Grtr1%orYM(79),O(6)                     874,018
  57        No                       11,192,500       56.5                  L(33),Grtr1%orYM(21),O(4)
  58        No                        8,990,646       63.3                      L(24),Def(88),O(3)                      1,380,115
  59        No                        9,419,772       66.6                      L(24),Def(90),O(3)                      1,025,016
  60        No                        9,862,515       68.3                      L(34),Def(20),O(4)                        828,387
  61        No                        7,853,798       11.9                  L(24),Grtr1%orYM(92),O(3)
  62        No                       10,429,120       58.6                  L(36),Grtr1%orYM(20),O(4)
  63        No                        9,449,137       62.6                      L(24),Def(27),O(4)                      1,077,657
  64        No                        9,109,725       70.1                      L(24),Def(87),O(7)                      1,114,550
  65        No                        8,546,847       66.3                  L(34),Grtr1%orYM(79),O(6)                     905,729
  66        No                        8,292,230       65.3                      L(24),Def(90),O(3)                      1,040,984
  67        No                        7,854,357       64.1                     L(24),Def(140),O(13)                     1,170,799
  68        No                        8,104,998       60.0                      L(24),Def(90),O(4)                      1,014,223
  69        No                        9,628,000       55.6                  L(36),Grtr1%orYM(41),O(4)
  70        No                        8,157,302       64.7                      L(24),Def(92),O(3)                        794,183
  71        No                        7,656,798       60.8                      L(24),Def(90),O(4)                        790,205
  72        No                        8,813,688       56.1                     L(24),Def(34),O(24)                        738,798
  73        No                        8,022,087       67.4                      L(24),Def(90),O(4)                        451,666
  74        No                        8,304,710       66.4                      L(24),Def(32),O(2)
  75        No                        6,822,311       54.1                      L(24),Def(91),O(3)                      1,249,315
  76        No                        8,308,806       55.0                      L(31),Def(80),O(4)                        843,559
  77        No                        7,391,530       66.1                  L(31),Grtr1% orYM(81),O(4)                    679,618
  78        No                        7,363,167       66.2                  L(31),Grtr1% orYM(81),O(4)                    717,926
  79        No                        7,624,159       69.3                      L(46),Def(67),O(4)                        856,624
  80        No                        7,070,688       64.3                      L(24),Def(88),O(5)                        674,365
  81        No                          255,772       1.5                      L(24),Def(269),O(6)                        688,016
  82        No                        3,472,871       26.7                      L(24),Def(90),O(4)
  83        No                        7,058,991       52.3                L(24),Grtr1%orYM/Def(83),O(7)                   670,589
  84        No                        8,000,000       78.8                      L(24),Def(32),O(2)                        823,930
  85        No                        6,883,322       68.8                      L(24),Def(56),O(3)                        733,625
  86        No                        7,212,735       68.0                      L(24),Def(32),O(3)
  87        No                        6,351,671       66.2                      L(24),Def(90),O(4)                        843,156
  88        No                        6,230,992       66.3                  L(32),Grtr1% orYM(81),O(4)                    537,076
  89        No                        6,292,688       65.9                      L(24),Def(89),O(6)
  90        No                        6,137,264       63.1                      L(24),Def(91),O(4)
  91        No                        7,200,000       66.7                      L(24),Def(43),O(1)
  92        No                        6,228,047       70.0                      L(24),Def(91),O(3)                        629,191
  93        No                        5,903,178       63.5                L(24),Def/GrtrYMor1%(92),O(3)                   702,692
  94        No                        7,022,366       54.9                  L(36),Grtr1%orYM(19),O(4)                     835,628
  95        No                        5,844,737       66.4                  L(31),Grtr1% orYM(81),O(4)                    566,146
  96        No                        5,527,864       47.7                      L(24),Def(91),O(4)                        121,392
  97        No                        5,829,690       65.2                      L(24),Def(91),O(3)
  98        No                        6,951,971       54.7                  L(36),Grtr1%orYM(19),O(4)                     840,455
  99        No                        5,608,569       55.8                      L(33),Def(82),O(3)
 100        No                        5,426,780       58.4                      L(24),Def(90),O(4)                        441,381
 101        No                        5,553,293       67.7                      L(24),Def(90),O(3)
 102        No                        5,797,726       56.8                      L(34),Def(20),O(4)                        193,061
 103        No                        5,179,351       63.2                      L(24),Def(90),O(3)
 104        No                        4,811,546       54.9                      L(24),Def(93),O(1)                        478,690
104.01                                1,125,990       54.9                                                                112,022
104.02                                  227,944       54.9                                                                 22,678
104.03                                  109,853       54.9                                                                 10,929
104.04                                  219,705       54.9                                                                 21,858
104.05                                  433,918       54.9                                                                 43,170
104.06                                  310,334       54.9                                                                 30,874
104.07                                  763,476       54.9                                                                 75,957
104.08                                  225,198       54.9                                                                 22,404
104.09                                  598,697       54.9                                                                 59,563
104.10                                   54,926       54.9                                                                  5,465
104.11                                  703,057       54.9                                                                 69,946
104.12                                   38,448       54.9                                                                  3,825
 105        Yes    01/01/35           6,200,000       71.9                  L(24),Grtr1%orYM(32),O(2)
 106        No                        5,589,079       68.2                      L(24),Def(56),O(3)
 107        No                        5,019,265       59.1                      L(24),Def(90),O(4)
 108        No                        4,992,187       66.6                      L(24),Def(90),O(4)
 109        No                        3,854,888       44.4                      L(24),Def(90),O(4)
 110        No                        4,992,841       58.7                      L(24),Def(91),O(3)
 111        No                        5,810,766       73.6                     L(24),Def(23),O(12)                        701,136
 112        No                        5,071,808       59.7                      L(24),Def(93),O(1)
 113        No                        5,191,093       68.8                      L(24),Def(91),O(3)                        534,597
 114        No                        4,803,494       70.6                      L(24),Def(90),O(4)
 115        No                        5,269,902       69.8                      L(24),Def(28),O(6)
 116        No                        4,606,096       59.8                      L(24),Def(90),O(4)                        640,066
 117        No                        4,689,265       66.0                  L(20),Grtr1%orYM(94),O(3)                     883,765
 118        No                        5,547,622       54.1                  L(36),Grtr1%orYM(19),O(4)                     639,537
 119        No                        4,705,056       69.7                      L(24),Def(56),O(3)                        588,773
 120        No                        4,566,185       67.6                      L(24),Def(90),O(4)
 121        No                        4,505,605       63.9                      L(34),Def(80),O(4)
 122        No                        4,690,487       68.0                      L(24),Def(88),O(4)                        431,268
 123        No                        4,246,843       66.4                      L(35),Def(80),O(4)
 124        No                        5,000,000       44.1                  L(33),Grtr1%orYM(44),O(4)                     799,574
 125        No                        4,161,078       66.6                      L(24),Def(92),O(3)                        319,633
 126        No                        4,013,380       64.2                      L(24),Def(88),O(4)                        321,428
 127        No                        4,800,000       76.2                      L(24),Def(43),O(1)
 128        No                        3,967,253       66.1                      L(24),Def(91),O(3)                        386,933
 129        No                        3,960,420       67.1                      L(24),Def(91),O(3)                        399,399
 130        No                        3,899,321       58.1                      L(24),Def(92),O(3)
 131        No                        4,437,008       72.7                      L(24),Def(31),O(3)                        595,635
 132        No                        3,802,274       61.8                      L(24),Def(90),O(3)                        365,606
 133        No                        3,890,583       68.0                      L(24),Def(92),O(4)
 134        No                        4,520,000       69.5                      L(24),Def(30),O(3)                        400,657
 135        No                        3,809,661       67.4                      L(24),Def(90),O(4)
 136        No                        3,506,833       58.4                     L(24),Def(111),O(7)
 137        No                        4,355,000       51.8                  L(36),Grtr1%orYM(42),O(4)
 138        No                        3,642,627       57.8                      L(35),Def(80),O(4)                        296,711
 139        No                        3,385,600       57.1                      L(34),Def(77),O(7)
 140        No                        3,601,861       56.3                      L(24),Def(89),O(6)
 141        No                        3,614,306       56.5                      L(24),Def(91),O(3)                        303,503
 142        No                        2,938,919       33.8                     L(24),Def(111),O(6)                        683,861
 143        No                        3,918,718       60.3                      L(24),Def(32),O(2)                        497,860
 144        No                        3,479,114       66.3                      L(24),Def(90),O(4)
 145        No                        3,508,994       62.4                      L(24),Def(91),O(3)
 146        No                        3,137,557       57.0                      L(35),Def(80),O(4)                        402,517
 147        No                        3,373,633       58.2                      L(24),Def(91),O(4)
 148        No                        3,647,422       59.8                      L(24),Def(32),O(2)                         11,696
 149        No                        3,309,144       45.6                      L(24),Def(90),O(6)
149.1                                 1,707,946       45.6
149.2                                 1,601,199       45.6
 150        No                        3,245,267       51.7                  L(34),Grtr1%orYM(82),O(3)
 151        No                        3,100,602       66.7                      L(24),Def(86),O(6)
 152        No                        3,083,937       62.9                      L(24),Def(92),O(3)
 153        No                        3,057,393       67.0                      L(24),Def(89),O(6)
 154        No                        3,018,697       64.0                      L(24),Def(90),O(4)                        371,709
 155        No                        2,995,312       61.1                      L(24),Def(91),O(3)
 156        No                        2,989,365       39.4                      L(32),Def(83),O(2)                        585,551
 157        No                        2,953,208       51.6                      L(24),Def(91),O(3)
 158        No                        3,029,794       64.5                      L(24),Def(91),O(3)
 159        No                        2,880,986       66.2                      L(24),Def(92),O(3)                        347,464
 160        No                        2,863,830       48.5                      L(24),Def(91),O(3)                        272,045
 161        Yes    02/01/35           2,803,224       60.9                      L(24),Def(92),O(3)
 162        No                        3,074,608       72.3                      L(24),Def(55),O(3)                        353,626
 163        No                        2,764,489       46.9                      L(24),Def(90),O(4)                        391,941
 164        No                        2,523,350       57.3                      L(24),Def(85),O(4)
 165        No                        2,662,757       55.5                      L(24),Def(92),O(3)
 166        No                        2,425,116       52.2                      L(33),Def(80),O(4)                        348,252
 167        No                        2,636,403       64.3                      L(24),Def(88),O(6)
 168        No                        2,570,158       61.9                      L(24),Def(91),O(4)
 169        No                           67,740       1.4                      L(24),Def(212),O(3)
 170        No                        2,579,320       57.3                      L(24),Def(92),O(3)
 171        No                        2,553,735       64.7                      L(24),Def(91),O(4)
 172        No                        2,644,717       66.1                      L(24),Def(54),O(3)                        360,606
 173        No                        2,738,940       49.8                      L(24),Def(52),O(4)
 174        No                        2,505,932       63.9                      L(24),Def(90),O(4)                        327,201
 175        No                        2,627,177       61.2                      L(24),Def(90),O(4)
 176        No                        2,510,782       61.2                      L(24),Def(91),O(3)
 177        No                        2,668,920       65.1                      L(24),Def(54),O(4)
 178        No                        2,459,781       46.7                      L(24),Def(88),O(6)                        214,857
 179        No                        2,381,876       66.2                      L(24),Def(90),O(4)                        301,003
 180        No                        2,401,563       63.2                      L(24),Def(89),O(4)                        344,290
 181        No                        2,374,354       61.8                      L(24),Def(91),O(3)
 182        No                        2,093,685       8.5                   L(24),Grtr1%orYM(90),O(6)
 183        No                        2,297,616       60.1                      L(24),Def(91),O(4)
 184        Yes    02/11/35           2,338,915       63.8                      L(24),Def(89),O(6)
 185        No                        2,327,347       61.2                      L(24),Def(91),O(3)
 186        No                        2,249,086       66.4                      L(24),Def(91),O(3)                        149,011
 187        No                                1       0.0                      L(24),Def(129),O(25)                       437,323
187.1                                         0       0.0                                                                 243,698
187.2                                         0       0.0                                                                 192,625
 188        No                        2,258,163       62.7                      L(24),Def(90),O(4)
 189        No                        2,169,693       42.1                      L(24),Def(90),O(3)
 190        No                        1,767,322       58.9                     L(33),Def(176),O(4)
 191        No                        2,132,961       35.5                      L(24),Def(90),O(4)                        468,234
 192        No                        1,967,507       53.2                      L(30),Def(82),O(3)
192.1                                 1,329,397       53.2
192.2                                   638,110       53.2
 193        No                        2,252,251       67.7                      L(24),Def(30),O(3)
 194        No                        2,062,436       57.7                      L(24),Def(92),O(3)                        216,495
 195        Yes    01/01/22           1,866,990       45.3                      L(24),Def(91),O(3)
 196        No                        1,641,053       50.9                     L(35),Def(175),O(4)
 197        No                        1,979,001       48.3                      L(24),Def(92),O(3)                        300,000
 198        No                        2,014,275       60.3                      L(32),Def(80),O(4)
 199        No                        1,919,468       60.0                      L(24),Def(92),O(3)
 200        No                        1,876,211       62.5                      L(24),Def(89),O(3)                        290,881
 201        No                        1,828,706       59.0                      L(24),Def(90),O(6)
 202        No                        1,829,319       55.4                      L(24),Def(91),O(3)                        380,192
 203        Yes    12/01/34           1,887,647       67.7                      L(24),Def(77),O(4)
 204        No                        1,810,885       61.0                      L(24),Def(91),O(3)
 205        No                        1,638,510       60.7                      L(24),Def(90),O(4)                        222,662
 206        No                        1,778,172       65.9                      L(24),Def(92),O(3)
 207        No                        1,589,453       57.4                      L(24),Def(91),O(3)
 208        No                        1,705,271       68.2                      L(24),Def(90),O(3)                        195,645
 209        No                        1,687,660       42.2                      L(24),Def(90),O(4)                        247,396
 210        No                        1,654,609       51.7                      L(33),Def(82),O(3)                        264,697
 211        No                        1,495,268       53.4                      L(24),Def(88),O(6)                        164,552
 212        No                        1,535,734       34.3                      L(24),Def(92),O(3)
 213        No                           36,863       1.2                      L(24),Def(210),O(3)
 214        No                        1,427,130       64.9                      L(24),Def(92),O(3)                        324,201
 215        No                        1,392,100       66.3                      L(24),Def(91),O(3)                        201,664
 216        No                        1,340,227       53.6                  L(34),Grtr1%orYM(82),O(3)
 217        No                        1,220,393       44.4                      L(24),Def(92),O(3)
 218        No                        1,229,837       51.2                      L(24),Def(91),O(3)                        101,005
 219        No                        1,343,059       48.0                      L(24),Def(31),O(3)
 220        No                        1,287,623       61.3                  L(33),Grtr1% orYM(81),O(4)                    106,796
 221        No                        1,263,099       66.5                      L(24),Def(90),O(4)                        185,172
 222        No                        1,072,405       36.4                     L(24),Def(151),O(3)                        201,418
 223        No                          957,629       36.8                      L(24),Def(91),O(3)
 224        No                          920,700       44.7                      L(24),Def(89),O(4)
 225        No                        1,172,340       61.7                      L(24),Def(92),O(3)                        143,424
 226        No                        1,181,745       67.5                      L(24),Def(89),O(3)                         68,717
 227        No                           26,515       1.1                      L(24),Def(211),O(3)
 228        No                           50,085       1.0                      L(24),Def(273),O(3)
 229        No                        1,005,477       30.2                      L(24),Def(92),O(3)                        321,404
 230        No                          985,840       60.1                      L(24),Def(91),O(3)                         79,185
 231        Yes    01/01/35             965,193       59.2                      L(24),Def(91),O(3)
 232        No                          757,312       38.3                      L(24),Def(90),O(3)                        131,943
 233        No                          793,890       66.2                      L(24),Def(91),O(4)                         97,410
 234        Yes    10/01/34             834,992       69.6                      L(24),Def(52),O(3)                         32,196

                           MOST RECENT   MOST RECENT                                   UW
LOAN #   2003 NOI ($)           NOI ($)    NOI DATE      UW NOI ($)    UW NCF ($)      DSCR (10, 13)           TITLETYPE      PML %
------   ------------           -------    --------      ----------    ----------      -------------           ---------      -----

   1      24,114,515        25,025,568     09/30/04     26,989,318    26,472,005       1.99                       Fee
   2      12,117,535        16,637,516     10/31/04     18,149,223    17,918,973       1.35                       Fee
   3      11,646,949        13,774,910     10/31/04     14,247,098    13,640,354       1.28                    Leasehold      17.0
   4       5,650,512         6,492,535     07/31/04      7,391,619     7,132,529       1.61                       Fee
   5       8,581,963         9,948,912     11/30/04      8,720,809     8,508,273       1.70                       Fee
   6       8,577,770         8,556,322     10/31/04      7,628,643     7,555,143       2.04                       Fee
   7                                                     5,579,792     5,555,516       1.43                       Fee         13.0
   8                         5,256,080     06/30/04      6,344,372     6,122,801       1.49                       Fee
   9       7,328,700         8,683,537     06/30/04      8,267,484     7,553,861       2.35                       Fee
  10       4,177,402         4,459,864     06/30/04      4,728,734     4,434,465       2.09                       Fee
  11       2,592,554         3,273,664     10/31/04      3,715,994     3,631,534       1.30                       Fee
  12       5,065,338         5,172,144     10/31/04      4,868,275     4,433,307       1.48                       Fee
  13                         3,364,489     10/31/04      3,555,084     3,375,672       1.83                       Fee
  14       4,196,285         5,446,599     07/31/04      5,742,696     5,228,291       1.92                       Fee
  15                                                     4,125,698     3,916,524       2.34                       Fee
  16       2,870,651         3,093,862     10/31/04      3,361,260     3,033,313       1.51                       Fee         18.0
  17       2,773,695         3,017,530     06/30/04      3,349,294     3,200,744       2.06                       Fee
  18       3,537,459         3,537,459     12/31/03      3,203,248     2,966,508       1.92                       Fee
  19       2,466,777         2,448,679     12/31/04      2,372,114     2,255,007       1.61                       Fee         10.0
  20       1,498,865         1,776,399     06/30/04      2,188,562     2,052,889       1.41                       Fee
  21                         3,992,752     11/30/04      3,964,947     3,413,868       2.54                       Fee
  22       2,312,886         2,801,840     10/31/04      3,241,599     3,131,232       2.49                       Fee
  23         998,612         1,289,873     12/31/04      1,497,918     1,497,918       1.09                       Fee
  24                         2,347,506     11/30/04      2,155,347     2,047,347       1.69                       Fee
  25       1,499,515         1,905,202     07/31/04      2,150,955     2,028,815       1.34                       Fee
  26                                                     2,236,363     2,204,808       1.59                    Leasehold
  27       1,801,673         1,998,701     11/30/04      1,887,743     1,818,647       1.35                       Fee
  28       1,648,442         1,862,361     10/31/04      1,995,254     1,844,852       1.38                    Leasehold
  29       1,816,661         1,800,255     07/31/04      2,065,315     1,967,731       1.48                       Fee
  30       1,698,908         1,807,078     09/30/04      2,055,778     1,916,028       1.43                       Fee
  31       1,960,837         2,134,143     10/31/04      2,235,770     1,945,215       1.40                       Fee
  32                         1,414,573     09/30/04      1,786,641     1,702,770       1.34                       Fee         18.0
  33                           687,512     09/30/04      1,538,147     1,480,547       1.28                       Fee
  34                                                     1,713,359     1,598,305       1.41                       Fee         15.0
  35         623,844         2,707,553     10/31/04      2,502,523     2,174,823       1.63                    Leasehold
  36       1,290,731         1,354,321     10/31/04      1,403,586     1,333,585       1.28                       Fee
  37       1,720,973         1,590,050     08/31/04      1,514,558     1,367,876       1.23                       Fee
  38       1,590,895         1,662,221     07/31/04      2,220,700     1,916,353       2.33                       Fee
  39                                                     1,398,769     1,258,358       1.27                       Fee
  40       1,513,721         1,435,818     05/31/04      1,524,358     1,314,567       1.29                       Fee
  41       1,505,014         1,422,430     08/31/04      1,534,211     1,436,319       1.61                       Fee
  42                                                     1,481,417     1,418,869       1.29                       Fee
  43                                                     1,359,947     1,263,836       1.70                       Fee
  44         940,681         1,220,019     05/31/04      1,512,910     1,438,710       1.57                       Fee
 44.1                          382,094     05/31/04        473,823       450,585       1.57                       Fee
 44.2                          107,254     05/31/04        133,003       126,480       1.57                       Fee
 44.3                          140,771     05/31/04        174,567       166,005       1.57                       Fee
 44.4                          134,068     05/31/04        166,254       158,100       1.57                       Fee
 44.5                          254,729     05/31/04        315,882       300,390       1.57                       Fee
 44.6                          201,102     05/31/04        249,381       237,150       1.57                       Fee
  45         212,452           982,720     10/31/04      1,224,810     1,172,810       1.33                       Fee
  46         678,363         1,439,888     10/31/04      1,163,825     1,097,886       1.29                       Fee         18.0
  47       1,601,210         1,627,764     10/31/04      1,658,811     1,572,775       1.91                       Fee
 47.1        481,214           491,598     10/31/04        504,583       485,139       1.91                       Fee
 47.2        317,232           339,328     10/31/04        340,526       323,388       1.91                       Fee
 47.3        223,496           215,685     10/31/04        216,586       203,289       1.91                       Fee
 47.4        197,086           172,916     10/31/04        178,237       168,169       1.91                       Fee
 47.5        264,807           277,091     10/31/04        284,879       270,313       1.91                       Fee
 47.6        117,375           131,146     10/31/04        134,000       122,477       1.91                       Fee
  48                         1,254,271     07/31/04      1,212,805     1,137,678       1.25                       Fee
  49       1,114,993         1,114,917     10/31/04      1,051,096       999,096       1.26                       Fee
  50       1,317,008         1,298,092     04/30/04      1,329,479     1,213,411       1.42                       Fee
  51       1,071,506         1,021,492     12/31/03      1,093,950       982,851       1.23                       Fee         18.0
  52       1,049,399         1,040,885     12/31/04      1,032,133       963,133       1.21                       Fee
  53       1,281,398         1,015,232     10/31/04      1,220,840     1,141,729       1.38                       Fee
  54         657,226           839,163     10/31/04      1,036,580       971,580       1.28                       Fee
  55         887,685           902,019     10/31/04      1,175,685     1,064,754       1.39                       Fee
  56         803,856           894,772     12/31/04      1,081,617     1,062,643       1.43                       Fee         16.0
  57                         1,026,024     06/30/04      1,445,668     1,381,603       2.56                       Fee
  58       1,419,642         1,374,258     04/30/04      1,250,138     1,084,373       1.44                       Fee
  59         943,586           921,604     09/30/04        937,135       895,535       1.23                       Fee
  60         845,878           836,591     10/31/04        909,084       840,704       1.24                       Fee
  61                                                     3,843,145     3,782,645       5.13                       Fee
  62                                                     1,019,938       901,695       1.90                       Fee
  63         946,126           939,054     12/31/03        959,871       944,611       1.20                 Fee and Leasehold
  64         936,124         1,054,163     08/31/04      1,098,317       992,564       1.40                       Fee
  65         813,096           893,674     12/31/04      1,073,543     1,050,449       1.54                       Fee         15.0
  66       1,075,057         1,167,245     09/30/04        990,704       926,656       1.40                       Fee
  67       1,129,440         1,202,179     08/31/04        957,637       858,887       1.23                       Fee
  68       1,045,350         1,089,478     10/31/04      1,009,041       921,007       1.43                       Fee
  69                           578,858     08/31/04      1,242,620     1,169,563       2.56                       Fee
  70         858,167           785,582     11/30/04        892,203       798,969       1.25                       Fee         13.0
  71         929,991           942,671     12/31/04        913,735       840,630       1.34                    Leasehold
  72         982,022           859,290     07/31/04        986,402       879,251       1.43                       Fee         18.0
  73         383,815           733,210     11/30/04        770,267       726,617       1.21                       Fee
  74         534,092           823,121     10/31/04        954,321       817,424       1.40                       Fee
  75       1,155,881         1,143,975     11/30/04      1,068,096       932,223       1.42                       Fee
  76         636,354           620,718     10/31/04      1,082,802     1,016,868       1.68                       Fee         15.0
  77         786,605           817,933     10/31/04        823,211       772,961       1.32                       Fee
  78         767,490           813,391     10/31/04        824,211       756,211       1.29                       Fee
  79         748,178           753,336     10/31/04        803,758       744,758       1.28                       Fee
  80         403,256           732,480     10/31/04        890,448       763,207       1.34                       Fee
  81       1,066,191         1,463,933     10/31/04      1,255,076     1,184,131       1.93                       Fee         13.0
  82                           331,290     09/30/04      1,016,493       993,533       1.29                       Fee
  83         726,799           726,799     12/31/03        801,973       766,468       1.36                       Fee
  84         756,378           718,307     10/31/04        686,458       639,958       1.58                       Fee
  85         742,376           753,382     12/31/04        796,345       734,095       1.27                       Fee
  86                                                       783,783       749,531       1.46                       Fee
  87         871,134           864,371     10/31/04        779,911       698,144       1.38                       Fee
  88         636,025           695,708     10/31/04        725,420       667,956       1.33                       Fee
  89                           759,497     08/31/04        744,332       707,390       1.44                       Fee
  90         705,713           747,304     09/30/04        702,051       650,025       1.31                       Fee
  91                                                       633,079       613,772       1.64                       Fee
  92         568,341           639,145     09/30/04        698,392       645,392       1.33                       Fee
  93         783,421           790,430     10/31/04        791,217       748,163       1.57                       Fee         11.0
  94                           869,600     09/30/04        838,891       812,229       2.57                       Fee
  95         611,000           633,883     10/31/04        659,747       619,002       1.32                       Fee
  96         778,452         1,058,467     07/31/04        978,811       882,067       1.54                 Fee and Leasehold
  97                                                       650,929       617,463       1.31                       Fee
  98         804,591           834,184     09/30/04        838,426       806,971       2.58                       Fee
  99          39,253           398,773     10/31/04        708,418       691,219       1.54                       Fee         12.0
 100         396,634           535,800     12/31/04        595,734       551,211       1.25                       Fee         15.0
 101                                                       678,387       650,321       1.35                       Fee
 102         800,157         1,076,312     10/30/04      1,065,712       941,976       1.96                       Fee
 103         754,323           673,446     09/30/04        692,189       582,995       1.41                       Fee
 104         648,209           719,901     09/30/04        706,146       672,463       1.41                       Fee
104.01       151,693           168,470     09/30/04        165,251       157,369       1.41                       Fee
104.02        30,709            34,105     09/30/04         33,453        31,858       1.41                       Fee
104.03        14,799            16,436     09/30/04         16,122        15,353       1.41                       Fee
104.04        29,599            32,872     09/30/04         32,244        30,706       1.41                       Fee
104.05        58,457            64,923     09/30/04         63,682        60,644       1.41                       Fee
104.06        41,808            46,432     09/30/04         45,545        43,372       1.41                       Fee
104.07       102,855           114,231     09/30/04        112,048       106,704       1.41                       Fee
104.08        30,339            33,694     09/30/04         33,050        31,474       1.41                       Fee
104.09        80,656            89,577     09/30/04         87,865        83,674       1.41                       Fee
104.10         7,400             8,218     09/30/04          8,061         7,677       1.41                       Fee
104.11        94,715           105,191     09/30/04        103,181        98,259       1.41                       Fee
104.12         5,180             5,753     09/30/04          5,643         5,374       1.41                       Fee
 105                                                       724,045       679,363       2.21                       Fee
 106                                                       613,421       582,034       1.46                       Fee
 107         107,698           527,312     02/28/05        596,281       579,681       1.42                       Fee
 108                           626,033     10/31/04        660,844       601,177       1.49                       Fee
 109         885,894           969,993     10/31/04        960,579       847,321       1.71                       Fee
 110         628,294           633,259     09/30/04        728,291       646,479       1.57                       Fee
 111         696,476           685,878     09/30/04        682,676       592,753       1.40                       Fee
 112                                                       543,856       512,259       1.22                       Fee
 113         485,014           561,372     11/30/04        520,459       488,459       1.28                       Fee
 114                                                       612,063       559,047       1.42                       Fee
 115                                                       574,163       540,232       1.38                       Fee
 116         472,726           521,261     09/30/04        540,150       497,150       1.37                       Fee
 117         783,951           886,658     12/31/03        698,169       604,667       1.57                       Fee
 118         718,020           687,199     09/30/04        674,650       651,167       2.61                       Fee
 119         542,892           504,167     12/31/04        542,209       502,497       1.27                       Fee
 120         165,849           165,849     12/31/03        548,459       521,366       1.36                       Fee
 121                            93,331     11/30/04        592,293       549,093       1.50                       Fee
 122         516,552           529,321     12/31/04        541,149       499,870       1.61                       Fee
 123                                                       498,759       468,945       1.33                       Fee
 124         630,840           857,070     09/30/04        786,021       735,762       3.19                       Fee
 125         566,415           608,934     12/31/04        528,691       456,659       1.36                       Fee
 126         254,227           272,232     08/31/04        449,569       407,658       1.26                       Fee
 127                           445,379     12/31/04        410,853       379,867       1.52                       Fee
 128         374,760           387,949     11/30/04        474,637       430,620       1.37                       Fee
 129         360,488           367,290     10/31/04        499,358       457,358       1.38                       Fee
 130                           563,038     11/30/04        514,297       481,434       1.50                       Fee
 131         572,854           630,236     08/31/04        584,200       568,250       1.79                       Fee
 132         380,311           479,524     09/30/04        584,209       535,709       1.77                       Fee
 133                                                       438,550       413,968       1.23                       Fee
 134         326,726           429,053     09/30/04        412,106       390,506       1.62                       Fee
 135                                                       505,201       467,277       1.45                       Fee
 136                                                       525,748       504,810       1.64                       Fee
 137                           339,784     09/30/04        581,620       561,704       2.71                       Fee
 138         354,306           426,474     08/31/04        447,525       417,095       1.39                       Fee
 139         433,693           760,104     10/31/04        709,306       631,451       1.85                       Fee
 140         362,323           506,855     11/30/04        461,210       452,321       1.53                       Fee         17.0
 141         395,519           546,472     10/31/04        543,912       527,662       1.76                       Fee
 142         693,159           756,746     08/31/04        651,688       620,528       2.03                       Fee
 143         623,958           616,360     12/31/04        524,910       469,584       1.65                       Fee
 144                           180,261     12/31/04        358,611       343,211       1.23                       Fee
 145                                                       382,920       380,873       1.32                       Fee
 146         479,982           466,129     08/31/04        479,054       418,109       1.38                       Fee
 147                                                       407,699       367,344       1.34                       Fee
 148         317,613           384,426     06/30/04        459,205       412,355       1.56                       Fee
 149         296,334           337,893     09/30/04        394,419       368,669       1.41                       Fee
149.1        165,027           175,393     09/30/04        216,354       202,354       1.41                       Fee
149.2        131,307           162,500     09/30/04        178,064       166,314       1.41                       Fee
 150                                                       423,165       395,776       1.48                       Fee
 151         171,010           381,496     09/30/04        373,244       335,494       1.29                       Fee
 152                                                       335,390       333,206       1.31                       Fee
 153                                                       302,640       300,554       1.20                       Fee
 154         406,680           376,816     10/31/04        387,032       358,980       1.49                       Fee
 155                                                       331,549       329,501       1.36                       Fee
 156         615,225           601,463     09/30/04        572,552       553,251       2.30                       Fee         13.0
 157                                                       373,220       371,047       1.59                       Fee
 158         289,151           339,724     11/30/04        363,045       331,795       1.38                       Fee
 159         372,119           386,267     10/31/04        367,408       337,855       1.44                       Fee
 160         314,276           357,218     10/31/04        384,051       372,138       1.62                       Fee
 161                                                       297,439       295,241       1.29                       Fee
 162         365,764           300,053     10/31/04        308,860       273,212       1.25                       Fee
 163         373,728           380,447     10/31/04        356,715       345,315       1.52                       Fee
 164         194,585           295,351     06/30/04        354,346       317,010       1.27                       Fee
 165                                                       291,740       289,517       1.34                       Fee
 166         340,571           365,507     09/30/04        370,166       353,666       1.52                       Fee
 167         236,819           281,679     10/31/04        305,031       297,561       1.38                       Fee
 168         219,424           440,432     10/31/04        342,784       330,784       1.64                       Fee
 169                                                       318,900       315,978       1.19                       Fee
 170         273,758           315,207     08/31/04        279,769       266,843       1.30                       Fee         14.0
 171         388,817           361,076     10/31/04        328,583       317,483       1.58                       Fee
 172         354,923           364,709     08/31/04        333,745       308,745       1.31                       Fee
 173         210,919           255,179     08/31/04        463,569       425,763       2.15                       Fee
 174         327,569           351,971     10/31/04        319,432       295,932       1.48                       Fee
 175                                                       331,223       316,350       1.55                       Fee         15.0
 176                                                       278,160       276,208       1.34                       Fee
 177                                                       340,599       317,393       1.60                       Fee
 178         291,155           242,979     10/31/04        370,162       321,144       1.60                       Fee         29.0
 179         284,927           290,508     10/31/04        258,559       240,784       1.27                       Fee
 180         336,114           336,114     12/31/03        322,221       296,004       1.48                       Fee
 181                                                       260,700       258,477       1.34                       Fee
 182                                                     1,372,070     1,353,820       6.89                       Fee
 183                           338,821     10/31/04        323,699       300,391       1.51                       Fee
 184                                                       261,325       259,642       1.36                       Fee
 185                                                       263,840       262,910       1.40                       Fee
 186         221,627           152,513     10/31/04        265,870       247,769       1.36                       Fee
 187         505,873           555,560     08/31/04        445,578       432,881       1.60                       Fee
187.1        287,342                                       242,653       236,333       1.60                       Fee
187.2        218,531           555,560     08/31/04        202,925       196,548       1.60                       Fee
 188                                                       275,859       257,238       1.34                       Fee
 189                                                       339,500       337,318       1.99                       Fee
 190                           126,662     09/30/04        277,964       247,964       1.19                       Fee
 191         428,133           477,799     12/31/04        388,502       332,727       2.00                       Fee         15.0
 192         372,421           450,613     07/31/04        345,278       310,278       1.56                       Fee
192.1        251,636           304,468     07/31/04        233,296       209,647       1.56                       Fee
192.2        120,785           146,145     07/31/04        111,982       100,631       1.56                       Fee
 193                           334,208     09/30/04        260,547       244,047       1.29                       Fee
 194         203,276           271,658     11/30/04        247,504       233,189       1.39                       Fee
 195                                                       291,139       290,051       1.60                       Fee
 196                            70,879     10/31/04        267,965       246,965       1.28                       Fee
 197         300,000           300,000     12/31/03        291,000       288,497       1.84                       Fee
 198                                                       226,161       211,782       1.27                       Fee
 199                                                       210,490       208,306       1.33                       Fee
 200         292,033           292,033     12/31/03        280,765       253,514       1.66                       Fee
 201                           148,530     10/31/04        218,539       203,207       1.38                       Fee         17.0
 202         395,584           360,985     09/30/04        273,982       235,437       1.60                       Fee
 203                                                       214,019       201,345       1.33                       Fee
 204                                                       203,205       202,632       1.37                       Fee
 205         207,410           216,034     11/30/04        214,008       194,008       1.23                       Fee
 206                           172,239     11/30/04        215,550       205,550       1.37                       Fee
 207                                                       189,549       188,741       1.24                       Fee
 208         204,829           204,829     10/31/04        193,180       181,180       1.35                       Fee
 209         187,228           232,039     11/30/04        273,851       232,663       1.65                       Fee         25.0
 210         264,907           250,183     08/31/04        247,649       237,691       1.80                       Fee          6.0
 211         192,103           203,056     08/31/04        211,968       204,137       1.39                       Fee
 212                                                       292,270       290,087       2.35                       Fee
 213                           169,552     10/31/04        210,636       192,636       1.34                       Fee
 214         261,030           215,695     07/31/04        216,492       180,194       1.48                       Fee
 215         203,057           203,043     11/30/04        185,253       180,303       1.60                       Fee
 216                                                       172,782       162,508       1.47                       Fee
 217                            69,066     10/31/04        240,546       221,916       1.87                       Fee
 218         114,361           150,509     08/31/04        164,010       158,266       1.31                       Fee         18.0
 219         153,517           173,994     11/30/04        184,134       180,634       1.40                       Fee         18.0
 220         162,798           163,356     12/31/04        168,875       160,867       1.55                       Fee
 221         176,152           199,318     09/30/04        149,662       135,982       1.34                       Fee
 222         222,095           222,095     12/31/03        203,210       200,402       1.94                       Fee
 223                                                       175,288       173,769       1.42                       Fee
 224                                                       145,844       144,384       1.22                       Fee
 225         189,286           189,419     10/31/04        158,258       152,693       1.58                       Fee
 226                           179,676     09/30/04        164,980       156,480       1.58                       Fee
 227                                                       150,172       148,664       1.33                       Fee
 228                                                       323,010       317,477       3.13                       Fee
 229         336,750           293,499     08/31/04        266,218       257,744       3.11                       Fee         14.0
 230         126,168           160,531     10/31/04        140,800       125,050       1.55                       Fee
 231                                                       100,267       100,267       1.27                       Fee
 232         128,972           144,821     12/31/04        134,874       123,124       1.69                       Fee
 233         109,176           100,278     10/31/04        107,213        87,748       1.39                       Fee
 234          59,838            39,246     09/30/04         92,111        83,111       1.26                       Fee

                                                               UPFRONT ESCROW(11)
          -------------------------------------------------------------------------------------------------------------------------
            UPFRONT CAPEX     UPFRONT ENGIN.   UPFRONT ENVIR.     UPFRONT TI/LC     UPFRONT RE TAX   UPFRONT INS.    UPFRONT OTHER
LOAN #        RESERVE ($)       RESERVE ($)      RESERVE ($)       RESERVE ($)        RESERVE ($)    RESERVE ($)      RESERVE ($)
------        -----------       -----------      -----------       -----------        -----------    -----------      -----------

   1
   2                                                                                     147,640        626,566          945,504
   3                             3,481,250
   4
   5                                                                  401,000
   6               6,125                                                                                112,319
   7                                24,375                                                                             1,360,560
   8                               525,000                                                57,952         11,929
   9
  10               2,514            57,438                             32,000             29,846          5,730
  11                                92,000
  12
  13                             1,345,115                                               167,000
  14                                 8,250                                               318,189         94,208          500,000
  15
  16                               181,250                            250,000            170,315         32,368
  17                                                                                     229,420         37,992
  18
  19                                82,770
  20                               125,000                                               224,282         34,842
  21
  22
  23
  24                                                                                      18,291                         126,892
  25               3,157                                                6,945             88,066          6,460
  26                                                                                                     43,576
  27                                30,000                                                31,361         14,151
  28                                 2,813                                                94,110         14,579           10,000
  29                                                                                      30,018         34,440
  30             115,000                                              300,000             88,307          4,833
  31           2,000,000                                                                                                 500,000
  32                                                                1,500,000                                             28,000
  33                                                                                      11,267         34,872
  34                                                                                      73,871          3,710
  35                                                                                      89,116         15,629
  36
  37                                77,700                            900,000            333,277         14,367
  38                                                                1,880,297            109,090                         400,836
  39                                                  1,500
  40                               125,000                                               238,970          2,759           39,350
  41               1,754                                                5,846
  42                                                                                     136,421
  43
  44                               619,431                                                97,913          6,308
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45
  46                                                549,486         2,900,000                                             10,000
  47                               137,986
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48                                15,450                                                 5,288         11,657
  49                                32,252
  50                                                                                     187,547         14,267
  51                               389,190                            945,610             31,721          3,167
  52                               179,750                                                14,087          4,848
  53                                13,688                                                30,504         85,788
  54                               210,625
  55               2,380           662,365                            200,000             15,167         16,895
  56                                                                                      47,663
  57
  58              17,344                                                                  32,122         13,294          178,274
  59                                 6,250                                                30,667         25,191           69,517
  60
  61
  62
  63                                10,000                                                25,000          3,768          500,000
  64                                20,625                                                21,522          3,483          750,000
  65                                                                                      38,935
  66                                                                                      99,258          7,260
  67                                23,125                            350,000             17,974         19,704
  68                                18,750                                                30,098         37,850
  69
  70              85,000           240,000                                                28,205                         290,000
  71                                                                  140,000             24,073          9,102
  72                                                                  330,000             41,502          2,318
  73                                                                                      22,542         43,816
  74                                69,406                            250,000             22,963         20,062
  75                                                                                      46,916         17,509
  76
  77                                68,000
  78                                19,000
  79              42,625                                                                                 26,334
  80               2,545                                                8,667             15,594          3,163
  81                                                                                      67,720
  82                                                                                      70,474          3,312           68,264
  83                                                250,000            15,000                                              3,125
  84                               125,000                                                33,290         26,556
  85             103,500           146,500                                                95,433         32,137
  86                                16,813                                                26,471          2,584
  87                                                                                      19,039         18,985
  88                               119,383
  89                                                                                      26,949
  90                                97,125                             50,000             10,958         26,206
  91                                 1,250                                                27,134         14,000
  92                                21,250           25,000                               69,839          2,985
  93                                                                                      36,023          6,993
  94
  95                                80,000
  96                                                                                       2,210         35,554
  97                                                                                      20,404          2,917          406,640
  98
  99                                                                                      28,219          4,250
 100                                12,500                                                                                20,784
 101                                                                  100,000             53,382          6,275           74,485
 102                               150,000
 103                                                                                      30,043         42,832
 104                                63,873                                                 1,562         31,568
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105                                                                                                                     203,100
 106                                                                                      53,023          4,642
 107                                                                                      13,770         23,540
 108              80,000            11,875                            200,000              5,255
 109                                                                                      20,384          6,605
 110                                                                                      49,324          6,422
 111                                11,406                             50,000             27,279          3,120
 112                                                                                      28,255         20,152
 113                                34,375                                                10,659         19,521
 114               2,284            17,250                            218,790              7,653                         218,790
 115                                                                                      30,903          5,098
 116                                25,000                                                58,858         30,162
 117             270,000            13,460                              6,304             11,476          2,802
 118
 119             249,250             3,750                                                74,265         26,521
 120                                                                                      34,638
 121
 122               1,474            24,576                            132,000             25,093            972
 123
 124
 125              50,200            18,038                                                 7,736          7,188
 126                                50,625                                                54,425          8,581           50,000
 127                                                                                      16,193                         250,000
 128                                                                                      18,815
 129
 130                                                                                       8,763          5,083
 131
 132                                 7,350                                                12,783         16,714
 133
 134                                                                                      10,000         14,694
 135                                                                                       5,325          2,860
 136                                                                                                                      92,400
 137
 138                                                  1,500
 139
 140                                                                                      15,358          1,096
 141
 142                                                  1,875
 143                                                                                      35,603
 144                                                                                      12,391         29,595
 145
 146                                44,125                            100,000
 147                                12,500                                                42,332          2,566           86,868
 148                                                                                      38,615
 149                                13,500
149.1
149.2
 150                                                                                      10,433          1,878
 151                                33,400                                                68,543         22,685
 152
 153
 154                               150,719                                                12,414         44,043
 155
 156                                                                                      10,399         12,900
 157
 158                               139,958                                                 7,298          2,556
 159                                                                  137,000             12,676          3,474
 160                                                                                       7,126         13,794
 161
 162                                25,750                                                35,730         14,000
 163                                                                                      35,503          8,783
 164                                                                                      48,196         11,285            5,000
 165
 166                                56,094
 167
 168                                                                                      14,405          3,044
 169
 170                                                                                         815          3,605
 171                                                                                      13,116          2,721
 172                                 3,750                                                 8,583          3,052
 173                                                                   95,000             69,600          5,866
 174                                                                                      10,784         12,893
 175                                                                                      12,519          8,943          102,229
 176
 177               1,950                                                                   6,000          4,907           53,808
 178                                                                   75,000             13,651
 179                                 1,400                                                 7,867          8,547
 180                                                                                       6,226          2,761
 181
 182
 183                                                                                      15,240          4,232
 184                                                                                       7,574
 185
 186                                21,250                                                 6,740         12,266
 187                                                                                       5,018         10,483
187.1
187.2
 188                                                                                       9,237          1,178           44,168
 189
 190
 191
 192                                66,969                                                13,679          6,378
192.1
192.2
 193                                10,625                                                 2,372          2,756
 194                                 2,835                                                19,272            991
 195
 196
 197                                 1,582
 198
 199
 200                                10,000                             91,792              3,962            389
 201                               101,500                             50,000                                            100,000
 202                                                                                       7,059          2,805
 203                                                                                       3,416          1,263
 204
 205                                24,375                                                12,507          4,136
 206                                                                                       6,240          5,773
 207
 208                                 8,125                                                10,500          5,490
 209                                                                                       7,110         14,135
 210                                                                                       2,603            546
 211                                 6,875                                                 3,145          1,392
 212
 213                                 6,375                                                 5,673          5,704
 214                                46,344                                                 9,308          1,549
 215               4,760             9,750                                                 4,102          3,302
 216                                                                                       1,818
 217                                                                                      15,082          3,467
 218                                10,348                                                 8,651            625
 219                                 7,550                                                 2,585          1,846
 220
 221                                 8,150                                                 3,918         12,604
 222
 223
 224
 225                                                                                      13,069          3,141
 226                                                                                       1,493          2,587
 227
 228
 229
 230                                60,000                                                 1,600          2,818
 231
 232                                                                                      48,213          6,707
 233                                                                                       7,410          6,108
 234                                                                                       6,320         10,319

                                                                      MONTHLY ESCROW(12, 14)
                            -------------------------------------------------------------------------------------------------------
                            MONTHLY CAPEX    MONTHLY ENVIR.     MONTHLY TI/LC     MONTHLY RE TAX      MONTHLY INS.    MONTHLY OTHER
LOAN #                       RESERVE ($)       RESERVE ($)       RESERVE ($)        RESERVE ($)       RESERVE ($)       RESERVE ($)
------                       -----------       -----------       -----------        -----------       -----------       -----------

   1
   2                             19,188                                                 49,213            73,402
   3                             17,569                                                 56,681           166,665
   4                              4,554
   5
   6                              6,125                                                 53,423            11,232
   7                                                                                    95,914            19,839
   8                              5,178                                                 28,976             3,976
   9
  10                              2,514                              32,000             29,846             5,730
  11                              2,861                               4,167            105,357                              12,500
  12                                                                 25,000             21,104
  13                                                                                    50,816             7,601
  14                    4% of Borrowers
                          Gross Revenue
                    for the prior month                                                 79,547            13,458             8,333
  15
  16                              2,734                              21,875             34,063             6,474
  17                              1,310                              10,000             57,355             4,221
  18
  19                              1,879
  20                              1,310                              10,000             55,297             3,871
  21                              5,371
  22
  23
  24                              9,000                                                 18,291
  25                              3,167                               6,945             58,710             6,460
  26                              2,630                                                  4,167             3,961
  27                              1,399                                                                    7,076
  28                              1,638                              10,895             23,528             3,645
  29                                                                                    10,006             3,444
  30                              3,176                               8,470             22,077             1,611
  31               1% of Gross Revenues
                  for 2005, 2% for 2006,
                    and 3.5% after 2006.                                                22,483            10,909
  32                              1,284                               4,167             14,514             2,454
  33                              4,800                                                 11,267             5,812
  34                                                                  6,899             18,468             3,710
  35                              7,322                                                  5,735
  36                              5,833                                                 19,272
  37                              2,573                               4,166             66,655             3,592
  38                              3,379                              20,800             27,273             1,876             7,362
  39
  40                              2,690                              12,500             29,871             2,759
  41                              1,754                               5,846
  42                                239                               4,600             19,489
  43
  44                              6,183                                                 16,319             6,308
 44.1
 44.2
 44.3
 44.4
 44.5
 44.6
  45                  $3,467 during the
         first 24 months and $4,334 for
         the remaining term of the Loan.                                                14,561             3,038
  46                              1,372                               3,000             10,170             2,236
  47                              7,170
 47.1
 47.2
 47.3
 47.4
 47.5
 47.6
  48                              1,913                               2,609              5,288             1,457
  49                              4,333                                                 15,196             4,894
  50                                                                                    17,050             7,133
  51                                875                                                 10,574             3,167
  52                              5,750                                                 14,087             2,424
  53                              6,593                                                 30,504             9,532
  54                              6,417                                                  9,689             3,812
  55                              2,380                                                 15,167             3,427
  56                              1,581                                                  9,533
  57
  58                                                                 10,000             32,122             4,431
  59                              3,467                                                 10,222             3,599
  60                              5,250                                                 17,430             5,003
  61
  62
  63                              1,590                                                 12,500             1,256
  64                              3,478                                                 10,761             3,483
  65                              1,925                                                  7,787
  66                                                                                    11,029             1,210
  67                              2,182                               4,168              8,986             4,926
  68                                                                                    10,033             3,154
  69
  70                              1,706                               6,320              9,402             1,835             3,333
  71                              1,260                               3,660             12,037             2,987
  72                              1,192                               7,737             10,376             1,159
  73                              4,042                                                  5,636             3,651
  74                              2,510                               8,899              5,741             2,006
  75                              2,709                                                 15,639             2,501
  76                                650                                                  8,759               855
  77                              4,188                                                 12,725             3,376
  78                              5,667                                                 14,090             4,017
  79                              4,917                                                 19,240             2,194
  80                              2,545                               8,667             15,594             3,163
  81                                                                                    11,287
  82
  83                                699                               1,389
  84                              3,875                                                 16,620             3,794
  85                              5,188                                                 19,087             3,214
  86                                637                               2,222              5,294             1,292
  87                                                                                     6,346             2,109
  88                              4,750                                                  8,442             3,057
  89                                406                               2,703              8,983
  90                                787                                                  5,479                               4,200
  91                                117                               1,400              6,784             1,167
  92                              4,417                                                 13,968             1,493
  93                              1,043                               2,531              7,205               777
  94
  95                              3,394                                                  8,938             2,472
  96                5% of Gross Revenue
                       from Prior Month                                                  1,105             3,232
  97                                                                  2,267              5,101               583
  98
  99                              1,434                                                  7,055               607
 100
 101                                431                                                  8,897               628
 102                              9,899                                                 10,414             3,038
 103                              3,675                               5,425             10,014             6,119
 104                              2,807                                                  5,818             3,157
104.01
104.02
104.03
104.04
104.05
104.06
104.07
104.08
104.09
104.10
104.11
104.12
 105
 106                                600                                                  5,302             1,547
 107                                219                                                  6,885             1,962
 108                              2,128                                                  5,254
 109                              2,768                                                  5,096
 110                              1,223                                                 12,331             1,070
 111                              1,245                               6,246             13,640             1,560
 112                                781                               1,935             14,127             1,832
 113                              2,667                                                 10,659             1,775
 114                              2,284                                                  7,653
 115                                369                               2,459              7,726             1,275
 116                              4,167                                                  8,408             2,402
 117                              1,681                               6,304              5,738             2,802
 118
 119                              2,286                               1,023             14,853             2,652
 120                                117                               2,083              4,051
 121                              3,600                                                  6,667             2,448
 122                              1,474                                                  6,273               972
 123                                424                               2,750              8,638             2,244
 124
 125                              1,890                               4,183              7,736               799
 126                              3,493                                                 13,083             2,860
 127                                240                               2,500              4,048             1,152
 128                                855                               2,813              6,272
 129                              3,500                                                  9,774             3,488
 130                                883                               1,856              4,382             1,694
 131                              1,329                                                  2,323             2,408            32,566
 132                                                                                     4,261             5,571
 133
 134                              1,800                                                  5,000             2,099
 135                                311                               3,117              2,662             1,430
 136
 137
 138                                605                               1,000              8,240               867
 139                              6,931                                                  3,053             1,859
 140                                741                                                  3,072               274
 141                              1,354
 142
 143                              1,379                               3,000              8,901
 144                              1,283                                                  6,196             2,277
 145
 146                              1,269                               2,500              7,545             2,083
 147                                949                               2,084              5,291               855
 148                              1,022                               2,450              9,654
 149                              2,145                                                 15,047             4,291
149.1
149.2
 150                                384                                                  5,216               944             1,506
 151                              3,146                                                  6,135             2,836
 152
 153                                174
 154                                                                                     4,138             3,670
 155
 156                              1,608                                                  3,466             1,075
 157
 158                              2,604                                                  2,433             2,556
 159                                681                               1,782              6,338               695
 160                                993                                                  1,425             1,379
 161
 162                              2,971                                                  9,354             3,500
 163                                984                                                 17,552               627
 164                              3,111                                                  5,355             2,257
 165
 166                              1,375                                                  2,432             1,391
 167                                623                                                    903               206
 168                              1,000                                                  7,203             1,522
 169
 170                                 80                                 598                815               401
 171                                917                                                  6,558             1,360
 172                              2,083                                                  4,292             1,526
 173                                                                                     5,800               838
 174                                                                                     3,595             1,074
 175                                                                  1,078              3,130             1,278
 176
 177                                                                    813              6,000               545
 178                                684                               3,422              3,413             1,685
 179                                                                                     2,622               950
 180                                                                                     3,113             1,380
 181
 182
 183                                274                               1,828              3,048               470
 184                                                                                     1,262
 185
 186                              1,509                                                  3,370             1,533
 187                                542                                                  2,422             1,378
187.1
187.2
 188                                 74                               1,478              1,847               393
 189
 190                              2,500                                                  9,750             2,150
 191
 192                              2,917                                                  4,560             3,189
192.1
192.2
 193                              1,375                                                  2,372             2,756
 194                                252                                 925              4,818               330
 195                                 91
 196                              1,750                                                  5,250             1,607
 197
 198                                250                               1,500              2,435               192
 199
 200                                462                               1,806              1,981               389
 201                                500                               1,667
 202                                816                               2,396              2,353               401
 203                                                                                       569               421
 204
 205                              1,667                                                  3,127             1,379
 206                                833                                                  3,120             1,443
 207                                 67
 208                              1,000                                                  3,500               915
 209                                                                                                       1,178
 210                                830                                                  2,603               546
 211                                653                                                  1,573               464
 212
 213                                                                                     2,837             1,141
 214                                435                               2,590              1,862               516
 215                                413                                                  2,051               826
 216                                146                                 710              1,818               617
 217                                                                                     5,027               433
 218                                 30                                                  1,442                89
 219                                                                                       646               923
 220                                152                                 417              1,136               437
 221                              1,140                                                  1,959               970
 222
 223
 224                                122
 225                                464                                                  1,867               393
 226                                                                                     1,493             1,293
 227
 228
 229
 230                              1,313                                                  1,600             1,409
 231
 232                                                                                     4,018               559
 233                                                                                     1,853               611
 234                                750                                                  1,053               860

                                     LARGEST TENANT                                               2ND LARGEST TENANT
                ------------------------------------------------------------     ---------------------------------------------------
        SINGLE                                                     LEASE                                                    LEASE
LOAN #  TENANT  LARGEST TENANT                     UNIT SIZE     EXPIRATION      2ND LARGEST TENANT           UNIT SIZE   EXPIRATION
------  ------  --------------                     ---------     ----------      ------------------           ---------   ----------

   1      No    Sears                                274,100      08/05/06       Fortunoff                      150,000    02/21/14
   2      No
   3      No    Aquarium of The Bay                   47,217      02/28/14       Neptune's Palace/Bay View       12,360    12/31/10
   4      No    Costco Wholesale                     148,295      08/31/09       Wal-Mart                       110,054    04/30/19
   5      No    Gameworks                             47,161      03/31/12       United Artist Theatres          41,108    12/31/17
   6      No
   7      Yes   Electronic Arts Inc.                 243,433      09/30/13
   8      No    Ziff Brothers Investments             61,177      04/30/19       Viking Global Investors         36,396    11/30/13
   9      No    The Container Store                   23,796      02/28/12       Office Depot                    16,530    05/30/09
  10      No    Stop & Shop                           75,000      07/31/08       Marshalls                       26,890    01/31/09
  11      No    Marshall's Mega Store                 50,023      03/31/12       DSW Shoe Warehouse              31,981    01/31/12
  12      Yes   Cornerstone                          970,168      10/31/12
  13      Yes   The District of Columbia             128,723      01/31/10
  14      No
  15      No    Sports Authority                      35,700      01/31/14       Mor Furniture                   35,000    11/30/14
  16      No    Nadel Architects                      22,792      10/31/08       KSCI                            17,302    08/31/13
  17      No    Kates Paperie                          7,440      03/31/18       SLS Management, LLC              5,645    05/31/06
  18      No    Foote, Cone & Belding                203,376      03/01/14       Walsh, Higgins, and Company     19,089    03/01/14
  19      No    The Sports Authority                  43,373      11/30/16       Linens N Things                 36,041    01/31/12
  20      No    Jets Development LLC                  14,300      12/31/08       Barja, Inc                      13,400    04/30/10
  21      No    Bank of America                       88,305      05/31/09       Edwards & Angell, LLP           78,795    12/31/12
  22      No    Walmart                              157,793      09/30/22       Pic 'N Save                     53,460    12/31/22
  23      No    DEG, LLC                              57,673      05/26/74
  24      No
  25      No    A&P Supermarket                       56,111      02/28/14       Destinta Theaters               45,000    04/30/19
  26      No    Wells Fargo                          158,041      12/31/14       Sun State Builders              15,000    03/31/10
  27      No    United Artists                        44,796      12/31/17       Barnes & Noble                  34,325    11/30/11
  28      No    Montgomery General Hospital           27,029      02/28/07       Community Imaging Partners       9,218    12/31/06
  29      No    Vons Groceries                        49,860      12/31/07       Michaels                        21,528    11/30/07
  30      No    State of Maryland                     82,102 5/13/06 & 12/04/12  Comptroller of The Currency     29,722    05/31/06
  31      No
  32      No    Gigante Market                        45,000      11/03/23       Washington Mutual Bank           6,400    11/07/09
  33      No
  34      No    San Diego Work Force Partnership      32,400      01/03/19       Southern California College     25,160    01/01/19
  35      No
  36      No
  37      No    Value City                           102,530      01/31/06       Village Theaters                26,000    02/28/07
  38      No    State of Maryland - DBED              86,938      10/04/08       DCMA Baltimore / GSA            38,502    08/31/08
  39      Yes   Beverage Management, Inc             480,762      09/30/19
  40      No    Bank Leumi                            12,639      06/30/12       Heinemann Library               13,078    12/31/07
  41      No    Winn Dixie                            51,703      06/01/18       Eckerd's                        11,200    05/03/20
  42      No    Food & Drug Admin. (GSA)              51,000      03/31/13       Havetech                        25,054    11/30/09
  43      Yes   Edwards Systems Technologies         106,790      12/05/14
  44      No
 44.1     No
 44.2     No
 44.3     No
 44.4     No
 44.5     No
 44.6     No
  45      No
  46      No    Rising Sun, dba SuperSaver Market     31,680      10/16/07       Rite-Aid Corporation            17,280    05/31/08
  47      No
 47.1     No
 47.2     No
 47.3     No
 47.4     No
 47.5     No
 47.6     No
  48      No    Las Vegas Harley Davidson             66,853      01/01/14       24 Hour Fitness, Inc.           37,544    08/10/12
  49      No
  50      No    Vero-Xray                             13,245      06/30/05       Baker                            5,864    11/01/07
  51      No    Clearwire Corporation                 31,558      01/11/15       First Horizon                   18,689    08/31/08
  52      No
  53      No
  54      No
  55      No    Hobby Lobby                           60,280      04/01/14       Big Lots                        30,000    01/01/12
  56      No
  57      No    Marshall's                            30,000      07/31/13       Petco                           15,257    11/30/12
  58      No    Younkers                              50,000      01/31/10       JC Penney                       49,703    11/30/09
  59      No
  60      No
  61      No
  62      No    Crate & Barrel                        15,949      01/31/11       Pottery Barn                    11,095    01/31/10
  63      No
  64      No    Winn-Dixie                            47,718      01/04/15       Goody's                         31,182    05/31/09
  65      No
  66      No    Danish Furniture                       9,250      07/31/05       Outback Saloon                   8,477    12/31/07
  67      No    Farm Fresh Grocery                    52,398      01/31/20       Farm Fresh Office               35,990    12/31/05
  68      No
  69      No    Publix                                44,271      12/31/23       Beall's                         15,100    05/31/14
  70      No    Western Business College              35,479      06/30/14       Key Bank                        10,885    04/30/09
  71      No    Haynesworth Sinkler Boyd              32,277      09/01/12       Rosen, Rosen, Hagood            13,686    09/01/07
  72      No    California Bank and Trust             10,389      04/12/11       State of California              7,319    05/31/07
  73      No
  74      No    Medstar/VNA                           19,327      09/30/09       Adelis Restaurant Cater         12,870    09/30/07
  75      No    Voluntary Enterprises, Inc.           13,710      11/30/06       Phoenix Resource Management      9,108    01/31/07
  76      No    Cardiff Seaside Market                12,590      06/14/08       Cardiffit                        5,376    04/30/09
  77      No
  78      No
  79      No
  80      No    Old Time Pottery, Inc                 93,605      12/31/13       Hobby Lobby                     60,192    01/17/12
  81      No    Ralph's Market                        46,333      06/05/24       Anna's Linens                   10,020    01/31/11
  82      No    Walgreens                             14,560      12/31/29       Bank of America                  4,700    12/31/18
  83      No    National Deli Corporation             36,000      03/31/19       Iron Works                      10,000    08/20/11
  84      No
  85      No
  86      No    Pastries by Randolph                   4,267      08/31/08       Arrowine                         4,244    12/31/07
  87      No
  88      No
  89      No    Berg Hill Grennleaf & Ruscitti        12,802      07/31/08       Vectra Bank                      8,045    04/30/13
  90      No    The Palladium for Surgery             14,875      11/30/13       River Oaks Surgical Center      13,200    06/30/12
  91      Yes   Aldo Shoes                             2,800      01/31/10
  92      No
  93      No    Shari's Restaurant                     3,909      06/19/11       Pets & Pals Pet Supply           3,870    07/31/05
  94      No    Kroger                                63,296      01/31/18       Blockbuster                      6,000    09/30/07
  95      No
  96      No
  97      No    Payless ShoeSource                     2,996      08/05/14       NYPD Pizza                       2,851    07/19/14
  98      No    Kroger                                54,872      06/30/22       Blockbuster                      6,300    04/30/06
  99      No
 100      No    Tenth St. Pediatric                    4,777      06/30/10       Gynecology Infertility           4,480    06/30/10
 101      No    Goddard's School                       8,040      01/31/18       Ted's Montana Grill              4,249    08/31/14
 102      No
 103      No    Dovco Industrial Fabricators          99,338      05/30/10       Ilex Woodworking                70,728    12/31/09
 104      No
104.01    No
104.02    No
104.03    No
104.04    No
104.05    No
104.06    No
104.07    No
104.08    No
104.09    No
104.10    No
104.11    No
104.12    No
 105      Yes   Classic Container Corporation        203,100      03/31/15
 106      No    Food Lion                             38,274      12/14/24       Powhatan Pharmacy               10,000    10/31/14
 107      No
 108      No    KMART                                 81,326      03/31/05       Tractor Supply                  30,979    07/02/11
 109      No
 110      No    Aco, Inc.                             12,000      08/31/09       Bloch Drugs, Inc.                9,993    04/30/08
 111      No    Sunset Office Suites, Inc.             5,802      08/31/06       Mercy Hospice, Inc.              4,420    06/30/07
 112      No    Dollar Tree                            9,007      05/31/09       Fashion Bug                      7,500    03/14/09
 113      No
 114      No    Belk's Store                          55,000      12/31/18       Bi-Lo                           37,898    06/30/14
 115      No    Wings "N" More                         6,765      12/31/13       Fashion Cleaners                 4,088    07/31/14
 116      No
 117      No    Graham's Central Station              26,995      07/31/12       US Probation                    13,635    10/31/06
 118      No    Kroger                                63,296      01/31/18       Washington Mutual                3,000    04/30/07
 119      No
 120      No    Leslie Swimming Pools                  4,800      10/31/10       Futon Furniture                  4,800    12/31/10
 121      No
 122      No    US Door & Building Components         46,000      01/14/07       O'Waters, LLC                   30,000    03/31/06
 123      Yes   Intermex Wire Transfer                25,420      11/10/14
 124      No    Publix Supermarket                    56,146      10/31/14       Pinch-A-Penny                    2,800    09/30/09
 125      No    Sofa Express                          32,895      06/30/12       Gap/Old Navy                    27,105    01/31/08
 126      No
 127      No
 128      No    Sears Appliance & Hardware            21,089      01/09/11       Fashion Bug                     12,000    01/31/10
 129      No
 130      Yes   Charlotte Mecklenburg Hospital
                  Authority                           52,972      08/31/11
 131      No
 132      No
 133      No    Washington Mutual                      3,500      09/23/09       Intelli-Bed                      1,509    01/31/10
 134      No
 135      No    Texas Orthopedic                      13,485      12/31/19       Sadler Clinic                    6,930    10/31/19
 136      No    Bray & Scarff                          5,600      01/31/15       2nd Swing                        2,775    08/31/11
 137      No    Publix                                28,800      01/31/24       Emerald Coast Beverage           2,400    03/31/09
 138      No    D&I Sales                              6,442      09/30/13       Marilyn's Dance Academy          5,500    08/31/10
 139      No
 140      No
 141      No
 142      No    Vegas Boxing                           3,300      11/30/09       Salon/Salon                      2,722    12/31/06
 143      No    Aspen Systems Corporation             32,054      09/30/05       Panther Racing LCC              28,584    09/30/06
 144      No
 145      Yes   Walgreens                             13,650      12/31/27
 146      No    Maj-R-Thrift                          25,182      05/31/07       Timeless Treasures              17,673    09/30/05
 147      No    Super Value                           63,000      01/19/25       Big Lots                        28,716    01/31/12
 148      No    Walgreen Co.                          68,891      02/28/07       Tri-State Hospital Supply       31,200    12/31/11
 149      No
149.1     No
149.2     No
 150      Yes   Tinsley Laboratories, Inc. and
                  SSG Precision Optronics, Inc.       30,683      02/28/09
 151      No
 152      Yes   Walgreens                             14,560      06/30/29
 153      Yes   Walgreens                             13,905      07/31/20
 154      No
 155      Yes   Walgreens                             13,650      12/31/29
 156      No
 157      Yes   Walgreens                             14,490      10/31/29
 158      No
 159      No    Ace Hardware                           8,000      04/30/10       Physcians Plus                   7,620    09/30/05
 160      No
 161      Yes   Walgreens                             14,650      12/31/29
 162      No
 163      No
 164      No
 165      Yes   Walgreens                             14,820      02/28/29
 166      No
 167      No
 168      No
 169      Yes   Walgreens                             14,490      08/31/27
 170      No    Payless Shoesource                     2,700      05/31/08       Radioshack Corporation           2,664    07/31/08
 171      No
 172      No
 173      No    Remax Realtors                         3,671      08/10/09       Paulie's Grill                   3,550    08/13/13
 174      No
 175      No    Heffernan Insurance Broker             6,227      10/31/08       Hollywood Entertainment          5,111    09/30/14
 176      Yes   CVS                                   13,013      01/31/26
 177      No    Gulf Coast Regional Blood Center       4,000      08/31/09       Mitcham & Long, DDS              3,070    04/15/14
 178      No    AMEC, Inc.                            10,904      05/31/09       Cardinal Property Management     7,228    04/30/09
 179      No
 180      No    Hobby Lobby                           52,875      07/31/10       Office Depot                    30,791    01/31/10
 181      Yes   Walgreens                             14,820      07/31/29
 182      No
 183      No    El Potrillo                            4,400      07/31/07       Taylor Brooks, Inc.              2,480    05/31/07
 184      Yes   Pier One Imports                      11,287      02/28/15
 185      Yes   LaSalle Bank National Association      6,100      12/12/24
 186      No
 187      No
187.1     No
187.2     No
 188      No    PC Club                                2,172      11/30/09       Sally Beauty Company             1,560    10/05/09
 189      Yes   Walgreens                             14,550      10/31/29
 190      No
 191      No    B. Cummings Co.                       17,440      07/30/07       U.S. Coast                       6,667    08/31/07
 192      No
192.1     No
192.2     No
 193      No
 194      No    Arhaus Furniture                      14,520      03/31/09       Campus Outfitters                5,660    04/30/09
 195      Yes   CVS                                   10,880      10/31/21
 196      No
 197      Yes   Walgreens                             13,905      01/31/20
 198      Yes   The Cube Corporation                  15,000      10/31/16
 199      Yes   Walgreens                             14,560      03/31/29
 200      Yes   The Ryland Group, Inc.                25,204      05/31/12
 201      No    Tina Phan / Latina Garment             5,000      04/30/05       Greland C. Reddick               2,000    02/28/05
 202      No    Home Decor Liquidators                25,844      01/01/09       PetSupplies                      8,450    04/30/05
 203      Yes   Staples                               20,052      12/31/13
 204      Yes   Am South Bank                          3,820      10/31/24
 205      No
 206      No
 207      Yes   RBC Centura Bank                       4,120      06/30/19
 208      No
 209      No    Radio Shack                            3,542      03/01/05       Gio's Brooklyn Boxing Club       3,539    12/31/14
 210      No
 211      No
 212      Yes   Walgreens                             14,550      02/28/30
 213      No
 214      No    State of Ga - Dept of Juvenile
                  Justice                              9,420      06/30/05       CVS                              8,450    01/31/08
 215      No
 216      No    Kiele                                  2,400      08/31/09       One Dollar Please                2,400    08/31/09
 217      No    T&C Federal Credit Union               3,220      01/31/10       Main Street Bicycles             3,200    03/31/08
 218      No    La Salsa, Inc.                         1,330      03/31/09       Yummi Kitchen                      665    10/31/16
 219      No
 220      No    Honey Baked Ham                        2,800      12/17/11       Hair Color Express               1,470    04/30/07
 221      No
 222      No    Walgreens                              7,700      05/31/29       Near North Edwardo's Inc.        2,730    12/31/07
 223      Yes   CVS                                   10,125      01/31/20
 224      Yes   Staples                               14,600      09/30/19
 225      No
 226      No
 227      Yes   CVS                                   10,055      01/31/25
 228      Yes   Walgreens                             14,490      07/31/28
 229      No
 230      No
 231      Yes   Branch Banking and Trust Company       4,000      06/18/24
 232      No
 233      No
 234      No

                                          3RD LARGEST TENANT
          -------------------------------------------------------------------------------------
                                                                                       LEASE
 LOAN #   3RD LARGEST TENANT                                         UNIT SIZE       EXPIRATION
 ------   ------------------                                         ---------       ----------

    1     Galyan's                                                     100,000        01/31/24
    2
    3     Hard Rock Cafe                                                10,608        07/31/12
    4     Marshalls                                                     45,826        01/31/09
    5     Coca-Cola                                                     31,079        07/31/07
    6
    7
    8     Heartland Industrial Group                                    10,169        03/31/12
    9     Larry North Total Fitness                                     10,896        08/31/11
   10     KB Toys                                                       14,414        01/31/05
   11     Ross Stores #591                                              30,752        01/31/13
   12
   13
   14
   15     Circuit City                                                  32,500        01/31/19
   16     Chapman Bird & Grey                                           12,086        02/29/08
   17     Holly Kristen Originals, Inc.                                  4,825        05/31/14
   18
   19     Ross Stores                                                   27,471        01/31/08
   20     Manglia                                                       13,400        04/30/13
   21     Sovereign Bank                                                38,690        12/31/15
   22     A.J. Wright                                                   25,001        09/30/14
   23
   24
   25     AJ Wright                                                     24,960        11/30/10
   26
   27     Harold's                                                       5,250        01/31/08
   28     Surburban/NRH Medical Rehab.                                   5,598        08/31/11
   29     Selma's Cookies                                                4,550        05/31/10
   30     OTIS Elevator Company                                         23,362        06/30/11
   31
   32     International Buffet                                           6,000        03/05/14
   33
   34     99 Cents Only Store                                           20,000        01/31/20
   35
   36
   37     Sun View Market                                               19,100        04/30/19
   38     Alex Brown Investment Management                              14,430        05/31/07
   39
   40     The Hearn Company                                              8,598        08/31/09
   41     Dollar Tree                                                    7,500        11/19/05
   42     Bureau of Alchohol, Tobacco, & Firearms                        9,992        08/31/08
   43
   44
  44.1
  44.2
  44.3
  44.4
  44.5
  44.6
   45
   46     Pic N Save - Store #4055                                      15,708        03/31/06
   47
  47.1
  47.2
  47.3
  47.4
  47.5
  47.6
   48
   49
   50     VMA                                                            5,156        05/31/07
   51     Alaska Industrial Resources                                    6,927        04/30/09
   52
   53
   54
   55     World Gym                                                     14,988        04/01/14
   56
   57     The Kingdom, Inc.                                              6,500        01/31/15
   58     Cinema V                                                      12,484        05/31/10
   59
   60
   61
   62     Salomon Smith Barney                                           9,393        08/31/11
   63
   64     Rite Aid Drug                                                 12,876        09/30/09
   65
   66     Tran's Martial Arts & Fitness                                  5,680        08/31/10
   67     Big Lots                                                      25,400        11/28/05
   68
   69     Dollar Store                                                   7,200        02/28/09
   70     MCI Worldcom                                                   6,360        12/06/05
   71     Carlock, Copeland                                              6,429        08/01/09
   72     Laguna Hills Therapy Center                                    4,392        05/31/11
   73
   74     Bank of America                                                6,687        04/30/05
   75     Tilson HR Inc.                                                 8,657        08/31/08
   76     Yogi's Restaurant                                              5,047        05/31/07
   77
   78
   79
   80     Dollar Tree Stores, Inc                                       21,763        09/30/08
   81     Rainbow Women's Retail Group                                   5,597        06/30/06
   82     Paul's Pizza Shop                                              3,320        08/23/14
   83     Ace Hardware                                                   6,800        11/30/16
   84
   85
   86     Kinder Haus Toys                                               4,195          MTM
   87
   88
   89     Brock and Company                                              6,153        07/31/08
   90     TIRR Rehabilitation                                            5,310        03/01/09
   91
   92
   93     Skipper's Inc.                                                 2,711        09/30/08
   94     Golden Palace                                                  2,793        04/30/08
   95
   96
   97     Gear Up Sporting Goods                                         2,214        08/08/09
   98     Vintage Bottle Shop                                            3,500        07/31/06
   99
  100     Lebovic/Schwimmer                                              3,771        06/30/09
  101     Baja Fresh                                                     2,731        12/26/13
  102
  103     Samuel Specialty Metals                                       64,868        01/31/07
  104
 104.01
 104.02
 104.03
 104.04
 104.05
 104.06
 104.07
 104.08
 104.09
 104.10
 104.11
 104.12
  105
  106     Video 2000                                                     3,000        11/30/09
  107
  108     Goody's                                                       30,000        08/31/08
  109
  110     Childtime Childcare, Inc.                                      6,080        05/31/05
  111     A&M Partners, Inc.                                             4,002        09/30/06
  112     Dress Barn                                                     7,500        03/31/14
  113
  114     Tractor Supply                                                21,000        12/31/14
  115     Jose's Mexican Restaurant                                      4,000        08/31/09
  116
  117     FBI                                                           11,743        01/31/07
  118     Best Cleaners                                                  1,800        01/31/12
  119
  120     Radio Shack                                                    4,800        05/14/10
  121
  122     Rite Carpets                                                  21,000        06/30/07
  123
  124     Hopper's Grill                                                 2,800        12/31/10
  125     Shoe Show                                                      4,800        05/31/06
  126
  127
  128     Dollar Tree                                                   12,000        09/30/11
  129
  130
  131
  132
  133     Port of Subs                                                   1,500        09/23/09
  134
  135     Vance Lecrone - Orthodontist                                   2,453        08/31/04
  136     Moe's Southwest                                                2,741        11/30/14
  137     The UPS Store                                                  1,200        06/30/09
  138     Number One Bros. Pizza                                         4,087        11/30/12
  139
  140
  141
  142     AI Phillips The Cleaner                                        1,800        11/30/09
  143     State Lottery Commission                                      13,000        07/31/06
  144
  145
  146     SAV-A-LOT                                                     14,645        07/31/08
  147
  148     NM Products Corporation                                       22,209        01/31/09
  149
 149.1
 149.2
  150
  151
  152
  153
  154
  155
  156
  157
  158
  159     Meadowridge Library                                            5,940        06/30/05
  160
  161
  162
  163
  164
  165
  166
  167
  168
  169
  170     Starbucks Corporation                                          1,500        06/30/13
  171
  172
  173     Roko's Seafood                                                 3,500        09/18/13
  174
  175     Pella Window & Door Company                                    1,595        09/30/07
  176
  177     First American Title                                           3,010        10/31/09
  178     Universal Lighting Sales                                       5,871        06/30/07
  179
  180
  181
  182
  183     Ocee Cleaners                                                  2,430        05/31/09
  184
  185
  186
  187
 187.1
 187.2
  188     Nextel                                                         1,500        08/31/09
  189
  190
  191     Agabang USA                                                    6,667        05/31/07
  192
 192.1
 192.2
  193
  194
  195
  196
  197
  198
  199
  200
  201     Joseph Goings                                                  2,000        08/31/05
  202     Calloways                                                      7,700        08/31/06
  203
  204
  205
  206
  207
  208
  209     L.A. Architects 1,843 03/01/05
  210
  211
  212
  213
  214     Family Dollar Store                                            6,984        06/30/07
  215
  216     Falcon Physical Therapy                                        1,800        08/31/09
  217     Functional Physical Therapy                                    2,850        04/30/09
  218     World Wireless Cellular                                          665        10/31/16
  219
  220     Quizno's                                                       1,400        07/31/08
  221
  222
  223
  224
  225
  226
  227
  228
  229
  230
  231
  232
  233
  234

                             FOOTNOTES TO ANNEX A-1
                             ----------------------

(1)    For Mortgage Loans secured by multiple Mortgaged Properties, each
       Mortgage Loan's Current Balance is allocated to the respective Mortgaged
       Properties based on the Mortgage Loan documentation or the Mortgage Loan
       Seller's determination of the appropriate allocation.

(2)    Each number identifies a group of related borrowers.

(3)    For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
       Fee").

(4)    The Monthly Debt Service for Loan Numbers 4-8, 10, 13, 17-21, 23-24, 38,
       43, 84, 91, 105, 127, and 134 were calculated as 1/12th of the product of
       (i) the Original Balance, (ii) the Interest Rate and (iii) 365/360. of
       the product of (i) the Original Balance, (ii) the Interest Rate and (iii)
       365/360.

       The Monthly Debt Service for Loan Numbers 9, 15, 22, 57, 62, 69, 94, 98,
       118, 124, 137 were calculated as 1/12th of the product of (i) the
       Original Balance and (ii) the Interest Rate.

(5)    Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(6)    For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the
       Mortgage Loan.

(7)    For ARD Loans, the related Anticipated Repayment Date.

(8)    For ARD Loans, calculated as of the related Anticipated Repayment Date.

(9)    The "L" component of the prepayment provision represents remaining lockout payments.

(10)   The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(11)   Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(12)   Represents the monthly amounts required to be deposited by the borrower.
       The amount required to be deposited in such account may be capped pursuant to the loan documents.

(13)   In the case of 6 mortgage loans (identified as Loan Numbers 48, 57, 97,
       101, 178, and 193), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a property on a "stabilized" basis that are consistent with with the respective performance related criteria required to obtain the release of certain escrows pursuant to to the related loan documents. If calculated based on the net current operating income, net cash flow, and a revised amortization (based on the cut-off date principal balance of the mortgage loans less the applicable performace related escrows), the debt service coverage ratios for loan numbers 48, 57, 97, 101, 178, and 193 would be 1.19x, 2.44x, 1.25x,
       1.42x, 1.40x, and 1.26x, respectively.

(14)   With regards to Loan Number 198, if the net worth of the tenant of the
       Mortgaged Property falls below $2,000,000, the monthly TILC deposit required shall be increased to $2,916.67

(15)   As of cut-off date, Loan number 48 is under contract to sell the related
       Mortgaged Property to a purchaser that will assume the mortgage loan.

(16)   For Loan Number 139, prior to the closing of the loan and in each
       December, the monthly FF&E shall be calculated by PNC Bank based on gross revenues, but shall never be less than 4%.

                                     A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
                                 MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
CUT-OFF DATE BALANCES             LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR(2)   RATIO(2)    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

$920,467 - $2,999,999                59       $121,756,418         4.2%    5.5654%    126        1.64x       66.7%        52.2%
$3,000,000 - $3,999,999              28         94,909,423         3.3     5.4068     116        1.47x       69.4         56.7
$4,000,000 - $4,999,999              23        102,540,810         3.6     5.4925     108        1.57x       72.1         61.7
$5,000,000 - $6,999,999              29        172,793,803         6.0     5.4233     102        1.61x       71.4         61.8
$7,000,000 - $9,999,999              30        250,889,081         8.7     5.3005     113        1.48x       71.8         60.4
$10,000,000 - $14,999,999            27        322,225,851        11.2     5.3923      98        1.57x       71.1         62.3
$15,000,000 - $24,999,999            15        279,126,111         9.7     5.4878     113        1.47x       72.9         63.0
$25,000,000 - $49,999,999            14        471,869,675        16.4     4.9577      75        1.82x       66.3         63.9
$50,000,000 - $149,999,999            6        487,570,880        16.9     4.9338      79        1.76x       69.5         69.5
$150,000,000 - $224,066,112           3        577,066,112        20.0     4.8759      92        1.58x       64.9         57.7
                               --------------------------------------------------------------------------------------------------
TOTAL:                              234     $2,880,748,164       100.0%    5.1546%     95        1.63X       68.8%        62.1%
                               ==================================================================================================

                                 MORTGAGE RATES

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
                                 MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
MORTGAGE RATES                    LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR(2)   RATIO(2)    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

4.2440% - 4.9999%                    31       $983,473,132        34.1%    4.6236%     60        1.93x       65.6%       63.9%
5.0000% - 5.4999%                   114      1,334,597,082        46.3     5.2978     110        1.50x       69.7        61.7
5.5000% - 5.9999%                    77        487,625,967        16.9     5.6678     119        1.40x       72.5        59.5
6.0000% - 6.4999%                     9         63,065,572         2.2     6.1273     114        1.46x       73.0        62.5
6.5000% - 7.0000%                     3         11,986,410         0.4     6.7726                1.41x       68.8        50.8
                               --------------------------------------------------------------------------------------------------
TOTAL:                              234     $2,880,748,164       100.0%    5.1546%     95        1.63X       68.8%       62.1%
                               ==================================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
                                          AGGREGATE       % OF                  STATED                CUT-OFF
                            NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
ORIGINAL TERM TO             MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
MATURITY IN MONTHS(1)         LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR(2)   RATIO(2)    MATURITY(1),(2)
---------------------------------------------------------------------------------------------------------------------------------

54 - 60                           38    $1,023,845,752        35.5%    4.7073%     56         1.90x      67.0%        65.1%
61 - 108                          22       229,341,416         8.0     5.2589      83         1.64x      69.9         64.1
109 - 120                        161     1,568,477,437        54.4     5.4055     118         1.46x      70.0         60.6
121 - 300                         13        59,083,559         2.1     5.8377     201         1.50x      66.2         39.1
                           ------------------------------------------------------------------------------------------------------
TOTAL:                           234    $2,880,748,164       100.0%    5.1546%     95         1.63X      68.8%        62.1%
                           ======================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
REMAINING TERM TO                MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
MATURITY IN MONTHS(2)             LOANS        BALANCE       BALANCE      RATE     (MOS.)(2)    DSCR(3)   RATIO(3)    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

51 - 60                              38     $1,023,845,752     35.5%     4.7073%      56         1.90x      67.0%        65.1%
61 - 108                             22        229,341,416      8.0      5.2589       83         1.64x      69.9         64.1
109 - 120                           161      1,568,477,437     54.4      5.4055      118         1.46x      70.0         60.6
121 - 300                            13         59,083,559      2.1      5.8377      201         1.50x      66.2         39.1
                               --------------------------------------------------------------------------------------------------
TOTAL:                              234     $2,880,748,164    100.0%     5.1546%      95         1.63X      68.8%        62.1%
                               ==================================================================================================

                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
ORIGINAL AMORTIZATION            MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
TERM IN MONTHS                    LOANS        BALANCE       BALANCE      RATE     (MOS.)(2)    DSCR(3)   RATIO(3)    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

180 - 240                            10        $43,358,481       2.2%      5.4590%     137        1.49x      64.9%       32.2%
241 - 300                            31        224,809,046      11.7       5.5561      102        1.78x      65.7        52.7
301 - 330                             2        155,800,000       8.1       5.2643      118        1.28x      76.1        65.8
331 - 471                           159      1,504,228,561      78.0       5.2450      103        1.49x      70.0        60.9
                               --------------------------------------------------------------------------------------------------
TOTAL:                              202     $1,928,196,088     100.0%      5.2876%     105        1.51X      69.8%       59.7%
                               ==================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
REMAINING AMORTIZATION           MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
TERM IN MONTHS                    LOANS        BALANCE       BALANCE      RATE     (MOS.)(2)    DSCR(3)   RATIO(3)    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

178 - 240                            10        $43,358,481         2.2%    5.4590%     137        1.49x       64.9%      32.2%
241 - 300                            31        224,809,046        11.7     5.5561      102        1.78x       65.7       52.7
301 - 330                             2        155,800,000         8.1     5.2643      118        1.28x       76.1       65.8
331 - 467                           159      1,504,228,561        78.0     5.2450      103        1.49x       70.0       60.9
                               --------------------------------------------------------------------------------------------------
TOTAL:                              202     $1,928,196,088       100.0%    5.2876%     105        1.51X       69.8%      59.7%
                               ==================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
                                 MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
AMORTIZATION TYPES                LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR(2)   RATIO(2)    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                         157      $1,184,860,941     41.1%      5.2197%      97         1.61x      69.7%       59.1%
   Interest Only                    32         952,552,076     33.1       4.8852       75         1.88x      66.8        66.8
   Partial Interest Only            39         724,965,000     25.2       5.3882      114         1.33x      70.6        62.2
                               --------------------------------------------------------------------------------------------------
SUBTOTAL                           228      $2,862,378,017     99.4%      5.1511%      94         1.63x      69.0%       62.5%

FULLY AMORTIZING LOANS               6         $18,370,147      0.6%      5.6991%     261         1.74x      52.1%        1.2%
                               --------------------------------------------------------------------------------------------------
TOTAL                              234      $2,880,748,164    100.0%      5.1546%      95         1.63X      68.8%       62.1%
                               ==================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
UNDERWRITTEN                                  AGGREGATE       % OF                  STATED                CUT-OFF
CASH FLOW                       NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
DEBT SERVICE                     MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
COVERAGE RATIOS                   LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR(2)   RATIO(2)    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

1.09x - 1.19x                         3        $33,210,686       1.2%      5.1877%    131        1.11x       48.3%      40.3%
1.20x - 1.29x                        44        481,537,623      16.7       5.4128     114        1.26x       75.2       64.0
1.30x - 1.39x                        56        557,312,001      19.3       5.4146     116        1.35x       70.9       60.8
1.40x - 1.49x                        38        477,331,838      16.6       5.3908      98        1.44x       74.4       67.6
1.50x - 1.69x                        48        404,251,112      14.0       5.1181      87        1.59x       72.6       66.4
1.70x - 1.99x                        20        506,487,314      17.6       4.8050      79        1.89x       62.3       57.8
2.00x - 2.99x                        20        399,829,760      13.9       4.6832      64        2.27x       60.2       59.8
3.00x - 6.89x                         5         20,787,832       0.7       5.0145     121        4.66x       23.9       19.6
                               --------------------------------------------------------------------------------------------------
TOTAL:                              234     $2,880,748,164     100.0%      5.1546%     95        1.63X       68.8%      62.1%
                               ==================================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
CUT-OFF DATE                     MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
LTV RATIOS                        LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR(2)   RATIO(2)    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

11.3% - 49.9%                        12        $70,825,138       2.5%      5.0998%    139        2.43x       38.9%       30.0%
50.0% - 59.9%                        31        506,718,091      17.6       4.5742      67        2.09x       58.0        54.5
60.0% - 64.9%                        20        588,672,978      20.4       5.1522      98        1.71x       62.2        57.5
65.0% - 69.9%                        29        219,366,768       7.6       5.4807     108        1.43x       68.7        58.3
70.0% - 74.9%                        58        571,694,966      19.8       5.3923      98        1.48x       73.2        65.9
75.0% - 79.9%                        74        730,811,427      25.4       5.3047     104        1.38x       78.1        68.6
80.0% - 86.5%                        10        192,658,795       6.7       5.0619      84        1.51x       80.7        75.6
                               --------------------------------------------------------------------------------------------------
TOTAL:                              234     $2,880,748,164     100.0%      5.1546%     95        1.63X       68.8%       62.1%
                               ==================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
MATURITY DATE                    MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
LTV RATIOS(1)                     LOANS        BALANCE       BALANCE      RATE     (MOS.)(1)    DSCR(3)   RATIO(3)    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

8.5% - 14.9%                          2        $13,279,492       0.5%      5.0158%     119        5.50x       14.9%       11.2%
15.0% - 29.9%                         1          8,136,752       0.3       4.8700      118        1.29x       62.6        26.7
30.0% - 49.9%                        25        109,582,120       3.8       5.3242      114        1.65x       53.7        43.4
50.0% - 59.9%                        59        939,666,908      32.8       4.9764       89        1.79x       62.1        55.7
60.0% - 69.9%                       120      1,284,940,665      44.9       5.2879      104        1.50x       72.3        64.3
70.0% - 80.0%                        21        506,772,079      17.7       5.0987       73        1.57x       77.9        76.3
                               --------------------------------------------------------------------------------------------------
TOTAL:                              228     $2,862,378,017     100.0%      5.1511%      94        1.63X       68.9%       62.5%
                               ==================================================================================================

                         TYPE OF MORTGAGED PROPERTIES(2)

                                                                               WEIGHTED AVERAGES
                                                                       -----------------------------------
                                              AGGREGATE       % OF                  CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL                 DATE
                                MORTGAGED        DATE         POOL         UW         LTV
PROPERTY TYPE                   PROPERTIES     BALANCE       BALANCE    DSCR(3)    RATIO(3)    OCCUPANCY
----------------------------------------------------------------------------------------------------------

RETAIL
   Anchored                          68       $963,661,362      33.5%     1.68x       69.1%       96.6%
   Superregional Mall                 1        224,066,112       7.8      1.99x       59.8        96.4
   Unanchored                        19         81,477,417       2.8      1.47x       71.9        94.5
   Shadow Anchored                    7         42,125,301       1.5      1.34x       72.9        96.2
                               ---------------------------------------------------------------------------
SUBTOTAL                             95     $1,311,330,192      45.5%     1.71x       67.8%       96.4%

MULTIFAMILY
   Garden                            63       $343,746,844      11.9%     1.37x       75.0%       93.2%
   Mid/High Rise                      4        290,703,219      10.1      1.54x       63.1%       96.6%
   Co-op                              2         13,279,492       0.5      5.50x       14.9%      100.0%
                               ---------------------------------------------------------------------------
SUBTOTAL                             69       $647,729,555      22.5%     1.53x       68.5%       94.9%

OFFICE
   Suburban                          24       $349,585,283      12.1%     1.45x       74.2%       94.3%
   CBD                                8        195,180,914       6.8      1.90x       69.6%       92.5%
                               ---------------------------------------------------------------------------
SUBTOTAL                             32       $544,766,198      18.9%     1.61x       72.6%       93.7%

INDUSTRIAL
   Warehouse/Distribution             6        $76,549,047       2.7%     1.51x       74.8%       99.5%
   Flex                               4         28,212,944       1.0      1.49x       67.0%       98.1%
                               ---------------------------------------------------------------------------
SUBTOTAL                             10       $104,761,991       3.6%     1.50x       72.7%       99.1%

HOTEL
   Limited Service                    3        $47,971,741       1.7%     1.92x       62.9%         NAP
   Full Service                       4        $47,884,454       1.7      1.54x       67.9%         NAP
                               ---------------------------------------------------------------------------
SUBTOTAL                              7        $95,856,195       3.3%     1.73x       65.4%         NAP

MIXED USE
   Office/Retail                      6        $46,543,623       1.6%     1.42x       73.2%       96.7%
   Office/Residential                 1         27,500,000       1.0      1.09x       43.0%      100.0%
                               ---------------------------------------------------------------------------
SUBTOTAL                              7        $74,043,623       2.6%     1.30x       62.0%       97.9%

SELF STORAGE                         31        $70,624,016       2.5%     1.64x       68.6%       82.7%

MANUFACTURED HOUSING                  6        $21,214,748       0.7%     1.59x       68.4%       70.3%

PARKING GARAGE                        1        $10,421,646       0.4%     1.20x       69.0%         NAP
                               ---------------------------------------------------------------------------
TOTAL                               258     $2,880,748,164     100.0%     1.63X       68.8%       95.1%
                               ===========================================================================

(1) Excludes fully amortizing mortgage loans.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may devi
(3) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-4

                      MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
                                MORTGAGED        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
LOCATION                        PROPERTIES     BALANCE       BALANCE      RATE     (MOS.)(2)    DSCR(3)   RATIO(3)    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

New York                            16        $524,152,382      18.2%      5.0252%     85        1.70x       66.4%       62.4%
California                          26         431,430,165      15.0       5.2058      99        1.42x       73.9        66.1
Texas                               35         280,758,248       9.7       5.1238      97        1.66x       68.3        60.1
New Jersey                           3         248,887,160       8.6       4.3987      58        1.93x       61.8        56.8
Nevada                               5         139,396,385       4.8       5.3863     120        1.61x       64.3        59.7
Arizona                             13         134,389,806       4.7       5.1760     102        1.71x       68.0        61.8
Florida                             19         123,098,216       4.3       5.2374      87        1.76x       67.5        61.3
North Carolina                      17          90,234,365       3.1       5.4048     112        1.38x       72.7        62.3
Maryland                             7          88,668,458       3.1       5.3989     102        1.56x       72.9        62.7
Connecticut                          2          75,213,168       2.6       5.4952     119        1.49x       74.3        73.3
Illinois                             7          68,588,268       2.4       5.4612     132        1.58x       67.5        60.1
Ohio                                 9          65,891,726       2.3       5.5019     104        1.41x       75.8        62.7
District of Columbia                 2          57,000,000       2.0       5.2453      79        1.69x       75.9        72.9
Georgia                             12          56,617,729       2.0       5.2282      81        1.77x       65.9        60.5
Massachusettes                       2          44,867,883       1.6       4.8399      83        2.08x       61.9        60.2
Wisconsin                            5          42,808,249       1.5       4.7787      79        2.15x       62.8        59.3
Kentucky                             7          40,281,913       1.4       5.4415     118        1.54x       73.8        54.3
Colorado                             5          29,036,218       1.0       5.5202     118        1.40x       76.9        64.8
Michigan                             6          28,346,585       1.0       5.4768     101        1.58x       72.4        64.3
Rhode Island                         1          28,300,000       1.0       4.6900      59        2.54x       60.3        60.3
Hawaii                               1          27,500,000       1.0       4.9405     111        1.09x       43.0        43.0
South Carolina                       7          26,078,397       0.9       5.7815     118        1.61x       64.5        53.1
Virginia                             4          26,018,436       0.9       5.5009     114        1.36x       75.8        65.9
Louisiana                            2          23,191,003       0.8       5.2898     118        1.37x       78.5        65.3
Pennsylvania                         8          23,018,219       0.8       5.4236      67        1.55x       75.4        69.6
Missouri                             4          22,053,599       0.8       5.3687     102        1.37x       75.8        65.5
Indiana                              4          21,896,221       0.8       5.3419      96        1.48x       70.6        58.9
Alabama                              4          20,659,489       0.7       5.5678     126        1.57x       75.9        61.1
Washington                           2          18,589,908       0.6       5.5456     118        1.36x       68.9        62.0
Kansas                               2          12,920,467       0.4       5.2629      83        1.26x       72.6        67.1
Iowa                                 2          12,016,867       0.4       5.8134     115        1.41x       73.9        61.1
Oregon                               1           9,300,000       0.3       5.5600     119        1.25x       73.8        64.7
Oklahoma                             2           8,742,550       0.3       5.4700     118        1.42x       75.1        62.7
NM                                   2           8,724,522       0.3       5.5783     117        1.50x       77.9        65.4
Minnesota                            2           5,872,878       0.2       5.6225     152        1.33x       69.3        44.8
Mississippi                          2           4,501,788       0.2       6.5155     170        1.32x       76.0        57.9
West Virginia                        7           4,115,693       0.1       5.9300     118        1.41x       70.9        54.9
Delaware                             1           3,184,714       0.1       5.3800     117        1.52x       68.5        52.2
Tennessee                            1           2,396,489       0.1       5.1000     119        1.84x       58.5        48.3
South Dakota                         1           2,000,000       0.1       5.3500     117        1.35x       80.0        68.2
                               --------------------------------------------------------------------------------------------------
TOTAL:                             258      $2,880,748,164     100.0%      5.1546%     95        1.63X       68.8%       62.1%
                               ==================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may devi
(2) For the ARD loans, the Anticipated Repayment Date.
(3) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted averaage cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-5

                         CURRENT OCCUPANCY RATES (1),(3)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
CURRENT                         MORTGAGED        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
OCCUPANCY RATES                 PROPERTIES     BALANCE       BALANCE      RATE     (MOS.)(4)    DSCR(5)   RATIO(5)    MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------

40.4 - 70.0                           9        $28,385,940       1.0%      5.4633%    108        1.60x       69.9%        59.9%
70.1 - 80.0                           7         14,232,575       0.5       5.4440     118        1.70x       67.6         55.6
80.1 - 90.0                          49        438,892,785      15.8       5.2940      94        1.56x       71.4         63.6
90.1 - 95.0                          45        350,917,433      12.6       5.3341     105        1.39x       74.0         64.8
95.1 - 100.0                        140      1,942,041,590      70.0       5.0533      93        1.68x       67.5         61.7
                               --------------------------------------------------------------------------------------------------
TOTAL:                              250     $2,774,470,323     100.0%      5.1331%     95        1.63        69.0%        62.4%
                               ==================================================================================================

                          YEARS BUILT/RENOVATED(2),(3)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
YEARS                           MORTGAGED        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
BUILT/RENOVATED                 PROPERTIES     BALANCE       BALANCE      RATE     (MOS.)(4)    DSCR(5)   RATIO(5)    MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------

1940 - 1959                           8        $16,964,787       0.6%      5.5207%     66        1.58x       72.1%       66.8%
1960 - 1969                           4         14,445,686       0.5       5.5647     108        1.36x       75.5        62.8
1970 - 1979                          12         67,414,567       2.3       5.5794     126        1.33x       73.4        60.9
1980 - 1989                          43        306,231,817      10.6       5.3373     111        1.65x       69.2        60.0
1990 - 1999                          62        556,641,111      19.3       5.2204      96        1.66x       68.4        62.7
2000 - 2005                         129      1,919,050,195      66.6       5.0850      91        1.63x       68.7        62.2
                               --------------------------------------------------------------------------------------------------
TOTAL:                              258     $2,880,748,164     100.0%      5.1546%     95        1.63X       68.8%       62.1%
                               ==================================================================================================

                              PREPAYMENT PROTECTION

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                  STATED                CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL               REMAINING               DATE       LTV RATIO
                                 MORTGAGE        DATE         POOL      MORTGAGE     TERM         UW        LTV           AT
PREPAYMENT PROTECTION             LOANS        BALANCE       BALANCE      RATE     (MOS.)(4)    DSCR(5)   RATIO(5)    MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------

Defeasance                          203     $2,502,227,169      86.9%      5.1904%     97         1.56x      70.2%        62.9%
Yield Maintenance                    28        349,856,088      12.1       4.8679      82         2.15x      59.2         55.9
Defeasance/Yield Maintenance          3         28,664,908       1.0       5.5235      86         1.51x      70.7         63.6
                               --------------------------------------------------------------------------------------------------
TOTAL:                              234     $2,880,748,164     100.0%      5.1546%     95         1.63X      68.8%        62.1%
                               ==================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.
(5) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted averaage cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                          WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE     LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV         AT
CUT-OFF DATE BALANCES           LOANS       BALANCE         BALANCE       RATE     (MOS.)(1)      DSCR      RATIO    MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------------

$1,152,299 - $2,999,999            42       $89,322,207        3.5%       5.5003%     121        1.57x        65.4%      51.6%
$3,000,000 - $3,999,999            16        54,760,368        2.2        5.4201      119        1.50x        67.2       53.9
$4,000,000 - $4,999,999            18        79,984,254        3.2        5.5022      106        1.59x        71.2       61.3
$5,000,000 - $6,999,999            24       144,560,065        5.7        5.4501      100        1.65x        70.6       61.3
$7,000,000 - $9,999,999            20       168,463,151        6.6        5.3054      113        1.55x        68.6       57.4
$10,000,000 - $14,999,999          20       241,696,985        9.5        5.3765       94        1.49x        72.3       63.4
$15,000,000 - $24,999,999          12       222,321,111        8.8        5.5695      114        1.48x        73.6       62.4
$25,000,000 - $49,999,999          14       471,869,675       18.6        4.9577       75        1.82x        66.3       63.9
$50,000,000 - $149,999,999          6       487,570,880       19.2        4.9338       79        1.76x        69.5       69.5
$150,000,000 - $224,066,112         3       577,066,112       22.7        4.8759       92        1.58x        64.9       57.7
                             ---------------------------------------------------------------------------------------------------
TOTAL:                            175    $2,537,614,809      100.0%       5.1254%      93        1.64X        68.3%      62.0%
                             ===================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
MORTGAGE RATES                  LOANS       BALANCE         BALANCE       RATE     (MOS.)(1)      DSCR      RATIO     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

4.2440% - 4.9999%                  31      $983,473,132        38.8%       4.6236%     60         1.93x       65.6%      63.9%
5.0000% - 5.4999%                  73     1,069,142,371        42.1        5.3131     110         1.49x       69.2       61.7
5.5000% - 5.9999%                  63       428,923,483        16.9        5.6667     119         1.41x       72.4       59.2
6.0000% - 6.6100%                   8        56,075,823         2.2        6.2045     122         1.48x       70.4       59.2
                             ----------------------------------------------------------------------------------------------------
TOTAL:                            175    $2,537,614,809       100.0%       5.1254%     93         1.64X       68.3%      62.0%
                             ====================================================================================================

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
ORIGINAL TERM TO              MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
MATURITY IN MONTHS(1)           LOANS       BALANCE         BALANCE       RATE     (MOS.)(1)      DSCR      RATIO     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

54 - 60                           38     $1,023,845,752       40.3%        4.7073%     56         1.90x        67.0%      65.1%
61 - 108                          14        169,434,613        6.7         5.1916      84         1.77x        67.8       62.4
109 - 120                        113      1,291,937,676       50.9         5.4235     118         1.43x        69.6       60.5
121 - 180                          6         38,396,294        1.5         5.7493     169         1.42x        70.3       52.4
181 - 240                          2          4,455,740        0.2         5.7640     239         1.23x        61.8        1.3
241 - 300                          2          9,544,733        0.4         5.6290     299         2.09x        46.1        1.4
                             -----------------------------------------------------------------------------------------------------
TOTAL:                           175     $2,537,614,809      100.0%        5.1254%     93         1.64X        68.3%      62.0%
                             =====================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

    REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
REMAINING TERM TO             MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
MATURITY IN MONTHS(2)           LOANS       BALANCE         BALANCE       RATE     (MOS.)(2)      DSCR      RATIO     MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

51 - 60                           38     $1,023,845,752        40.3%       4.7073%     56         1.90x       67.0%      65.1%
61 - 108                          14        169,434,613         6.7        5.1916      84         1.77x       67.8       62.4
109 - 120                        113      1,291,937,676        50.9        5.4235     118         1.43x       69.6       60.5
121 - 300                         10         52,396,767         2.1        5.7287     199         1.53x       65.1       38.8
                             ----------------------------------------------------------------------------------------------------
TOTAL:                           175     $2,537,614,809       100.0%       5.1254%     93         1.64X       68.3%      62.0%
                             ====================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
TERM IN MONTHS                  LOANS       BALANCE         BALANCE       RATE     (MOS.)(2)      DSCR      RATIO     MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

180 - 240                          9        $41,669,859         2.6%       5.4460%     132        1.50x       65.2%      33.5%
241 - 300                         21        183,061,405        11.4        5.5927      102        1.58x       67.9       54.1
301 - 330                          2        155,800,000         9.7        5.2643      118        1.28x       76.1       65.8
331 - 471                        112      1,228,336,469        76.3        5.2112      100        1.52x       68.6       60.0
                             ----------------------------------------------------------------------------------------------------
TOTAL:                           144     $1,608,867,733       100.0%       5.2658%     103        1.50X       69.2%      59.2%
                             ====================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
TERM IN MONTHS                  LOANS       BALANCE         BALANCE       RATE     (MOS.)(2)      DSCR      RATIO     MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

178 - 240                           9       $41,669,859         2.6%       5.4460%     132        1.50x       65.2%      33.5%
241 - 300                          21       183,061,405        11.4        5.5927      102        1.58x       67.9       54.1
301 - 330                           2       155,800,000         9.7        5.2643      118        1.28x       76.1       65.8
331 - 467                         112     1,228,336,469        76.3        5.2112      100        1.52x       68.6       60.0
                             ----------------------------------------------------------------------------------------------------
TOTAL:                            144    $1,608,867,733       100.0%       5.2658%     103        1.50X       69.2%      59.2%
                             ====================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-8

                               AMORTIZATION TYPES

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
AMORTIZATION TYPES              LOANS       BALANCE         BALANCE       RATE     (MOS.)(1)      DSCR      RATIO     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                        116      $994,681,208       39.2%       5.1835%     93         1.60x       69.2%       59.0%
   Interest Only                   31       928,747,076       36.6        4.8820      74         1.88x       66.9        66.9
   Partial Interest-Only           23       597,505,000       23.5        5.3910     116         1.34x       69.6        61.2
                             ----------------------------------------------------------------------------------------------------
SUBTOTAL                          170    $2,520,933,284       99.3%       5.1216%     91         1.64x       68.4%       62.4%

FULLY AMORTIZING LOANS              5       $16,681,525        0.7%       5.6909%    264         1.78x       51.7%        1.2%
                             ----------------------------------------------------------------------------------------------------
TOTAL                             175    $2,537,614,809      100.0%       5.1254%     93         1.64X       68.3%       62.0%
                             ====================================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                           LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
UNDERWRITTEN                               AGGREGATE         % OF                   STATED                 CUT-OFF
CASH FLOW                     NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
DEBT SERVICE                  MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
COVERAGE RATIOS                 LOANS       BALANCE         BALANCE       RATE     (MOS.)(1)      DSCR      RATIO     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

1.09x - 1.29x                      25      $360,354,930       14.2%        5.3965%    117         1.25x      72.2%       60.9%
1.30x - 1.39x                      39       466,671,347       18.4         5.4062     116         1.35x      69.5        59.9
1.40x - 1.49x                      33       451,006,834       17.8         5.3976      97         1.44x      74.6        68.2
1.50x - 1.69x                      37       354,630,413       14.0         5.1001      82         1.59x      73.4        67.2
1.70x - 1.99x                      18       497,613,186       19.6         4.7939      78         1.89x      62.1        57.8
2.00x - 3.19x                      23       407,338,099       16.1         4.6893      65         2.29x      59.8        59.4
                             ----------------------------------------------------------------------------------------------------
TOTAL:                            175    $2,537,614,809      100.0%        5.1254%     93         1.64X      68.3%       62.0%
                             ====================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
CUT-OFF DATE                  MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
LTV RATIOS                      LOANS       BALANCE         BALANCE       RATE     (MOS.)(1)      DSCR      RATIO     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

26.2% - 49.9%                      10       $57,545,646         2.3%       5.1192%    143         1.73x       44.4%      34.4%
50.0% - 59.9%                      27       496,866,876        19.6        4.5553      66         2.10x       58.1       54.9
60.0% - 64.9%                      19       564,867,978        22.3        5.1582      97         1.71x       62.2       57.3
65.0% - 69.9%                      26       209,389,022         8.3        5.4683     108         1.42x       68.7       58.5
70.0% - 74.9%                      47       489,110,503        19.3        5.3912      96         1.50x       73.3       66.3
75.0% - 84.2%                      46       719,834,784        28.4        5.2133      96         1.43x       78.7       71.1
                             ----------------------------------------------------------------------------------------------------
TOTAL:                            175    $2,537,614,809       100.0%       5.1254%     93         1.64X       68.3%      62.0%
                             ====================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-9

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
MATURITY DATE                 MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
LTV RATIOS(1)                   LOANS       BALANCE         BALANCE       RATE     (MOS.)(1)      DSCR      RATIO     MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

26.7% - 29.9%                      1         $8,136,752         0.3%       4.8700%    118         1.29x       62.6%       26.7%
30.0% - 49.9%                     22        101,419,527         4.0        5.3120     114         1.66x       53.7        43.3
50.0% - 59.9%                     51        909,848,044        36.1        4.9508      87         1.80x       61.7        55.6
60.0% - 69.9%                     78      1,016,657,093        40.3        5.2824     102         1.53x       71.5        64.0
70.0% - 74.9%                     12        233,871,868         9.3        5.3615      87         1.56x       75.8        73.1
75.0% - 80.0%                      6        251,000,000        10.0        4.7977      59         1.59x       79.7        79.7
                             -----------------------------------------------------------------------------------------------------
TOTAL:                           170     $2,520,933,284       100.0%       5.1216%     91         1.64X       68.4%       62.5%
                             =====================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                WEIGHTED AVERAGES
                                                                        -----------------------------------
                                           AGGREGATE         % OF                   CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                  DATE
                              MORTGAGED       DATE       LOAN GROUP 1      UW         LTV
PROPERTY TYPE                PROPERTIES     BALANCE         BALANCE       DSCR       RATIO     OCCUPANCY
-----------------------------------------------------------------------------------------------------------

RETAIL
   Anchored                        68      $963,661,362        38.0%      1.68x         69.1%        96.6%
   Superregional Mall               1       224,066,112         8.8       1.99x         59.8%        96.4%
   Unanchored                      19        81,477,417         3.2       1.47x         71.9%        94.5%
   Shadow Anchored                  7        42,125,301         1.7       1.34x         72.9%        96.2%
                             ------------------------------------------------------------------------------
SUBTOTAL                           95    $1,311,330,192        51.7%      1.71x         67.8%        96.4%

OFFICE
   Suburban                        24      $349,585,283        13.8%      1.45x         74.2%        94.3%
   CBD                              8       195,180,914         7.7       1.90x         69.6%        92.5%
                             ------------------------------------------------------------------------------
SUBTOTAL                           32      $544,766,198        21.5%      1.61x         72.6%        93.7%

MULTIFAMILY
   Mid/High Rise                    2      $280,500,000        11.1%      1.55x         62.6%        96.5%
   Garden                          10       $39,083,742         1.5       1.47x         74.4%        93.8%
                             ------------------------------------------------------------------------------
SUBTOTAL                           12      $319,583,742        12.6%      1.54x         64.0%        96.2%

INDUSTRIAL
   Warehouse/Distribution           6       $76,549,047         3.0%      1.51x         74.8%        99.5%
   Flex                             4        28,212,944         1.1       1.49x         67.0%        98.1%
                             ------------------------------------------------------------------------------
SUBTOTAL                           10      $104,761,991         4.1%      1.50x         72.7%        99.1%

HOTEL
   Limited Service                  3       $47,971,741         1.9%      1.92x         62.9%          NAP
   Full Service                     4        47,884,454         1.9       1.54x         67.9%          NAP
                             ------------------------------------------------------------------------------
SUBTOTAL                            7       $95,856,195         3.8%      1.73x         65.4%          NAP

MIXED USE
   Office/Retail                    6       $46,543,623         1.8%      1.42x         73.2%        96.7%
   Office/Residential               1        27,500,000         1.1       1.09x         43.0%       100.0%
                             ------------------------------------------------------------------------------
SUBTOTAL                            7       $74,043,623         2.9%      1.30x         62.0%        97.9%

SELF STORAGE                       31       $70,624,016         2.8%      1.64x         68.6%        82.7%

PARKING GARAGE                      1       $10,421,646         0.4%      1.20x         69.0%          NAP

MANUFACTURED HOUSING                2        $6,227,205         0.2%      1.69x         71.2%        64.8%
                             ------------------------------------------------------------------------------
Total                             197    $2,537,614,809       100.0%      1.64x         68.3%        95.4%
                             ==============================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
                              MORTGAGED       DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
LOCATION                     PROPERTIES     BALANCE         BALANCE       RATE     (MOS.)(2)      DSCR      RATIO     MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------

New York                           8       $483,305,506         19.0%      4.9998%     83         1.61x       67.5%       63.7%
California                        26        431,430,165         17.0       5.2058      99         1.42x       73.9        66.1
New Jersey                         3        248,887,160          9.8       4.3987      58         1.93x       61.8        56.8
Texas                             19        198,181,798          7.8       5.0051      90         1.79x       64.1        57.6
Nevada                             4        127,990,329          5.0       5.3984     120         1.63x       63.2        59.4
Florida                           13         99,801,949          3.9       5.1784      79         1.84x       65.5        61.2
Maryland                           7         88,668,458          3.5       5.3989     102         1.56x       72.9        62.7
Arizona                           10         88,416,699          3.5       5.1847      94         1.82x       67.3        60.5
Connecticut                        2         75,213,168          3.0       5.4952     119         1.49x       74.3        73.3
Illinois                           7         68,588,268          2.7       5.4612     132         1.58x       67.5        60.1
Ohio                               9         65,891,726          2.6       5.5019     104         1.41x       75.8        62.7
District of Columbia               2         57,000,000          2.2       5.2453      79         1.69x       75.9        72.9
Massachusettes                     2         44,867,883          1.8       4.8399      83         2.08x       61.9        60.2
Georgia                           10         44,426,662          1.8       5.0944      71         1.91x       63.9        59.4
North Carolina                    11         32,765,507          1.3       5.4554     118         1.55x       68.8        56.7
Wisconsin                          2         31,672,787          1.2       4.5731      66         2.38x       59.9        58.5
Colorado                           5         29,036,218          1.1       5.5202     118         1.40x       76.9        64.8
Kentucky                           4         28,789,367          1.1       5.5418     118         1.61x       71.4        49.6
Rhode Island                       1         28,300,000          1.1       4.6900      59         2.54x       60.3        60.3
Hawaii                             1         27,500,000          1.1       4.9405     111         1.09x       43.0        43.0
Virginia                           4         26,018,436          1.0       5.5009     114         1.36x       75.8        65.9
South Carolina                     6         25,266,685          1.0       5.7664     118         1.61x       64.4        53.1
Michigan                           5         25,021,585          1.0       5.5162     103         1.62x       71.6        63.2
Louisiana                          2         23,191,003          0.9       5.2898     118         1.37x       78.5        65.3
Indiana                            4         21,896,221          0.9       5.3419      96         1.48x       70.6        58.9
Washington                         2         18,589,908          0.7       5.5456     118         1.36x       68.9        62.0
Missouri                           3         18,513,599          0.7       5.3455      99         1.37x       75.9        65.7
Pennsylvania                       7         18,215,000          0.7       5.4377      54         1.63x       75.0        71.0
Alabama                            3         16,075,615          0.6       5.6812     128         1.52x       76.3        60.8
Iowa                               2         12,016,867          0.5       5.8134     115         1.41x       73.9        61.1
Oregon                             1          9,300,000          0.4       5.5600     119         1.25x       73.8        64.7
New Mexico                         2          8,724,522          0.3       5.5783     117         1.50x       77.9        65.4
Minnesota                          1          4,184,256          0.2       5.5590     118         1.32x       74.5        62.4
West Virginia                      7          4,115,693          0.2       5.9300     118         1.41x       70.9        54.9
Oklahoma                           1          3,355,280          0.1       5.4700     119         1.29x       72.9        60.9
Tennessee                          1          2,396,489          0.1       5.1000     119         1.84x       58.5        48.3
                             ---------------------------------------------------------------------------------------------------
TOTAL:                           197     $2,537,614,809        100.0%      5.1254%     93         1.64X       68.3%       62.0%
                             ===================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
CURRENT                       MORTGAGED       DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
OCCUPANY RATES               PROPERTIES     BALANCE         BALANCE       RATE     (MOS.)(4)      DSCR      RATIO     MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------

40.4 - 70.0                        6        $16,690,782         0.7%       5.3831%     102        1.63x       69.5%       60.5%
70.1 - 80.0                        7        $14,232,575         0.6        5.4440      118        1.70x       67.6        55.6
80.1 - 90.0                       44       $400,454,307        16.5        5.2753       95        1.59x       71.0        63.3
90.1 - 95.0                       18        156,676,404         6.4        5.3158       94        1.45x       73.3        65.0
95.1 - 100.0                     114      1,843,282,901        75.8        5.0379       92        1.67x       67.5        62.0
                             ----------------------------------------------------------------------------------------------------
TOTAL:                           189     $2,431,336,968       100.0%       5.0996%      93        1.64X       68.4%       62.4%
                             ====================================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
YEARS                         MORTGAGED       DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
BUILT/RENOVATED              PROPERTIES     BALANCE         BALANCE       RATE     (MOS.)(4)      DSCR      RATIO     MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------

1940 - 1969                        7        $15,570,562         0.6%       5.4913%     61         1.58x       71.4%        66.8%
1970 - 1979                        5         35,394,513         1.4        5.6496     134         1.33x       73.4         61.5
1980 - 1989                       27        216,878,431         8.5        5.3658     108         1.52x       69.8         61.2
1990 - 1999                       55        510,333,885        20.1        5.1883      97         1.70x       67.8         62.3
2000 - 2005                      103      1,759,437,418        69.3        5.0637      89         1.65x       68.2         62.1
                             ----------------------------------------------------------------------------------------------------
TOTAL:                           197     $2,537,614,809       100.0%       5.1254%     93         1.64X       68.3%        62.0%
                             ====================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                           AGGREGATE         % OF                   STATED                 CUT-OFF
                              NUMBER OF     CUT-OFF         INITIAL                REMAINING                DATE      LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE     TERM          UW        LTV          AT
PREPAYMENT PROTECTION           LOANS       BALANCE         BALANCE       RATE     (MOS.)(4)      DSCR      RATIO     MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------

Defeasance                        150    $2,204,612,378         86.9%      5.1622%     95         1.58x      69.6%       62.8%
Yield Maintenance                  22       304,337,523         12.0       4.8211      77         2.09x      59.0        56.8
Defeasance/Yield Maintenance        3        28,664,908          1.1       5.5235      86         1.51x      70.7        63.6
                             ----------------------------------------------------------------------------------------------------
TOTAL:                            175    $2,537,614,809        100.0%      5.1254%     93         1.64X      68.3%       62.0%
                             ====================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
                                  MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
CUT-OFF DATE BALANCES               LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(1)   RATIO(1)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

$920,467 - $2,999,999                 17      $32,434,211         9.5%       5.7449%     138        1.85x      70.4%       54.0%
$3,000,000 - $3,999,999               12       40,149,055        11.7        5.3886      112        1.43x      72.3        60.4
$4,000,000 - $4,999,999                5       22,556,557         6.6        5.4578      117        1.48x      75.6        63.2
$5,000,000 - $6,999,999                5       28,233,737         8.2        5.2862      111        1.37x      75.3        64.2
$7,000,000 - $9,999,999               10       82,425,929        24.0        5.2906      114        1.32x      78.3        66.5
$10,000,000 - $14,999,999              7       80,528,866        23.5        5.4398      108        1.78x      67.5        58.9
$15,000,000 - $23,805,000              3       56,805,000        16.6        5.1682      108        1.45x      70.1        65.1
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                59     $343,133,356       100.0%       5.3704%     114        1.53X      72.5%       62.2%
                                 =================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
                                  MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
MORTGAGE RATES                      LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(1)   RATIO(1)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

5.0000% - 5.4999%                     41     $265,454,712        77.4%       5.2360%     112        1.58x      71.9%       62.0%
5.5000% - 5.9999%                     14       58,702,485        17.1        5.6755      118        1.34x      73.5        62.0
6.0000% - 6.4999%                      2       13,977,990         4.1        6.0587       88        1.41x      77.0        68.4
6.5000% - 7.0000%                      2        4,998,169         1.5        7.0000      213        1.23x      80.8        55.1
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                59     $343,133,356       100.0%       5.3704%     114        1.53X      72.5%       62.2%
                                 =================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
ORIGINAL TERM TO                  MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
MATURITY IN MONTHS                  LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(1)   RATIO(1)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

84 - 108                               8      $59,906,803        17.5%       5.4492%      82       1.29x       75.8%       68.6%
109 - 120                             48      276,539,761        80.6        5.3214      118       1.58x       71.8        61.3
121 - 240                              3        6,686,792         1.9        6.6919      219       1.26x       74.6        41.5
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                59     $343,133,356       100.0%       5.3704%     114       1.53X       72.5%       62.2%
                                 =================================================================================================

(1) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted averaage cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
REMAINING TERM TO                 MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
MATURITY IN MONTHS                  LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(2)   RATIO(2)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

79 - 108                               8      $59,906,803        17.5%       5.4492%     82        1.29x      75.8%        68.6%
109 - 120                             48      276,539,761        80.6        5.3214     118        1.58x      71.8         61.3
121 - 237                              3        6,686,792         1.9        6.6919     219        1.26x      74.6         41.5
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                59     $343,133,356       100.0%       5.3704%    114        1.53X      72.5%        62.2%
                                 =================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
ORIGINAL AMORTIZATION             MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
TERM IN MONTHS                      LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(2)   RATIO(2)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

240 - 300                             11      $43,436,264       13.6%       5.4103%     109        2.61x      56.1%         44.4%
301 - 360                             47      275,892,092       86.4        5.3952      114        1.34x      76.0          65.0
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                58     $319,328,356      100.0%       5.3973%     113        1.51X      73.3%         62.2%
                                 =================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
REMAINING AMORTIZATION            MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
TERM IN MONTHS                      LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(2)   RATIO(2)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

237 - 300                             11      $43,436,264       13.6%       5.4103%     109        2.61x      56.1%         44.4%
301 - 360                             47      275,892,092       86.4        5.3952      114        1.34x      76.0          65.0
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                58     $319,328,356      100.0%       5.3973%     113        1.51X      73.3%         62.2%
                                 =================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
                                  MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
AMORTIZATION TYPES                  LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(1)   RATIO(1)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                            41     $190,179,733       55.4%       5.4089%     117        1.68x      72.0%         59.7%
   Partial Interest Only              16      127,460,000       37.1        5.3748      105        1.27x      75.4          66.7
   Interest Only                       1       23,805,000        6.9        5.0100      119        1.69x      62.6          62.6
                                 -------------------------------------------------------------------------------------------------
SUBTOTAL                              58     $341,444,733       99.4%       5.3684%     113        1.53x      72.6%         62.5%

FULLY AMORTIZING LOANS                 1       $1,688,622        0.5%       5.7800%     237        1.34x      56.3%          1.2%
                                 -------------------------------------------------------------------------------------------------
TOTAL                                 59     $343,133,356      100.0%       5.3704%     114        1.53X      72.5%         62.2%
                                 =================================================================================================

             UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR
                           LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
UNDERWRITTEN                                  AGGREGATE        % OF                   STATED                CUT-OFF
CASH FLOW                         NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
DEBT SERVICE                      MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
COVERAGE RATIOS                     LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(1)   RATIO(1)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

1.19x - 1.29x                         22     $154,393,379        45.0%       5.4025%    110        1.26x      76.4%         66.1%
1.30x - 1.39x                         17       90,640,653        26.4        5.4575     114        1.35x      78.1          65.4
1.40x - 1.49x                          5       26,325,005         7.7        5.2734     118        1.44x      70.4          58.7
1.50x - 1.69x                         11       49,620,698        14.5        5.2467     118        1.62x      67.1          60.4
1.70x - 1.99x                          2        8,874,128         2.6        5.4311     117        1.77x      70.9          59.2
2.00x - 6.89x                          2       13,279,492         3.9        5.0158     119        5.50x      14.9          11.2
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                59     $343,133,356       100.0%       5.3704%    114        1.53X      72.5%         62.2%
                                 =================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
CUT-OFF DATE                      MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
LTV RATIOS                          LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(1)   RATIO(1)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

11.3% - 49.9%                          2      $13,279,492         3.9%       5.0158%     119       5.50x       14.9%       11.2%
50.0% - 59.9%                          4        9,851,215         2.9        5.5279      139       1.46x       54.4        37.7
60.0% - 64.9%                          1       23,805,000         6.9        5.0100      119       1.69x       62.6        62.6
65.0% - 69.9%                          3        9,977,746         2.9        5.7401      117       1.63x       67.6        54.3
70.0% - 74.9%                         11       82,584,464        24.1        5.3989      108       1.33x       72.6        63.2
75.0% - 86.5%                         38      203,635,438        59.3        5.3983      113       1.33x       78.5        66.6
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                59     $343,133,356       100.0%       5.3704%     114       1.53X       72.5%       62.2%
                                 =================================================================================================

(1) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-15

          MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
MATURITY DATE                     MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
LTV RATIOS(1)                       LOANS      BALANCE       BALANCE        RATE     (MOS.)(1)    DSCR(3)   RATIO(3)   MATURITY(1)
----------------------------------------------------------------------------------------------------------------------------------

8.5% - 29.9%                           2      $13,279,492        3.9%        5.0158%     119        5.50x      14.9%       11.2%
30.0% - 49.9%                          3        8,162,593        2.4         5.4758      119        1.49x      54.0        45.2
50.0% - 59.9%                          8       29,818,864        8.7         5.7595      133        1.43x      72.0        56.8
60.0% - 69.9%                         42      268,283,572       78.6         5.3086      112        1.36x      75.6        65.5
70.0% - 72.3%                          3       21,900,211        6.4         5.7418       94        1.34x      79.2        71.2
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                58     $341,444,733       99.4%        5.3684%     113        1.53X      72.6%       62.5%
                                 =================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                 WEIGHTED AVERAGES
                                                                         -----------------------------------
                                              AGGREGATE       % OF                   CUT-OFF
                                 NUMBER OF     CUT-OFF       INITIAL                   DATE
                                 MORTGAGED       DATE     LOAN GROUP 2      UW          LTV
PROPERTY TYPE                    PROPERTIES    BALANCE       BALANCE      DSCR(3)    RATIO(3)    OCCUPANCY
------------------------------------------------------------------------------------------------------------

MULTIFAMILY
   Garden                              53    $304,663,102       88.8%      1.36x          75.1%       93.2%
   Co-op                                2      13,279,492        3.9       5.50x          14.9       100.0
   Mid/High Rise                        2      10,203,219        3.0       1.27x          78.5        99.3
                                 ---------------------------------------------------------------------------
SUBTOTAL                               57    $328,145,813       95.6%      1.53x          72.8%       93.6%

MANUFACTURED HOUSING                    4     $14,987,542        4.4%      1.55x          67.2%       72.5%
                                 ---------------------------------------------------------------------------
TOTAL                                  61    $343,133,356      100.0%      1.53X          72.5%       92.7%
                                 ===========================================================================

(1) Excludes fully amortizing mortgage loans.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-16

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
                                  MORTGAGED      DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
LOCATION                         PROPERTIES    BALANCE       BALANCE        RATE      (MOS.)      DSCR(2)   RATIO(2)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

Texas                                 16      $82,576,450       24.1%        5.4087%    112        1.35x       78.5%       66.1%
North Carolina                         6       57,468,858       16.7         5.3760     108        1.29x       75.0        65.5
Arizona                                3       45,973,107       13.4         5.1595     119        1.49x       69.4        64.1
New York                               8       40,846,877       11.9         5.3255     107        2.69x       54.1        46.4
Florida                                6       23,296,266        6.8         5.4899     124        1.41x       75.9        61.8
Kansas                                 2       12,920,467        3.8         5.2629      83        1.26x       72.6        67.1
Georgia                                2       12,191,067        3.6         5.7160     117        1.28x       73.3        64.7
Kentucky                               3       11,492,546        3.3         5.1900     118        1.35x       79.8        66.2
Nevada                                 1       11,406,055        3.3         5.2500     118        1.28x       76.0        63.2
Wisconsin                              3       11,135,462        3.2         5.3635     118        1.50x       71.0        61.3
Oklahoma                               1        5,387,270        1.6         5.4700     118        1.50x       76.4        63.9
Pennsylvania                           1        4,803,219        1.4         5.3700     116        1.26x       76.9        64.2
Alabama                                1        4,583,874        1.3         5.1700     117        1.77x       74.5        61.8
Mississippi                            2        4,501,788        1.3         6.5155     170        1.32x       76.0        57.9
Missouri                               1        3,540,000        1.0         5.4900     118        1.38x       75.3        64.5
Michigan                               1        3,325,000        1.0         5.1800      82        1.25x       78.2        72.3
Delaware                               1        3,184,714        0.9         5.3800     117        1.52x       68.5        52.2
South Dakota                           1        2,000,000        0.6         5.3500     117        1.35x       80.0        68.2
Minnesota                              1        1,688,622        0.5         5.7800     237        1.34x       56.3         1.2
South Carolina                         1          811,712        0.2         6.2500     115        1.56x       67.6        53.2
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                61     $343,133,356      100.0%        5.3704%    114        1.53X       72.5%       62.2%
                                 =================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted averaage cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-17

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(3)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
CURRENT                           MORTGAGED      DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
OCCUPANY RATES                   PROPERTIES    BALANCE       BALANCE        RATE      (MOS.)      DSCR(4)   RATIO(4)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

61.1 - 70.0                            3      $11,695,158        3.4%        5.5776%     118        1.56x      70.4%         59.1%
70.1 - 90.0                            5       38,438,479       11.2         5.4885       92        1.34x      75.6          67.4
90.1 - 95.0                           27      194,241,029       56.6         5.3489      114        1.34x      74.6          64.6
95.1 - 100.0                          26       98,758,690       28.8         5.3422      119        1.96x      67.6          55.8
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                61     $343,133,356      100.0%        5.3704%     114        1.53X      72.5%         62.2%
                                 =================================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(2),(3)

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
YEARS                             MORTGAGED      DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
BUILT/RENOVATED                  PROPERTIES    BALANCE       BALANCE        RATE      (MOS.)      DSCR(4)   RATIO(4)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

1957 - 1959                            1       $1,394,225         0.4%       5.8500%     116        1.58x      79.7%       67.5%
1960 - 1969                            4       14,445,686         4.2        5.5647      108        1.36x      75.5        62.8
1970 - 1979                            7       32,020,055         9.3        5.5018      118        1.33x      73.5        60.2
1980 - 1989                           16       89,353,387        26.0        5.2680      118        1.96x      67.8        57.0
1990 - 1999                            7       46,307,226        13.5        5.5743       93        1.29x      74.9        66.9
2000 - 2005                           26      159,612,777        46.5        5.3204      117        1.41x      74.0        64.0
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                61     $343,133,356       100.0%       5.3704%     114        1.53X      72.5%       62.2%
                                 =================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                         ---------------------------------------------------------
                                              AGGREGATE        % OF                   STATED                CUT-OFF
                                  NUMBER OF    CUT-OFF       INITIAL                 REMAINING               DATE      LTV RATIO
                                  MORTGAGE       DATE      LOAN GROUP 2   MORTGAGE     TERM         UW        LTV          AT
PREPAYMENT PROTECTION               LOANS      BALANCE       BALANCE        RATE      (MOS.)      DSCR(4)   RATIO(4)    MATURITY
----------------------------------------------------------------------------------------------------------------------------------

Defeasance                            53     $297,614,791      86.7%        5.3994%     113        1.37x      74.3%       64.0%
Yield Maintenance                      6      $45,518,565      13.3         5.1806      117        2.54x      60.7        50.2
                                 -------------------------------------------------------------------------------------------------
TOTAL:                                59     $343,133,356     100.0%        5.3704%     114        1.53X      72.5%       62.2%
                                 =================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3%
and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan to value ratio of 74.8% and a weighted average debt service coverage ratio of
1.37x.

                                     A-2-18

                                                                      ANNEX A-3

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                     A-3-1

--------------------------------------------------------------------------------
                                WOODBRIDGE CENTER
--------------------------------------------------------------------------------

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                              [PICTURE OF WOODBRIDGE CENTER OMITTED]

[PICTURE OF WOODBRIDGE CENTER OMITTED]    [PICTURE OF WOODBRIDGE CENTER OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                                WOODBRIDGE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $225,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $224,066,112

 % OF POOL BY IPB:                 7.8%

 LOAN SELLER:                      Eurohypo AG, New York Branch

 BORROWER:                         Woodbridge Center Property LLC

 SPONSOR:                          General Growth Properties, Inc.

 SHADOW RATING (M/S/F):            Baa1/BBB+/BBB+

 ORIGINATION DATE:                 11/12/04

 INTEREST RATE:                    4.2440%

 INTEREST ONLY PERIOD:             NA

 MATURITY DATE:                    06/01/09

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 Months

 REMAINING AMORTIZATION:           357 Months

 CALL PROTECTION:                  L(24),Def(20),O(7)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Cash Management Agreement

 ADDITIONAL DEBT:                  No(1)

 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Super Regional Mall

 SQUARE FOOTAGE:                   556,835

 LOCATION:                         Woodbridge, NJ

 YEAR BUILT/RENOVATED:             1971/2003

 OCCUPANCY:                        96.4%

 OCCUPANCY DATE:                   11/01/04

 NUMBER OF TENANTS:                190

 HISTORICAL NOI:

   2002:                           $22,440,910

   2003:                           $24,114,515

 TTM AS OF 09/30/04:               $25,025,568

 AVERAGE INLINE SALES:             $399

 AVERAGE OCCUPANCY COST:           16.2%(2)

 UW REVENUES:                      $39,982,719

 UW EXPENSES:                      $12,993,401

 UW NOI:                           $26,989,318

 UW NET CASH FLOW:                 $26,472,005

 APPRAISED VALUE:                  $375,000,000

 APPRAISAL DATE:                   10/14/04
--------------------------------------------------------------------------------

(1)  Future mezzanine financing is allowed upon the satisfaction of certain conditions including a loan-to-value ratio of no greater than 75% (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and a debt service coverage ratio of not less than 1.25x, in each case immediately following the closing of such mezzanine loan.
(2)  Occupancy costs include CAM expenses.

--------------------------------------------------------------------------------
                ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                      INITIAL          MONTHLY
                                                    ----------------------------
 TAXES:                                                   $0              $0(3)
 INSURANCE:                                               $0              $0(3)
 CAPEX:                                                   $0              $0(4)
 TILC:                                                    $0              $0(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                                    $402
 CUT-OFF DATE LTV:                                        59.8%
 MATURITY DATE LTV:                                       55.3%
 UW DSCR:                                                 1.99x
--------------------------------------------------------------------------------

(3)  Only during an event of default or if the debt service coverage ratio is less than 1.25x (a "Trigger Event").
(4)  $15,983 only during a Trigger Event and if the amount in such reserve is less than $191,797.
(5)  $45,666 only during a Trigger Event and if the amount in such reserve is less than $547,990.

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS(6)

                                                    MOODY'S/      SQUARE        % OF        BASE RENT  LEASE EXPIRATION
 TENANT NAME             PARENT COMPANY           S&P/FITCH(7)     FEET         GLA            PSF          YEAR         SALES PSF
------------------------------------------------------------------------------------------------------------------------------------

 SEARS                  Sears Roebuck & Co.     Baa2/BBB/BBB-              See Footnote 8                   2006             NA
 FORTUNOFF              Fortunoff                     NR                   See Footnote 9                   2014             NA
 H&M                    Hennes & Mauritz AB           NR         22,311         4.0%          $20.00        2013             NA
 NEW YORK AND COMPANY   New York & Co., Inc.          NR         12,008         2.2%          $32.50        2010            $434
 EXPRESS WOMEN          Ltd. Brands               Baa2/BBB/NR    11,410         1.1%          $30.00        2011            $326
------------------------------------------------------------------------------------------------------------------------------------

(6)  Macy's, JC Penney and Lord & Taylor are also on the premises but are not part of the collateral.
(7)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(8)  Square footage of Sears (274,000 sq. ft.) is not included due to Ground
     Lease with annual rent of $331,540.
(9)  Square footage of Fortunoff (150,000 sq. ft.) is not included due to Ground
     Lease with annual rent of $25,000.

                                     A-3-3

--------------------------------------------------------------------------------
                                WOODBRIDGE CENTER
--------------------------------------------------------------------------------

THE LOAN. The Woodbridge Center Loan is secured by a first mortgage interest in approximately 556,835 square feet of in-line retail space within the super-regional mall located in Woodbridge, New Jersey.

THE BORROWER. The borrower is Woodbridge Center Property LLC, a newly formed special purpose entity sponsored by General Growth Properties, Inc. (NYSE:
GGP), one of the largest US regional mall real estate investment trusts
("REIT"). General Growth Properties has been based in the Chicago area since inception in 1954. The REIT recently completed the acquisition of the Rouse
Company for $7.2 billion plus the assumption of approximately $5.4 billion in debt. General Growth Properties owns, develops, operates, and/or manages shopping malls in 44 states with ownership interests in and/or management responsibility for more than 215 regional shopping malls totaling more than 200 million square feet of retail space. General Growth Properties is also a third-party manager for owners of regional malls.

THE PROPERTY(1). Woodbridge Center is a 1,641,870 square foot super-regional mall (of which 556,835 square feet is included in collateral) anchored by Sears,
Macy's, Lord & Taylor, JC Penney, and Fortunoff and situated on a 122 acre parcel of land. The in-line space is approximately 95% occupied by nationally recognized tenants, yielding sales per square foot of approximately $400. Anchor tenants are dispersed throughout the center in an effort to maintain consistent traffic flows past the in-line space. Major tenants in the 190 tenant (210 leases) rent roll include H&M, Gap, Express Women, Victoria's Secret and New
York & Company. Dick's Sporting Goods, Fortunoff and Sears constructed their own stores upon land ground leased from the developer while J.C. Penney, Lord &
Taylor and Macy's own their stores as well as the underlying land.

The mall is located in the southern portion of the Middlesex-Somerset-Hunterdon
MSA, situated just south of New Brunswick and Edison, but north of Trenton, New
Jersey along Woodbridge Center Drive, east of the US Route 1 intersection.
Woodbridge Center Drive is accessible via several of New Jersey's major arterial roadways, including the Garden State Parkway, New Jersey Turnpike and
US Route 9. There are 3 signalized access points along Woodbridge Center Drive which provide for access to the center.

THE MARKET(1).  The property is located within Middlesex County, New Jersey which, according to the appraisal, has the largest population in central New
Jersey with approximately 781,000 people. The property is accessible by virtue of its location in proximity to Highways 1 and 9, the Garden State Parkway, the
New Jersey Turnpike, and the surrounding infrastructure. Woodbridge Center was built in 1971 and has witnessed the development of the area into a retail corridor while densely populated residential areas abut the market in all directions. The property has multiple access points from the surrounding roadways while mass transit provides bus and train service nearby. Per the appraisal, New Jersey is home to many pharmaceutical companies, due in part to competitive advantages such as proximity to New York City and Washington, D.C., access to Wall Street financing and government lobbying groups, respectively, as well as leading research and academic institutions. Drug companies based in
New Jersey account for more than 40% of the industry's total global sales of
$400 billion.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of General Growth Properties, Inc.

(1)  Certain information was obtained from the Woodbridge Center appraisal dated
     October 14, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

----------------------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE -- IN-LINE ONLY

                                                                  % OF     CUMULATIVE
                 NUMBER      SQUARE      % OF                     BASE       SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA       BASE RENT      RENT        FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

 VACANT            NA       20,263        3.6%            NA         NA       20,263         3.6%              NA          NA
 2005 & MTM        30       52,916        9.5    $ 2,020,197        9.6%      73,179        13.1%     $ 2,020,197         9.6%
 2006              26       60,863       10.9      2,525,678       12.0      134,042        24.1%     $ 4,545,875        21.6%
 2007              24       48,303        8.7      2,258,780       10.7      182,345        32.7%     $ 6,804,655        32.4%
 2008              39       66,605       12.0      2,970,049       14.1      248,950        44.7%     $ 9,774,704        46.5%
 2009              28       69,659       12.5      2,535,738       12.1      318,609        57.2%     $12,310,442        58.6%
 2010              11       37,149        6.7      1,425,966        6.8      355,758        63.9%     $13,736,407        65.3%
 2011              11       42,963        7.7      1,499,114        7.1      398,721        71.6%     $15,235,521        72.5%
 2012              16       53,623        9.6      2,324,703       11.1      452,344        81.2%     $17,560,224        83.5%
 2013              15       69,776       12.5      2,180,723       10.4      522,120        93.8%     $19,740,947        93.9%
 2014               8       30,366        5.5      1,100,053        5.2      552,486        99.2%     $20,841,000        99.1%
 2015               1        1,459        0.3         80,245        0.4      553,945        99.5%     $20,921,245        99.5%
 AFTER              1        2,890        0.5        101,150        0.5      556,835       100.0%     $21,022,395      100.00%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL            210      556,835      100.0%   $21,022,395      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-4

--------------------------------------------------------------------------------
                                WOODBRIDGE CENTER
--------------------------------------------------------------------------------

                       [MAP OF WOODBRIDGE CENTER OMITTED]

                                     A-3-5

--------------------------------------------------------------------------------
                                WOODBRIDGE CENTER
--------------------------------------------------------------------------------

             [BUILDING STRUCTURAL MAP OF WOODBRIDGE CENTER OMITTED]

                                     A-3-6

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                                     A-3-7

--------------------------------------------------------------------------------
                           ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

[PICTURE OF ONE RIVER PLACE APARTMENTS OMITTED]

                [PICTURE OF ONE RIVER PLACE APARTMENTS OMITTED]

                                     A-3-8

--------------------------------------------------------------------------------
                           ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $200,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $200,000,000

 % OF POOL BY IPB:                 6.9%

 LOAN SELLER:                      Nomura Credit & Capital, Inc.

 BORROWER:                         River Place I Holdings LLC

 SPONSOR:                          Larry A. Silverstein

 ORIGINATION DATE:                 01/06/05

 INTEREST RATE:                    5.2900%

 INTEREST-ONLY PERIOD:             24 Months

 MATURITY DATE:                    02/11/15

 AMORTIZATION TYPE:                IO-Balloon

 ORIGINAL AMORTIZATION:            360 Months

 REMAINING AMORTIZATION:           360 Months

 CALL PROTECTION:                  L(24),Def(89),O(6)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Soft

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NA

 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Multifamily -- Mid/High Rise

 UNITS:                            921

 LOCATION:                         New York, NY

 YEAR BUILT/RENOVATED:             2000

 OCCUPANCY:                        95.2%

 OCCUPANCY DATE:                   10/15/04

 HISTORICAL NOI:

   2003:                           $12,117,535

 6 MONTHS ANNUALIZED
    ENDING 10/31/04:               $13,858,861

 3 MONTHS ANNUALIZED
    ENDING 10/31/04:               $16,637,516

 UW REVENUES:                      $25,634,352

 UW EXPENSES:                      $7,485,129

 UW NOI:                           $18,149,223

 UW NET CASH FLOW:                 $17,918,973

 APPRAISED VALUE:                  $322,900,000

 APPRAISAL DATE:                   10/15/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL            MONTHLY
                                          --------------------------------------
 TAXES:                                           $147,640          $49,213
 INSURANCE:                                       $626,566          $73,402
 CAPEX:                                                 $0          $19,188
 CASH MANAGEMENT HOLDBACK(1)                    $1,000,000               $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:                                     $217,155
 CUT-OFF DATE LTV:                                              61.9%
 MATURITY DATE LTV:                                             54.0%
 UW DSCR:                                                       1.35x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                   MULTIFAMILY INFORMATION

                                                  AVERAGE UNIT       APPROXIMATE NET                           AVERAGE MONTHLY
           UNIT MIX            NO. OF UNITS       SQUARE FEET         RENTABLE SF          % OF TOTAL SF      IN-PLACE RENT(3)
---------------------------------------------------------------------------------------------------------------------------------

 STUDIO                            249               453                112,788                 18.0%              $1,647
 ONE BEDROOM                       461               668                308,091                 49.2               $2,239
 TWO BEDROOM                       210               980                205,753                 32.8               $3,356
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE            920(2)            681                626,632                100.0%              $2,334
---------------------------------------------------------------------------------------------------------------------------------

(1)  The Cash Management Holdback was released upon obtaining the cash management agreement.
(2)  Excludes 2-bedroom superintendent unit.
(3)  Includes subsidized rents, which affect 20% of the units.

                                     A-3-9

--------------------------------------------------------------------------------
                           ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The One River Place Apartments Loan is secured by a first mortgage interest in a 921-unit class "A" luxury multifamily property located in New
York, New York.

THE BORROWER. The Borrower is River Place I Holdings LLC, a single asset entity that was created in June 2003. Larry Silverstein and his company, Silverstein
Properties, which developed and currently manages the property, control the current borrowing entity. The Borrower's construction costs for the project total approximately $221,000,000. Silverstein Properties is a New York-based development, ownership and management company, and Larry Silverstein is both the President and CEO. Mr. Silverstein has been an active investor in the real estate industry for almost 50 years and is active in the New York community. He is a Governor of the Real Estate Board of New York, having served as its
Chairman, is Vice Chairman of the Board of Trustees of New York University as
well as the Founder and Chairman Emeritus of the New York University Real
Estate Institute. Silverstein Properties has been involved in over $8 billion worth of transactions. They have developed or improved over 20 million square feet of real estate, and they currently manage and lease over 7 million square feet of real estate in Manhattan. Silverstein Properties along with several investors purchased the 99 year ground lease for the World Trade Center a few weeks prior to 9/11/2001. Silverstein Properties plans to reconstruct over 10 million square feet of office space in lower Manhattan including the redevelopment of Ground Zero through the use of insurance proceeds. Silverstein
Properties is staffed by an experienced team of professionals operating from offices in Midtown and Downtown Manhattan. The company's 12 most senior executives have an average of 25 years experience in the real estate industry and an average tenure of 15 years with the firm.

THE PROPERTY. The property is a 40-story class "A" building on a 2.50 acre site featuring 921 rental units, a 194-car parking garage, 41,789 square feet of ground floor retail space, a 35,000 square foot health club with a 25-yard swimming pool, two outdoor tennis courts, a basketball court, a party room, workout facilities and a sun deck. The property contains a total of 249 studio apartments, 461 one-bedroom units, 210 two- bedroom units and one two-bedroom super's unit. Many of the apartments have Hudson River waterfront views. The property also features 24-hour doorman/concierge service and a morning shuttle bus service to the Eighth Avenue and 42nd Street subway station. There is a laundry room with two washers and two dryers on each floor. As of October 15,
2004, the residential occupancy was 95.2%, and minimal rent concessions were being offered. The property's 194-car capacity garage is accessed via a ramp extending up from the property's driveway connecting West 41st and West 42nd
Streets.

The property is a taxable 80/20 multifamily property with twenty percent of the units (184) being rented to tenants whose income is at or below 80% of area median income ($54,043). The property has a related tax abatement under Section
421-a of the New York State Real Property Tax Law with an original term of 20 years, with 16 years remaining. The property is abated from any increases in assessed value for the first twelve years. Property tax assessments will phase in (20% increments every other year) starting in year 13 (2013/2014) of the abatement. The lower rents associated with the 421-a program can be raised to market rates (assuming they are higher at the time) once the program terminates.

THE MARKET(1). The property is located on West 42nd Street between 11th and 12th
Avenues in the Midtown West section of New York City in a neighborhood known as
Clinton. Clinton is considered to span from West 30th Street to West 59th
Street between Eighth Avenue and the Hudson River. Renters have increasingly come to look at Clinton as an affordable alternative to the more expensive areas to the south and north. Rental facilities within this neighborhood are well served by retail, have adequate access to community service facilities including hospitals and medical clinics and enjoy numerous entertainment options. Additionally the area is well served by public transportation, providing an easy commute for residents to the midtown and downtown business districts.

The property's market area continues to exhibit favorable conditions for luxury units. According to the report of a third party market data service, as of the end of the Third Quarter 2004, apartment rental rates in the New York City area grew by 2.1% from the Second Quarter, and the overall apartment vacancy rate was 3.0%. A total of 643 units were constructed during the Third Quarter and
910 units were absorbed. According to the market data service report, as of the
Third Quarter 2004, the average monthly rent for apartment buildings built after 1994 in the Midtown West submarket was $3,166, and rents increased by
2.8% from the prior period. Over the last one year period, rents increased by
4% in this submarket. The overall vacancy rate in this submarket is 3.7% as of the Third Quarter 2004, after having decreased from 4.0% in the Second Quarter.
Overall both the New York City market and the submarket have low vacancy rates, the rental rate trend is stable to improving, and the rate of new construction is moderate.

PROPERTY MANAGEMENT. The property is managed by Silverstein Properties, a borrower related entity. The firm has developed over 20 million square feet of real estate and currently manages over 7 million square feet of real estate in
Manhattan.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the One River Place Apartments appraisal dated October 15, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-10

--------------------------------------------------------------------------------
                           ONE RIVER PLACE APARTMENTS
--------------------------------------------------------------------------------

                  [MAP OF ONE RIVER PLACE APARTMENTS OMITTED]

                                     A-3-11

--------------------------------------------------------------------------------
                                    PIER 39
--------------------------------------------------------------------------------

[PICTURE OF PIER 39 OMITTED]

                          [PICTURE OF PIER 39 OMITTED]

                          [PICTURE OF PIER 39 OMITTED]

[PICTURE OF PIER 39 OMITTED]

                                     A-3-12

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $153,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $153,000,000

 % OF POOL BY IPB:                   5.3%

 LOAN SELLER:                        JPMorgan Chase Bank, N.A.

 BORROWER:                           Pier 39 Limited Partnership

 SPONSOR:                            Robert A. Moor, Molly M. South

 ORIGINATION DATE:                   12/17/04

 INTEREST RATE:                      5.2600%

 INTEREST-ONLY PERIOD:               36 Months

 MATURITY DATE:                      01/01/15

 AMORTIZATION TYPE:                  IO-Balloon

 ORIGINAL AMORTIZATION:              324 Months

 REMAINING AMORTIZATION:             324 Months

 CALL PROTECTION:                    L(24),Def(91),O(3)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Hard

 ADDITIONAL DEBT:                    No

 ADDITIONAL DEBT TYPE:               Capital Lease Permitted(1)

 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------
(1)  Future capital lease not to exceed $2 million and lender approved unsecured indebtedness permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset

 TITLE:                              Leasehold

 PROPERTY TYPE:                      Retail -- Anchored

 SQUARE FOOTAGE:                     242,283

 LOCATION:                           San Francisco, CA

 YEAR BUILT/RENOVATED:               1978/2004

 OCCUPANCY:                          95.6%

 OCCUPANCY DATE:                     12/01/04

 NUMBER OF TENANTS:                  125

 HISTORICAL NOI:

   2002:                             $11,744,313

   2003:                             $11,646,949

   TTM AS OF 10/31/04:               $13,774,910

 AVERAGE IN-LINE SALES/SF:           $740 (shops/fast food), $657 (restaurant)

 AVERAGE OCCUPANCY COST:             14.8%

 UW REVENUES:                        $27,880,864

 UW EXPENSES:                        $13,633,766

 UW NOI:                             $14,247,098

 UW NET CASH FLOW:                   $13,640,354

 APPRAISED VALUE:                    $200,700,000

 APPRAISAL DATE:                     11/22/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                               INITIAL           MONTHLY
                                             -----------------------------------
 TAXES:                                                 $0          $56,681
 INSURANCE:                                             $0         $166,665
 CAPEX:                                                 $0          $17,569
 REQUIRED REPAIRS:                              $3,481,250(2)            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                                           $631
 CUT-OFF DATE LTV:                                              76.2%
 MATURITY DATE LTV:                                             65.9%
 UW DSCR:                                                       1.28x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS
                                                                                                                            SALES
                                                                                                                   LEASE     PSF
                                                                       MOODY'S/     SQUARE    % OF  BASE RENT  EXPIRATION   AS OF
TENANT NAME                  PARENT COMPANY                          S&P/FITCH(3)    FEET     GLA      PSF        YEAR     YE 2003
------------------------------------------------------------------------------------------------------------------------------------

AQUARIUM OF THE BAY         Aquarium of The Bay                          NR        47,217     19.5%    $0.00(4)    2014         $92
NEPTUNE'S PALACE/BAY VIEW   Neptune's Palace/Bay View                    NR        12,360      5.1%   $24.00       2010        $488
HARD ROCK CAFE              Hard Rock Cafe International, Inc.           NR        10,608      4.4%   $91.96       2012        $887
BUBBA GUMP SHRIMP CO.       Bubba Gump Shrimp Co. Restaurants, Inc.      NR         9,500      3.9%   $22.20       2012      $1,037
SWISS LOUIS RESTAURANT      Swiss Louis Restaurant                       NR         8,670      3.6%   $24.56       2010        $257
------------------------------------------------------------------------------------------------------------------------------------

(2)  Initial repair escrow represents 125% of estimated expense budgeted for
     2005 including wharf and seawall repairs, wave baffles, roof and shingle replacement.
(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(4)  Aquarium of the Bay rent is paid directly to the San Francisco Port
     Commission, which owns the fee interest in the subject property.

                                     A-3-13

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

THE LOAN. The Pier 39 Loan is secured by a first mortgage on the leasehold interest in a 242,283 square foot specialty retail shopping center located in
San Francisco, California.

THE BORROWER. The Borrower is Pier 39 Limited Partnership, a special purpose entity controlled by Robert A. Moor and Molly M. South. The sponsors have managed the property since they purchased it in 1981.

The sponsors have extensive experience with similar specialty retail projects throughout the United States, including Sundance Square in Ft. Worth, Texas,
North Pier Festival Marketplace and Century Shopping Center in Chicago,
Illinois, and Union Station in Indianapolis, Indiana. Mr. Moor and Ms. South
also control Market Development LP, a corporate marketing group; and Moor+South
Entertainment, a management and advisory company.

THE PROPERTY. Pier 39 is an internationally renowned, multi-tenant, specialty retail shopping center located near the San Francisco Bay in San Francisco,
California. The property offers over 100 specialty retail shops, restaurants and entertainment venues in an approximately 240,000 square foot area. Pier 39 is a tourist attraction due to its retail and entertainment offerings and its unobstructed views of the Golden Gate Bridge, the Bay Bridge, Alcatraz and the
San Francisco skyline.

The property is located two blocks east of Fisherman's Wharf at the northernmost point of the San Francisco peninsula. It is approximately two miles north of downtown San Francisco and the hotel and retail areas of Union
Square, Chinatown and the Financial District. Pier 39 is also approximately two miles from the Oakland Bay Bridge to the northwest and approximately 3.5 miles east of the Golden Gate Bridge.

Major tenants include the Hard Rock Cafe, Neptune's and Bubba Gump restaurants;
Aquarium on the Bay which is a 707,000 gallon aquarium and marine attraction;
and the Blue & Gold Fleet which is the exclusive provider of transportation to and from Alcatraz Island. Additional tenants include fast food and local restaurants, specialty shops and seven entertainment venues. The property also includes a 980-car parking garage and a marina consisting of 306 boat slips.
254 of the boat slips are leased to long-term tenants, and the remainder are leased on a short-term basis.

Pier 39 is approximately 95.6% occupied. Tenant sales for specialty shops and fast food restaurants averaged approximately $740 per square foot in 2003 and sales for traditional restaurants averaged over $650 per square foot for the same period. Since 1998, the sponsors have spent approximately $4.2 million in capital improvements, and they have budgeted approximately $3 million for additional improvements in 2005.

The San Francisco Port Commission -- representing the City and County of San
Francisco -- is the fee owner of the land under Pier 39 including the marina and surrounding port areas. The ground lease between the Port Commission and the Borrower expires in December, 2042. Ground rent payments are based on a formula consisting of fixed rent, percentage rent, and rental payments from various sources within and outside of the property.

THE MARKET(1). According to the report of a third party market data service, the retail vacancy rate in San Francisco County was approximately 3.3% at the end of 2004 which is consistent with the historical performance of the property.
Although there are no directly comparable properties to Pier 39, two other retail centers in the Fisherman's Wharf area -- The Cannery and Anchorage
Center -- were identified as having similar tenant offerings. Tenant sales at those centers are estimated at approximately $300 per square foot to $400 per square foot with occupancy between 90% and 95%. Tenant rental rates at Pier 39 and similar properties have wide ranges due to various space locations, sizes and finishes. The range of rental rates at the property is from approximately
$11 per square foot to $617 per square foot, and the average occupancy cost is approximately 14.8%. According to the appraisal, annual rental rates in similar tourist areas of Downtown San Francisco, Fisherman's Wharf and Union Square
average approximately $80 per square foot to $120 per square foot.

PROPERTY MANAGEMENT. The property is managed by Moor and South which is wholly controlled by the sponsors Robert A. Moor and Molly M. South. The sponsors have managed the property since they acquired it in 1981. Moor and South has owned and/or managed various retail and entertainment projects including the Century
Shopping Center in Chicago, Illinois, Ocean One in Atlantic City, New Jersey,
and Union Station in Indianapolis, Indiana.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Pier 39 appraisal dated November
     22, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-14

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                NUMBER      SQUARE      % OF                    % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE      CUMULATIVE
              OF LEASES     FEET        GLA       BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    % OF BASE RENT
 YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          NA        10,661        4.4%            NA          NA        10,661          4.4%              NA          NA
 2005 & MTM      42        30,812       12.7    $ 2,465,864        23.4%       41,473         17.1%     $ 2,465,864        23.4%
 2006            17        12,615        5.2      1,042,864         9.9        54,088         22.3%     $ 3,508,728        33.2%
 2007            14        13,544        5.6        795,353         7.5        67,632         27.9%     $ 4,304,081        40.8%
 2008            7          4,533        1.9        629,940         6.0        72,165         29.8%     $ 4,934,021        46.7%
 2009            15        22,639        9.3        828,568         7.8        94,804         39.1%     $ 5,762,589        54.6%
 2010            7         34,330       14.2      1,073,498        10.2       129,134         53.3%     $ 6,836,087        64.8%
 2011            3          2,304        1.0        237,243         2.2       131,438         54.2%     $ 7,073,330        67.0%
 2012            10        41,274       17.0      2,148,294        20.4       172,712         71.3%     $ 9,221,624        87.4%
 2013            2          3,671        1.5        309,441         2.9       176,383         72.8%     $ 9,531,065        90.3%
 2014            6         62,908       26.0        579,885         5.5       239,291         98.8%     $10,010,949        95.8%
 2015            0              0        0.0              0         0.0       239,291         98.8%     $10,110,949        95.8%
 AFTER           2          2,992        1.2        444,306         4.2       242,283        100.0%     $10,555,255       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL          125       242,283      100.0%   $10,555,255       100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-15

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

                            [MAP OF PIER 39 OMITTED]

                                     A-3-16

--------------------------------------------------------------------------------
                                     PIER 39
--------------------------------------------------------------------------------

                  [BUILDING STRUCTURAL MAP OF PIER 39 OMITTED]

                                     A-3-17

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

                      [PICTURE OF WESTBURY PLAZA OMITTED]

[PICTURE OF WESTBURY PLAZA OMITTED]

                      [PICTURE OF WESTBURY PLAZA OMITTED]

[PICTURE OF WESTBURY PLAZA OMITTED]

                                     A-3-18

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $93,600,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $93,600,000

 % OF POOL BY IPB:                 3.2%

 LOAN SELLER:                      JPMorgan Chase Bank, N.A.

 BORROWER:                         PL Westbury LLC

 SPONSORS:                         DRA Advisors LLC,
                                   Kimco Realty Corp.

 ORIGINATION DATE:                 12/21/04

 INTEREST RATE:                    4.6550%

 INTEREST-ONLY PERIOD:             60 Months

 MATURITY DATE:                    01/01/10

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMORTIZATION:           NA

 CALL PROTECTION:                  L(24),Def(32),O(2)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Springing

 ADDITIONAL DEBT:                  $30,600,000(1)

 ADDITIONAL DEBT TYPE:             Mezzanine Debt

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Anchored

 SQUARE FOOTAGE:                   398,602

 LOCATION:                         Westbury, NY

 YEAR BUILT/RENOVATED:             1993/2004

 OCCUPANCY:                        100.0%

 OCCUPANCY DATE:                   10/31/04

 NUMBER OF TENANTS:                9

 HISTORICAL NOI:

   2002:                           $7,700,779

   2003:                           $5,650,512

   TTM AS OF 07/31/04:             $6,492,535

 AVERAGE IN-LINE SALES/SF:         $336

 AVERAGE OCCUPANCY COST:           7.2%

 UW REVENUES:                      $11,951,596

 UW EXPENSES:                      $4,559,977

 UW NOI:                           $7,391,619

 UW NET CASH FLOW:                 $7,132,529

 APPRAISED VALUE:                  $117,000,000

 APPRAISAL DATE:                   10/29/04
--------------------------------------------------------------------------------
(1)  Mezzanine debt is secured by equity pledges in borrower and 7 other affiliates encompassing $270.9 million of total first mortgage debt.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                 INITIAL           MONTHLY
                                             -----------------------------------
 CAPEX:                                              $0              $4,554
 TI/LC(2):                                           $0                  $0
--------------------------------------------------------------------------------

(2)  Monthly escrows for TI/LC will be collected if DSCR falls below 1.20x or if
     Costco gives notice of vacating their space.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                                              $235
 CUT-OFF DATE LTV:                                                 80.0%
 MATURITY DATE LTV:                                                80.0%
 UW DSCR:                                                          1.61x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                                                                     SALES
                                                                                                         LEASE        PSF
                                                          MOODY'S/    SQUARE      % OF     BASE RENT   EXPIRATION    AS OF
 TENANT NAME             PARENT COMPANY                 S&P/FITCH(3)   FEET       GLA         PSF         YEAR      YE 2003
--------------------------------------------------------------------------------------------------------------------------------

 COSTCO WHOLESALE       Costco Wholesale Corporation      A2/A/A+    148,295      37.2%    $ 18.71       2009         NA
 WAL-MART               Wal-Mart Stores, Inc.            Aa2/AA/AA   110,054      27.6%    $ 14.50       2019         NA
 MARSHALLS              TJX Cos Inc.                      A3/A/NR     45,826      11.5%    $ 23.00       2009        $281
 THE SPORTS AUTHORITY   The Sports Authority, Inc.          NR        43,000      10.8%    $ 23.00       2013        $389
 BORDERS BOOKS          Borders Group Inc.                  NR        30,950       7.8%    $ 23.88       2019        $270
--------------------------------------------------------------------------------------------------------------------------------

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-19

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Westbury Plaza Loan is secured by a first mortgage interest in a
398,602 square foot anchored retail center located on Long Island, in Westbury,
New York.

THE BORROWER. The borrower is PL Westbury LLC, a special purpose entity owned by DRA Advisors LLC, which has 85% ownership, and Kimco Realty Corp, which has
15% ownership. The borrower acquired the subject property as part of a larger
$1.2 billion acquisition of Price Legacy Corporation (NASDAQ: PLRE) by PL
Retail LLC, a joint venture between DRA Advisors LLC and Kimco Realty Corp.

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, which includes pension funds, university endowments, foundations, and insurance companies. DRA Advisors LLC was founded in 1986 and currently manages approximately $3 billion in assets.

Kimco Realty Corp. (NYSE: KIM), a publicly-traded real estate investment trust
("REIT"), has specialized in shopping center acquisitions, development, and management for over 45 years. Kimco Realty Corp. owns and operates one of the nation's largest portfolios of neighborhood and community shopping centers, which are located throughout 42 states, Canada and Mexico. The REIT currently has interests in 750 properties, comprising approximately 112 million square feet of leasable space.

THE PROPERTY. Westbury Plaza is an anchored retail center located on Old
Country Road, a major thoroughfare in Long Island. The neighborhood is a primarily commercial area, including multiple shopping centers, malls, offices and fast food restaurants. Major tenants include Costco Wholesale, Marshalls and Wal-Mart. Other tenants include The Sports Authority, Ruby Tuesday's, The
Olive Garden, Borders Books, California Pizza Kitchen and Bank of America. The
subject property consists of six buildings and is located on approximately 30.4 acres of land. The property was constructed in 1993. During 2004, the property underwent renovations as Wal-Mart completed build out of its space (formerly leased by K-Mart). Wal-Mart opened for business in January 2005 and its lease expires in 2019.

Westbury Plaza is located within a few miles of Meadowbrook Parkway, Northern
Parkway, and the Long Island Expressway. It is adjacent to the Source Mall, which is anchored by Saks Off Fifth, Nordstom RACK, H&M, Old Navy, Circuit
City, and The Cheesecake Factory. The Source Mall is also connected to
Fortunoff. Behind the subject property is Roosevelt Raceway Center, which is anchored by Loews Theater, Expo Design and Target. Best Buy and Office Max are
located near the Wal-Mart at Westbury Plaza, and there are numerous fast food chains and a Holiday Inn across the street. Roosevelt Field Mall, one of the largest malls in the country, is located within approximately one-half of a mile from the subject property. Roosevelt Field is anchored by JCPenney,
Bloomingdales, Macys and Nordstrom and includes approximately 2,184,000 square feet of retail space.

Westbury Plaza is 100.0% occupied. Rents at the property range from approximately $23.00 per square foot to approximately $38.00 per square foot for non-anchor tenants, with anchor rents ranging from approximately $14.50 per square foot to approximately $18.71 per square foot.

THE MARKET(1). Westbury Plaza is located within the Nassau-Suffolk submarket. As of 2003, population within a 3 mile radius of the property was approximately
142,819, with an average household income of approximately $93,145. Total retail square footage in the market is approximately 21.5 million, with net absorption of approximately 250,000 square feet in 2003. From 2000 to 2003, the
Nassau-Suffolk submarket experienced a compound annual growth rate in retail sales of approximately 5.3%.

The market retail vacancy rate for the Third Quarter of 2004 was approximately
1.0%, and a third party market data service reported retail vacancy of approximately 2.7% in the Second Quarter of 2004. This represents an increase in market occupancy from approximately 97.0% in fiscal year 2003 and approximately 96.2% in fiscal year 2002. The 2003 market vacancy rate of approximately 3.0% was the lowest annual vacancy rate since 1999. Comparable properties reported an average occupancy of approximately 96.5%, with in-line rents ranging from approximately $22 per square foot to approximately $60 per square foot. As of the Second Quarter of 2004, market rents are estimated at approximately $22 per square foot for non-anchor tenants, with market anchor rents estimated at approximately $17 per square foot.

PROPERTY MANAGEMENT. The property is managed by Kimco Realty Corp., which has specialized in managing retail properties for over 45
years. Kimco Realty Corp. owns and operates over 100 million square feet of leasable space.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Westbury Plaza appraisal dated
     October 29, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-20

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                 NUMBER                                                     CUMULATIVE                                CUMULATIVE
                  OF        SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET        % OF GLA     BASE RENT       RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

 VACANT          NA             0        0.0%            NA         NA             0          0.0%             NA          NA
 2005 & MTM       0             0        0.0     $        0        0.0%            0          0.0%     $        0         0.0%
 2006             1             0        0.0         40,320        0.5             0          0.0%     $   40,320         0.5%
 2007             0             0        0.0              0        0.0             0          0.0%     $   40,320         0.5%
 2008             0             0        0.0              0        0.0             0          0.0%     $   40,320         0.5%
 2009             4       209,598       52.6      4,236,603       54.4       209,598         52.6%     $4,276,923        54.9%
 2010             0             0        0.0              0        0.0       209,598         52.6%     $4,276,923        54.9%
 2011             0             0        0.0              0        0.0       209,598         52.6%     $4,276,923        54.9%
 2012             0             0        0.0              0        0.0       209,598         52.6%     $4,276,923        54.9%
 2013             1        43,000       10.8        989,000       12.7       252,598         63.4%     $5,265,923        67.6%
 2014             1         5,000        1.3        190,000        2.4       257,598         64.6%     $5,455,923        70.0%
 2015             0             0        0.0              0        0.0       257,598         64.6%     $5,455,923        70.0%
 AFTER            2       141,004       35.4      2,334,869       30.0       398,602        100.0%     $7,790,792       100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL            9       398,602      100.0%    $7,790,792      100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-21

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

                        [MAP OF WESTBURY PLAZA OMITTED]

                                     A-3-22

--------------------------------------------------------------------------------
                                 WESTBURY PLAZA
--------------------------------------------------------------------------------

              [BUILDING STRUCTURAL MAP OF WESTBURY PLAZA OMITTED]

                                     A-3-23

--------------------------------------------------------------------------------
                                 SHOWCASE MALL
--------------------------------------------------------------------------------

                       [PICTURE OF SHOWCASE MALL OMITTED]

                       [PICTURE OF SHOWCASE MALL OMITTED]

[PICTURE OF SHOWCASE MALL OMITTED]

                       [PICTURE OF SHOWCASE MALL OMITTED]

                                              [PICTURE OF SHOWCASE MALL OMITTED]

                                     A-3-24

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $92,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $92,000,000

 % OF POOL BY IPB:                 3.2%

 LOAN SELLERS:                     JPMorgan Chase Bank, N.A.
                                   Eurohypo AG, New York Branch(1)

 BORROWER:                         CCR/AG Showcase Phase I
                                   Owner, L.L.C.

 SPONSORS:                         Angelo Gordon Realty Funds and
                                   City Center Retail, LLC

 ORIGINATION DATE:                 02/10/05

 INTEREST RATE:                    5.3730%

 INTEREST ONLY PERIOD:             120 Months

 MATURITY DATE:                    03/07/15

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMORTIZATION:           NA

 CALL PROTECTION:                  L(24),Def(59),O(37)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Cash Management Agreement

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Anchored

 SQUARE FOOTAGE:                   184,814

 LOCATION:                         Las Vegas, NV

 YEAR BUILT/RENOVATED:             1996

 OCCUPANCY:                        100.0%

 OCCUPANCY DATE:                   10/01/04

 NUMBER OF TENANTS:                10

 HISTORICAL NOI:

   2002:                           $7,642,222

   2003:                           $8,581,963

   TTM AS OF 11/30/04:             $9,948,912

 AVERAGE INLINE SALES/SF:          $294

 AVERAGE OCCUPANCY COST:           21.2%

 UW REVENUES:                      $12,446,651

 UW EXPENSES:                      $3,725,842

 UW NOI:                           $8,720,809

 UW NET CASH FLOW:                 $8,508,273

 APPRAISED VALUE:                  $150,000,000

 APPRAISAL DATE:                   01/01/05
--------------------------------------------------------------------------------
(1)  The loan was jointly originated by JPMorgan Chase Bank N.A. and Eurohypo
     AG, New York Branch. The loan consists of two $46 million pari-passu notes.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL             MONTHLY
                                            ------------------------------------
 TAXES:                                          $57,914                $0
 TILC:                                          $401,000                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                                       $498
 CUT-OFF DATE LTV:                                          61.3%
 MATURITY DATE LTV:                                         61.3%
 UW DSCR:                                                   1.70x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS
                                                                                                                        SALES
                                                                                                            LEASE        PSF
                                                               MOODY'S/     SQUARE    % OF   BASE RENT   EXPIRATION    AS OF TTM
 TENANT NAME                   PARENT COMPANY                S&P/FITCH(2)    FEET     GLA       PSF         YEAR       10/31/04
---------------------------------------------------------------------------------------------------------------------------------

 SEGA ENTERPRISES INC. USA(3) Sega Corp                        Ba2/BB/NR    47,161    25.5%   $ 57.50      2012       $     124
 UNITED ARTIST THEATRES       United Artist Theatre Company       NR        41,108    22.2%   $ 18.50      2017       $ 510,100(4)
 COCA-COLA                    The Coca-Cola Company            Aa3/A+/A+    31,079    16.8%   $ 65.70      2007       $     313
 M&M'S WORLD                  Mars Inc.                           NR        31,025    16.8%   $ 59.32      2012       $     701
 SHOWCASE FOOD COURT          Showcase Food Court                 NR        14,737     8.0%   $ 36.90      2018       $     466
---------------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(3)  The tenant has subleased the premises to its subsidiary, Gameworks, which is currently in bankruptcy proceedings. However, Sega Enterprises Inc. USA remains the obligor under the terms of the lease and is not subject to bankruptcy.
(4)  Sales reported on a per screen basis.

                                     A-3-25

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

THE LOAN. The Showcase Mall Loan is secured by a first mortgage interest in a
184,814 square foot anchored retail and entertainment center located in Las
Vegas, Nevada.

THE BORROWER. The borrowing entity is CCR/AG Showcase Phase I Owner, L.L.C., a special purpose entity that is controlled by a limited liability company consisting of Angelo Gordon Realty Funds ("Angelo Gordon") and City Center
Retail, LLC ("City Center Retail"). The two entities have partnered in prior retail transactions, including the development of Silver City Plaza, which is also located on the Las Vegas Strip.

Angelo Gordon was founded in 1988 by John Angelo and Michael Gordon. It has purchased real estate properties within all the major property types and currently has a real estate portfolio with properties located throughout the
United States. Angelo Gordon currently manages approximately $10 billion of assets of various disciplines.

City Center Retail specializes in the development, redevelopment and acquisition of urban real estate, including retail, office and mixed use properties. With approximately 40 years of combined experience, the principals of City Center Retail have been involved with the development, redevelopment and acquisition of over $1 billion of commercial real estate transactions nationwide.

THE PROPERTY. Showcase Mall is a four-story retail and entertainment center located on the Las Vegas Strip, in front of the MGM Grand Hotel and Casino, in
Las Vegas, Nevada. Showcase Mall operates in superstore format and includes both nationally and internationally recognized tenant names. The property's approximately 400 feet of all-glass frontage gives each tenant the opportunity to create its own retail image. Tenants include Coca-Cola, Gameworks(1), M&M's
World, United Artist Theatres and Westgate Resorts. Showcase Mall opened its new second level food court in October of 2003. The food court offers seating for approximately 230 people and features tenants such as Panda Express,
Wendy's and Starbucks.

Showcase Mall is located on the east side of Las Vegas Boulevard between
Tropicana Avenue and Harmon Road at Monte Carlo. It is afforded a location in front of the MGM Grand Hotel and opposite from the New York, New York Hotel. It has north/south access via Interstate 15 and Las Vegas Boulevard. East/west access is provided by Tropicana Avenue and Flamingo Road and Spring Mountain
Road to the north. The Tropicana Avenue and Flamingo Road interchange with
Interstate 15 is approximately one-half mile west of Las Vegas Boulevard.

Showcase Mall's immediate area is characterized by concept hotels, restaurants and gaming establishments. Retail development along the Las Vegas Strip ranges from small strip centers to retailers within hotels/resorts and the Fashion
Show Mall, which is an approximately 820,000 square foot enclosed regional mall located along Spring Mountain Road and Las Vegas Boulevard. Showcase Mall is
100.0% occupied. Rents at the property range from approximately $18.50 per square foot to approximately $2,500 per square foot, with an average rent of approximately $54.66 per square foot.

THE MARKET(2). Showcase Mall is located in the Las Vegas market, and the Las
Vegas central business district submarket. As of 2004, population within a 3 mile radius of the property is approximately 140,365, with an average household income of approximately $62,124. Las Vegas draws approximately 35 million tourists a year, and over 15 million people pass by Showcase Mall annually.

As of the Second Quarter of 2004, the Las Vegas retail market consists of approximately 38,612,482 square feet of inventory, with approximately 878,633 feet of net absorption. The market retail vacancy rate is approximately 3.6%, with market rent estimated at approximately $18.96 per square foot. The submarket vacancy rate is approximately 10.8%. Comparable properties reported an average occupancy of approximately 96.2%, with rents ranging from approximately $34.00 per square foot to approximately $1,500 per square foot.

PROPERTY MANAGEMENT. The property is managed by City Center Retail which consists of principals Mark G. Stefan and Sigura J. Anderson. They have specialized in managing properties for approximately 40 years and have developed, redeveloped and acquired over $1 billion of commercial real estate.
-------------------------------------------------------------------------------

(1)  Gameworks is the subtenant of Sega Enterprises Inc. USA and is currently in bankruptcy proceedings.

(2)  Certain information was obtained from the Showcase Mall appraisal dated
     January 1, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-26

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                 NUMBER                                                       CUMULATIVE    CUMULATIVE
                  OF        SQUARE                               % OF BASE      SQUARE        % OF       CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA     BASE RENT       RENT          FEET          GLA       BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

 VACANT          NA             0        0.0%            NA         NA                0     0.0%                NA            NA
 2005 & MTM       0             0        0.0    $         0          0.0%             0     0.0%       $         0          0.0%
 2006             0             0        0.0              0          0.0              0     0.0%       $         0          0.0%
 2007             2        31,079       16.8      2,041,889         20.2         31,079    16.8%       $ 2,041,889         20.2%
 2008             1         9,334        5.1        233,350          2.3         40,413    21.9%       $ 2,275,239         22.5%
 2009             0             0        0.0              0          0.0         40,413    21.9%       $ 2,275,239         22.5%
 2010             0             0        0.0              0          0.0         40,413    21.9%       $ 2,275,239         22.5%
 2011             0             0        0.0              0          0.0         40,413    21.9%       $ 2,275,239         22.5%
 2012             3        78,186       42.3      4,552,056         45.1        118,599    64.2%       $ 6,827,295         67.6%
 2013             1         1,196        0.6        250,000          2.5        119,795    64.8%       $ 7,077,295         70.1%
 2014             1           600        0.3        420,000          4.2        120,395    65.1%       $ 7,497,295         74.2%
 2015             0             0        0.0              0          0.0        120,395    65.1%       $ 7,497,295         74.2%
 AFTER            6        64,419       34.9      2,604,328         25.8        184,814   100.0%       $10,101,623        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL           14       184,814      100.0%   $10,101,623        100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-27

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

                         [MAP OF SHOWCASE MALL OMITTED]

                                     A-3-28

--------------------------------------------------------------------------------
                                  SHOWCASE MALL
--------------------------------------------------------------------------------

               [BUILDING STRUCTURAL MAP OF SHOWCASE MALL OMITTED]

                                     A-3-29

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

                                 [PICTURE OF 777 SIXTH AVENUE OMITTED]

          [PICTURE OF 777 SIXTH AVENUE OMITTED]

                                     A-3-30

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $80,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $80,500,000

 % OF POOL BY IPB:                 2.8%

 LOAN SELLER:                      Nomura Credit & Capital, Inc.

 BORROWER:                         777 Sixth Avenue Owner LLC

 SPONSOR:                          Harry Macklowe

 ORIGINATION DATE:                 12/17/04

 INTEREST RATE:                    4.5300%

 INTEREST-ONLY PERIOD:             60 Months

 MATURITY DATE:                    01/11/10

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMORTIZATION:           NA

 CALL PROTECTION:                  L(24),Def(30),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Hard

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NA

 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Multifamily -- Mid/High Rise

 UNITS:                            294

 LOCATION:                         New York, NY

 YEAR BUILT/RENOVATED:             2000

 OCCUPANCY:                        99.7%

 OCCUPANCY DATE:                   11/01/04

 HISTORICAL NOI:

   2002:                           $8,842,253

   2003:                           $8,577,770

   TTM AS OF 10/31/04:             $8,556,322

 UW REVENUES:                      $10,646,558

 UW EXPENSES:                      $3,017,915

 UW NOI:                           $7,628,643

 UW NET CASH FLOW:                 $7,555,143

 APPRAISED VALUE:                  $125,100,000

 APPRAISAL DATE:                   12/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                               INITIAL              MONTHLY
                                         ---------------------------------------
 TAXES:                                                $0            $53,423
 INSURANCE:                                      $112,319            $11,232
 CAPEX(1):                                         $6,125            $6,125
 LETTER OF CREDIT:                               $386,518                $0
--------------------------------------------------------------------------------
(1)  Replacement Reserves shall be collected whenever the reserve balance falls below $147,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:                                  $273,810
 CUT-OFF DATE LTV:                                           64.3%
 MATURITY DATE LTV:                                          64.3%
 UW DSCR:                                                    2.04x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                 MULTIFAMILY INFORMATION

                                                AVERAGE UNIT      APPROXIMATE NET                         AVERAGE MONTHLY
         UNIT MIX             NO. OF UNITS      SQUARE FEET         RENTABLE SF        % OF TOTAL SF       ASKING RENT
---------------------------------------------------------------------------------------------------------------------------

 STUDIO                             84               549               46,080               23.3%             $2,308
 ONE BEDROOM                       180               667              120,009               60.6              $2,887
 TWO BEDROOM                        29             1,100               31,890               16.1              $4,292
---------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE            293(2)            676              197,979              100.0%             $2,860
---------------------------------------------------------------------------------------------------------------------------

(2) Excludes a two-bedroom unit for the manager.

                                     A-3-31

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 777 Sixth Avenue Loan is secured by a first mortgage interest in a
294-unit class "A" luxury multifamily property located in New York, New York.

THE BORROWER. The Borrower is 777 Sixth Avenue Owner LLC, the sole member of
Borrower, which is owned by Macklowe Properties. Founded in the mid-1960's by
Harry Macklowe, the company develops, acquires, renovates, manages, and leases
Manhattan office and apartment properties. Macklowe Properties purchased the
General Motors Building for $1.4 billion in 2003. In addition to 777 Sixth
Avenue, the company owns the Longacre House on West 50th Street, RiverTerrace on East 72nd Street, and RiverTower on East 54th Street. Office properties owned by Macklowe Properties include 540 Madison, 400 Madison, 2 Grand Central
Tower, and the aforementioned GM Building. Harry Macklowe owns 100% of the ownership interests in the property, which was developed at a total cost of approximately $90,000,000.

THE PROPERTY. The property is a 31-story class "A" luxury apartment building completed in 2000 containing 294 units. The property offers a total of 84 studios, 180 one-bedroom units, 29 two-bedroom units, and a single two-bedroom unit for the building manager. Building amenities include a 24-hour concierge, a 24-hour/7 day tenant-only health club, private lounge, housekeeping, high-speed telecommunication/information providers, pre-wired fiber optics, laundry room, and a rooftop outdoor deck. The building also features a state of the art security system with an extensive network of surveillance cameras, fingerprint readers on secure doors and motion detectors. The November 1, 2004 rent roll shows the property to be 99.7% leased. Rents at the property range from $2,000 to $4,795 per month, with an average rent of approximately $2,860 per month. Concessions have not been historically offered, with the exception of the initial lease-up period. Currently, 48% of the units (142 units) are leased by various corporate housing providers. These contracts are at or below prevailing market rents, are at least one year in length and have staggered expirations. The largest concentration of units is leased by Furnished
Quarters, LLC, with 56 units. Retail tenants (with frontage along Sixth Avenue)
are Duane Reade (7,500 square feet at $70 per square foot, expiring in November
2015) and Sleepy's (4,102 square feet at $57.45 per square foot, expiring in
May 2013). A valet service also operates inside the building under a month-to-month agreement in which they pay $26,400 per annum.

The property benefits from a real estate tax exemption under Section 421-a of the New York State Property Tax Law which began in 2002. The property received a 100% abatement the first two years after the Certificate of Occupancy was issued, with property tax assessments phased in by 20% increments every other year (the subject property currently receives an 80% abatement). The property is subject to a form of rent stabilization during the abatement period. Under the regulations, the property starts at market rents (initial rents were based on the original rent roll submitted to the program). After the initial lease up, rent steps are based on the annual determinations of the New York City Rent
Stabilization Board, plus an additional 2.2%. Currently the Board set rent increases of 3.5% for one-year leases and 5% for two-year leases.

THE MARKET(1). The property is located on the west side of Sixth Avenue between
26th and 27th Streets, in the heart of Chelsea, New York. Roughly bounded by
30th Street, the Hudson River, Fifth Avenue, and 14th Street, Chelsea has
recently evolved from an industrial area to a trendy residential neighborhood known for its galleries, restaurants, nightlife, and appeal to a diverse mix of professionals and artists. The Chelsea submarket, particularly near Sixth
Avenue, is one of the strongest markets in Manhattan, currently maintaining near-100% occupancy levels. According to the report of a third party market data service, the entire Midtown West submarket, of which Chelsea is a part of, has a 3.7% vacancy rate.

The subject's market area continues to exhibit favorable conditions for luxury units. According to the market data service report, as of the end of the Third
Quarter 2004, apartment rental rates in the New York City area grew by 2.1%
from the Second Quarter, and the overall apartment vacancy rate was 3.0%. A total of 643 units were constructed during the Third Quarter and 910 units were absorbed. According to the market data service report, as of the Third Quarter
2004, the average monthly rent for apartment buildings built after 1994 in the
Midtown West submarket was $3,166, and rents increased by 2.8% from the prior period. Over the last one year period, rents increased by 4% in this submarket.
The overall vacancy rate in this submarket is 3.7% as of the Third Quarter
2004, after having decreased from 4.0% in the Second Quarter. Overall both the
New York City market and the submarket have low vacancy rates, the rental rate trend is stable to improving, and the rate of new construction is moderate.

PROPERTY MANAGEMENT. The property is managed by Macklowe Management Company,
Inc., the property management division of Macklowe Properties, a borrower related entity. Founded in the mid-1960's by Harry Macklowe, the company develops, acquires, renovates, manages, and leases Manhattan office and apartment properties. Other residential properties under management include
RiverTerrace, a 410-unit apartment building located on the Upper East Side,
Longacre House, a 293-unit apartment building located at 305 West 50th Street, and RiverTower, a 324-unit apartment building located at 420 East 54th Street.
Including 777 Sixth Avenue, Macklowe Management Company, Inc. currently manages over 1,300 residential rental units.
-------------------------------------------------------------------------------

(1) Certain information was obtained from the 777 Sixth Avenue appraisal dated
December 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-32

--------------------------------------------------------------------------------
                                777 SIXTH AVENUE
--------------------------------------------------------------------------------

                       [MAP OF 777 SIXTH AVENUE OMITTED]

                                     A-3-33

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

                       [PICTURE OF WATER'S EDGE OMITTED]

                                               [PICTURE OF WATER'S EDGE OMITTED]

                       [PICTURE OF WATER'S EDGE OMITTED]

                                     A-3-34

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $77,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $77,000,000

 % OF POOL BY IPB:                 2.7%

 LOAN SELLER:                      Nomura Credit & Capital, Inc.

 BORROWER:                         Maguire Partners -- Water's Edge
                                   Property Holding, LLC

 SPONSOR:                          Robert F. Maguire III

 ORIGINATION DATE:                 02/01/05

 INTEREST RATE:                    4.9880%

 INTEREST-ONLY PERIOD:             60 Months

 MATURITY DATE:                    02/11/25

 ARD:                              02/11/10

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMORTIZATION:           NA

 CALL PROTECTION:                  L(24),Def(31),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Hard

 ADDITIONAL DEBT(1):               $16,000,000

 ADDITIONAL DEBT TYPE:             Mezzanine Debt

 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Office -- Suburban

 SQUARE FOOTAGE:                   243,433

 LOCATION:                         Playa Vista, CA

 YEAR BUILT/RENOVATED:             2002

 OCCUPANCY(2):                     100.0%

 OCCUPANCY DATE:                   03/11/05

 NUMBER OF TENANTS:                1

 HISTORICAL NOI:                   NA

 UW REVENUES:                      $9,561,851

 UW EXPENSES:                      $3,982,059

 UW NOI:                           $5,579,792

 UW NET CASH FLOW:                 $5,555,516

 APPRAISED VALUE(3):               $96,400,000

 APPRAISAL DATE:                   12/21/04
--------------------------------------------------------------------------------

(1)  At origination, a total of $12,500,000 in mezzanine debt was in place. An additional $3,500,000 in mezzanine debt is permitted and is anticipated to be funded by February 11, 2006.
(2)  Represents the leased percentage of the property. Electronic Arts will occupy and begin paying rent on 73,052 square feet no later than September
     2005.
(3)  Does not include the $16,500,000 current market value of the development parcel.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL         MONTHLY
                                             -----------------------------------
 TAXES:                                               $0           $95,914
 INSURANCE:                                           $0           $19,839
 REQUIRED REPAIRS:                               $24,375                $0
 RENT RESERVE(4):                             $1,360,560                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                                      $316
 CUT-OFF DATE LTV:                                         79.9%
 MATURITY DATE LTV:                                        79.9%
 UW DSCR:                                                  1.43x
--------------------------------------------------------------------------------

(4)  A Rent Reserve of $1,360,560 was taken at closing to be used until
     Electronic Arts begins paying rent on 73,052 square feet to be occupied in
     September 2005.

---------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                                  LEASE
                                                       MOODY'S/       SQUARE         % OF        BASE RENT     EXPIRATION
 TENANT NAME                    PARENT COMPANY       S&P/FITCH(5)      FEET          GLA            PSF            YEAR
---------------------------------------------------------------------------------------------------------------------------

 ELECTRONIC ARTS INC.(6)    Electronic Arts Inc.          NR         243,433        100.0%         $18.37         2013
---------------------------------------------------------------------------------------------------------------------------

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(6)  Approximately 19,223 square feet is subleased to Playa Vista Capital, the developers of the Playa Vista Community.

                                     A-3-35

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

THE LOAN. The Water's Edge Loan is secured by a first mortgage interest in a
243,433 square foot Class "A" office space located in Playa Vista, California.
The loan financed the acquisition of Equity Office Properties' 87.5% equity interest in the property for approximately $85,000,000 (implied total purchase price of $97,714,286).

THE BORROWER. The Borrower is Maguire Partners -- Water's Edge Holding, LLC,
which is owned by Maguire Partners. Maguire Partners is based in Los Angeles,
California and is one of the leading owners, operators, managers and developers of office properties in the United States. Since founding Maguire Partners in
1965, Robert Maguire's organization has developed a series of landmark, large-scale Class "A" office properties and master planned, mixed-use suburban campuses of noteworthy architecture. The firm currently owns or manages over 10 million square feet of prime office space, retail developments, hotel properties and parking facilities in Southern California. Included in their portfolio are the U.S. Bank Tower, Wells Fargo Tower and KPMG Tower. Maguire
Partners is the predecessor to Maguire Properties, the publicly-traded real estate investment trust (NYSE: MPG). On September 10, 1998, a voluntary Chapter
11 petition was filed by Maguire Thomas Partners-Grand Place Tower, Ltd.
("MTP"), the general partner of the Maguire Thomas Partners-Fifth & Grand, Ltd.
("Partnership"), the then-owner of the Gas Company Tower project, and an involuntary Chapter 11 bankruptcy case was commenced against the Partnership by
MTP and certain creditors of the Partnership. A voluntary Chapter 11 petition was later filed by Maguire Thomas Partners-SCGC Holdings, Ltd., the largest limited partner of the Gas Company Tower project, on December 23, 1998. In
December of 2000, MTP successfully completed a refinancing of the project, allowing for the full repayment of the project financing and purchase by affiliates of Maguire of all interests of MTP's partner in the Gas Company
Tower project. In connection with that refinancing, all reorganization proceedings were dismissed.

THE PROPERTY. Originally developed in 2002 on a 6.5-acre tract, the property is part of the acclaimed 1,087-acre master planned Playa Vista community. Water's
Edge is located at the intersection of Lincoln Boulevard and Jefferson
Boulevard, two of the area's major arterials, at the gateway to the Playa Vista master development providing outstanding access and visibility. The property has unobstructed views to the Pacific Ocean, and is surrounded by bike and running trails passing through the restored Ballona Wetlands and Wildlife
Preserve. The campus is within three miles of Los Angeles International
Airport, two miles of Interstate 405, four miles of Interstate 10, and five miles of Interstate 105, giving the project excellent access throughout the region.

The subject property is comprised of two buildings totaling 243,433 square feet of space featuring a stylish design, flexible floor plates, high quality construction and abundant amenities including a palm tree-lined entrance, beach volleyball court, athletic fields, fitness center, game room, cafeteria, company store and valet parking. The property is 100% leased to Electronic Arts
(NASD: ERTS) through 2013. Electronic Arts ("EA") a leading interactive entertainment software company that develops, publishes and distributes interactive software worldwide for video game systems, personal computers and the Internet, has a market capitalization of $14.5 billion and 2004 revenues of
$3.0 billion. EA currently leases 100% of the 243,433 square foot buildings through October 2013. Of the 243,433 square feet, EA currently occupies 151,158 square feet (62% of the NRA). Concurrent with the lease commencement date, EA entered into a ten-year sublease agreement (cancelable in the 4th and 5th years by EA) with Playa Capital for 19,223 square feet (7.9% of the NRA) on the first floor of Building II. Upon expiration or termination of the sublease, the Playa
Capital space will be occupied by EA. The remaining 73,052 square feet (30% of the NRA) will be occupied by EA no later than September 2005. Rental payments for such space will commence upon the earlier of EA's occupancy or September
2005. A Rent Reserve of $1,360,560 was taken at closing to be used until EA fully occupies their space in September 2005.

PURCHASE OPTION. EA has the right to purchase the subject property at the prevailing market price, subject to a floor amount based on the Landlord's cost basis. The tenant may not exercise this option until October 1, 2008. In the event the tenant exercises its purchase option, sale proceeds will be used to pay down the existing debt, with any shortfall guaranteed by Robert Maguire. It should be noted that no assurance can be given that Robert Maguire would be able to make up any such shortfall should the situation arise.

THE MARKET(1). The property is located within Playa Vista, which is an urban site containing approximately 1,087 acres. The Playa Vista "town plan"
establishes a carefully designed street system framing a series of districts, which include homes, shops, restaurants, offices, recreational facilities and the restored Ballona Wetlands. More than half of the Playa Vista project will be devoted to open space and a variety of recreational and environmental uses including the restoration and expansion of the Ballona Wetlands. The detailed design has the potential, at full entitlement, for approximately 13,000 residential units, approximately 3.2 million square feet of studio and office space, approximately 600,000 square feet of neighborhood retail, plus 750 hotel rooms and approximately 560,000 square feet dedicated to a variety of community services, including police and fire stations, schools, a library, theaters, museums, health/fitness facilities, child care centers and places of worship.
Playa Vista is the only large-scale residential and mixed-use community to be built in West Los Angeles in the last 50 years. Located on 1,087 acres in West
Los Angeles, Playa Vista is bordered by Marina Del Rey to the north, the communities of Westchester and Playa Del Rey to the south, the San Diego Freeway
(Interstate 405) to the east, and the Pacific Ocean on the west. Described by the Los Angeles Times as "L.A. Urban Model" and featured on CNN as a "Home of the Future", the community was the recipient of the Ahwahnee Award, created by nationally renowned architects and urban designers who place a premium on communities in which residents can work, shop, recreate and dine all within walking distance of their homes.

The Westside office market is widely acknowledged as one of the most desirable office and residential locations in Los Angeles County due to the area's strong tenant base, skilled labor pool, quality of office and housing supply and extensive retail, restaurant, and cultural amenities. The Westside has always been considered one the most desirable office locations in Los Angeles, consistently commanding the highest rental rates in Southern California. The weighted average Class "A" rental rate at Third Quarter 2004 was approximately
$34 full service gross. With Westside office supply now firmly constrained by development restrictions and lack of available land, an increase in office demand is absorbing the remaining vacant space and providing support for rental rate growth. Totaling approximately 37.5 million square feet, the Westside office market is comprised of nine submarkets, which had a direct vacancy rate of 13.4% as of third quarter 2004. The property's submarket comprises 1,451,631 square feet of office space and has a direct vacancy of 10.8%. The submarket experienced a positive YTD net absorption of 29,753 square feet.

PROPERTY MANAGEMENT. The property is managed by a borrower related entity,
Maguire Partners. The firm currently owns or manages over 10 million square feet of prime office space, retail developments, hotel properties and parking facilities in Southern California.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Water's Edge appraisal dated
     December 21, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-36

--------------------------------------------------------------------------------
                                  WATER'S EDGE
--------------------------------------------------------------------------------

                         [MAP OF WATER'S EDGE OMITTED]

                                     A-3-37

--------------------------------------------------------------------------------
                               55 RAILROAD AVENUE
--------------------------------------------------------------------------------

[PICTURE OF 55 RAILROAD AVENUE OMITTED]

                    [PICTURE OF 55 RAILROAD AVENUE OMITTED]

                                     A-3-38

--------------------------------------------------------------------------------
                               55 RAILROAD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $73,900,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $73,900,000

 % OF POOL BY IPB:                   2.6%

 LOAN SELLER:                        JPMorgan Chase Bank, N.A.

 BORROWER:                           Willrich Holdings, LLC

 SPONSORS:                           Bruce C. Beswick, Frank J.
                                     Kenny

 ORIGINATION DATE:                   12/23/04

 INTEREST RATE:                      5.4900%

 INTEREST-ONLY PERIOD:               120 Months

 MATURITY DATE:                      01/01/15

 AMORTIZATION TYPE:                  Interest Only

 ORIGINAL AMORTIZATION:              NA

 REMAINING AMORTIZATION:             NA

 CALL PROTECTION:                    L(24),Def(90),O(4)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Cash Management Agreement

 ADDITIONAL DEBT:                    No

 ADDITIONAL DEBT TYPE:               NA

 LOAN PURPOSE:                       Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Office -- Suburban

 SQUARE FOOTAGE:                   131,634

 LOCATION:                         Greenwich, CT

 YEAR BUILT/RENOVATED:             1974/2003

 OCCUPANCY:                        100.0%(1)

 OCCUPANCY DATE:                   12/01/04

 NUMBER OF TENANTS:                9

 HISTORICAL NOI:

     2002:                         NA

     2003:                         NA

     TTM AS OF 6/30/04:            $5,256,080

 UW REVENUES:                      $8,176,930

 UW EXPENSES:                      $1,832,558

 UW NOI:                           $6,344,372(2)

 UW NET CASH FLOW:                 $6,122,801

 APPRAISED VALUE:                  $99,000,000

 APPRAISAL DATE:                   11/15/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ESCROWS(3,4)
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL         MONTHLY
                                      ------------------------------------------
 TAXES:                                           $57,952         $28,976
 INSURANCE:                                       $11,929          $3,976
 CAPEX:                                                $0          $5,178
 REQUIRED REPAIRS:                               $525,000              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                                    $561
 CUT-OFF DATE LTV:                                       74.6%
 MATURITY DATE LTV:                                      74.6%
 UW DSCR:                                                1.49x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS
                                                                                                              BASE     LEASE
                                                                          MOODY'S/    SQUARE      % OF        RENT    EXPIRATION
 TENANT NAME                      PARENT COMPANY                        S&P/FITCH(5)     FEET       GLA        PSF       YEAR
---------------------------------------------------------------------------------------------------------------------------------

 ZIFF BROTHERS INVESTMENTS(3)    Ziff Brothers Investments, LLC             NR       61,177         46.5%    $ 47.32      2019
 VIKING GLOBAL INVESTORS         Viking Global Investors LP                 NR       36,396         27.7%    $ 45.00      2013
 HEARTLAND INDUSTRIAL GROUP      The Heartland Industrial Group LLC         NR       10,169          7.7%    $ 52.00      2012
 BANK OF AMERICA                 Bank of America Corp.                 Aa2/AA-/AA-    6,209          4.7%    $ 51.00      2007
 AXIOM                           Axiom International Investors LLC          NR        6,209          4.7%    $ 50.00      2008
---------------------------------------------------------------------------------------------------------------------------------

(1)  Occupancy reflects Ziff Brothers Investments space as fully occupied. The tenant continues to pay rent, however is not occupying its space and is attempting to sublease the space.
(2)  Increase in underwritten income can be attributed to higher underwritten tenant reimbursements for common area maintenance and annual percentage of sales
(3)  The Ziff Brothers Investments space, currently marketed for sublease, is secured by a guarantee by Ziff Brothers Investments and an $8 million LOC.
     The loan documents dictate that proceeds from the LOC be deposited with lender 50% into a TI/LC account and 50% into a debt service account.
(4)  If economic occupancy drops below 90%, TI/LC excrows of $2 PSF will be collected until economic occupancy rises to 90% or above.
(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-39

--------------------------------------------------------------------------------
                               55 RAILROAD AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 55 Railroad Avenue Loan is secured by a first mortgage interest in a 131,634 square foot Class A office building located in Greenwich, Connecticut.

THE BORROWER. The borrower is Willrich Holdings, LLC, a special purpose entity, with Frank J. Kenny and Bruce C. Beswick as principals. Frank Kenny and Bruce
Beswick are repeat borrowers of JPMorgan.

Frank Kenny owns and operates a property management company, Willett Companies, which focuses on properties in the northeast. Bruce Beswick has been in the real estate industry for over 25 years. He has also been involved with Willet
Companies and has worked with Frank Kenny since 1990. Bruce Beswick currently serves as CFO of Willet Companies.

THE PROPERTY. 55 Railroad Avenue is located in the central business district of
Greenwich, Connecticut. The property was constructed in 1974 and contains four stories on an approximately 2.1 acre site. 55 Railroad Avenue underwent significant renovation in 2003, including the renovation of base building systems, common area finishes and a structural restoration of the parking garage that is nearing completion.

The property is located on the north side of Railroad Avenue, just west of the intersection with Greenwich Avenue, and is directly across the street from the
Metro-North Railroad Station. It is located within walking distance to downtown amenities, including retail shops, corporate offices and restaurants, as well as residential areas. Access to 55 Railroad Avenue is provided by Interstate 95 and
Route 1, which are primary arteries to the Greenwich central business district.
The property is located one-fourth of a mile from Exit 3 of I-95 (Connecticut
Turnpike), which serves as the primary traffic corridor through southern
Connecticut and provides direct access to New York City. Midtown Manhattan is approximately thirty-three miles from the property. Route 1 (Putnam Avenue) is a primary east/west roadway that connects Greenwich with the city of Stamford to the east and the State of New York to the west. The Westchester airport is eight miles away, and New York's LaGuardia Airport is twenty-five miles away from the property.

55 Railroad Avenue is 100.0% occupied. Rents at the property range from approximately $32.00 per square foot to approximately $61.00 per square foot, with an average rent of approximately $47.57 per square foot.

THE MARKET(1). 55 Railroad Avenue is located in the Fairfield County market in
Connecticut, which is part of the greater New York City region. This region encompasses approximately 21 counties, including the suburbs of New York City and New Jersey and the Greenwich submarket. Fairfield County has a population exceeding 900,000 and a median household income of approximately $89,500 in
2003. As of 2003, Greenwich has a population of approximately 63,000 and a median household income of approximately $97,278.

The Fairfield County office market consists of approximately 38.3 million square feet of inventory. As of the Second Quarter of 2004, the market office vacancy rate was approximately 18.2%, with market rents estimated at approximately
$31.16 per square foot. The Greenwich office market represents approximately 10%
of inventory of Fairfield County, and the submarket office vacancy rate for the
Second Quarter of 2004 was approximately 14.8%. The Greenwich central business district contains approximately 24 office buildings and has a vacancy rate of approximately 4.4%. Comparable properties to 55 Railroad Avenue reported an average occupancy of approximately 95.6%, with rents ranging from approximately
$45.00 per square foot to approximately $60.00 per square foot.

PROPERTY MANAGEMENT. The property is managed by Hines Limited Partnership, which has been property manager since 1998. Hines Limited Partnership has been active in property management, development and contracting since its inception in 1957.
It has developed more than 650 projects, including skyscrapers, corporate headquarters, mixed-use centers and master-planned resort and residential communities. Currently, Hines Limited Partnership has over 70 million square feet under management and controls assets in excess of $13 billion.
-------------------------------------------------------------------------------
(1)  Certain information was obtained from the 55 Railroad Avenue appraisal dated November 15, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-40

--------------------------------------------------------------------------------
                               55 RAILROAD AVENUE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
                 NUMBER      SQUARE      % OF                   % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

 VACANT           NA             0        0.0%       NA            NA               0          0.0%          NA            NA
 2005 & MTM       0              0        0.0            $0         0.0%            0          0.0%             $0          0.0%
 2006             0              0        0.0             0         0.0             0          0.0%             $0          0.0%
 2007             3         13,177       10.0       685,791        11.0        13,177         10.0%       $685,791         11.0%
 2008             3         10,715        8.1       515,338         8.2        23,892         18.2%     $1,201,129         19.2%
 2009             0              0        0.0             0         0.0        23,892         18.2%     $1,201,129         19.2%
 2010             0              0        0.0             0         0.0        23,892         18.2%     $1,201,129         19.2%
 2011             0              0        0.0             0         0.0        23,892         18.2%     $1,201,129         19.2%
 2012             1         10,169        7.7       528,788         8.4        34,061         25.9%     $1,729,917         27.6%
 2013             1         36,396       27.6     1,637,820        26.2        70,457         53.5%     $3,367,737         53.8%
 2014             0              0        0.0             0         0.0        70,457         53.5%     $3,367,737         53.8%
 2015             0              0        0.0             0         0.0        70,457         53.5%     $3,367,737         53.8%
 AFTER            3         61,177       46.5     2,894,973        46.2       131,634        100.0%     $6,262,710        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL            11       131,634      100.0%   $6,262,710       100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-41

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                               55 RAILROAD AVENUE
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                                     A-3-42

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                                     A-3-43

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                                     A-3-45

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                           SOUTHLAKE TOWN SQUARE ONE
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                                     A-3-46

--------------------------------------------------------------------------------
                           SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $70,570,880

 CUT-OFF DATE PRINCIPAL BALANCE:   $70,570,880

 % OF POOL BY IPB:                 2.4%

 LOAN SELLER:                      Nomura Credit & Capital, Inc.

 BORROWER:                         Town Square Ventures L.P.

 SPONSORS:                         Inland Western Retail Real Estate Trust, Inc.
                                   and Town Square Ventures, L.P.

 ORIGINATION DATE:                 02/14/05

 INTEREST RATE:                    4.5500%

 INTEREST ONLY PERIOD:             60 Months

 MATURITY DATE:                    03/11/10

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMXORTIZATION:          NA

 CALL PROTECTION:                  L(36),Grtr1%orYM(20),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         No

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NA

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Anchored

 SQUARE FOOTAGE:                   403,627

 LOCATION:                         Southlake, TX

 YEAR BUILT/RENOVATED:             2000/2004

 OCCUPANCY:                        95.6%

 OCCUPANCY DATE:                   02/01/05

 NUMBER OF TENANTS:                132

 HISTORICAL NOI:

   2002:                           $6,680,375

   2003:                           $7,328,700

   TTM AS OF 06/30/04:             $8,683,537

 AVERAGE INLINE SALES:             $377

 AVERAGE OCCUPANCY COST:           9.3%

 UW REVENUES:                      $12,316,996

 UW EXPENSES:                      $4,059,512

 UW NOI:                           $8,267,484

 UW NET CASH FLOW:                 $7,553,861

 APPRAISED VALUE:                  $127,500,000

 APPRAISAL DATE:                   01/18/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:

 LETTER OF CREDIT(1):              $3,627,845
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $175
 CUT-OFF DATE LTV:                 55.3%
 MATURITY DATE LTV:                55.3%
 UW DSCR:                          2.35x
--------------------------------------------------------------------------------

(1)  A Letter of Credit in the amount of $3,627,845 was posted at closing and will be released when the 17,765 square feet of vacant space at the subject property has been leased.

---------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS
                                                                                                         LEASE
                                                            MOODY'S/    SQUARE     % OF    BASE RENT   EXPIRATION    SALES
 TENANT NAME                  PARENT COMPANY              S&P/FITCH(2)     FEET      GLA     PSF          YEAR       PSF
---------------------------------------------------------------------------------------------------------------------------

 THE CONTAINER STORE         The Container Store              NR       23,796       5.9%    $ 18.00       2012        NA
 OFFICE DEPOT                Office Depot, Inc.           NR/BBB-/NR   16,530       4.1%    $ 22.45       2009        NA
 LARRY NORTH TOTAL FITNESS   Larry North Total Fitness        NR       10,896       2.7%    $ 20.93       2011        NA
 STOREHOUSE                  Storehouse                       NR        8,800       2.2%    $ 20.00       2005       $163
 CIRCA DESIGN                Circa Design                     NR        7,086       1.8%    $ 22.00       2010        NA
---------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-47

--------------------------------------------------------------------------------
                           SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

THE LOAN. The Southlake Town Square One Loan is secured by a first mortgage interest in a 403,627 square foot recently constructed lifestyle center located in Southlake, Texas. The loan financed the acquisition of the property for approximately $122,300,000.

THE BORROWER. The borrowing entity for Southlake Town Square One is Town Square
Ventures, L.P., a Delaware limited liability company, which is 100% owned by
Inland Western Retail Real Estate Trust, Inc. ("Inland Western"), a real estate investment trust that is part of the Inland Real Estate Group of Companies.
Inland Western was formed on March 5, 2003 to manage and acquire a diversified portfolio of commercial real estate. As of September 30, 2004, Inland Western's portfolio included 68 properties containing approximately 12.9 million square feet of gross leasable area located throughout nearly 25 states. During the nine months ended September 30, 2004, Inland acquired 60 properties. The Inland Real
Estate Group of Companies is comprised of independent real estate investment and financial companies doing business nationwide. With 35 years of experience specializing in investment, commercial real estate brokerage, land development, acquisition, and mortgage lending, Inland is one of the nation's largest privately-held real estate companies, with its national headquarters located in
Oak Brook, Illinois. Today, Inland employs more than 800 people, owns properties in 39 states and manages assets in excess of $7 billion. Inland manages more than 60 million square feet of retail and commercial property space and 11,000 apartment units, and is the 5th largest shopping center owner in North America according to the International Council of Shopping Centers, as published in
Shopping Centers Today, November 2003.

THE PROPERTY. The property is part of the larger Southlake Town Square 130-acre master planned development, which has the potential to contain up to two million square feet of a mixture of retail, office, restaurant, and entertainment uses.
In addition to the property, the development is home to Town Hall, a public library and regional offices and courts for Tarrant County. The development also includes a Post Office and approximately 13 acres of dedicated city parks.
According to property management, an additional approximate 500,000 square feet is anticipated to be complete within the next 18 months and is already 75%
pre-leased or under letters of intent. Constructed between 1999 and 2004, the property is comprised of 403,627 square feet; of which 251,599 square feet, or
62.4% of the total square footage is for retail use, 134,263 square feet, or
33.2% of the total square footage, is for office use, while 17,765 square feet, or 4.4% of the total square footage, is currently vacant. As of February 1,
2005, the property is 95.6% occupied, with the retail portion of the property
98.4% occupied and the office portion of the property 91.6% occupied. The property enjoys a diverse tenant base of approximately 132 tenants, with no single tenant occupying greater than 5.9% of the property's rentable space and the overwhelming majority of the tenants occupying less than 1% of the property's rentable space. Some of the better known retailers at the property include: Williams-Sonoma, Chico's, Talbots, Harold's, Container Store, Joseph A.
Banks, Oshkosh B'Gosh, Cafe Express, Eddie Bauer, Ann Taylor, American Eagle
Outfitters, Banana Republic, Victoria's Secret, Gap, Gap Kids, Bath & Body
Works, Starbucks, James Avery, Liz Claiborne, Sprint, Sharper Image, Storehouse,
Cingular Wireless, Stride Rite, Pei Wei Restaurant, American Express Travel and
Fidelity Brokerage. Well known office tenants at the property include: Edward
Jones, Charles Schwab, General Mills, Countrywide Home Loans, Century 21 Realty,
Harkin Energy, Sylvan Learning Center, Dallas Morning News, Coldwell Banker,
Lifeguard Benefit, SouthTrust Bank Mortgage, Texas Nations Title, Viking Office
Products (Office Depot) and Farmers Insurance.

THE MARKET(1). The property is located at the corner of North Carroll Avenue between State Highway 114 and FM 1709, also known as Southlake Boulevard, in
Southlake, Tarrant County, Texas, within the Dallas/Fort Worth MSA. This location is a convenient drive from major areas of the Dallas/Fort Worth metroplex; approximately 14 minutes from the Dallas/Fort Worth Airport; 25 miles from Downtown Dallas; and 30 miles from Downtown Fort Worth. For commercial development, Southlake is strategically located between Dallas/Fort Worth and
Alliance Airports, and in close proximity to the regional freeway network. The neighborhood is best characterized as a rapidly growing upscale residential community with supporting retail and institutional activities. Land uses within the neighborhood consist primarily of single-family residential and supporting retail, commercial and institutional development. The majority of the single-family residential development within a one-mile radius of the property may be described as custom homes in the $350,000 and over price range.
Demographics within the immediate area indicate a well-populated, highly affluent profile. Within a one-mile radius of the property, population has increased nearly 450% since 1990 and currently reports an average household income of approximately $200,000. Population within a five-mile radius of the property is reported to be over 100,000, with an average household income of
$136,035.

According to a third party data provider, the property is located in the
Northeast Tarrant County submarket, which contained approximately 7.38 million square feet of retail space as of the Second Quarter 2004, with approximately
78,000 square feet under construction. The Second Quarter average occupancy for all retail centers within the submarket was 91.1%, while the average occupancy for regional centers such as the property was considerably higher at 96.7%. The submarket has experienced positive absorption in the recent past with approximately 334,000 square feet absorbed in 2002, 154,180 square feet absorbed in 2003 and 107,269 square feet absorbed in the first half of 2004.

According to information compiled by two third party real estate information services, the Southlake Office submarket contained approximately 2.2 million square feet of multi-tenant and single-tenant office space, and approximately
1.1 million square feet of multi-tenant office space as of the Third Quarter
2004, with approximately 7,500 square feet under construction. The Third Quarter average occupancy for all classes of multi-tenant office buildings was 92.6%, while the average occupancy for all classes of single and multi-tenant buildings was higher at 96.3%. The submarket has experienced positive absorption in the recent past with approximately 51,699 square feet absorbed in 2001, 29,367 square feet absorbed in 2002, 51,401 square feet absorbed in 2003 and 13,029 square feet absorbed in the first three quarters of 2004.

PROPERTY MANAGEMENT. The property is managed by Cooper & Stebbins, the seller and original developer of the property (as well as the larger Southlake Town
Square 130-acre master planned development of which the property is a part).
Cooper & Stebbins manages the property through October 31, 2007, at which time an Inland related entity will take over management responsibilities. Cooper &
Stebbins has been managing the Southlake Town Square development since 1995.
-------------------------------------------------------------------------------
(1)  Certain information was obtained from the Southlake Town Square appraisal dated January 18, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-48

--------------------------------------------------------------------------------
                           SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
                 NUMBER                                                     CUMULATIVE                                CUMULATIVE
                  OF        SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET        % OF GLA     BASE RENT       RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

 VACANT           NA       17,765        4.4%        NA           NA          17,765          4.4%          NA           NA
 2005 & MTM        22      45,103       11.2     $  900,480       10.0%       62,868         15.6%     $  900,480        10.0%
 2006              15      25,961        6.4        506,372        5.6        88,829         22.0%     $1,406,852        15.7%
 2007              28      68,409       16.9      1,441,108       16.0       157,238         39.0%     $2,847,959        31.7%
 2008               5      15,477        3.8        312,994        3.5       172,715         42.8%     $3,160,953        35.2%
 2009              37      96,457       23.9      2,490,994       27.7       269,172         66.7%     $5,651,947        62.9%
 2010               4      20,137        5.0        453,845        5.1       289,309         71.7%     $6,105,792        68.0%
 2011               6      29,025        7.2        726,685        8.1       318,334         78.9%     $6,832,477        76.1%
 2012               8      46,387       11.5      1,098,449       12.2       364,721         90.4%     $7,930,926        88.3%
 2013               4      15,643        3.9        402,772        4.5       380,364         94.2%     $8,333,698        92.8%
 2014               5      17,263        4.3        493,606        5.5       397,627         98.5%     $8,827,304        98.3%
 2015               1       6,000        1.5        156,000        1.7       403,627        100.0%     $8,983,304       100.0%
 AFTER              0           0        0.0              0        0.0       403,627        100.0%     $8,983,304       100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL            135     403,627      100.0%    $8,983,304      100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                     A-3-49

--------------------------------------------------------------------------------
                           SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

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                                     A-3-50

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                           SOUTHLAKE TOWN SQUARE ONE
--------------------------------------------------------------------------------

         [BUILDING STRUCTURAL MAP OF SOUTHLAKE TOWN SQUARE ONE OMITTED]

                                     A-3-51

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

[PICTURE OF FRANKLIN VILLAGE OMITTED]

                      [PICTURE OF FRANKLIN VILLAGE OMITTED]

                                           [PICTURE OF FRANKLIN VILLAGE OMITTED]

                                     A-3-52

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $43,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $43,500,000

 % OF POOL BY IPB:                 1.5%

 LOAN SELLER:                      Eurohypo AG, New York Branch

 BORROWER:                         Cedar-Franklin Village LLC

 SPONSOR:                          Cedar Shopping Centers Partnership, L.P.

 ORIGINATION DATE:                 11/01/04

 INTEREST RATE:                    4.8100%

 INTEREST ONLY PERIOD:             84 Months

 MATURITY DATE:                    11/01/11

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMORTIZATION:           NA

 CALL PROTECTION:                  L(24),Def(49),O(7)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Hard

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NA

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Unanchored

 SQUARE FOOTAGE:                   301,703

 LOCATION:                         Franklin, MA

 YEAR BUILT/RENOVATED:             1987/2004

 OCCUPANCY:                        98.3%(1)

 OCCUPANCY DATE:                   10/29/04

 NUMBER OF TENANTS:                69

 HISTORICAL NOI:

   2002:                           $4,241,155

   2003:                           $4,177,402

   TTM AS OF 06/30/04:             $4,459,864

 UW REVENUES:                      $6,303,548(2)

 UW EXPENSES:                      $1,574,814

 UW NOI:                           $4,728,734(2)

 UW NET CASH FLOW:                 $4,434,465(2)

 APPRAISED VALUE:                  $70,000,000

 APPRAISAL DATE:                   09/30/04
--------------------------------------------------------------------------------

(1)  Includes 20,000 square feet of space currently being renovated by the tenant.
(2)  Includes unabated rent pursuant to a lease amendment. The current Base Rent per square foot is $12.00. If the related borrower fails to provide evidence of the payment of unabated rent by May 5, 2006, the borrower is required to provide $3,200,000 of U.S. obligations as additional collateral for the loan.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL            MONTHLY
                                          --------------------------------------
 TAXES:                                          $29,486           $29,486
 INSURANCE:                                       $5,730            $5,730
 CAPEX:                                           $2,514            $2,514(3)
 REQUIRED REPAIRS:                               $57,438                $0
 ENVIRONMENTAL:                                       $0                $0
 TILC:                                           $32,000           $32,000(4)
 OTHER:                                               $0                $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                                            $144
 CUT-OFF DATE LTV:                                               62.1%
 MATURITY DATE LTV:                                              62.1%
 UW DSCR:                                                        2.09x
--------------------------------------------------------------------------------

(3)  Only for so long as the amount in such reserve is less than $250,000.
(4)  Only for so long as the amount in such reserve is less than $500,000.

---------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                              MOODY'S/    SQUARE       % OF         BASE            LEASE
 TENANT NAME         PARENT COMPANY         S&P/FITCH(5)   FEET         GLA     RENT PSF    EXPIRATION YEAR    SALES PSF
---------------------------------------------------------------------------------------------------------------------------

 STOP & SHOP        Koninklijke Ahold NV     Ba2/BB/BB    75,000(6)    24.9%(6)   $12.67(7)        2025           $649
 MARSHALLS          TJX Companies, Inc.       A3/A/NR     26,890        8.9%       $9.00           2009           $259
 KB TOYS            KB Toys, Inc.               NR        14,414        4.8%      $10.25           2005            NA
 DRESS BARN         Dress Barn, Inc.            NR        10,150        3.4%      $21.46           2005           $143
 GILMORE BENEFITS   Gilmore Benefits            NR         7,671        2.5%      $26.88           2006            NA
---------------------------------------------------------------------------------------------------------------------------

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(6)  Includes approximately 20,000 square feet of space currently being renovated by the tenant.
(7)  Includes unabated rent pursuant to a lease amendment. The current Base Rent per square foot is $12.00. If the related borrower fails to provide evidence of the payment of unabated rent by May 5, 2006, the borrower is required to provide $3,200,000 of U.S. obligations as additional collateral for the loan.

                                     A-3-53

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

THE LOAN. The Franklin Village Loan is secured by a first mortgage interest in a
301,703 square foot retail center located in Franklin, Massachusetts.

THE BORROWER. The borrower is Cedar-Franklin Village LLC, a newly formed special purpose entity controlled by Cedar Shopping Centers, Inc. ("Cedar"), a self-managed real estate investment trust focused on the operation, ownership and redevelopment of community shopping centers located on the eastern seaboard.
As of June 30, 2004, Cedar owned 28 properties similar to the property aggregating to approximately 4.3 million square feet, with the majority of these assets located in Pennsylvania, New Jersey, Connecticut and Maryland. Cedar's
portfolio maintained an overall occupancy of approximately 84% (though excluding six redevelopment assets occupancy was 95%). Total assets for the company were approximately $414.5 million as of June 30, 2004. In addition, no more than 14%
of the loans on the properties in the Cedar portfolio expire in any single year from 2005 through 2013. Finally, only one tenant occupies greater than 1% of portfolio square footage and no more than 8.7% of the base rent with respect to the Cedar portfolio expires in any single year from 2005 through 2014.

THE PROPERTY(1). Franklin Village is a 301,703 square foot community shopping center comprised of a 230,697 square foot retail portion and a 71,006 square foot office portion. The property is a major grocery anchored retail center in the town of Franklin with historical occupancy in the high 90% range and a rent roll of 69 tenants.

The property is currently anchored by an approximately 55,000 square foot Stop and Shop, which has been in occupancy since 1996 and has maintained sales of approximately $650 per square foot. An approximately 20,000 square foot expansion by Stop and Shop (funded entirely by Stop and Shop) is expected to be completed by October 1, 2005. Inclusive of Stop and Shop's supermarket expansion, the grocer will occupy approximately 25% of the net rentable area and account for 18% of base rental income at the property pursuant to a lease through 2025. Marshall's, a tenant since 1988 and the second largest tenant, occupies approximately 9% of net rentable area and accounts for approximately 5%
of the base rental income. Of the remaining tenants, over 60% are nationally recognized retailers, including Dress Barn, Applebee's, Bath & Body Works and
Pet Corner. Overall, approximately 50% have been in occupancy since the property's construction in 1986, with each comprising no more than 3% of rentable area or base rental income. The office component has consistently maintained an occupancy rate in the mid 90% range and is comprised of one free standing three-story office building and the second floor of a portion of the retail center.

The property is located in Franklin, Massachusetts on approximately 30 acres at the intersection of the Route 495 Beltway (exit 17) and Route 140, and approximately 10 miles from the Route 495 / 95 intersection. The town center of
Franklin is located less than 2 miles to the east of the property on Route 140.
The property's surrounding area has a traffic count of approximately 35,000 cars per day.

THE MARKET(1). The town of Franklin, Massachusetts, is a suburban community located approximately 22 miles southwest of Boston, and 26 miles north of
Providence, Rhode Island, in Norfolk County. The five mile radius surrounding the property has an estimated 65,400 residents with a median household income of approximately $77,530 (versus the US average of $45,128) and a 2.4% unemployment rate as of year end 2003. Many residents of Franklin are employed in Boston, which is an approximate 45 minute commute on the local rail service. The subject property is located in the Southwest/Bristol submarket, which had a vacancy rate of approximately 3% in 2003.

PROPERTY MANAGEMENT. The property is managed by Calarese Properties, Inc, an affiliate of the borrower.

PARTIAL RELEASE. The borrower is allowed to release a specified parcel of the property, comprising approximately 50,000 square feet and partially defease the loan in an amount equal to 125% of the allocated loan amount in connection therewith upon the satisfaction of certain conditions set forth in the loan documents, including (i) a debt service coverage ratio with respect to the remaining portion of the property of not less than the greater of (a) the debt service coverage ratio prior to the release and (b) 1.90x and (ii) the provision of a reasonably satisfactory opinion of counsel with respect to the status of any applicable REMIC after such defeasance and release.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Franklin Village appraisal dated
     September 30, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-54

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)

               NUMBER     SQUARE                                % OF BASE     CUMULATIVE    CUMULATIVE   CUMULATIVE     CUMULATIVE %
             OF LEASES     FEET       % OF GLA     BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR         EXPIRING  EXPIRING(3)  EXPIRING(3) EXPIRING(2,4)  EXPIRING(4)   EXPIRING(3)   EXPIRING(3)  EXPIRING(2,4)  EXPIRING(4)
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          NA        5,273        1.7%            NA           NA          5,273         1.7%              NA           NA
 2005 & MTM      18       64,976       21.5     $1,210,618         22.7%        70,249        23.3%      $1,210,618        22.8%
 2006            15       38,204       12.7        849,132         16.0        108,453        35.9%      $2,059,750        38.7%
 2007             8       17,633        5.8        405,881          7.6        126,086        41.8%      $2,465,631        46.4%
 2008            11       31,406       10.4        748,396         14.1        157,492        52.2%      $3,214,027        60.4%
 2009             9       46,055       15.3        657,913         12.4        203,547        67.5%      $3,871,940        72.8%
 2010             1        6,323        2.1        131,202          2.5        209,870        69.6%      $4,003,142        75.3%
 2011             3        8,408        2.8        181,953          3.4        218,278        72.3%      $4,185,095        78.7%
 2012             1        2,550        0.8         64,927          1.2        220,828        73.2%      $4,250,022        79.9%
 2013             2        5,875        1.9        119,467          2.2        226,703        75.1%      $4,369,489        82.1%
 2014             0            0        0.0              0          0.0        226,703        75.1%      $4,369,489        82.1%
 2015             0            0        0.0              0          0.0        226,703        75.1%      $4,369,489        82.1%
 AFTER            1       75,000       24.9        950,000         17.9        301,703       100.0%      $5,319,489       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL           69      301,703      100.0%    $5,319,489        100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based off UW Rent Roll which was derived from tenant leases.
(2)  Certain office tenants' rent is on a gross basis.
(3)  Includes approximately 20,000 square feet of space currently being renovated by the tenant.
(4)  Includes unabated rent pursuant to a lease amendment. The current Base Rent per square foot is $12.00. If the related borrower fails to provide evidence of the payment of unabated rent by May 5, 2006, the borrower is required to provide $3,200,000 of U.S. obligations as additional collateral for the loan.

                                     A-3-55

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

                       [MAP OF FRANKLIN VILLAGE OMITTED]

                                     A-3-56

--------------------------------------------------------------------------------
                                FRANKLIN VILLAGE
--------------------------------------------------------------------------------

             [BUILDING STRUCTURAL MAP OF FRANKLIN VILLAGE OMITTED]

                                     A-3-57

--------------------------------------------------------------------------------
                        PRESTON CENTER PAVILION & SQUARE
--------------------------------------------------------------------------------

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                               [MAP OF PRESTON CENTER PAVILION & SQUARE OMITTED]

                                     A-3-58

--------------------------------------------------------------------------------
                        PRESTON CENTER PAVILION & SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $42,175,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $42,175,000

 % OF POOL BY IPB:                 1.5%

 LOAN SELLER:                      PNC Bank, National Association

 BORROWERS:                        USA Preston Center Pavilion, LP, USA
                                   Preston Center Pavilion 2 LP, et al

 SPONSORS:                         US Advisors, LLC,
                                   Creekstone Properties, LLC

 ORIGINATION DATE:                 12/17/04

 INTEREST RATE:                    5.2400%

 INTEREST ONLY PERIOD:             60 Months

 MATURITY DATE:                    01/01/15

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 Months

 REMAINING AMORTIZATION:           360 Months

 CALL PROTECTION:                  L(36),Def(80),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         No

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NAP

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Anchored

 SQUARE FOOTAGE:                   232,666

 LOCATION:                         Dallas, TX

 YEAR BUILT/RENOVATED:             1952/2002

 OCCUPANCY:                        88.5%

 OCCUPANCY DATE:                   11/03/04

 NUMBER OF TENANTS:                16

 HISTORICAL NOI:

   2002:                           $849,033

   2003:                           $2,592,554

   TTM AS OF 10/31/04:             $3,273,664

 AVERAGE OCCUPANCY COSTS(1):       9.10%

 UW REVENUES:                      $6,092,314

 UW EXPENSES:                      $2,376,320

 UW NOI:                           $3,715,994

 UW NET CASH FLOW:                 $3,631,534

 APPRAISED VALUE:                  $61,000,000

 APPRAISAL DATE:                   11/04/04
--------------------------------------------------------------------------------
(1)  Based on sales figures for Marshall's Mega Store, DSW Shoe Warehouse and
     Ross Stores #591.

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
                                                                                                               LEASE
                                                              MOODY'S/       SQUARE    % OF     BASE RENT   EXPIRATION   SALES
 TENANT NAME                       PARENT COMPANY           S&P/FITCH(2)      FEET      GLA        PSF         YEAR       PSF
-------------------------------------------------------------------------------------------------------------------------------

 MARSHALL'S MEGA STORE            TJX Companies               A3/A/NR        50,023    21.5%      $18.00        2012     $170
 DSW SHOE WAREHOUSE               Retail Ventures, Inc.         NR           31,981    13.7%      $22.50        2012     $195
 ROSS STORES #591                 Ross Stores, Inc.          NR/BBB/NR       30,752    13.2%      $17.67        2013     $163
 FITZ AND FLOYD RETAIL OF TEXAS   N/A                           NR           19,154     8.2%      $11.00        2014       NA
 CVS PHARMACY                     CVS Corp.                  A3/A-/A-        11,470     4.9%      $28.00        2025       NA
 OFFICE DEPOT                     Office Depot, Inc.       Baa3/BBB-/NR      10,000     4.3%      $21.00        2013       NA
-------------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                              PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE BORROWER. This property is owned by multiple Texas limited partnership borrowers under a syndicated tenant in common structure. Each borrower owns a percentage interest in the property, has a single-member Delaware limited liability company as its general partner and the tenant in common investor as its sole limited partner. The investor is also the sole member of the related general partner. The sponsors are Creekstone Partners, LLC and U.S. Advisors,
LLC.

THE PROPERTY. Preston Center Pavilion & Square is a 3-building, 232,666-square foot anchored shopping complex located in central Dallas, Texas. The buildings were originally built in 1952, 1958, 1962 and 1980, but were redeveloped and renovated in 2002. It is anchored by a Marshall's Mega Store, DSW Shoe
Warehouse, Ross Dress for Less, CVS Drugs, Fitz & Floyd and Office Depot.
Preston Center is located on approximately 4.51 acres generally bounded by
Westchester Drive, Luther Lane, Douglas Avenue and Berkshire Lane. It is within a block of both Northwest Highway, a major east-west route through central
Dallas and the Dallas North Tollway, a limited access highway extending from downtown Dallas north to Frisco, Texas.

THE MARKET(3). Preston Center Pavilion & Square is located in the heart of the
Preston Center commercial district of Dallas, an office and retail submarket generally located in the cities of University Park and Highland Park and the adjacent Dallas neighborhoods of Preston Hollow and Bluffview. This commercial district contains approximately three million square feet of office space and approximately 450,000 square feet of retail space, slightly more than half of which retail space is located within the subject property. Preston Center's overall retail submarket is known as Oak Lawn/Park Cities, an area of 88 shopping centers containing four million square feet of retail space. This retail submarket had a first quarter 2004 occupancy rate of 91.7%, nearly 3%
higher than the Dallas-Fort Worth metropolitan area. Occupancy in this retail submarket has not dropped below 90% in more than 10 years. In 2003, population within a one-mile radius of the property was 11,386 with a median household income of $122,586. There were 136,831 people within a 3-mile radius with a median household income of $75,755 and 400,208 people within a 5-mile radius with a median household income of $60,930. Rents at Preston Center range from
$11-$29 per square foot triple net. Average rent for the six anchor stores is
$18.94 per square foot triple net. Average rent for the in-line tenants is
$25.87 per square foot.
-------------------------------------------------------------------------------

(3)  Certain information was obtained from the Preston Center Pavilion & Square appraisal dated November 4, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-59

--------------------------------------------------------------------------------
                     CORNERSTONE BRANDS DISTRIBUTION CENTER
--------------------------------------------------------------------------------

[PICTURE OF CORNERSTONE BRANDS DISTRIBUTION CENTER OMITTED]

                         [MAP OF CORNERSTONE BRANDS DISTRIBUTION CENTER OMITTED]

                                     A-3-60

--------------------------------------------------------------------------------
                     CORNERSTONE BRANDS DISTRIBUTION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $40,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $40,424,836

 % OF POOL BY IPB:                 1.4%

 LOAN SELLER:                      JPMorgan Chase Bank, N.A.

 BORROWERS:                        Union Venture, LLC, West Chester Venture,
                                   LLC, Newtown Holding, LLC, Bradley
                                   Cornerstone, LLC, Gurnee Holding, LLC,
                                   Henderson Holding, LLC, PS Union, LLC

 SPONSOR:                          Sherwin N. Jarol

 ORIGINATION DATE:                 01/13/05

 INTEREST RATE:                    5.5400%

 INTEREST ONLY PERIOD:             NA

 MATURITY DATE:                    02/01/13

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            300 Months

 REMAINING AMORTIZATION:           299 Months

 CALL PROTECTION:                  L(24),Def(68),O(3)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Hard

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NA

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single

 TITLE:                            Fee

 PROPERTY TYPE:                    Industrial -- Warehouse/Distribution

 SQUARE FOOTAGE:                   970,168

 LOCATION:                         West Chester, OH

 YEAR BUILT/RENOVATED:             1999

 OCCUPANCY:                        100.0%

 OCCUPANCY DATE:                   03/01/05

 NUMBER OF TENANTS:                1

 HISTORICAL NOI:

   2002:                           $4,972,243

   2003:                           $5,065,338

   TTM AS OF 10/31/04:             $5,172,144

 UW REVENUES:                      $7,548,230

 UW EXPENSES:                      $2,679,955

 UW NOI:                           $4,868,275

 UW NET CASH FLOW:                 $4,433,307

 APPRAISED VALUE:                  $54,000,000

 APPRAISAL DATE:                   11/23/04
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                        TENANT
                                                                                                               LEASE
                                                 MOODY'S/                                     BASE RENT     EXPIRATION
 TENANT NAME      PARENT COMPANY               S&P/FITCH(1)    SQUARE FEET      % OF GLA         PSF           YEAR
----------------------------------------------------------------------------------------------------------------------

 CORNERSTONE     Cornerstone Brands, Inc.          NR            970,168         100.0%         $5.44         2012
----------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                              PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE BORROWER. The borrower is composed of 7 tenants-in-common ("TIC"). The largest ownership interest is held by Union Venture, LLC, a special purpose entity managed by Bradley Associates, LLC, with Sherwin Jarol as the main principal. Sherwin Jarol is the managing member of Bradley Associates, LLC and
5 of the 7 TICs. Bradley Associates, LLC has acquired over 90 properties nationwide, which represent approximately 14 million square feet of industrial, office and retail space and market value exceeding $600 million. Sherwin Jerol has been in the real estate industry for over 25 years and has extensive experience in real estate finance, acquisition and management.

THE PROPERTY. Cornerstone Brands Distribution Center is a Class A one-story distribution facility located on 57.3 acres in the Cincinnati metropolitan statistical area of West Chester, Ohio. The property was built in 1999 for
Cornerstone Brands, Inc., and is an order fulfillment facility serving as the consolidated distribution center for all six of Cornerstone's catalog brands.
It also includes a call center, retail outlet and the corporate headquarters.

The property is located within the West Chester commercial distribution complex area and therefore has access to Interstates 71, 75, and 275. The regional highway network provides the property with access to every major market in the nation, including Cincinnati and Dayton, Ohio. Rent at Cornerstone Brands
Distribution is approximately $5.44 per square foot.

THE MARKET(2). Cornerstone Brands Distribution Center is located in the northern sub-market of Cincinnati, Ohio. As of 2003, the population within a 3 mile radius of the property was approximately 38,122, with an average household income of approximately $86,619. There are approximately 1,244 buildings totaling approximately 62,954,487 square feet of industrial building inventory in the submarket, with a vacancy rate of approximately 11.7%. Submarket bulk warehouse rent ranges from approximately $2.70 per square foot to approximately
$3.00 per square foot triple net. Rents for smaller warehouse space in the submarket ranges from approximately $3.00 per square foot to approximately
$3.50 per square foot. Rents for comparable properties ranged from approximately $2.62 per square foot to approximately $3.40 per square foot triple net.
-------------------------------------------------------------------------------

(2)  Certain information was obtained from the Cornerstone Brands Distribution
     Center appraisal dated November 23, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-61

-------------------------------------------------------------------------------
                              400 6TH STREET S.W.
-------------------------------------------------------------------------------

[PICTURE OF 400 6TH STREET S.W. OMITTED]

                                            [MAP OF 400 6TH STREET S.W. OMITTED]

                                     A-3-62

--------------------------------------------------------------------------------
                              400 6TH STREET S.W.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $38,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $38,000,000

 % OF POOL BY IPB:                 1.3%

 LOAN SELLER:                      LaSalle Bank National Association

 BORROWER:                         Columbia Funding Corp.

 SPONSOR:                          NA

 ORIGINATION DATE:                 01/12/05

 INTEREST RATE:                    4.7930%

 INTEREST ONLY PERIOD:             60 Months

 ARD DATE:                         02/01/10

 MATURITY DATE:                    02/01/35

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMORTIZATION:           NA

 CALL PROTECTION:                  L(24),Def(33),O(2)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Cash Management Agreement

 ADDITIONAL DEBT:                  Yes

 ADDITIONAL DEBT TYPE:             Four subordinate unsecured promissory
                                   notes totaling $7.98 million(1)

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Office -- CBD

 SQUARE FOOTAGE:                   128,723

 LOCATION:                         Washington, DC

 YEAR BUILT/RENOVATED:             1967/1999

 OCCUPANCY:                        100.0%

 OCCUPANCY DATE:                   03/01/05

 NUMBER OF TENANTS:                1

 HISTORICAL NOI:

   2002:                           NA

   2003:                           NA

   TTM AS OF 10/31/04:             $3,364,489

 UW REVENUES:                      $5,172,184

 UW EXPENSES:                      $1,617,100

 UW NOI:                           $3,555,084

 UW NET CASH FLOW:                 $3,375,672

 APPRAISED VALUE:                  $48,000,000

 APPRAISAL DATE:                   11/03/04
--------------------------------------------------------------------------------

(1)  Columbia Building Company, the master lessee, is the borrower under the four unsecured promissory notes, which serve as a portion of Columbia
     Building Company's capitalization.

-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                              LEASE
                                                      MOODY'S/      SQUARE                    BASE RENT     EXPIRATION
 TENANT NAME                PARENT COMPANY          S&P/FITCH(2)     FEET        % OF GLA        PSF           YEAR
-------------------------------------------------------------------------------------------------------------------------

 DISTRICT OF COLUMBIA     District of Columbia        A2/A-/A-      128,723        100.0%       $ 33.52        2010
-------------------------------------------------------------------------------------------------------------------------

(2)  Ratings provided are based on general obligation bonds.

--------------------------------------------------------------------------------
                               PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE BORROWER. The borrowing entity for the transaction is Columbia Funding
Corp., which master leases the property to Columbia Building Company. Columbia
Building Company will be 100% controlled by The Securities House K.S.C.C.
("Securities House"). Securities House will control the master lessee and its
Cayman-based shareholder entities through contractual/asset administration agreements. Securities House will syndicate up to 90% of its beneficial ownership to its investor clients. Securities House has retained Arch Street
Capital Advisors, L.L.C. ("Arch Street") as its asset manager and owner's representative in the United States. The principal of Arch Street, Craig
Friedman, will be directly involved with the property's asset management. Arch
Street is a real estate investment firm that currently manages over $1 billion in United States real estate assets on behalf of foreign real estate clients.

THE PROPERTY. The property serves as the headquarters for the Child and Family
Services Agency (CFSA) and features underground parking in a two-level garage accommodating 219 vehicles. The CFSA has over 900 employees and serves nearly
7,000 abused and neglected children in the District of Columbia. The agency is currently operating with an annual budget of $208 million and an annual projected 2005 budget of $236 million. Additionally, the tenant's operating budget has increased by an average of 14% per year for the past five years. The building, constructed in 1967, underwent a full base building renovation in
1999, which included upgrades to the building's HVAC systems, enhancements to the first-floor exterior, and complete upgrade of the interior buildout. The tenant, like most governmental tenants, has the right to terminate its lease if it does not receive its annual appropriations. The master lessee has a right to purchase the property, but such purchase right is subject and subordinate to the mortgage.

THE MARKET(3). According to the report of a third party market data service, the
District of Columbia office market currently contains approximately 87.6 million square feet of space in 554 buildings and is divided among seven submarkets. The Southwest submarket (the property's submarket) contains over
7.6 million square feet of space or 8.7% of the area's total inventory. The
Fourth Quarter 2004 vacancy rate for the Southwest submarket was 1.5%. The appraiser, CBRE, identified six comparables in the market with effective rents ranging from $30.84 to $38.94. Rent at the property is $33.52 which is within the market rental range.
-------------------------------------------------------------------------------
(3)  Certain information was obtained from the 400 6th Street S.W. appraisal dated November 3, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-63

--------------------------------------------------------------------------------
                                 ON THE AVENUE
--------------------------------------------------------------------------------

[MAP OF ON THE AVENUE OMITTED]

                                              [PICTURE OF ON THE AVENUE OMITTED]

                                     A-3-64

--------------------------------------------------------------------------------
                                 ON THE AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $37,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $37,205,506

 % OF POOL BY IPB:                 1.3%

 LOAN SELLER:                      Eurohypo AG, New York Branch

 BORROWER:                         2170-2178 Broadway, LLC

 SPONSORS:                         Kevin P. Maloney, Ziel Feldman

 ORIGINATION DATE:                 09/30/04

 INTEREST RATE:                    5.3750%

 INTEREST ONLY PERIOD:             NA

 MATURITY DATE:                    10/01/09

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            300 Months

 REMAINING AMORTIZATION:           295 Months

 CALL PROTECTION:                  L(24),Def(28),O(3)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Hard

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NA

 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Hotel -- Limited Service

 ROOMS:                            267

 LOCATION:                         New York, NY

 YEAR BUILT/RENOVATED:             1912/2003

 OCCUPANCY:                        77.0%

 OCCUPANCY DATE:                   07/31/04

 HISTORICAL NOI:

   2002:                           $3,278,876

   2003:                           $4,196,285

   TTM AS OF 07/31/04:             $5,446,599

 UW REVENUES:                      $12,860,131

 UW EXPENSES:                      $1,002,014

 UW NOI:                           $5,742,696

 UW NET CASH FLOW:                 $5,228,291

 APPRAISED VALUE:                  $60,300,000

 APPRAISAL DATE:                   09/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE BORROWER. The borrower is 2170-2178 Broadway Owner, LLC, a newly formed special purpose entity sponsored by Kevin P. Maloney and Ziel Feldman. Mr.
Maloney and Mr. Feldman have over 20 years of experience in the real estate industry including the active management of two other New York City hotels, significant multifamily holdings and warehouse space in the metropolitan area.

THE PROPERTY. On the Avenue Hotel consists of 358 rooms, 267 of which are newly renovated hotel guest rooms, while the remaining 91 currently operate as Single
Room Occupancy ("SRO") units with 51 being currently occupied. The hotel is located at the intersection of Broadway and 77th Street on Manhattan's Upper
West Side. The 267 guest rooms have new soft goods, marble bathrooms and layouts designed to take advantage of the views of Manhattan's Upper West Side.
The 91 SRO units, which are currently part of the collateral (though generating minimal income), are in the process of being converted into guest rooms. The ground floor is currently 100% occupied by four retail tenants.

The area surrounding On The Avenue is home to Columbia University and Lincoln
Center and has a dense residential population. In addition, a number of media companies are headquartered in the immediate vicinity.

THE MARKET(1). A reduction in the inventory of moderately priced hotels on the
Upper West Side has occurred due to the closing of the 381-unit Empire Hotel, located on West 63rd Street near Lincoln Center in December 2003 and the closing of the 365-room Mayflower Hotel on Central Park West at 61st Street in
October 2004. Market reports projected that revenue per available room would increase in 2004 by 18.9% compared to 2003. This projected increase was due to a projected 9.1% increase in occupancy combined with a 9% rise in the average daily room rate. The property has performed in line with the market throughout the past few years with occupancy rates in the mid 70% range and average daily rates of approximately $150.

PROPERTY MANAGEMENT. On The Avenue is managed by Citilife Hotels, LLC., which is owned by Property Markets Group (PMG) which has significant experience in the residential, lodging and warehouse sectors.
-------------------------------------------------------------------------------
(1)  Certain information was obtained from the On The Avenue appraisal dated
     September 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-65

--------------------------------------------------------------------------------
                                GATEWAY PAVILION
--------------------------------------------------------------------------------

                     [PICTURE OF GATEWAY PAVILION OMITTED]

                                           [PICTURE OF GATEWAY PAVILION OMITTED]

[MAP OF GATEWAY PAVILION OMITTED]

                                           [PICTURE OF GATEWAY PAVILION OMITTED]

                                     A-3-66

--------------------------------------------------------------------------------
                                GATEWAY PAVILION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $35,842,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $35,842,000

 % OF POOL BY IPB:                 1.2%

 LOAN SELLER:                      LaSalle Bank National Association

 BORROWER:                         Inland Western Avondale McDowell, L.L.C.

 SPONSORS:                         Inland Western Retail Real Estate Trust, Inc.
                                   and Inland Western Avondale McDowell, L.L.C.

 ORIGINATION DATE:                 12/30/04

 INTEREST RATE:                    4.6700%

 INTEREST ONLY PERIOD:             60 Months

 MATURITY DATE:                    01/01/10

 AMORTIZATION TYPE:                Interest Only

 ORIGINAL AMORTIZATION:            NA

 REMAINING AMORTIZATION:           NA

 CALL PROTECTION:                  L(21),Grtr1%or YM(33),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         No

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             NA

 LOAN PURPOSE:                     Acquisition(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Anchored

 SQUARE FOOTAGE:                   273,610(2)

 LOCATION:                         Avondale, AZ

 YEAR BUILT/RENOVATED:             2004

 OCCUPANCY:                        97.1%

 OCCUPANCY DATE:                   09/20/04

 NUMBER OF TENANTS:                41

 HISTORICAL NOI:                   NA

 UW REVENUES:                      $5,518,705

 UW EXPENSES:                      $1,393,008

 UW NOI:                           $4,125,698

 UW NET CASH FLOW:                 $3,916,524

 APPRAISED VALUE:                  $62,000,000

 APPRAISAL DATE:                   08/28/04
--------------------------------------------------------------------------------
(1)  Borrower acquired the property on December 7, 2004 with its own funds and the loan proceeds were used as an equity recapture.
(2)  Does not include the improvements totaling 28,300 square feet owned and occupied by McDonald's, Krispy Kreme, Paul Lee's Chinese, Red Robin and
     Carrabbas.

------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                     LEASE
                                                        MOODY'S/                                      BASE RENT    EXPIRATION
 TENANT NAME            PARENT COMPANY                S&P/FITCH(3)      SQUARE FEET      % OF GLA(2)     PSF          YEAR
------------------------------------------------------------------------------------------------------------------------------

 SPORTS AUTHORITY      Sports Authority                   NR              35,700            13.1%       $11.50        2014
 MOR FURNITURE         Mor Furniture                      NR              35,000            12.8%        $9.90        2014
 CIRCUIT CITY          Circuit City Stores, Inc.          NR              32,500            11.9%       $13.08        2019
 MARSHALL'S            TJX Companies, Inc.              A3/A/NR           28,150            10.3%        $9.50        2013
 BED BATH & BEYOND     Bed Bath & Beyond, Inc.         NR/BBB/NR          25,063             9.2%       $11.00        2014
------------------------------------------------------------------------------------------------------------------------------

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------
                              PROPERTY AND MARKET
--------------------------------------------------------------------------------

THE PROPERTY. Gateway Pavilion is a 273,610 square foot power center located in
Avondale (Phoenix), Arizona. Anchors at the property include: Sports Authority
(13.1% of space, 8.9% of income), Mor Furniture (12.8% of space, 7.5% of income), Circuit City (11.9% of space, 9.2% of income), Marshall's (10.3% of space, 5.8% of income), Bed, Bath & Beyond (9.2% of space, 6.0% of income),
Borders Books (7.3% of space, 5.3% of income) and Petco (5.4% of space, 5.3% of income). In addition, the property is shadow anchored by Costco and Harkins
Theater. Construction at the property was recently completed.

THE BORROWER. Inland Western Avondale McDowell, L.L.C., is a single member
Delaware limited liability company that is owned 100% by Inland Western Retail
Real Estate Trust, Inc. (the "REIT"). The REIT was formed in March of 2003, as a Maryland corporation created to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is structured as a traditional REIT with no operating partnership. The REIT's goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of September 30, 2004 the Company had $2.67 billion in assets (at cost) including 68 properties.

THE MARKET(4). According to the appraiser, Walden-Marling, Inc., Gateway
Pavilion is located in the West/Southwest submarket of Phoenix. The
West/Southwest submarket contains approximately 12.6 million square feet and a vacancy of 8.0%. However, the five direct comparables identified by the subject report 98.4% occupancy. According to the the report of a third party market data service, the average asking lease rate for Neighborhood/Community centers in
Phoenix is $16.43 per square foot. The five properties identified by the appraiser as direct comparables reported rents ranging from $19.00 per square foot to $30.00 per square foot, with contract rates of $15.00 per square foot to
$30.00 per square foot. Rents at the property range from $9.50 per square foot to $31.53 per square foot, with an average of $15.06 per square foot. Based on the market comparables provided and the property's 97.1% lease-up, rents at the property are considered to be at market levels.
-------------------------------------------------------------------------------
(4)  Certain information was obtained from the Gateway Pavilion appraisal dated
     August 28, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-67

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #       ORIGINATOR    PROPERTY NAME                             STREET ADDRESS
------       ----------    -------------                             --------------

  2             NCCI       One River Place Apartments                640 West 42nd Street
  6             NCCI       777 Sixth Avenue                          777 Sixth Avenue
  24            NCCI       Indigo Palms Apartments                   3777 East McDowell Road
  33           LaSalle     Mountaineer Village Apartments            273 Yosef Drive
  36             PNC       Courtney Creek Apartments                 2850 Courtney Creek Boulevard
  44             EHY       Phil. Apt. Port. East Cheltenham          Various
 44.1            EHY       The Triangle Apartments                   6210-6242 Roosevelt Boulevard, 6215-6239 Everett Avenue
                                                                       and 1600-1646 Robbins Avenue
 44.2            EHY       Oxford Court Apartments                   5051 Oxford Avenue
 44.3            EHY       Jefferson Court Apartments                4925 Saul Avenue
 44.4            EHY       Madison Court Apartments                  4901 Oxford Avenue and 1401-1411 Harrison Street
 44.5            EHY       Howell Court Apartments                   1314-1358 and 1315-1341 Howell Street
 44.6            EHY       The East Cheltenham at Large Apartments   1319 - 1347 Cheltenham Avenue and 5500-5532 Large Street
  45             PNC       Desert Sage Apartments                    1737 N. Central Avenue
  49             PNC       Pinnacle Woods Apartments                 5000 Clinton Parkway
  52           LaSalle     Mission University Apartments             9201 Glenwater Drive
  53           LaSalle     Park Village Apartments                   14100 Rio Bonito
  54             PNC       Lakewood Cove                             1100 Center Street
  59            NCCI       Hunters Glen                              8601 Roberts Drive
  60             PNC       Cypress Greens Apartments                 4864 Cypress Woods Drive
  61            NCCI       2 Horatio Street                          2 Horatio Street
  68            JPMCB      Sorrento Apartments                       2400 Howell Branch Road
  73            JPMCB      Village in the Pines                      1050 West 8th Avenue
  77             PNC       The Belvedere Apartments                  7000 Cook Road
  78             PNC       Regents Cove Apartment Homes              6775 Westcreek Drive
  79         JPMLASALLE    Mission Spring Creek                      1802 Apollo Road
  84            JPMCB      Champion Woods Apartments                 6830 Champions Plaza Drive
  85           LaSalle     Briarcliff Apartments                     4805 Transit Road
  87            JPMCB      Buckingham Apartments                     900 David Court
  88             PNC       Timbers of Pine Hollow Apartment Homes    2020 Plantation Drive
  92           LaSalle     Rugby Square Apartments                   212 Dorchester Avenue
  95             PNC       Pine Forest Apartment Homes               17103 Clay Road
 107            JPMCB      Lexington Place                           11001 Rancho Place
 113            NCCI       Stonefield Village Apartments             3641 West College Avenue
 116            JPMCB      Eastchester Ridge Apartments              2120 Chester Ridge Drive
 119           LaSalle     Triad Apartments                          1400 Millersport Highway
 121             PNC       Alameda Pointe Apartments                 2021 East Alameda
 126            JPMCB      10 East South Street                      10 East South Street
 129           LaSalle     Chateau Apartments                        201 NC Highway 54 Bypass West
 131           LaSalle     Round Top MHP & RV Resort                 180 Knight Road
 132         JPMLASALLE    Carriage Hill Apartments                  1800 Lakewood Drive
 134            NCCI       Silver Oaks                               3640 Peachtree Corners Circle
 141           LaSalle     ELP-Freemont                              E6506 Highway 110
 144            JPMCB      Stonewood Apartments                      501 East Camellia Avenue
 149            NCCI       Union & Seaman Portfolio                  Various
149.1           NCCI       119 Union Turnpike                        119-20 Union Turnpike
149.2           NCCI       65 Seaman Avenue                          65 Seaman Avenue
 151            NCCI       Four Seasons Apartments                   620 North Hewitt Drive
 154            JPMCB      Laurel Hill Apartments                    7197 Balboa Drive
 158            NCCI       The Oaks Apartments                       1403 Southwest 3rd Street
 162            JPMCB      Carriage Green Apartments                 4501 West Main Street
 163            JPMCB      Friendly Village of Manchester            4052 Route 96
 164            JPMCB      Claytons Mark Apartments                  504 SW 23rd Street
 166             PNC       Fairfield Apartments                      18 Country Club Drive
 168            JPMCB      Champions on Luther Street                900 Luther Street
 171            JPMCB      Holleman Village                          1100 Gridiron Drive
 172            NCCI       Carver Gardens Apartments                 1101 Southeast 15th Street
 174            JPMCB      Orange North Apartments                   943 West Orange Blossom Trail
 179            JPMCB      Willow Oaks Apartments                    6003 Jo Danielle Place
 182            NCCI       215 East 73rd Street                      215 East 73rd Street
 186           LaSalle     Morganton Arms Apartments                 2203 Morganton Road
 190             PNC       Woodland Point Apartments                 6710 St. John's Avenue
 192         JPMLASALLE    Swift Creek and Madison Apartments        Various
192.1        JPMLASALLE    Madison Apartments                        601 West 54th Street
192.2        JPMLASALLE    Swift Creek Villas                        411 Wells Street
 193            NCCI       Baltic 1 & 2                              1720 Dr. Martin Luther King Jr. Way
 196             PNC       Park Springs Apartments                   5610 Shaw Road
 205            JPMCB      East Gate apts                            401 Lincoln Avenue
 206           LaSalle     Cotton Creek Apartments                   500 Cyprus Lane
 208            NCCI       Kirkwood Meadows Apartments               1122 City Springs Road
 213            NCCI       Forest Park II                            1001 Southwest 7th Avenue
 215            NCCI       Allen Place Apartments                    512 Daughtery Avenue
 219            NCCI       Calimesa Estates                          33848 Avenue G
 221            JPMCB      Brentwood Apartments                      3101 North J Street
 226            NCCI       Honeydale MHP                             505 Honeydale Road
 230         JPMLASALLE    Lynn Village Apartments                   905 West 26th Street
 232         JPMLASALLE    Pheasant Branch                           6430 Pheasant Lane
 233            JPMCB      Tyler Park Apartments                     1103 Lewis Drive
 234           LaSalle     Kaylene Court Apartments                  1011 14th Street

                                                                                                NUMBER OF     PROPERTY
LOAN #     CITY                    STATE             ZIP CODE           COUNTY                 PROPERTIES     TYPE
------     ----                    -----             --------           ------                 ----------     ----

  2        New York                  NY                10036            New York                    1         Multifamily
  6        New York                  NY                10001            New York                    1         Multifamily
  24       Phoenix                   AZ                85008            Maricopa                    1         Multifamily
  33       Boone                     NC                28607            Watauga                     1         Multifamily
  36       Durham                    NC                27713            Durham                      1         Multifamily
  44       Philadelphia              PA               Various           Philadelphia                6         Multifamily
 44.1      Philadelphia              PA                19149            Philadelphia                1         Multifamily
 44.2      Philadelphia              PA                19124            Philadelphia                1         Multifamily
 44.3      Philadelphia              PA                19124            Philadelphia                1         Multifamily
 44.4      Philadelphia              PA                19124            Philadelphia                1         Multifamily
 44.5      Philadelphia              PA                19149            Philadelphia                1         Multifamily
 44.6      Philadelphia              PA                19124            Philadelphia                1         Multifamily
  45       Goodyear                  AZ                85338            Maricopa                    1         Multifamily
  49       Lawrence                  KS                66047            Douglas                     1         Multifamily
  52       Charlotte                 NC                28262            Mecklenburg                 1         Multifamily
  53       Houston                   TX                77083            Harris                      1         Multifamily
  54       Henderson                 NV                89015            Clark                       1         Multifamily
  59       Dunwoody                  GA                30350            Fulton                      1         Multifamily
  60       Orlando                   FL                32811            Orange                      1         Multifamily
  61       New York                  NY                10014            New York                    1         Multifamily
  68       Winter Park               FL                32792            Seminole                    1         Multifamily
  73       Mesa                      AZ                85210            Maricopa                    1         Multifamily
  77       Houston                   TX                77072            Harris                      1         Multifamily
  78       Fort Worth                TX                76133            Tarrant                     1         Multifamily
  79       Garland                   TX                75044            Dallas                      1         Multifamily
  84       Houston                   TX                77069            Harris                      1         Multifamily
  85       Depew                     NY                14043            Erie                        1         Multifamily
  87       Elizabethtown             KY                42701            Hardin                      1         Multifamily
  88       Conroe                    TX                77301            Montgomery                  1         Multifamily
  92       Syracuse                  NY                13203            Onodaga                     1         Multifamily
  95       Houston                   TX                77084            Harris                      1         Multifamily
 107       Fort Worth                TX                76248            Tarrant                     1         Manufactured Housing
 113       Franklin                  WI                53132            Milwaukee                   1         Multifamily
 116       High Point                NC                27262            Guilford                    1         Multifamily
 119       Amherst                   NY                14221            Erie                        1         Multifamily
 121       Norman                    OK                73071            Cleveland                   1         Multifamily
 126       Wilkes-Barre              PA                18701            Luzerne                     1         Multifamily
 129       Carrboro                  NC                27510            Orange                      1         Multifamily
 131       Gettysburg                PA                17325            Adams                       1         Manufactured Housing
 132       Phenix City               AL                36867            Russell                     1         Multifamily
 134       Norcross                  GA                30092            Gwinnett                    1         Multifamily
 141       Fremont                   WI                54940            Waupaca                     1         Manufactured Housing
 144       McAllen                   TX                78501            Hidalgo                     1         Multifamily
 149       Various                   NY               Various           Various                     2         Multifamily
149.1      Kew Gardens               NY                11415            Queens                      1         Multifamily
149.2      New York                  NY                10034            New York                    1         Multifamily
 151       Hewitt                    TX                76643            McLennan                    1         Multifamily
 154       Orlando                   FL                32818            Orange                      1         Multifamily
 158       Lee's Summit              MO                64081            Jackson                     1         Multifamily
 162       Kalamazoo                 MI                49006            Kalamazoo                   1         Multifamily
 163       Manchester                NY                14504            Ontario                     1         Manufactured Housing
 164       Grand Prairie             TX                75051            Dallas                      1         Multifamily
 166       Newark                    DE                19711            New Castle                  1         Multifamily
 168       College Station           TX                77840            Brazos                      1         Multifamily
 171       College Station           TX                77840            Brazos                      1         Multifamily
 172       Gainesville               FL                32641            Alachua                     1         Multifamily
 174       Apopka                    FL                32712            Orange                      1         Multifamily
 179       Louisville                KY                40291            Jefferson                   1         Multifamily
 182       New York                  NY                10021            New York                    1         Multifamily
 186       Fayetteville              NC                28303            Cumberland                  1         Multifamily
 190       Palatka                   FL                32177            Putnam                      1         Multifamily
 192       Various                Various             Various           Various                     2         Multifamily
192.1      Savannah                  GA                31405            Chatham                     1         Multifamily
192.2      Darlington                SC                29532            Darlington                  1         Multifamily
 193       Sarasota                  FL                34234            Sarasota                    1         Multifamily
 196       Jackson                   MS                39209            Hinds                       1         Multifamily
 205       College Station           TX                77840            Brazos                      1         Multifamily
 206       Greenville                MS                38701            Washington                  1         Multifamily
 208       Rapid City                SD                57702            Pennington                  1         Multifamily
 213       Forest Lake               MN                55025            Washington                  1         Multifamily
 215       Waco                      TX                76706            McLennan                    1         Multifamily
 219       Yucaipa                   CA                92399            San Bernardino              1         Manufactured Housing
 221       McAllen                   TX                78501            Hidalgo                     1         Multifamily
 226       Brownsville               TX                78520            Cameron                     1         Manufactured Housing
 230       Lynn Haven                FL                32444            Bay                         1         Multifamily
 232       Middleton                 WI                53562            Dane                        1         Multifamily
 233       Elizabethtown             KY                42701            Hardin                      1         Multifamily
 234       Wamego                    KS                66547            Pottawatomie                1         Multifamily

           PROPERTY                                CURRENT               LOAN
LOAN #     SUBTYPE                               BALANCE ($)             GROUP                 TOTAL SF/UNITS
------     -------                               -----------             -----                 --------------

  2        Mid/High Rise                        200,000,000.00             1                              921
  6        Mid/High Rise                         80,500,000.00             1                              294
  24       Garden                                23,805,000.00             2                              432
  33       Garden                                17,200,000.00             2                              576
  36       Garden                                15,800,000.00             2                              280
  44       Garden                                13,575,000.00             1                              362
 44.1      Garden                                 4,251,511.00             1                              108
 44.2      Garden                                 1,193,407.00             1                               32
 44.3      Garden                                 1,566,346.00             1                               47
 44.4      Garden                                 1,491,758.00             1                               37
 44.5      Garden                                 2,834,341.00             1                               74
 44.6      Garden                                 2,237,637.00             1                               64
  45       Garden                                13,168,107.09             2                              205
  49       Garden                                12,000,000.00             2                              208
  52       Garden                                11,500,000.00             2                              276
  53       Garden                                11,475,211.23             2                              312
  54       Garden                                11,406,055.36             2                              260
  59       Garden                                10,500,000.00             2                              208
  60       Garden                                10,500,000.00             1                              255
  61       Co-op                                 10,479,492.30             2                              222
  68       Garden                                 9,775,812.30             2                              285
  73       Garden                                 9,000,000.00             2                              194
  77       Garden                                 8,898,194.29             2                              201
  78       Garden                                 8,858,535.15             2                              272
  79       Garden                                 8,750,000.00             2                              236
  84       Garden                                 8,000,000.00             1                              186
  85       Garden                                 7,900,000.00             2                              249
  87       Garden                                 7,661,044.73             2                              294
  88       Garden                                 7,474,479.46             2                              228
  92       Garden                                 7,100,000.00             2                              212
  95       Garden                                 7,007,863.53             2                              161
 107       Manufactured Housing                   6,010,679.35             2                              332
 113       Garden                                 5,850,000.00             2                              128
 116       Garden                                 5,585,788.32             2                              172
 119       Mid/High Rise                          5,400,000.00             2                               95
 121       Garden                                 5,387,269.62             2                              144
 126       Mid/High Rise                          4,803,219.27             2                              130
 129       Garden                                 4,689,490.78             2                              168
 131       Manufactured Housing                   4,640,000.00             1                              319
 132       Garden                                 4,583,874.49             2                              194
 134       Garden                                 4,520,000.00             1                              108
 141       Manufactured Housing                   4,290,253.63             2                              320
 144       Garden                                 4,189,718.38             2                               77
 149       Garden                                 3,875,000.00             2                              103
149.1      Garden                                 2,000,000.00             2                               56
149.2      Garden                                 1,875,000.00             2                               47
 151       Garden                                 3,720,000.00             2                              151
 154       Garden                                 3,640,991.31             2                              105
 158       Garden                                 3,540,000.00             2                              125
 162       Garden                                 3,325,000.00             2                              132
 163       Manufactured Housing                   3,292,384.24             2                              225
 164       Garden                                 3,246,481.61             2                              124
 166       Garden                                 3,184,713.72             2                               66
 168       Garden                                 3,120,387.50             2                               40
 171       Garden                                 3,095,449.99             2                              111
 172       Garden                                 3,086,125.20             2                              100
 174       Garden                                 3,022,521.56             2                               94
 179       Garden                                 2,872,891.77             2                               79
 182       Co-op                                  2,800,000.00             2                               69
 186       Garden                                 2,693,579.30             2                               68
 190       Garden                                 2,593,578.87             2                              120
 192       Garden                                 2,502,778.61             2                              140
192.1      Garden                                 1,691,066.62             2                               92
192.2      Garden                                   811,712.00             2                               48
 193       Garden                                 2,488,742.24             1                               66
 196       Garden                                 2,404,590.34             2                               84
 205       Garden                                 2,152,841.52             2                               80
 206       Garden                                 2,097,198.06             2                               39
 208       Garden                                 2,000,000.00             2                               48
 213       Garden                                 1,688,622.33             2                               60
 215       Garden                                 1,666,043.61             2                               18
 219       Manufactured Housing                   1,587,205.26             1                               70
 221       Garden                                 1,516,339.49             2                               48
 226       Manufactured Housing                   1,394,225.14             2                              170
 230       Garden                                 1,177,237.24             2                               62
 232       Garden                                   995,208.65             2                               47
 233       Garden                                   958,609.66             2                               76
 234       Garden                                   920,466.60             2                               36

                               PAD                                  STUDIO                               ONE BEDROOM
                ----------------------------------     ----------------------------------     -----------------------------------

                       NO. OF             AVERAGE                NO. OF          AVERAGE                 NO. OF          AVERAGE
LOAN #                   PADS            PAD RENT               STUDIOS      STUDIO RENT             1-BR UNITS        1-BR RENT
------                   ----            --------               -------      -----------             ----------        ---------

  2                         0                   0                   249            1,647                    461            2,239
  6                         0                   0                    84            2,308                    180            2,887
  24                        0                   0                     0                0                    140              763
  33                        0                   0                     0                0                      0                0
  36                        0                   0                     0                0                    120              829
  44                        0                   0                     1              549                    320              630
 44.1                       0                   0                     0                0                    102              664
 44.2                       0                   0                     0                0                     26              610
 44.3                       0                   0                     0                0                     43              589
 44.4                       0                   0                     1              549                     17              571
 44.5                       0                   0                     0                0                     74              653
 44.6                       0                   0                     0                0                     58              596
  45                        0                   0                     0                0                     55              688
  49                        0                   0                     0                0                     76              636
  52                        0                   0                     0                0                    168              648
  53                        0                   0                     0                0                      0                0
  54                        0                   0                     0                0                     52              574
  59                        0                   0                     0                0                     80              726
  60                        0                   0                     0                0                    170              649
  61                        0                   0                    92            1,797                     95            2,736
  68                        0                   0                    45              422                     34              505
  73                        0                   0                     0                0                      0                0
  77                        0                   0                     0                0                     29              549
  78                        0                   0                     0                0                    176              410
  79                        0                   0                     0                0                    104              550
  84                        0                   0                     0                0                     96              650
  85                        0                   0                    38              420                    195              499
  87                        0                   0                     0                0                     69              337
  88                        0                   0                     0                0                    160              464
  92                        0                   0                     0                0                     19              539
  95                        0                   0                    16              513                     68              566
 107                      332                 301                     0                0                      0                0
 113                        0                   0                     0                0                     48              565
 116                        0                   0                     0                0                     56              543
 119                        0                   0                     0                0                      5              690
 121                        0                   0                     0                0                     56              594
 126                        0                   0                     0                0                    104              641
 129                        0                   0                     0                0                    168              585
 131                      319                 294                     0                0                      0                0
 132                        0                   0                     0                0                     74              473
 134                        0                   0                     0                0                     48              730
 141                      320                 340                     0                0                      0                0
 144                        0                   0                     8              595                     56              692
 149                        0                   0                     2              767                     61              851
149.1                       0                   0                     1              858                     33              858
149.2                       0                   0                     1              676                     28              843
 151                        0                   0                     0                0                     48              435
 154                        0                   0                     0                0                      0                0
 158                        0                   0                     7              450                     81              521
 162                        0                   0                     0                0                     44              536
 163                      225                 379                     0                0                      0                0
 164                        0                   0                     0                0                     19              556
 166                        0                   0                     0                0                      6              658
 168                        0                   0                     0                0                      0                0
 171                        0                   0                     0                0                      0                0
 172                        0                   0                     0                0                     24              540
 174                        0                   0                     0                0                     32              485
 179                        0                   0                     0                0                     41              495
 182                        0                   0                    18            1,890                     28            2,758
 186                        0                   0                     0                0                      8              503
 190                        0                   0                     0                0                      0                0
 192                        0                   0                     0                0                     28              425
192.1                       0                   0                     0                0                     20              454
192.2                       0                   0                     0                0                      8              354
 193                        0                   0                     0                0                      0                0
 196                        0                   0                     0                0                     14              395
 205                        0                   0                     0                0                     48              420
 206                        0                   0                     0                0                      0                0
 208                        0                   0                     0                0                     16              578
 213                        0                   0                     0                0                     24              640
 215                        0                   0                     0                0                      5              675
 219                       70                 423                     0                0                      0                0
 221                        0                   0                     0                0                     48              525
 226                      170                 195                     0                0                      0                0
 230                        0                   0                    19              357                     41              444
 232                        0                   0                     0                0                     30              571
 233                        0                   0                     0                0                     72              290
 234                        0                   0                     0                0                      2              386

                           TWO BEDROOM                           THREE BEDROOM                            FOUR BEDROOM
                ----------------------------------     ----------------------------------     -------------------------------------

                          NO. OF          AVERAGE                NO. OF          AVERAGE                  NO. OF           AVERAGE
LOAN #                2-BR UNITS        2-BR RENT            3-BR UNITS        3-BR RENT              4-BR UNITS         4-BR RENT
------                ----------        ---------            ----------        ---------              ----------         ---------

  2                          211            3,356                     0                0                       0                 0
  6                           30            4,292                     0                0                       0                 0
  24                         238              931                    54            1,135                       0                 0
  33                           0                0                   576            1,305                       0                 0
  36                         144              991                    16            1,174                       0                 0
  44                          41              718                     0                0                       0                 0
 44.1                          6              817                     0                0                       0                 0
 44.2                          6              794                     0                0                       0                 0
 44.3                          4              692                     0                0                       0                 0
 44.4                         19              663                     0                0                       0                 0
 44.5                          0                0                     0                0                       0                 0
 44.6                          6              732                     0                0                       0                 0
  45                         122              821                    28            1,036                       0                 0
  49                         102              777                    30              954                       0                 0
  52                         108              771                     0                0                       0                 0
  53                          40              640                   116              803                     156               947
  54                         128              637                    80              774                       0                 0
  59                         128              846                     0                0                       0                 0
  60                          85              806                     0                0                       0                 0
  61                          17            2,736                    16            6,500                       2             9,000
  68                         193              549                    13              705                       0                 0
  73                         194              729                     0                0                       0                 0
  77                         171              663                     1              909                       0                 0
  78                          96              585                     0                0                       0                 0
  79                         108              700                    24              850                       0                 0
  84                          90              832                     0                0                       0                 0
  85                          16              610                     0                0                       0                 0
  87                         213              439                    12              535                       0                 0
  88                          68              598                     0                0                       0                 0
  92                         193              638                     0                0                       0                 0
  95                          77              732                     0                0                       0                 0
 107                           0                0                     0                0                       0                 0
 113                          80              680                     0                0                       0                 0
 116                          96              643                    20              775                       0                 0
 119                          89              758                     1            1,055                       0                 0
 121                          88              652                     0                0                       0                 0
 126                          26              725                     0                0                       0                 0
 129                           0                0                     0                0                       0                 0
 131                           0                0                     0                0                       0                 0
 132                         112              603                     8              733                       0                 0
 134                          60              862                     0                0                       0                 0
 141                           0                0                     0                0                       0                 0
 144                           9              951                     4              965                       0                 0
 149                          39            1,047                     0                0                       0                 0
149.1                         22            1,064                     0                0                       0                 0
149.2                         17            1,025                     0                0                       0                 0
 151                         102              562                     1              650                       0                 0
 154                         105              617                     0                0                       0                 0
 158                          37              726                     0                0                       0                 0
 162                          88              625                     0                0                       0                 0
 163                           0                0                     0                0                       0                 0
 164                          92              671                    13              766                       0                 0
 166                          36              748                    24              785                       0                 0
 168                           0                0                    40            1,185                       0                 0
 171                           0                0                   111              400                       0                 0
 172                          36              605                    40              741                       0                 0
 174                          62              592                     0                0                       0                 0
 179                          38              595                     0                0                       0                 0
 182                           0                0                    23            4,834                       0                 0
 186                          44              597                    16              644                       0                 0
 190                          56              451                    56              539                       8               590
 192                          74              472                    38              533                       0                 0
192.1                         42              504                    30              535                       0                 0
192.2                         32              430                     8              525                       0                 0
 193                          66              640                     0                0                       0                 0
 196                          20              480                    50              534                       0                 0
 205                          32              549                     0                0                       0                 0
 206                          39              697                     0                0                       0                 0
 208                          32              658                     0                0                       0                 0
 213                          30              730                     6              830                       0                 0
 215                           0                0                    10            1,395                       3             1,595
 219                           0                0                     0                0                       0                 0
 221                           0                0                     0                0                       0                 0
 226                           0                0                     0                0                       0                 0
 230                           2              550                     0                0                       0                 0
 232                          17              636                     0                0                       0                 0
 233                           0                0                     4              585                       0                 0
 234                          20              433                    14              495                       0                 0

                               UTILITIES                   ELEVATOR
    LOAN #                    TENANT PAYS                   PRESENT
    ------                    -----------                   -------

      2                        Electric                       Yes
      6                        Electric                       Yes
      24                Electric, Water, Sewer                No
      33                         None                         No
      36                     Water, Sewer                     No
      44                     Electric, Gas                    No
     44.1                    Electric, Gas                    No
     44.2                    Electric, Gas                    No
     44.3                    Electric, Gas                    No
     44.4                    Electric, Gas                    No
     44.5                    Electric, Gas                    No
     44.6                    Electric, Gas                    No
      45                       Electric                       No
      49                       Electric                       No
      52                     Electric, Gas                    No
      53                       Electric                       No
      54                         None                         No
      59                         None                         No
      60                Electric, Water, Sewer                No
      61                     Electric, Gas                    Yes
      68                       Electric                       No
      73                       Electric                       No
      77                    Electric, Water                   No
      78                       Electric                       No
      79                       Electric                       No
      84                Electric, Water, Sewer                No
      85                       Electric                       No
      87                       Electric                       No
      88                    Electric, Water                   No
      92                     Electric, Gas                    No
      95                Electric, Water, Sewer                No
     107                Electric, Sewer, Water                NAP
     113                       Electric                       No
     116                         None                         No
     119                       Electric                       Yes
     121                       Electric                       No
     126                       Electric                       Yes
     129                     Electric, Gas                    No
     131                                                      NAP
     132              Electric, Gas, Water, Sewer             No
     134                         None                         No
     141                                                      NAP
     144                     Electric, Gas                    No
     149                     Electric, Gas                    No
    149.1                    Electric, Gas                    No
    149.2                    Electric, Gas                    No
     151                    Electric, Water                   No
     154                       Electric                       No
     158              Electric, Gas, Water, Sewer             No
     162                       Electric                       No
     163                     Electric, Gas                    NAP
     164                         None                         No
     166                       Electric                       No
     168              Electric, Gas, Sewer, Water             No
     171              Electric, Gas, Sewer, Water             No
     172                     Electric, Gas                    No
     174                       Electric                       No
     179              Electric, Gas, Sewer, Water             No
     182                     Electric, Gas                    Yes
     186                         None                         No
     190                       Electric                       No
     192                       Electric                       No
    192.1                      Electric                       No
    192.2                      Electric                       No
     193                       Electric                       No
     196                       Electric                       No
     205                     Electric, Gas                    No
     206                       Electric                       No
     208                       Electric                       No
     213                         None                         No
     215              Electric, Gas, Water, Sewer             No
     219                                                      NAP
     221                       Electric                       No
     226                                                      NAP
     230                       Electric                       No
     232                     Electric, Gas                    Yes
     233              Electric, Gas, Sewer, Water             No
     234                     Electric, Gas                    No

                                                                         ANNEX C

SUBJECT TO COMPLETION, DATED FEBRUARY 17, 2005                  JPMCC 2005-LDP1

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                          --------------------------

                                $2,303,554,000
                                 (Approximate)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                               SERIES 2005-LDP1

                          --------------------------

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                         NOMURA CREDIT & CAPITAL, INC.

                          EUROHYPO AG, NEW YORK BRANCH

                       LASALLE BANK NATIONAL ASSOCIATION

                        PNC BANK, NATIONAL ASSOCIATION

                             Mortgage Loan Sellers

JPMORGAN                    ABN AMRO INCORPORATED          [NOMURA LOGO OMITTED]

PNC CAPITAL MARKETS, INC.                          DEUTSCHE BANK SECURITIES

The analysis in this report is based on information provided by JPMorgan Chase
Bank, National Association, Nomura Credit & Capital, Inc., Eurohypo AG, New
York Branch, LaSalle Bank National Association and PNC Bank, National
Association (the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and Exchange
Commission. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational
Materials' accuracy, appropriateness or completeness in any particular context;
or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.
These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational
Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the
Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura
Securities International, Inc., Deutsche Bank Securities Inc., and PNC Capital
Markets, Inc. (the "Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                           ABN AMRO Incorporated
                           Nomura Securities International, Inc.

  CO-MANAGERS:             PNC Capital Markets, Inc.
                           Deutsche Bank Securities Inc.

  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, National Association (30.0%)
                           Nomura Credit & Capital, Inc. (28.0%)
                           Eurohypo AG, New York Branch (22.1%)
                           LaSalle Bank National Association (11.1%)
                           PNC Bank, National Association (8.8%)

  MASTER SERVICER:         Midland Loan Services, Inc.

  SPECIAL SERVICER:        Midland Loan Services, Inc.

  TRUSTEE:                 Wells Fargo Bank, N.A.

  PAYING AGENT:            LaSalle Bank National Association

  RATING AGENCIES:         Moody's/S&P/Fitch

  PRICING DATE:            On or about March 1, 2005

  CLOSING DATE:            On or about March 11, 2005

  CUT-OFF DATE:            With respect to each mortgage loan, the related due date of such mortgage loan in
                           March 2005 or, with respect to those mortgage loans that were originated in
                           February 2005 and have their first payment date in April 2005, March 1, 2005.

  DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in April 2005

  PAYMENT DELAY:           14 days

  TAX STATUS:              REMIC and with respect to the A-JFL Certificates, a grantor trust in respect of its beneficial interest in the swap contract

  ERISA CONSIDERATION:     Class A-1, A-2, A-3, A-SB, A-4, A-J, A-JFL, B, C, D and X-2

  OPTIONAL TERMINATION:    1.0% (Clean-up Call)

  MINIMUM DENOMINATIONS:   $10,000 for each class of Certificates other than the Class X-2 Certificates and
                           $1,000,000 with respect to the Class X-2 Certificates.

  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

  COLLATERAL CHARACTERISTICS                                ALL MORTGAGE LOANS        LOAN GROUP 1       LOAN GROUP 2
  --------------------------                                ------------------        ------------       ------------

  INITIAL POOL BALANCE (IPB):                                 $2,880,748,164         $2,537,614,809      $343,133,356
  NUMBER OF MORTGAGE LOANS:                                              234                    175                59
  NUMBER OF MORTGAGED PROPERTIES:                                        258                    197                61
  AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                $12,310,890            $14,500,656        $5,815,820
  AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                     $11,165,691            $12,881,293        $5,625,137
  WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                        5.1546%                5.1254%           5.3704%
  WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(1):                           1.63x                  1.64x             1.53x
  WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                    68.8%                  68.3%             72.5%
  WEIGHTED AVERAGE MATURITY DATE LTV(2):                                62.5%                  62.5%             62.5%
  WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(3):                95                     93               114
  WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(4):               347                    346               351
  WEIGHTED AVERAGE SEASONING (MONTHS):                                     2                      2                 2
  10 LARGEST MORTGAGE LOANS AS % OF IPB:                                38.5%                  43.7%             40.0%
  % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                              9.8%                  10.8%              2.7%
  % OF MORTGAGE LOANS WITH SINGLE TENANTS:                               9.7%                  11.0%              0.0%

(1)  In the case of 6 mortgage loans (identified as loan nos. 48, 57, 97, 101,
     178 and 193), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.

(2)  Excludes the fully amortizing mortgage loans.

(3)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(4)  Excludes mortgage loans that are interest only for the entire term.

                                    2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

----------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS     APPROXIMATE FACE    CREDIT SUPPORT    EXPECTED WEIGHTED    EXPECTED PAYMENT
 CLASS     (MOODY'S/FITCH/S&P)(1)      AMOUNT(2)     (% OF BALANCE)(3)  AVG. LIFE (YEARS)(4)      WINDOW(4)
----------------------------------------------------------------------------------------------------------------

 A-1            Aaa/AAA/AAA         $   86,367,000         20.000%              2.38          04/05 -- 05/09
 A-2            Aaa/AAA/AAA         $  913,485,000         20.000%              4.69          06/09 -- 02/10
 A-3            Aaa/AAA/AAA         $  236,632,000         20.000%              6.28          03/10 -- 02/13
 A-SB           Aaa/AAA/AAA         $  101,747,000         20.000%              6.51          05/09 -- 12/13
 A-4            Aaa/AAA/AAA         $  623,234,000         20.000%              9.75          12/13 -- 01/15
 A-J            Aaa/AAA/AAA         $  144,451,000         13.250%              9.90          01/15 -- 02/15
 A-JFL          Aaa/AAA/AAA         $   50,000,000         13.250%              9.90          01/15 -- 02/15
 X-2            Aaa/AAA/AAA         $2,812,108,000           N/A                 N/A               N/A
 B               Aa2/AA/AA          $   68,417,000         10.875%              9.93          02/15 -- 02/15
 C              Aa3/AA-/AA-         $   25,207,000         10.000%              9.93          02/15 -- 02/15
 D                A2/A/A            $   54,014,000          8.125%              9.93          02/15 -- 02/15
----------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

----------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS     APPROXIMATE FACE    CREDIT SUPPORT    EXPECTED WEIGHTED    EXPECTED PAYMENT
 CLASS    (MOODY'S/FITCH/S&P)(1)      AMOUNT(2)      (% OF BALANCE)(3)  AVG. LIFE (YEARS)(4)      WINDOW(4)
----------------------------------------------------------------------------------------------------------------

 X-1            Aaa/AAA/AAA         $2,880,748,164           N/A                N/A                  N/A
 A-1A           Aaa/AAA/AAA         $  343,133,000         20.000%              N/A                  N/A
 E               A3/A-/A-           $   28,807,000          7.125%              N/A                  N/A
 F            Baa1/BBB+/BBB+        $   46,813,000          5.500%              N/A                  N/A
 G             Baa2/BBB/BBB         $   28,807,000          4.500%              N/A                  N/A
 H            Baa3/BBB-/BBB-        $   32,408,000          3.375%              N/A                  N/A
 J              Ba1/BB+/BB+         $   10,803,000          3.000%              N/A                  N/A
 K               Ba2/BB/BB          $   14,404,000          2.500%              N/A                  N/A
 L              Ba3/BB-/BB-         $   10,803,000          2.125%              N/A                  N/A
 M               B1/B+/B+           $    7,202,000          1.875%              N/A                  N/A
 N                B2/B/B            $    7,202,000          1.625%              N/A                  N/A
 P               NR/B-/B-           $   10,802,000          1.250%              N/A                  N/A
 NR              NR/NR/NR           $   36,010,164           N/A                N/A                  N/A
----------------------------------------------------------------------------------------------------------------

(1)  Ratings presented for all classes represent expectations from the Issuer prior to the completion of each Rating Agency's final analysis.

(2)  Approximate, subject to a permitted variance of plus or minus 10%.

(3)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4 and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for Class A-J and
     Class A-JFL are represented in the aggregate. Credit support percentages presented for all classes represent estimates from the Issuer prior to the completion of each Rating Agency's final analysis.

(4)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

 o For the purposes of making distributions to the Class A-1, A-2, A-3, A-SB,
   A-4 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-SB and
   A-4 Certificates will be based on amounts available relating to Loan Group
   1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

 o Interest payments will be made concurrently to the Class A-1, A-2, A-3,
   A-SB, A-4 and A-1A Certificates (pro rata to the Class A-1, A-2, A-3, A-SB and A-4 Certificates, from Loan Group 1, and to the Class A-1A Certificates from Loan Group 2, the foregoing classes, collectively, the "Class A
   Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-J Certificates and Class A-JFL Regular Interest (and such fixed interest payment on the
   Class A-JFL Certificate will be converted under a swap contract to a floating interest payment to the Class A-JFL Certificates as described in the prospectus supplement), pro rata, and then, after payment of the principal distribution amount to such Classes, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR
   Certificates.

 o The pass-through rates on the Class A-SB, Class A-4, Class A-J, Class B,
   Class C, Class D, Class E, Class F, Class G, and Class H Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other
   Certificates.

 o The pass-through rate on the Class A-JFL Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 business days before the start of the Class A-JFL accrual period. Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-JFL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates.
   See "Description of the Swap Contract--The Swap Contract" in the prospectus supplement. There may be special requirements under ERISA for purchasing the Class A-JFL Certificates. See "Certain ERISA Considerations" in the
   prospectus supplement.

 o All Classes, except for the Class A-JFL Certificates, will accrue interest on a 30/360 basis. The Class A-JFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
   A-JFL Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates), interest will accrue on a
   30/360 basis.

 o Generally, the Class A-1, A-2, A-3, A-SB and A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
   Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-J, Class A-JFL and the Class B Certificates through
   Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed
   (without regard to loan group) to the Class A-1, A-2, A-3, A-SB, A-4 and
   A-1A Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class
   A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1, A-2, A-3,
   A-SB, A-4, A-1A, A-J and A-JFL Certificates have been reduced to zero, principal payments will be paid sequentially to the Class B, C, D, E, F, G,
   H, J, K, L, M, N, P and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2
   Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

 o Losses will be borne by the Classes (other than the Class X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then pro rata to the Class A-J and Class
   A-JFL Certificates and then pro rata to the Class A-1, Class A-2, Class
   A-3, Class A-SB, Class A-4 and Class A-1A Certificates (without regard to loan group).

 o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Offered Certificates
   (other than the Class A-JFL Certificates) and the Class A-1A, E, F, G and H
   Certificates in the following manner: the holders of each class of Offered
   Certificates (other than the Class A-JFL Certificates) and the Class A-1A,
   E, F, G and H Certificates will receive, (with respect to the related Loan
   Group, if applicable in the case of the Class A-1, A-2, A-3, A-SB, A-4 and
   A-1A Certificates) on each Distribution Date an amount of Yield Maintenance
   Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

                  Group Principal Paid to Class      (Pass-Through Rate on Class - Discount Rate)
   YM Charge  x  -------------------------------  x  ----------------------------------------------
                   Group Total Principal Paid           (Mortgage Rate on Loan - Discount Rate)

 o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
   P&I Advance will be reduced in proportion to such adjustment.
-------------------------------------------------------------------------------

                                    4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                   NUMBER         PRINCIPAL       % OF       WA        WA UW
 BALANCES                            OF LOANS         BALANCE         IPB      LTV(1)     DSCR(1)
--------------------------------------------------------------------------------------------------

 $920,467 - $2,999,999                      59    $  121,756,418       4.2%    66.7%      1.64x
 $3,000,000 - $3,999,999                    28        94,909,423       3.3     69.4%      1.47x
 $4,000,000 - $4,999,999                    23       102,540,810       3.6     72.1%      1.57x
 $5,000,000 - $6,999,999                    29       172,793,803       6.0     71.4%      1.61x
 $7,000,000 - $9,999,999                    30       250,889,081       8.7     71.8%      1.48x
 $10,000,000 - $14,999,999                  27       322,225,851      11.2     71.1%      1.57x
 $15,000,000 - $24,999,999                  15       279,126,111       9.7     72.9%      1.47x
 $25,000,000 - $49,999,999                  14       471,869,675      16.4     66.3%      1.82x
 $50,000,000 - $149,999,999                  6       487,570,880      16.9     69.5%      1.76x
 $150,000,000 - $224,066,112                 3       577,066,112      20.0     64.9%      1.58x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                   234    $2,880,748,164     100.0%    68.8%      1.63x
--------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:         $12,310,890
 AVERAGE BALANCE PER PROPERTY:     $11,165,691
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST        NUMBER          PRINCIPAL          % OF          WA         WA UW
 RATES                            OF LOANS          BALANCE            IPB        LTV(1)       DSCR(1)
-------------------------------------------------------------------------------------------------------

 4.2440% - 4.9999%                      31      $  983,473,132         34.1%       65.6%        1.93x
 5.0000% - 5.4999%                     114       1,334,597,082         46.3        69.7%        1.50x
 5.5000% - 5.9999%                      77         487,625,967         16.9        72.5%        1.40x
 6.0000% - 6.4999%                       9          63,065,572          2.2        73.0%        1.46x
 6.5000% - 7.0000%                       3          11,986,410          0.4        68.8%        1.41x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               234      $2,880,748,164        100.0%       68.8%        1.63x
-------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.1546%
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               ORIGINAL TERMS TO MATURITY IN MONTHS/ARD IN MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                   NUMBER         PRINCIPAL          % OF          WA         WA UW
 ORIGINAL TERMS TO MATURITY       OF LOANS         BALANCE            IPB         LTV(1)      DSCR(1)
-------------------------------------------------------------------------------------------------------

 54 - 60                             38       $1,023,845,752         35.5%        67.0%        1.90x
 61 - 108                            22          229,341,416          8.0         69.9%        1.64x
 109 - 120                          161        1,568,477,437         54.4         70.0%        1.46x
 121 - 300                           13           59,083,559          2.1         66.2%        1.50x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            234       $2,880,748,164        100.0%        68.8%        1.63x
-------------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:              97
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 STATES                     PROPERTIES        BALANCE          IPB       LTV(1)    DSCR(1)
------------------------------------------------------------------------------------------

 NEW YORK                        16      $  524,152,382       18.2%      66.4%      1.70x
 CALIFORNIA                      26         431,430,165       15.0       73.9%      1.42x
   Southern California           22         241,960,536        8.4       72.0%      1.48x
   Northern California            4         189,469,629        6.6       76.4%      1.34x
 TEXAS                           35         280,758,248        9.7       68.3%      1.66x
 NEW JERSEY                       3         248,887,160        8.6       61.8%      1.93x
 OTHER                          178       1,395,520,210       48.4       69.5%      1.61x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        258      $2,880,748,164      100.0%      68.8%      1.63x
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                 NUMBER         PRINCIPAL         % OF          WA          WA UW
 UW DSCR                        OF LOANS         BALANCE           IPB         LTV(1)       DSCR(1)
---------------------------------------------------------------------------------------------------

 1.09X - 1.19X                       3       $   33,210,686         1.2%       48.3%         1.11x
 1.20X - 1.29X                      44          481,537,623        16.7        75.2%         1.26x
 1.30X - 1.39X                      56          557,312,001        19.3        70.9%         1.35x
 1.40X - 1.49X                      38          477,331,838        16.6        74.4%         1.44x
 1.50X - 1.69X                      48          404,251,112        14.0        72.6%         1.59x
 1.70X - 1.99X                      20          506,487,314        17.6        62.3%         1.89x
 2.00X - 2.99X                      20          399,829,760        13.9        60.2%         2.27x
 3.00X - 6.89X                       5           20,787,832         0.7        23.9%         4.66x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           234       $2,880,748,164       100.0%       68.8%         1.63x
---------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE UW DSCR:        1.63X

  REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

---------------------------------------------------------------------------------------------------
 RANGE OF REMAINING TERMS       NUMBER         PRINCIPAL          % OF          WA         WA UW
 TO MATURITY                   OF LOANS         BALANCE            IPB         LTV(1)      DSCR(1)
---------------------------------------------------------------------------------------------------

 51 - 60                           38       $1,023,845,752         35.5%        67.0%       1.90x
 61 - 108                          22          229,341,416          8.0         69.9%       1.64x
 109 - 120                        161        1,568,477,437         54.4         70.0%       1.46x
 121 - 300                         13           59,083,559          2.1         66.2%       1.50x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          234       $2,880,748,164        100.0%        68.8%       1.63x
---------------------------------------------------------------------------------------------------
 WA REMAINING TERM:                95
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF       PRINCIPAL         % OF        WA          WA       WA UW
 PROPERTY TYPE                  SUB PROPERTY TYPE     PROPERTIES        BALANCE          IPB       LTV(1)     OCCUPANCY   DSCR(1)
---------------------------------------------------------------------------------------------------------------------------------

  RETAIL                    Anchored                       68      $   963,661,362       33.5%      69.1%      96.6%       1.68x
                            Superregional Mall              1      $   224,066,112        7.8       59.8%      96.4%       1.99x
                            Unanchored                     19      $    81,477,417        2.8       71.9%      94.5%       1.47x
                            Shadow Anchored                 7      $    42,125,301        1.5       72.9%      96.2%       1.34x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                        95      $ 1,311,330,192       45.5%      67.8%      96.4%       1.71x
---------------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Garden                         63      $   343,746,844       11.9%      75.0%      93.2%       1.37x
                            Mid/High Rise                   4      $   290,703,219       10.1       63.1%      96.6%       1.54x
                            Co-op                           2      $    13,279,492        0.5%      14.9%     100.0%       5.50x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                        69      $   647,729,555       22.5%      68.5%      94.9%       1.53x
---------------------------------------------------------------------------------------------------------------------------------
  OFFICE                    Suburban                       24      $   349,585,283       12.1%      74.2%      94.3%       1.45x
                            CBD                             8      $   195,180,914        6.8       69.6%      92.5%       1.90x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                        32      $   544,766,198       18.9%      72.6%      93.7%       1.61x
---------------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Warehouse/Distribution          6      $    76,549,047        2.7%      74.8%      99.5%       1.51x
                            Flex                            4      $    28,212,944        1.0       67.0%      98.1%       1.49x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                        10      $   104,761,991        3.6%      72.7%      99.1%       1.50x
---------------------------------------------------------------------------------------------------------------------------------
  HOTEL                     Limited Service                 3      $    47,971,741        1.7%      62.9%      NAP         1.92x
                            Full Service                    4      $    47,884,454        1.7       67.9%      NAP         1.54x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                         7      $    95,856,195        3.3%      65.4%      NAP         1.73x
---------------------------------------------------------------------------------------------------------------------------------
  MIXED USE                 Office/Retail                   6      $    46,543,623        1.6%      73.2%      96.7%       1.42x
                            Office/Residential              1      $    27,500,000        1.0       43.0%     100.0%       1.09x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                         7      $    74,043,623        2.6%      62.0%      97.9%       1.30x
---------------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                   31      $    70,624,016        2.5%      68.6%      82.7%       1.64x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                        31      $    70,624,016        2.5%      68.6%      82.7%       1.64x
---------------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing            6      $    21,214,748        0.7%      68.4%      70.3%       1.59x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                         6      $    21,214,748        0.7%      68.4%      70.3%       1.59x
---------------------------------------------------------------------------------------------------------------------------------
  PARKING GARAGE            Parking Garage                  1      $    10,421,646        0.4%      69.0%      NAP         1.20x
                         --------------------------------------------------------------------------------------------------------
                          Subtotal:                         1      $    10,421,646        0.4%      69.0%      NAP         1.20x
---------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                 258      $ 2,880,748,164      100.0%      68.8%      95.1%       1.63x
---------------------------------------------------------------------------------------------------------------------------------

(1)  Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balances as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                  NUMBER         PRINCIPAL         % OF          WA          WA UW
 ORIGINAL AMORTIZATION TERM      OF LOANS         BALANCE           IPB         LTV(8)       DSCR(8)
----------------------------------------------------------------------------------------------------

 180 - 240                           10       $   43,358,481         2.2%       64.9%        1.49x
 241 - 300                           31          224,809,046        11.7        65.7%        1.78x
 301 - 330                            2          155,800,000         8.1        76.1%        1.28x
 331 - 471                          159        1,504,228,561        78.0        70.0%        1.49x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            202       $1,928,196,088       100.0%       69.8%        1.51x
----------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:            347
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                  NUMBER         PRINCIPAL          % OF        WA        WA UW
 CUT-OFF LTV                     OF LOANS         BALANCE            IPB      LTV(8)      DSCR(8)
----------------------------------------------------------------------------------------------------

 11.3% - 49.9%                        12      $   70,825,138          2.5%    38.9%        2.43x
 50.0% - 59.9%                        31         506,718,091         17.6     58.0%        2.09x
 60.0% - 64.9%                        20         588,672,978         20.4     62.2%        1.71x
 65.0% - 69.9%                        29         219,366,768          7.6     68.7%        1.43x
 70.0% - 74.9%                        58         571,694,966         19.8     73.2%        1.48x
 75.0% - 79.9%                        74         730,811,427         25.4     78.1%        1.38x
 80.0% - 86.5%                        10         192,658,795          6.7     80.7%        1.51x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             234      $2,880,748,164        100.0%    68.8%        1.63x
----------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         68.8%
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                               NUMBER         PRINCIPAL          % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB         LTV(8)       DSCR(8)
----------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2,6)                  157       $1,184,860,941         41.1%        69.7%        1.61x
   Interest Only(7)               32          952,552,076         33.1         66.8%        1.88x
   Partial Interest-Only          39          724,965,000         25.2         70.6%        1.33x
----------------------------------------------------------------------------------------------------
 SUBTOTAL                        228        2,862,378,017         99.4         68.9%        1.63x
----------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOANS            6           18,370,147          0.6         52.1%        1.74x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         234       $2,880,748,164        100.0%        68.8%        1.63x
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            CURRENT OCCUPANCY RATES(4)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 CURRENT OCCUPANCY             NUMBER OF         PRINCIPAL        % OF          WA         WA UW
 RATES                        PROPERTIES          BALANCE          IPB         LTV(8)      DSCR(8)
----------------------------------------------------------------------------------------------------

 40.4% - 70.0%                      9        $   28,385,940        1.0%        69.9%        1.60x
 70.1% - 80.0%                      7            14,232,575        0.5         67.6%        1.70x
 80.1% - 90.0%                     49           438,892,785       15.8         71.4%        1.56x
 90.1% - 95.0%                     45           350,917,433       12.6         74.0%        1.39x
 95.1% - 100.0%                   140         1,942,041,590       70.0         67.5%        1.68x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          250        $2,774,470,323      100.0%        69.0%        1.63x
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION          NUMBER         PRINCIPAL          % OF      WA        WA UW
 TERM                           OF LOANS         BALANCE           IPB     LTV(8)      DSCR(8)
----------------------------------------------------------------------------------------------------

 178 - 240                         10       $   43,358,481         2.2%    64.9%        1.49x
 241 - 300                         31          224,809,046        11.7     65.7%        1.78x
 301 - 330                          2          155,800,000         8.1     76.1%        1.28x
 331 - 467                        159        1,504,228,561        78.0     70.0%        1.49x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          202       $1,928,196,088       100.0%    69.8%        1.51x
----------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:         346
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                 NUMBER         PRINCIPAL         % OF       WA          WA UW
 MATURITY/ARD LTV               OF LOANS         BALANCE           IPB      LTV(8)       DSCR(8)
----------------------------------------------------------------------------------------------------

 8.5% - 14.9%                         2      $   13,279,492         0.5%    14.9%         5.50x
 15.0% - 29.9%                        1           8,136,752         0.3     62.6%         1.29x
 30.0% - 49.9%                       25         109,582,120         3.8     53.7%         1.65x
 50.0% - 59.9%                       59         939,666,908        32.8     62.1%         1.79x
 60.0% - 69.9%                      120       1,284,940,665        44.9     72.3%         1.50x
 70.0% - 80.0%                       21         506,772,079        17.7     77.9%         1.57x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            228      $2,862,378,017       100.0%    68.9%         1.63x
----------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         62.5%
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(5)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                               NUMBER OF         PRINCIPAL        % OF          WA         WA UW
 YEAR BUILT/RENOVATED         PROPERTIES         BALANCE          IPB         LTV(8)       DSCR(8)
----------------------------------------------------------------------------------------------------

 1940 - 1959                        8        $   16,964,787        0.6%        72.1%        1.58x
 1960 - 1969                        4            14,445,686        0.5         75.5%        1.36x
 1970 - 1979                       12            67,414,567        2.3         73.4%        1.33x
 1980 - 1989                       43           306,231,817       10.6         69.2%        1.65x
 1990 - 1999                       62           556,641,111       19.3         68.4%        1.66x
 2000 - 2005                      129         1,919,050,195       66.6         68.7%        1.63x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          258        $2,880,748,164      100.0%        68.8%        1.63x
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                    NUMBER         PRINCIPAL          % OF          WA          WA UW
 PREPAYMENT PROTECTION             OF LOANS         BALANCE            IPB         LTV(8)       DSCR(8)
-------------------------------------------------------------------------------------------------------

 DEFEASANCE                           203       $2,502,227,169         86.9%        70.2%        1.56x
 YIELD MAINTENANCE                     28          349,856,088         12.1         59.2%        2.15x
 DEFEASANCE/YIELD MAINTENANCE           3           28,664,908          1.0         70.7%        1.51x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE::             234       $2,880,748,164        100.0%        68.8%        1.63x
-------------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest-only for a portion of their term.

(3)  Excludes the fully-amortizing mortgage loans.

(4)  Excludes the hotel and parking garage properties.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(6)  Includes 6 amortizing ARD loans representing 0.4% of the initial pool balance.

(7)  Includes 6 interest-only ARD loans representing 6.3% of the initial pool balance.

(8)  Includes 2 mortgage loans which represent approximately 0.5% of the aggregate principal balances as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and 11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 69.1% and a weighted average debt service coverage ratio of 1.61x.

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                   NUMBER           PRINCIPAL         % OF      WA          WA UW
 BALANCES                            OF LOANS           BALANCE           IPB      LTV          DSCR
---------------------------------------------------------------------------------------------------------

 $1,152,299 - $2,999,999                   42      $   89,322,207         3.5%    65.4%        1.57x
 $3,000,000 - $3,999,999                   16          54,760,368         2.2     67.2%        1.50x
 $4,000,000 - $4,999,999                   18          79,984,254         3.2     71.2%        1.59x
 $5,000,000 - $6,999,999                   24         144,560,065         5.7     70.6%        1.65x
 $7,000,000 - $9,999,999                   20         168,463,151         6.6     68.6%        1.55x
 $10,000,000 - $14,999,999                 20         241,696,985         9.5     72.3%        1.49x
 $15,000,000 - $24,999,999                 12         222,321,111         8.8     73.6%        1.48x
 $25,000,000 - $49,999,999                 14         471,869,675        18.6     66.3%        1.82x
 $50,000,000 - $149,999,999                 6         487,570,880        19.2     69.5%        1.76x
 $150,000,000 - $224,066,112                3         577,066,112        22.7     64.9%        1.58x
---------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                  175      $2,537,614,809       100.0%    68.3%        1.64x
---------------------------------------------------------------------------------------------------------
 AVG BALANCE PER LOAN:            $14,500,656
 AVG BALANCE PER PROPERTY:        $12,881,293
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST         NUMBER          PRINCIPAL          % OF      WA          WA UW
 RATES                             OF LOANS          BALANCE            IPB      LTV          DSCR
---------------------------------------------------------------------------------------------------------

 4.2440% - 4.9999%                      31      $  983,473,132         38.8%    65.6%        1.93x
 5.0000% - 5.4999%                      73       1,069,142,371         42.1     69.2%        1.49x
 5.5000% - 5.9999%                      63         428,923,483         16.9     72.4%        1.41x
 6.0000% - 6.6100%                       8          56,075,823          2.2     70.4%        1.48x
---------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               175      $2,537,614,809        100.0%    68.3%        1.64x
---------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.1254%
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
 ORIGINAL TERMS TO             NUMBER        PRINCIPAL        % OF       WA     WA UW
 MATURITY/ARD                 OF LOANS        BALANCE          IPB      LTV      DSCR
------------------------------------------------------------------------------------------

 54 - 60                         38      $1,023,845,752       40.3%     67.0%   1.90x
 61 - 108                        14         169,434,613        6.7      67.8%   1.77x
 109 - 120                      113       1,291,937,676       50.9      69.6%   1.43x
 121 - 180                        6          38,396,294        1.5      70.3%   1.42x
 181 - 240                        2           4,455,740        0.2      61.8%   1.23x
 241 - 300                        2           9,544,733        0.4      46.1%   2.09x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        175      $2,537,614,809      100.0%     68.3%   1.64x
------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          95
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                              NUMBER OF        PRINCIPAL        % OF        WA       WA UW
 STATES                      PROPERTIES         BALANCE          IPB        LTV       DSCR
------------------------------------------------------------------------------------------

 NEW YORK                          8       $  483,305,506       19.0%      67.5%     1.61x
 CALIFORNIA                       26          431,430,165       17.0       73.9%     1.42x
   Southern California            22          241,960,536        9.5       72.0%     1.48x
   Northern California             4          189,469,629        7.5       76.4%     1.34x
 NEW JERSEY                        3          248,887,160        9.8       61.8%     1.93x
 TEXAS                            19          198,181,798        7.8       64.1%     1.79x
 NEVADA                            4          127,990,329        5.0       63.2%     1.63x
 OTHER                           137        1,047,819,852       41.3       69.4%     1.65x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         197       $2,537,614,809      100.0%      68.3%     1.64x
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL        % OF     WA        WA UW
 UW DSCR                       OF LOANS        BALANCE          IPB     LTV        DSCR
------------------------------------------------------------------------------------------

 1.09X - 1.29X                      25     $  360,354,930       14.2%  72.2%      1.25x
 1.30X - 1.39X                      39        466,671,347       18.4   69.5%      1.35x
 1.40X - 1.49X                      33        451,006,834       17.8   74.6%      1.44x
 1.50X - 1.69X                      37        354,630,413       14.0   73.4%      1.59x
 1.70X - 1.99X                      18        497,613,186       19.6   62.1%      1.89x
 2.00X - 3.19X                      23        407,338,099       16.1   59.8%      2.29x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           175     $2,537,614,809      100.0%  68.3%      1.64x
------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE UW DSCR:        1.64x
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
 RANGE OF REMAINING TERMS       NUMBER        PRINCIPAL        % OF        WA      WA UW
 TO MATURITY/ARD               OF LOANS        BALANCE          IPB       LTV       DSCR
------------------------------------------------------------------------------------------

 51 - 60                          38      $1,023,845,752       40.3%     67.0%     1.90x
 61 - 108                         14         169,434,613        6.7      67.8%     1.77x
 109 - 120                       113       1,291,937,676       50.9      69.6%     1.43x
 121 - 300                        10          52,396,767        2.1      65.1%     1.53x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         175      $2,537,614,809      100.0%     68.3%     1.64x
------------------------------------------------------------------------------------------
 WA REMAINING TERM:               93
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                WA
                                                       NUMBER OF       PRINCIPAL         % OF        WA        OCCU-      WA UW
 PROPERTY TYPE                  SUB PROPERTY TYPE     PROPERTIES        BALANCE          IPB        LTV        PANCY      DSCR
--------------------------------------------------------------------------------------------------------------------------------

  RETAIL                    Anchored                       68      $   963,661,362       38.0%      69.1%      96.6%      1.68x
                            Superregional Mall              1          224,066,112        8.8       59.8%      96.4%      1.99x
                            Unanchored                     19           81,477,417        3.2       71.9%      94.5%      1.47x
                            Shadow Anchored                 7           42,125,301        1.7       72.9%      96.2%      1.34x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                        95      $ 1,311,330,192       51.7%      67.8%      96.4%      1.71x
--------------------------------------------------------------------------------------------------------------------------------
  OFFICE                    Suburban                       24      $   349,585,283       13.8%      74.2%      94.3%      1.45x
                            CBD                             8          195,180,914        7.7       69.6%      92.5%      1.90x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                        32      $   544,766,198       21.5%      72.6%      93.7%      1.61x
--------------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Mid/High Rise                   2      $   280,500,000       11.1%      62.6%      96.5%      1.55x
                            Garden                         10           39,083,742        1.5       74.4%      93.8%      1.47x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                        12      $   319,583,742       12.6%      64.0%      96.2%      1.54x
--------------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Warehouse/Distribution          6      $    76,549,047        3.0%      74.8%      99.5%      1.51x
                            Flex                            4           28,212,944        1.1       67.0%      98.1%      1.49x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                        10      $   104,761,991        4.1%      72.7%      99.1%      1.50x
--------------------------------------------------------------------------------------------------------------------------------
  HOTEL                     Limited Service                 3      $    47,971,741        1.9%      62.9%      NAP        1.92x
                            Full Service                    4           47,884,454        1.9       67.9%      NAP        1.54x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                         7      $    95,856,195        3.8%      65.4%      NAP        1.73x
--------------------------------------------------------------------------------------------------------------------------------
  MIXED USE                 Office/Retail                   6      $    46,543,623        1.8%      73.2%      96.7%      1.42x
                            Office/Residential              1           27,500,000        1.1       43.0%     100.0%      1.09x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                         7      $    74,043,623        2.9%      62.0%      97.9%      1.30x
--------------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                   31      $    70,624,016        2.8%      68.6%      82.7%      1.64x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                        31      $    70,624,016        2.8%      68.6%      82.7%      1.64x
--------------------------------------------------------------------------------------------------------------------------------
  PARKING GARAGE            Parking Garage                  1      $    10,421,646        0.4%      69.0%      NAP        1.20x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                         1      $    10,421,646        0.4%      69.0%      NAP        1.20x
--------------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing            2      $     6,227,205        0.2%      71.2%      64.8%      1.69x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                         2      $     6,227,205        0.2%      71.2%      64.8%      1.69x
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                                  197      $ 2,537,614,809      100.0%      68.3%      95.4%      1.64x
--------------------------------------------------------------------------------------------------------------------------------

                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                  NUMBER         PRINCIPAL        % OF        WA         WA UW
 ORIGINAL AMORTIZATION TERM      OF LOANS         BALANCE          IPB       LTV          DSCR
---------------------------------------------------------------------------------------------------

 180 - 240                            9       $   41,669,859        2.6%    65.2%        1.50x
 241 - 300                           21          183,061,405       11.4     67.9%        1.58x
 301 - 330                            2          155,800,000        9.7     76.1%        1.28x
 331 - 471                          112        1,228,336,469       76.3     68.6%        1.52x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            144       $1,608,867,733      100.0%    69.2%        1.50x
---------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:            346
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                  NUMBER         PRINCIPAL          % OF      WA          WA UW
 CUT-OFF DATE LTV                OF LOANS         BALANCE            IPB      LTV          DSCR
---------------------------------------------------------------------------------------------------

 26.2% - 49.9%                        10      $   57,545,646         2.3%    44.4%        1.73x
 50.0% - 59.9%                        27         496,866,876        19.6     58.1%        2.10x
 60.0% - 64.9%                        19         564,867,978        22.3     62.2%        1.71x
 65.0% - 69.9%                        26         209,389,022         8.3     68.7%        1.42x
 70.0% - 74.9%                        47         489,110,503        19.3     73.3%        1.50x
 75.0% - 84.2%                        46         719,834,784        28.4     78.7%        1.43x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             175      $2,537,614,809       100.0%    68.3%        1.64x
---------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         68.3%
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                               NUMBER         PRINCIPAL          % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB          LTV          DSCR
---------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2,6)                  116       $  994,681,208         39.2%        69.2%        1.60x
   Interest Only(7)               31          928,747,076         36.6         66.9%        1.88x
   Partial Interest-Only          23          597,505,000         23.5         69.6%        1.34x
---------------------------------------------------------------------------------------------------
 SUBTOTAL                        170        2,520,933,284         99.3         68.4%        1.64x
---------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOANS            5           16,681,525          0.7         51.7%        1.78x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         175       $2,537,614,809        100.0%        68.3%        1.64x
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           CURRENT OCCUPANCY RATES(4)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL        % OF          WA          WA UW
 CURRENT OCCUPANCY RATES       PROPERTIES         BALANCE          IPB          LTV          DSCR
---------------------------------------------------------------------------------------------------

 40.4% - 70.0%                      6         $   16,690,782        0.7%        69.5%        1.63x
 70.1% - 80.0%                      7             14,232,575        0.6         67.6%        1.70x
 80.1% - 90.0%                     44            400,454,307       16.5        71.05%        1.59x
 90.1% - 95.0%                     18            156,676,404        6.4         73.3%        1.45x
 95.1% - 100.0%                   114          1,843,282,901       75.8         67.5%        1.67x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          189         $2,431,336,968      100.0%        68.4%        1.64x
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION          NUMBER OF         PRINCIPAL        % OF      WA          WA UW
 TERM                              LOANS            BALANCE          IPB      LTV          DSCR
---------------------------------------------------------------------------------------------------

 178 - 240                           9         $   41,669,859        2.6%    65.2%        1.50x
 241 - 300                          21            183,061,405       11.4     67.9%        1.58x
 301 - 330                           2            155,800,000        9.7     76.1%        1.28x
 331 - 467                         112          1,228,336,469       76.3     68.6%        1.52x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           144         $1,608,867,733      100.0%    69.2%        1.50x
---------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:          345
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                 NUMBER         PRINCIPAL        % OF       WA          WA UW
 MATURITY/ARD LTV               OF LOANS         BALANCE          IPB       LTV         DSCR
---------------------------------------------------------------------------------------------------

 26.7% - 29.9%                        1      $    8,136,752        0.3%    62.6%        1.29x
 30.0% - 49.9%                       22         101,419,527        4.0     53.7%        1.66x
 50.0% - 59.9%                       51         909,848,044       36.1     61.7%        1.80x
 60.0% - 69.9%                       78       1,016,657,093       40.3     71.5%        1.53x
 70.0% - 74.9%                       12         233,871,868        9.3     75.8%        1.56x
 75.0% - 80.0%                        6         251,000,000       10.0     79.7%        1.59x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            170      $2,520,933,284      100.0%    68.4%        1.64x
---------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         62.5%
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(5)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                NUMBER OF         PRINCIPAL        % OF       WA       WA UW
 YEAR BUILT/RENOVATED          PROPERTIES          BALANCE          IPB       LTV      DSCR
-------------------------------------------------------------------------------------------------

 1940 - 1959                        7         $   15,570,562        0.6%    71.4%       1.58x
 1970 - 1979                        5             35,394,513        1.4     73.4%       1.33x
 1980 - 1989                       27            216,878,431        8.5     69.8%       1.52x
 1990 - 1999                       55            510,333,885       20.1     67.8%       1.70x
 2000 - 2005                      103          1,759,437,418       69.3     68.2%       1.65x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          197         $2,537,614,809      100.0%    68.3%       1.64x
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                    NUMBER         PRINCIPAL          % OF          WA          WA UW
 PREPAYMENT PROTECTION             OF LOANS         BALANCE            IPB          LTV          DSCR
-------------------------------------------------------------------------------------------------------

 DEFEASANCE                           150       $2,204,612,378         86.9%        69.6%        1.58x
 YIELD MAINTENANCE                     22          304,337,523         12.0         59.0%        2.09x
 DEFEASANCE/YIELD MAINTENANCE           3           28,664,908          1.1         70.7%        1.51x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              175       $2,537,614,809        100.0%        68.3%        1.64x
-------------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest only for a portion of their term.

(3)  Excludes fully-amortizing loans.

(4)  Excludes the hotel properties and parking garages.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(6)  Includes 5 amortizing ARD loans representing 0.5% of the Loan Group 1 initial pool balance.

(7)  Includes 6 interest-only ARD loans representing 7.1% of the Loan Group 1 initial pool balance.

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                     NUMBER         PRINCIPAL       % OF       WA         WA UW
 BALANCES                              OF LOANS         BALANCE         IPB      LTV(1)      DSCR(1)
-------------------------------------------------------------------------------------------------------

 $920,467 - $2,999,999                       17      $ 32,434,211        9.5%    70.4%        1.85x
 $3,000,000 - $3,999,999                     12        40,149,055       11.7     72.3%        1.43x
 $4,000,000 - $4,999,999                      5        22,556,557        6.6     75.6%        1.48x
 $5,000,000 - $6,999,999                      5        28,233,737        8.2     75.3%        1.37x
 $7,000,000 - $9,999,999                     10        82,425,929       24.0     78.3%        1.32x
 $10,000,000 - $14,999,999                    7        80,528,866       23.5     67.5%        1.78x
 $15,000,000 - $23,805,000                    3        56,805,000       16.6     70.1%        1.45x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                     59      $343,133,356      100.0%    72.5%        1.53x
-------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:           $5,815,820
 AVERAGE BALANCE PER PROPERTY:       $5,625,137
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST         NUMBER         PRINCIPAL         % OF      WA          WA UW
 RATES                             OF LOANS         BALANCE           IPB     LTV(1)      DSCR(1)
-------------------------------------------------------------------------------------------------------

 5.0000% - 5.4999%                      41      $265,454,712         77.4%    71.9%        1.58x
 5.5000% - 5.9999%                      14        58,702,485         17.1     73.5%        1.34x
 6.0000% - 6.4999%                       2        13,977,990          4.1     77.0%        1.41x
 6.5000% - 7.0000%                       2         4,998,169          1.5     80.8%        1.23x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                59      $343,133,356        100.0%    72.5%        1.53x
-------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.3704%
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
 ORIGINAL TERM TO               NUMBER       PRINCIPAL         % OF       WA         WA UW
 MATURITY/ARD                  OF LOANS       BALANCE           IPB     LTV(1)      DSCR(1)
-------------------------------------------------------------------------------------------------

 84 - 108                          8       $ 59,906,803        17.5%    75.8%        1.29x
 109 - 120                        48        276,539,761        80.6     71.8%        1.58x
 121 - 240                         3          6,686,792         1.9     74.6%        1.26x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          59       $343,133,356       100.0%    72.5%        1.53x
-------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          116
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 STATES                       PROPERTIES        BALANCE          IPB         LTV(1)       DSCR(1)
-------------------------------------------------------------------------------------------------------

 TEXAS                            16         $ 82,576,450        24.1%        78.5%        1.35x
 NORTH CAROLINA                    6           57,468,858        16.7         75.0%        1.29x
 ARIZONA                           3           45,973,107        13.4         69.4%        1.49x
 NEW YORK                          8           40,846,877        11.9         54.1%        2.69x
 FLORIDA                           6           23,296,266         6.8         75.9%        1.41x
 OTHER                            22           92,971,797        27.1         74.5%        1.37x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          61         $343,133,356       100.0%        72.5%        1.53x
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL         % OF       WA           WA UW
 UW DSCR                      OF LOANS        BALANCE           IPB      LTV(1)       DSCR(1)
----------------------------------------------------------------------------------------------------

 1.19X - 1.29X                    22       $154,393,379         45.0%    76.4%        1.26x
 1.30X - 1.39X                    17         90,640,653         26.4     78.1%        1.35x
 1.40X - 1.49X                     5         26,325,005          7.7     70.4%        1.44x
 1.50X - 1.69X                    11         49,620,698         14.5     67.1%        1.62x
 1.70X - 1.99X                     2          8,874,128          2.6     70.9%        1.77x
 2.00X - 6.89X                     2         13,279,492          3.9     14.9%        5.50x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          59       $343,133,356        100.0%    72.5%        1.53x
----------------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.53X
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING TERMS TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
 RANGE OF REMAINING TERMS        NUMBER       PRINCIPAL         % OF      WA          WA UW
 TO MATURITY/ARD                OF LOANS       BALANCE          IPB     LTV(1)       DSCR(1)
----------------------------------------------------------------------------------------------------

 79 - 108                           8       $ 59,906,803        17.5%    75.8%        1.29x
 109 - 120                         48        276,539,761        80.6     71.8%        1.58x
 121 - 237                          3          6,686,792         1.9     74.6%        1.26x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           59       $343,133,356       100.0%    72.5%        1.53x
----------------------------------------------------------------------------------------------------
 WA REMAINING TERM:               114
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WTD.
                                                     NUMBER OF      PRINCIPAL       % OF       WA          AVG.       WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE    PROPERTIES       BALANCE        IPB       LTV(1)   OCCUPANCY(1)   DSCR(1)
--------------------------------------------------------------------------------------------------------------------------------

  MULTIFAMILY               Garden                       53      $ 304,663,102      88.8%      75.1%       93.2%       1.36x
                            Co-op                         2      $  13,279,492       3.9       14.9%      100.0%       5.50x
                            Mid/High Rise                 2      $  10,203,219       3.0       78.5%       99.3%       1.27x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                      57      $ 328,145,813      95.6%      72.8%       93.6%       1.53x
--------------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing          4      $  14,987,542       4.4%      67.2%       72.5%       1.55x
                         -------------------------------------------------------------------------------------------------------
                          Subtotal:                       4      $  14,987,542       4.4%      67.2%       72.5%       1.55x
--------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                61      $ 343,133,356     100.0%      72.5%       92.7%       1.53x
--------------------------------------------------------------------------------------------------------------------------------

(1)  Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and
     11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 74.8% and a weighted average debt service coverage ratio of 1.37x.

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                  NUMBER        PRINCIPAL         % OF       WA          WA UW
 ORIGINAL AMORTIZATION TERM      OF LOANS        BALANCE           IPB      LTV(6)      DSCR(6)
------------------------------------------------------------------------------------------------------

 240 - 300                           11       $ 43,436,264         13.6%    56.1%        2.61x
 331 - 360                           47        275,892,092         86.4     76.0%        1.34x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             58       $319,328,356        100.0%    73.3%        1.51x
------------------------------------------------------------------------------------------------------
 WA AVERAGE ORIGINAL AMORT TERM:    351
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                  NUMBER        PRINCIPAL         % OF       WA           WA UW
 CUT-OFF DATE LTV                OF LOANS        BALANCE           IPB     LTV(6)        DSCR(6)
------------------------------------------------------------------------------------------------------

 11.3% - 49.9%                         2      $ 13,279,492          3.9%    14.9%        5.50x
 50.0% - 59.9%                         4         9,851,215          2.9     54.4%        1.46x
 60.0% - 64.9%                         1        23,805,000          6.9     62.6%        1.69x
 65.0% - 69.9%                         3         9,977,746          2.9     67.6%        1.63x
 70.0% - 74.9%                        11        82,584,464         24.1     72.6%        1.33x
 75.0% - 86.5%                        38       203,635,438         59.3     78.5%        1.33x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              59      $343,133,356        100.0%    72.5%        1.53x
------------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         72.5%
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL         % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB         LTV(6)       DSCR(6)
------------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2,5)                  41        $190,179,733         55.4%        72.0%        1.68x
   Partial Interest Only         16         127,460,000         37.1         75.4%        1.27x
   Interest Only                  1          23,805,000          6.9         62.6%        1.69x
------------------------------------------------------------------------------------------------------
 SUBTOTAL                        58         341,444,733         99.4         72.6%        1.53x
------------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOANS           1           1,688,622          0.5         56.3%        1.34x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         59        $343,133,356        100.0%        72.5%        1.53x
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             CURRENT OCCUPANCY RATES
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                NUMBER OF        PRINCIPAL         % OF          WA          WA UW
 CURRENT OCCUPANCY RATES       PROPERTIES         BALANCE           IPB         LTV(6)      DSCR(6)
------------------------------------------------------------------------------------------------------

 61.1% - 70.0%                      3         $ 11,695,158          3.4%        70.4%        1.56x
 80.1% - 90.0%                      5           38,438,479         11.2         75.6%        1.34x
 90.1% - 95.0%                     27          194,241,029         56.6         74.6%        1.34x
 95.1% - 100.0%                    26           98,758,690         28.8         67.6%        1.96x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           61         $343,133,356        100.0%        72.5%        1.53x
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION          NUMBER        PRINCIPAL         % OF       WA          WA UW
 TERM                           OF LOANS        BALANCE           IPB     LTV(6)       DSCR(6)
---------------------------------------------------------------------------------------------------

 237 - 300                         11       $ 43,436,264         13.6%    56.1%        2.61x
 331 - 360                         47        275,892,092         86.4     76.0%        1.34x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           58       $319,328,356        100.0%    73.3%        1.51x
---------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:         350
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                 NUMBER        PRINCIPAL         % OF       WA          WA UW
 MATURITY/ARD LTV               OF LOANS        BALANCE           IPB      LTV(6)      DSCR(6)
-----------------------------------------------------------------------------------------------------

 8.5% - 29.9%                         2      $ 13,279,492          3.9%    14.9%        5.50x
 30.0% - 49.9%                        3         8,162,593          2.4     54.0%        1.49x
 50.0% - 59.9%                        8        29,818,864          8.7     72.0%        1.43x
 60.0% - 69.9%                       42       268,283,572         78.6     75.6%        1.36x
 70.0% - 72.3%                        3        21,900,211          6.4     79.2%        1.34x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             58      $341,444,733        100.0%    72.6%        1.53x
-----------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         62.5%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL         % OF          WA          WA UW
 YEAR BUILT/RENOVATED          PROPERTIES        BALANCE           IPB         LTV(6)       DSCR(6)
-----------------------------------------------------------------------------------------------------

 1957 - 1959                        1         $  1,394,225          0.4%        79.7%        1.58x
 1960 - 1969                        4           14,445,686          4.2         75.5%        1.36x
 1970 - 1979                        7           32,020,055          9.3         73.5%        1.33x
 1980 - 1989                       16           89,353,387         26.0         67.8%        1.96x
 1990 - 1999                        7           46,307,226         13.5         74.9%        1.29x
 2000 - 2005                       26          159,612,777         46.5         74.0%        1.41x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           61         $343,133,356        100.0%        72.5%        1.53x
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL         % OF          WA          WA UW
 PREPAYMENT PROTECTION        OF LOANS        BALANCE           IPB         LTV(6)       DSCR(6)
---------------------------------------------------------------------------------------------------

 DEFEASANCE                      53        $297,614,791         86.7%        74.3%        1.37x
 YIELD MAINTENANCE                6          45,518,565         13.3         60.7%        2.54x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         59        $343,133,356        100.0%        72.5%        1.53x
---------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest only for a portion of their term.

(3)  Excludes fully-amortizing loans.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(5)  Includes 1 amortizing ARD loan representing 0.3% of the Loan Group 2 initial pool balance.

(6)  Includes 2 mortgage loans which represent approximately 3.9% of the Group 2 balance as of the cut-off date. These loans are secured by residential cooperative properties and have cut-off loan to value ratios of 15.9% and
     11.3% and debt service coverage ratios of 5.13x and 6.89x. Excluding these mortgage loans, the pool of mortgage loans have a weighted average cut-off date loan-to-value ratio of 74.8% and a weighted average debt service coverage ratio of 1.37x.

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP1

--------------------------------------------------------------------------------
                             TOP 15 MORTGAGE LOANS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
LOAN       LOAN NAME                  LOAN   CUT-OFF DATE    % OF           UNIT OF   LOAN PER     UW    CUT-OFF LTV    PROPERTY
SELLER(1)  (LOCATION)                 GROUP    BALANCE       IPB    UNITS   MEASURE     UNIT      DSCR       RATIO        TYPE
----------------------------------------------------------------------------------------------------------------------------------

EHY        Woodbridge Center            1    $224,066,112    7.8%  556,835    SF          $402     1.99x      59.8%    Retail
           (Woodbridge, NJ)
NCCI       One River Place Apartments   1     200,000,000    6.9       921   Units    $217,155     1.35x      61.9%    Multifamily
           (New York, NY)
JPMCB      Pier 39                      1     153,000,000    5.3   242,283    SF          $631     1.28x      76.2%    Retail
           (San Francisco, CA)
JPMCB      Westbury Plaza               1      93,600,000    3.2   398,602    SF          $235     1.61x      80.0%    Retail
           (Westbury, NY)
JPMCB/EHY  Showcase Mall                1      92,000,000    3.2   184,814    SF          $498     1.70x      61.3%    Retail
           (Las Vegas, NV)
NCCI       777 Sixth Avenue             1      80,500,000    2.8       294   Units    $273,810     2.04x      64.3%    Multifamily
           (New York, NY)
NCCI       Water's Edge                 1      77,000,000    2.7   243,433    SF          $316     1.43x      79.9%    Office
           (Playa Vista, CA)
JPMCB      55 Railroad Avenue           1      73,900,000    2.6   131,634    SF          $561     1.49x      74.6%    Office
           (Greenwich, CT)
NCCI       Southlake Town Square One    1      70,570,880    2.4   403,627    SF          $175     2.35x      55.3%    Retail
           (Southlake, TX)
EHY        Franklin Village             1      43,500,000    1.5   301,703    SF          $144     2.09x      62.1%    Retail
           (Franklin, MA)
PNC        Preston Center Pavilion      1      42,175,000    1.5   232,666    SF          $181     1.30x      69.1%    Retail
            & Square
           (Dallas, TX)
JPMCB      Cornerstone Brands           1      40,424,836    1.4   970,168    SF          $ 42     1.48x      74.9%    Industrial
           Distribution Center
           (West Chester, OH)
LASALLE    400 6th Street S.W.          1      38,000,000    1.3   128,723    SF          $295     1.83x      79.2%    Office
           (Washington, DC)
EHY        On The Avenue                1      37,205,506    1.3       267   Rooms    $139,346     1.92x      61.7%    Hotel
           (New York, NY)
LASALLE    Gateway Pavilion             1      35,842,000    1.2   273,610    SF          $131     2.34x      57.8%    Retail
           (Avondale, AZ)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
           TOP 5 TOTAL/WEIGHTED AVERAGE:     $762,666,112   26.5%                                  1.60x      66.3%
           TOP 10 TOTAL/WEIGHTED AVERAGE:  $1,108,136,992   38.5%                                  1.68x      66.8%
           TOP 15 TOTAL/WEIGHTED AVERAGE:  $1,301,784,334   45.2%                                  1.69x      67.1%
----------------------------------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank, National Association, "NCCI" = Nomura Credit
     & Capital, Inc., "EHY" = Eurohypo AG, New York Branch, "LaSalle" = LaSalle
     Bank National Association, "PNC" = PNC Bank, National Association

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE FINAL
PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX
                                                                                                        Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                  JPMC05LDP1
      Monthly Data File Name:                       JPMC05LDP1_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:                                            03/11/2005
      First Payment Date:                                      04/15/2005
      Assumed Final Payment Date:                              06/15/2046

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
        UNDERWRITER: J.P. Morgan Securities Inc./ABN AMRO Incorporated/
                      Nomura Securities International, Inc.
            /Deutsche Bank Securities Inc./PNC Capital Markets, Inc.
                  MASTER SERVICER: Midland Loan Services, Inc.
                  SPECIAL SERVICER: Midland Loan Services, Inc.
                 RATING AGENCY: Standard & Poor's/Moody's/Fitch

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website                                  www.midlandls.com
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)  ADJUSTMENT        RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------

------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses (2)      Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------

---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description (1)  Transfer Date     Date         Date     Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq       2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                          2014
                                                                          2015
                                                                      2016 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 04/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   04/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP1                 Next Payment:   04/15/2005
                                                                                      Record Date:    03/31/2005

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

                                                [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

[J.P. MORGAN CHASE LOGO]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                ----------------

          J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

          The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

          The primary assets of the trust fund may include:

          o    multifamily and commercial mortgage loans, including
               participations therein;

          o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including
               participations therein, and other mortgage-backed securities;

          o    direct obligations of the United States or other government agencies; or

          o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                February 17, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

          Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page
107 in this prospectus.

          In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

          If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii

SUMMARY OF PROSPECTUS .......................................................  1
RISK FACTORS ................................................................  9
  Your Ability to Resell Certificates May Be Limited Because of
    Their Characteristics ...................................................  9
  The Assets of the Trust Fund may not be Sufficient to Pay
    Your Certificates .......................................................  9
  Prepayments of the Mortgage Assets Will Affect the Timing of
    Your Cash Flow and May Affect Your Yield ...............................  10
  Ratings Do Not Guarantee Payment and do not Address Prepayment Risks .....  11
  Commercial and Multifamily Mortgage Loans Have Risks that may Affect

  Failure to Comply with Environmental Law may Result in
    Additional Losses ......................................................  15
  Hazard Insurance May Be Insufficient to Cover all Losses on Mortgaged
    Properties .............................................................  16
  Poor Property Management May Adversely Affect the Performance of
    the Related Mortgaged Property .........................................  16
  One Action Jurisdiction May Limit the Ability of the Servicer
    to Foreclose on a Mortgaged Property ...................................  16
  Rights Against Tenants May Be Limited if Leases are not
    Subordinate to Mortgage or do not Contain Attornment Provisions ........  17
  If Mortgaged Properties Are Not in Compliance With Current
    Zoning Laws Restoration Following a Casualty Loss May Be Limited .......  17
  Inspections of the Mortgaged Properties Will Be Limited ..................  17
  Compliance with Americans with Disabilities Act May Result in

  Certain Federal Tax Considerations Regarding Residual
    Certificates ...........................................................  18
  Certain Federal Tax Considerations Regarding Original Issue Discount .....  19
  Bankruptcy Proceedings Could Adversely Affect Payments on Your
    Certificates ...........................................................  19
  Book-Entry System for Certain Classes May Decrease Liquidity and
    Delay Payment ..........................................................  19
  Delinquent and Non-Performing Mortgage Loans Could Adversely Affect

  Distributions on the Certificates in Respect of Prepayment

                                       iii

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO

                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

          This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable in
                                 series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each series
                                 of certificates will, in general, consist of a
                                 pool of loans secured by liens on, or security
                                 interests in:

                                 o  residential properties consisting of five or
                                    more rental or cooperatively-owned dwelling
                                    units or shares allocable to a number of
                                    those units and the related leases; or

                                 o  office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, mobile home
                                    parks, warehouse facilities, mini-warehouse
                                    facilities, self-storage facilities,
                                    industrial plants, parking lots, mixed use
                                    or various other types of income-producing
                                    properties described in this prospectus or
                                    unimproved land.

                                        1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus supplement,
                                 some mortgage loans may be delinquent. In no
                                 event will delinquent mortgage loans comprise
                                 20 percent or more of the trust fund at the
                                 time the mortgage loans are transferred to the
                                 trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o  may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or
                                    that adjusts from time to time, or that the
                                    borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                 o  may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                 o  may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the Trust
                                 Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to
                                 a series of certificates may also include, or
                                 consist of:

                                 o  private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                 o  Certificates insured or guaranteed by any of
                                    the Federal Home Loan Mortgage Corporation,
                                    the Federal National Mortgage Association,
                                    the

                                       2

                                    Governmental National Mortgage Association
                                    or the Federal Agricultural Mortgage
                                    Corporation.

                                 Each of the above mortgage assets will evidence
                                 an interest in, or will be secured by a pledge
                                 of, one or more mortgage loans that conform to
                                 the descriptions of the mortgage loans
                                 contained in this prospectus. See "Description
                                 of the Trust Funds--MBS" in this prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o  are senior or subordinate to one or more
                                    other classes of certificates in entitlement
                                    to certain distributions on the
                                    certificates;

                                 o  are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                 o  are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                 o  provide for distributions of interest on, or
                                    principal of, the certificates that begin
                                    only after the occurrence of certain events,
                                    such as the retirement of one or more other
                                    classes of certificates of that series;

                                 o  provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate at
                                    which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                       4

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal balance
                                 or, in the case of interest-only certificates,
                                 on a notional amount. Each class of
                                 certificates entitled to interest will accrue
                                 interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or fixed
                                 pass-through interest rate, or, in the case of
                                 a variable or adjustable pass-through interest
                                 rate, the method for determining that rate, as
                                 applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided in
                                 the related prospectus supplement. See "Risk
                                 Factors--The Assets of the Trust Fund may not
                                 be Sufficient to Pay Your Certificates" and
                                 "Description of the Certificates" in this
                                 prospectus.

Distributions of Interest on
  the Certificates............   Interest on each class of offered certificates,
                                 other than certain classes of principal-only
                                 certificates and certain classes of residual
                                 certificates, of each series will accrue at the
                                 applicable fixed, variable or adjustable
                                 pass-through interest rate on the principal
                                 balance or, in the case of certain classes of
                                 interest-only certificates, on the notional
                                 amount, outstanding from time to time. Interest
                                 will be distributed to you as provided in the
                                 related prospectus supplement on specified
                                 distribution dates. Distributions of interest
                                 with respect to one or more classes of accrual
                                 certificates may not begin until the occurrence
                                 of certain events, such as the retirement of
                                 one or more other classes of certificates, and
                                 interest accrued with respect to a class of
                                 accrual certificates before the occurrence of
                                 that event will either be added to its
                                 principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                        5

                                 described in this prospectus and in the related
                                 prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of
  the Certificates............   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o  be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                 o  or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                 o  not commence until the occurrence of certain
                                    events, such as the retirement of one or
                                    more other classes of certificates of the
                                    same series;

                                 o  be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                 o  be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the Certificates--Distributions
                                 of Principal on the Certificates" in this
                                 prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any of
                                 the advances of principal and interest made
                                 with respect to a particular mortgage loan will
                                 be reimbursable from subsequent recoveries from
                                 the related mortgage loan and otherwise to the
                                 extent described in this prospectus and in the
                                 related prospectus supplement. If provided in
                                 the prospectus supplement for a series of
                                 certificates, any entity making these advances
                                 may be entitled to receive interest on those
                                 advances while they are outstanding, payable
                                 from amounts in the related trust fund. If a
                                 trust fund includes mortgage participations,
                                 pass-through certificates or other
                                 mortgage-backed securities, any comparable
                                 advancing obligation will be described in the
                                 related prospectus supplement. See "Description
                                 of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
  Certificates................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
  Consequences................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations..   If you are a fiduciary of any retirement plans
                                 or certain other employee benefit plans and
                                 arrangements, including individual retirement
                                 accounts, annuities, Keogh plans, and
                                 collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                  RISK FACTORS

          You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

          We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

          The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

          Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

          o    The perceived liquidity of the certificates;

          o    The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and
               prevailing interest rates;

          o    The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only
               certificates or principal-only certificates; and

          o    The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that
               certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

          We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

          Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

          Unless otherwise specified in the related prospectus supplement,

          o    The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

          o    The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

          Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

          As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

          The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

          The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

          o    A class of certificates that entitles the holders of those certificates to a disproportionately large share of the
               prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

          o    A class of certificates that entitles the holders of the
               certificates to a disproportionately small share of the
               prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is
               relatively slow.

          As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

          A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

          A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

          Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

          o    principal prepayments on the related mortgage loans will be made;

          o    the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

          o    the likelihood of early optional termination of the related trust fund.

          Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

          The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

          A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

          Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

          o    Changes in general or local economic conditions and/or specific industry segments;

          o    Declines in real estate values;

          o    Declines in rental or occupancy rates;

          o    Increases in interest rates, real estate tax rates and other operating expenses;

          o    Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

          o    Acts of God; and

          o    Other factors beyond the control of a master servicer or special servicer.

          The type and use of a particular mortgaged property may present additional risk. For instance:

          o    Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

          o    Hotel and motel properties are often operated pursuant to
               franchise, management or operating agreements that may be
               terminable by the franchisor or operator. Moreover, the
               transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or
               foreclosure, is subject to local law requirements.

                                       12

          o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate
               sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

          The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

          o    Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

          o    Construction of competing hotels or resorts;

          o    Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

          o    Deterioration in the financial strength or managerial
               capabilities of the owner and operator of a hotel; and

          o    Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

          Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

          The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

          Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

          It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure"
in this prospectus.

          Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

          Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

          o    The value of the related mortgaged property;

          o    The level of available mortgage interest rates at the time of sale or refinancing;

          o    The borrower's equity in the related mortgaged property;

          o    The financial condition and operating history of the borrower and the related mortgaged property;

          o    Tax laws and rent control laws, with respect to certain
               residential properties;

          o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

          o    Prevailing general economic conditions; and

          o    The availability of credit for loans secured by multifamily or commercial real properties generally.

          Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

          If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

          The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

          A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement.
Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full.
As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

          The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee
Payment and Do Not Address Prepayment Risks," "Description of the Certificates"
and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

          Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

          Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

          Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of
Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

          Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

          The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.
The property manager is generally responsible for:

          o    operating the properties;

          o    providing building services;

          o    establishing and implementing the rental structure;

          o    managing operating expenses;

          o    responding to changes in the local market; and

          o    advising the mortgagor with respect to maintenance and capital improvements.

          Property managers may not be in a financial condition to fulfill their management responsibilities.

          Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

          Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

          In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

          Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

          If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

          Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

          The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

          Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

          There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

          o    fire;

          o    lightning;

          o    explosion;

          o    smoke;

          o    windstorm and hail; and

          o    riot, strike and civil commotion.

          Each subject to the conditions and exclusions specified in each policy.

          The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

          Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

          If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

          o    generally, will not be subject to offset by losses from other activities;

          o    if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

          o    if you are a foreign holder, will not qualify for exemption from withholding tax.

          If you are an individual and you hold a class of residual
certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

          Certain classes of certificates of a series may be issued with
"original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences--
Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

          Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

          A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter the mortgage loan's repayment schedule.

          Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

          As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

          If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

          o    the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

          o    your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

          o    your access to information regarding the certificates may be limited since conveyance of notices and other communications by
               The Depository Trust Company to its participating organizations, and directly and indirectly through those participating
               organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

          o    you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its
               participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

          See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

          If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

          The primary assets of each trust fund will consist of:

          1.   various types of multifamily or commercial mortgage loans,

          2.   mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

          3.   a combination of mortgage loans and MBS.

          J.P. Morgan Chase Commercial Mortgage Securities Corp. (the
"Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the
Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

          General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

          o    Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

          o    Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other
               healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

          The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

          If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

          Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

          Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related
Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

          o    non-cash items such as depreciation and amortization,

          o    capital expenditures, and

          o    debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

          The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

          Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

          Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

          o    the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related
               Mortgaged Property to

          o    the Value of the related Mortgaged Property.

          The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a)  the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

          (b)  the greater the cushion provided to the lender against loss on liquidation following a default.

          Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

          o    the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

          o    the cost replacement method which calculates the cost of
               replacing the property at that date,

          o    the income capitalization method which projects value based upon the property's projected net cash flow, or

          o    upon a selection from or interpolation of the values derived from those methods.

          Each of these appraisal methods can present analytical difficulties.
It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

          While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

          Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

          o    will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

          o    may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

          o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

          o    may be fully amortizing or partially amortizing or
               non-amortizing, with a balloon payment due on its stated maturity date, and

          o    may prohibit over its term or for a certain period prepayments
               (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium")
               in connection with certain prepayments, in each case as described in the related prospectus supplement.

          A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity
Participation and the method or methods by which distributions will be made to holders of those certificates.

          Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans,

          o    the type or types of property that provide security for repayment of the mortgage loans,

          o    the earliest and latest origination date and maturity date of the mortgage loans,

          o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

          o    the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

          o    the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

          o    with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

          o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment
               Premiums,

                                       24

          o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the
               Debt Service Coverage Ratios, and the weighted average of the
               Debt Service Coverage Ratios, and

          o    the geographic distribution of the Mortgaged Properties on a state-by-state basis.

          In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on
Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

          MBS may include:

          o    private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

          o    certificates insured or guaranteed by the Federal Home Loan
               Mortgage Corporation ("FHLMC"), the Federal National Mortgage
               Association ("FNMA"), the Governmental National Mortgage
               Association ("GNMA") or the Federal Agricultural Mortgage
               Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

          Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

          The MBS may have been issued in one or more classes with
characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

          Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

          The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

          o    the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

          o    the pass-through or bond rate of the MBS or the formula for determining the rates,

          o    the payment characteristics of the MBS,

          o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

          o    a description of the credit support, if any,

          o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

          o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

          o    the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the
               circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and

          o    the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

          Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

          If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.
The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses"
and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

          If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a
"Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

          The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See
"Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your
Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

          The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.
The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

          With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

          When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

          A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

          The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

          A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

          In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

          Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

          We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

          o    the availability of mortgage credit,

          o    the relative economic vitality of the area in which the Mortgaged
               Properties are located,

          o    the quality of management of the Mortgaged Properties,

          o    the servicing of the mortgage loans,

          o    possible changes in tax laws and other opportunities for
               investment,

          o    the existence of Lock-out Periods,

          o    requirements that principal prepayments be accompanied by
               Prepayment Premiums, and

          o    by the extent to which these provisions may be practicably enforced.

          The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

          The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

          The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

          The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

          A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.
Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or
"shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

          Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

          Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.
Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

          Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

          Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

          The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

          Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

          Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

          The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

          The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

          Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

          1.   amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

          2.   Excess Funds, or

          3.   any other amounts described in the related prospectus supplement.

          Unless otherwise specified in the related prospectus supplement,
"Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from
Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

          The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

          Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

          J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor,
is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                 USE OF PROCEEDS

          We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

          o    provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

          o    are senior (collectively, "Senior Certificates") or subordinate
               (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

          o    are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no
               distributions of interest;

          o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no
               distributions of principal;

          o    provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

          o    provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

          o    provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

          o    provide for distributions based on collections of Prepayment
               Premiums and Equity Participations on the mortgage assets in the related trust fund.

          Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

          Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

          Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

          Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual
Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          Distributions of interest in respect of any class of certificates
(other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

          Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

          1.   based on the principal balances of some or all of the mortgage assets in the related trust fund,

          2.   equal to the principal balances of one or more other classes of certificates of the same series, or

          3.   an amount or amounts specified in the applicable prospectus supplement.

          Reference to a notional amount with respect to a class of
interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of
Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

          Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

          If so provided in the related prospectus supplement, Prepayment
Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

          The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

          If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution
Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination
Date.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.
Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate
Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by
a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

          If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

          If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

          The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

          On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

          o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered
               certificates or per a specified portion of that minimum
               denomination;

          o    the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate
               Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

          o    the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment
               Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

          o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

          o    if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

          o    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer
               (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

          o    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

          o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

          o    the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual
               Certificates, if any, in the event that Accrued Certificate
               Interest has been added to that balance;

          o    if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

          o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that
               distribution date;

          o    if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that
               instrument as of the close of business on that distribution date;
               and

          o    to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

          The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

          Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

          If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

          The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

          Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling
Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default,"
and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

          The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

          o    the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

          o    the payment to the certificateholders of the series of all amounts required to be paid to them.

          Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

          If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

          If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository
Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

          DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

          Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the
Book-Entry Certificates on DTC's records.

          The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

          DTC has no knowledge of the actual Certificate Owners of the
Book-Entry Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Distributions on the Book-Entry Certificates will be made to DTC.
DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate
Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant
(and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

          Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

          Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

          Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

          o    the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the
               Depositor is unable to locate a qualified successor or

                                       41

          o    the Depositor notifies DTC of its intent to terminate the
               book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

          Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

          The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

          A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017,
Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

          At the time of issuance of any series of certificates, we will assign
(or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

          With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

          The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage
Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

          Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

          o    the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

          o    the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

          o    the Warranting Party's title to the mortgage loan and the
               authority of the Warranting Party to sell the mortgage loan; and

                                       43

          o    the payment status of the mortgage loan.

          It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

          Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

          In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

          The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

          1.   the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

          2.   applicable law, and

          3.   the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

          The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related
Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;
attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See
"Description of Credit Support" in this prospectus.

SUB-SERVICERS

          A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers;
provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

          Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

          To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

          General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

          Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

          1.   all payments on account of principal, including principal
               prepayments, on the mortgage loans;

          2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

          3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged
               Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary
               servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related
               Mortgage) (collectively, "Insurance and Condemnation Proceeds")
               and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged
               Properties acquired by the trust fund through foreclosure or otherwise;

          4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

          5.   any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies" in this prospectus;

          6.   any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in
               this prospectus;

          7.   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any
               Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
               "--Representations and Warranties; Repurchases" in this
               prospectus, all proceeds of the purchase of any defaulted
               mortgage loan as described under "--Realization Upon Defaulted
               Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
               Certificates--Termination" in this prospectus (all of the
               foregoing, also "Liquidation Proceeds");

          8.   any amounts paid by the master servicer to cover Prepayment
               Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of
               Expenses" in this prospectus;

          9.   to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or

                                       46

               assumption fees, late payment charges, Prepayment Premiums or
               Equity Participations with respect to the mortgage loans;

          10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

          11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          12.  any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and
               described in the related prospectus supplement.

          Withdrawals. Unless otherwise provided in the related Pooling
Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

          1.   to make distributions to the certificateholders on each
               distribution date;

          2.   to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

          3.   to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the
               Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

          4.   to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and
               Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and
               properties;

          5.   to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause
               (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related
               Pooling Agreement and described in the related prospectus
               supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          6.   if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

          7.   if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for
               environmental site assessments performed with respect to
               Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged
               Properties;

          8.   to reimburse the master servicer, the special servicer, the
               Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under
               "--Certain Matters Regarding the Master Servicer and the
               Depositor" in this prospectus;

          9.   if described in the related prospectus supplement, to pay the fees of trustee;

          10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under
               "--Certain Matters Regarding the Trustee" in this prospectus;

          11.  if described in the related prospectus supplement, to pay the fees of any provider of credit support;

          12.  if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

          13.  to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional
               compensation;

          14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
               Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

          15.  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal
               Income Tax Consequences--Federal Income Tax Consequences for
               REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC
               Pool" in this prospectus;

          16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

          17.  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

          18.  to make any other withdrawals permitted by the related Pooling
               Agreement and described in the related prospectus supplement; and

          19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

          A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

          The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

          The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

          Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related
Mortgaged Property, the coverage consistent with the requirements of the
Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The Pooling
Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

          The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See
"Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in
this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

          In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

          If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See
"Yield and Maturity Considerations--Certain Shortfalls in Collections of
Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

          Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other
(which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for
Mortgage Bankers, requires it to report.

          Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling
Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

          The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

          Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

          The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a
Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the
Pooling Agreement.

AMENDMENT

          Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

          1.   to cure any ambiguity,

          2.   to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

          3.   to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

          4.   to comply with any requirements imposed by the Code, or

          5.   for any other purpose specified in the related prospectus
               supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses
(1) through (4) above) must be acceptable to each applicable rating agency.

          Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

          1.   reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

          2.   adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

          3.   modify the amendment provisions of the Pooling Agreement
               described in this paragraph without the consent of the holders of all certificates of the related series.

          Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

          Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

          The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

          The trustee for each series of certificates will make no
representation as to the validity or sufficiency of the related Pooling
Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

          As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

          Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

          Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

          If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

          Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

          Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

          Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

          If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

          o    the nature and amount of coverage under the credit support,

          o    any conditions to payment under the credit support not otherwise described in this prospectus,

          o    any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

          o    the material provisions relating to the credit support.

          Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

          o    its total assets, and its stockholders' equity or policyholders'
               surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May
               Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

          If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate
Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

          If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate
Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

          If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

          If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

          Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

          If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

          Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

          There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

          Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

          In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

          In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

          General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

          Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

          Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

          Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.
In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

          Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

          Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

          The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

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          Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

          The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

          Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security;
however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

          Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

          Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

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the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the
Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

          Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

          The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

          Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never repaid.

          The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."
Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

          Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

          In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

          If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

          In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

          A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

          Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

          In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

          Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

          o    may pose an imminent or substantial endangerment to the public health or welfare or the environment,

          o    may result in a release or threatened release of any hazardous material, or

          o    may give rise to any environmental claim or demand,

          o    may give rise to a lien on the property to ensure the
               reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity.
               Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

          The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

          Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

          Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

          Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

          In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

          The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

          To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

          Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment.
Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

          If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

          In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

          Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

          Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.
Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

          Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

          In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will
(if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

          Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

                                       66

SERVICEMEMBERS CIVIL RELIEF ACT

          Under the terms of the Servicemembers Civil Relief Act (the "Relief
Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status.
In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

          The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged
Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged
Properties which are hotels or motels may present additional risk to the lender in that:

          1.   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

          2.   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through
               purchase or foreclosure is subject to the vagaries of local law requirements.

          In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

          Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

          In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

          For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

          With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          1.   the making of an election,

          2.   compliance with the Pooling Agreement and any other governing documents and

          3.   compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

          In that case, the Regular Certificates will be considered to be
"regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the REMIC
Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

          REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans...secured by an interest in real property which is...residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

          In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

          A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

          1.   the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

          2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

          If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

          o    a mortgage in default or as to which default is reasonably foreseeable,

          o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

          o    a mortgage that was fraudulently procured by the mortgagor, and

          o    a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

          A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

          Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the
REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

          In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

          If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

          A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular
Certificateholder") as they accrue, and principal payments on a Regular
Certificate will be treated as a return of capital to the extent of the Regular
Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular
Certificateholders must use the accrual method of accounting with regard to
Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

          Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of
Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

          Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

          Under a de minimis rule, original issue discount on a Regular
Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

          A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

          1.   the sum of (a) the present value of all of the remaining
               distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular

                                       73

               Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
               redemption price at maturity, over

          2.   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

          The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

          1.   the yield to maturity of the Regular Certificate at the issue date,

          2.   events (including actual prepayments) that have occurred prior to the end of the accrual period, and

          3.   the Prepayment Assumption.

          For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

          Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

          In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

          The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder's right to interest payment accrues under the governing

                                       74

contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

          A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

          Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

          1.   the issue price does not exceed the original principal balance by more than a specified amount, and

          2.   the interest compounds or is payable at least annually at current values of

               (a)  one or more "qualified floating rates,"

               (b)  a single fixed rate and one or more qualified floating rates,

               (c)  a single "objective rate," or

               (d)  a single fixed rate and a single objective rate that is a
                    "qualified inverse floating rate."

          A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore,

                                       75

application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

          Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate
(plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

          The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

          Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

          Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

          A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a
Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the
Prepayment Assumption. The Conference Committee Report to the Reform Act
provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

          Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

          A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

          A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

          If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

          Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

          1.   if a Regular Certificate is held as part of a "conversion
               transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular
               Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
               Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

          2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

          3.   to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were
               110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

          In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

          Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

          Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

                                       79

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

          Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          1.   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

          2.   all bad loans will be deductible as business bad debts, and

          3.   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

          The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

          The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

          The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

          You will not be permitted to amortize directly the cost of your
Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual
Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

          A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

          Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market
Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

          Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

          Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

          Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

          Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

          Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC
Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC
Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or
MBS that are REMIC regular interests under the constant yield method.
Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       82

     Limitations on Offset or Exemption of REMIC Income.

          A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

          The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

          In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

          Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

          In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

          If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

          For these purposes:

          1.   "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section
               1381(a)(2)(C), and any organization (other than a farmers'
               cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

          2.   "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a
               cooperative basis. Except as may be provided in Treasury
               regulations, any person holding an interest in a Pass-Through
               Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

          3.   an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

          The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

          Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

          The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

          (i)    the present value of any consideration given to the transferee to acquire the interest;

          (ii)   the present value of the expected future distributions on the interest; and

          (iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

          For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code
(currently 35%) or, in certain circumstances, the alternative minimum tax rate.
Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

          The assets test is satisfied if (i) the transferee must be a domestic
"C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

          The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

          Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual
Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the
REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual
Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

          Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a
"conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

          The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

          The IRS has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

          Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

          1.   the disposition of a qualified mortgage other than for:

               (a)  substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a
                    defaulted) obligation at any time) or for any qualified
                    mortgage within three months of the Startup Day,

               (b)  foreclosure, default or imminent default of a qualified mortgage,

               (c)  bankruptcy or insolvency of the REMIC Pool, or

               (d)  a qualified (complete) liquidation,

          2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

          3.   the receipt of compensation for services or

          4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

          Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate

                                       87

that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

          In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

          1.   during the three months following the Startup Day,

          2.   made to a qualified reserve fund by a Residual Certificateholder,

          3.   in the nature of a guarantee,

          4.   made to facilitate a qualified liquidation or clean-up call, and

          5.   as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

          The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

          It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

          If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a
90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual
Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

          The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return. The trustee will be required to sign the REMIC Pool's returns.
Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments

                                       88

to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and
(2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

          An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the
REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC
Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual
Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

          Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

                                       89

among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

          The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above.
These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

          The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning
Residual Certificates.

BACKUP WITHHOLDING

          Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of

                                       90

the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

          Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

          The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

          Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

          In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard
Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under
Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through
2009, and reinstated after 2010 under the Economic Growth and Tax Relief
Reconciliation Act of 2001. As a result, those investors holding Standard
Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing
Fees," below.

     Tax Status.

          In the opinion of Cadwalader, Wickersham & Taft LLP, Standard
Certificates will have the following status for federal income tax purposes:

          1.   Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by

                                       92

               an interest in real property which is...residential real
               property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

          2.   Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

          3.   Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section
               860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
               Section 860G(a)(3).

     Premium and Discount.

          Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

          Premium. The treatment of premium incurred upon the purchase of a
Standard Certificate will be determined generally as described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

          Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

          Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

          Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the

                                       93

mortgage loans, unless the constant yield method is elected. Unless indicated
otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

          If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

          Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

          Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount

                                       94

of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as
"Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

          The certificates will be subject to those rules if:

          1.   we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

          2.   the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains,
               servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
               Certificates--Recharacterization of Servicing Fees" above), and

          3.   certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the
               interest and principal payments on the mortgage loans.

          In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

          Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of

                                       95

the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped
Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections
1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible
Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

          Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.
This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped
Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

          No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans...secured by an interest in real property which is...residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

          Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally

                                       96

as described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate
Regular Certificates" above. However, with the apparent exception of a Stripped
Certificate qualifying as a market discount obligation, as described under
"--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

          If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

          As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the
Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

          In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

          Sale or Exchange of Stripped Certificates. Sale or exchange of a
Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

                                       97

          Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

          Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

          1.   one installment obligation consisting of that Stripped
               Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment
               obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

          2.   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

          3.   a separate installment obligation for each mortgage loan,
               representing the Stripped Certificate's pro rata share of
               payments of principal and/or interest to be made with respect thereto.

          Alternatively, the holder of one or more classes of Stripped
Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

          Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

          The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped
Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the
Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31%
commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC
Certificates--Backup Withholding" above.

                                       98

          On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.
A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

          Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

          The Employee Retirement Income Security Act of 1974, as amended, or
ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code
(all of which are

                                       99

referred to as "Plans"), and on persons who are fiduciaries with respect to
Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans
(as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

          ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

          Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

          A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

          In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust

                                      100

Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

          Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions
(the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

          The DOL has promulgated amendments (the "Amendments") to the
Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

          Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

          The Small Business Job Protection Act of 1996 added a new Section
401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations
("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

          The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      101

Plans, may give rise to "unrelated business taxable income" as described in Code
Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income
Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

          Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

          The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

          If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

          Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

          Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by

                                      102

state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as
"mortgage related securities" only to the extent provided in that legislation.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.
In this connection, the Office of the Comptroller of the Currency (the "OCC")
has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in
12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

          All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

          Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities

                                      103

before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

          The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

          We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

          1.   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

          2.   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

          3.   through direct offerings by the Depositor.

          If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

          In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

                                      104

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended (the "Securities Act").

          It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

          The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

          We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

          As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).
Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention:
President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered
Certificates.

          The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

          Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling The
Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and

                                      105

Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

          The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft
LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

          A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

          It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS

1998 Policy Statement ....................................................   103
401(c) Regulations .......................................................   101
Accrual Certificates .....................................................    35
Accrued Certificate Interest .............................................    35
ADA ......................................................................    67
Amendments ...............................................................   101
ARM Loans ................................................................    24
Available Distribution Amount ............................................    35
Bankruptcy Code ..........................................................    59
Book-Entry Certificates ..................................................    34
Cash Flow Agreement ......................................................    26
CERCLA ...................................................................    63
Certificate Owner ........................................................    41
Code .....................................................................    39
Cooperatives .............................................................    21
CPR ......................................................................    30
Debt Service Coverage Ratio ..............................................    22
defective obligation .....................................................    70
Definitive Certificates ..................................................    34
Depositor ................................................................    21
Determination Date .......................................................    27
Direct Participants ......................................................    40
Disqualified Organization ................................................    84
Distribution Date Statement ..............................................    38
DOL ......................................................................   100
DTC ......................................................................    34
Due Dates ................................................................    23
Due Period ...............................................................    27
EDGAR ....................................................................   105
electing large partnership ...............................................    84
Equity Participation .....................................................    24
Event of Default .........................................................    51
Excess Funds .............................................................    33
excess servicing .........................................................    94
Exemptions ...............................................................   100
FAMC .....................................................................    25
FHLMC ....................................................................    25
FNMA .....................................................................    25
Garn Act .................................................................    65
GNMA .....................................................................    25
Indirect Participants ....................................................    41
Insurance and Condemnation Proceeds ......................................    46
IRS ......................................................................    68
L/C Bank .................................................................    55
Liquidation Proceeds .....................................................    46
Loan-to-Value Ratio ......................................................    23
Lock-out Date ............................................................    24
Lock-out Period ..........................................................    24
MBS ......................................................................    21
MBS Agreement ............................................................    25
MBS Issuer ...............................................................    25
MBS Servicer .............................................................    25
MBS Trustee ..............................................................    25
Mortgage Asset Seller ....................................................    21
Mortgage Notes ...........................................................    21
Mortgaged Properties .....................................................    21
Mortgages ................................................................    21
NCUA .....................................................................   103
Net Leases ...............................................................    22
Net Operating Income .....................................................    22
Nonrecoverable Advance ...................................................    37
Non-SMMEA Certificates ...................................................   102
Non-U.S. Person ..........................................................    90
OCC ......................................................................   102
OID Regulations ..........................................................    72
OTS ......................................................................   103
Participants .............................................................    40
Parties in Interest ......................................................   100
Pass-Through Entity ......................................................    84
Permitted Investments ....................................................    45
Plans ....................................................................    99
Pooling Agreement ........................................................    42
prepayment ...............................................................    30
Prepayment Assumption ....................................................    73
Prepayment Interest Shortfall ............................................    27
Prepayment Premium .......................................................    24
PTCE .....................................................................   101
Random Lot Certificates ..................................................    72
Record Date ..............................................................    35
Reform Act ...............................................................    71
Registration Statement ...................................................   105
Regular Certificateholder ................................................    72
Regular Certificates .....................................................    69
Related Proceeds .........................................................    37
Relief Act ...............................................................    67
                                                                              8,
REMIC ....................................................................    69
REMIC Certificates .......................................................    69
REMIC Pool ...............................................................    69
REMIC Regulations ........................................................    68
REO Property .............................................................    45
Residual Certificateholders ..............................................    80
Residual Certificates ....................................................    35
secured-creditor exemption ...............................................    64
Securities Act ...........................................................   104
Senior Certificates ......................................................    34
Servicing Standard .......................................................    44
Similar Law ..............................................................    99
SMMEA ....................................................................   102

                                      107

SPA ......................................................................    30
Standard Certificateholder ...............................................    92
Standard Certificates ....................................................    92
Startup Day ..............................................................    70
Stripped Certificateholder ...............................................    96
Stripped Certificates. ...................................................    95
Subordinate Certificates .................................................    34
Sub-Servicing Agreement ..................................................    45
Title V ..................................................................    66
Treasury .................................................................    68
U.S. Person ..............................................................    86
Value ....................................................................    23
Warranting Party .........................................................    43

                                      108

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     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-LDP1.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet
File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B and Annex C to the
prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

Federal Income Tax Consequences for Certificates as to Which

     DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JUNE    ,
2005.

                                 $2,303,554,000

                                 (APPROXIMATE)

                               [J.P. MORGAN LOGO]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2005-LDP1

                  Class A-1 Certificates       $   86,367,000
                  Class A-2 Certificates       $  913,485,000
                  Class A-3 Certificates       $  236,632,000
                  Class A-SB Certificates      $  101,747,000
                  Class A-4 Certificates       $  623,234,000
                  Class A-J Certificates       $  144,451,000
                  Class A-JFL Certificates     $   50,000,000
                  Class X-2 Certificates       $2,812,108,000
                  Class B Certificates         $   68,417,000
                  Class C Certificates         $   25,207,000
                  Class D Certificates         $   54,014,000

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                                    JPMORGAN
                              ABN AMRO INCORPORATED
                                  [NOMURA LOGO]
                            DEUTSCHE BANK SECURITIES
                            PNC CAPITAL MARKETS, INC.

                               FEBRUARY   , 2005

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